Filed pursuant to Rule 433(d)
Registration Statement No. 333-127621

FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you are encouraged to read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, the underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-503-4611.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Deutsche Alt-A Securities, Inc. Mortgage Loan Trust,
Series 2006-AR1

Mortgage Pass-Through Certificates

Deutsche Alt-A Securities, Inc.
Depositor

Deutsche Alt-A Securities, Inc. Mortgage Loan Trust 2006-AR1
Issuing Entity

DB Structured Products, Inc.
Sponsor

Wells Fargo Bank, National Association
Master Servicer and Securities Administrator

Date: January 30, 2006

Deutsche Bank Securities

For use with the base prospectus dated August 26, 2005

S-ii

Risk Factors

In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a certificate.

Prepayments on the mortgage loans may affect the yield on your certificates.

•

If the mortgage loans in a loan group are prepaid at a rate faster than assumed, this may reduce the yields of the related classes of certificates purchased at a premium over their certificate principal balances. However, with respect to approximately 36.44%, 25.36%, 25.29%, 7.26%, 43.20% and 22.60% of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans and Group II-V Mortgage Loans in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the Cut-Off Date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan. All prepayment charges collected in respect of the Group I Mortgage Loans serviced by IndyMac Bank, F.S.B., other than those Group I Mortgage Loans serviced by IndyMac Bank, F.S.B, will be paid to the holders of the Class I-P1 Certificates. All prepayment charges collected in respect of the Group I Mortgage Loans will be paid to the holders of the Class I-P2 Certificates. All prepayment charges collected in respect of the Group II-V Mortgage Loans, other than those Group II-V Mortgage Loans serviced by IndyMac Bank, F.S.B, will be paid to the holders of the Class II/V-P1 Certificates. All prepayment charges collected in respect of the Group II-V Mortgage Loans serviced by IndyMac Bank, F.S.B. will be paid to the holders of the Class II/V-P2 Certificates.

•

If the mortgage loans in a loan group are prepaid at a rate slower than assumed, this may reduce the yields of any related classes of certificates purchased at a discount to their certificate principal balances.

•

Any time your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same rate or a higher rate of return than the interest rate on your certificates.

•

The Group II-V Subordinate Certificates will not be entitled to receive any principal prepayments on the Group II-V Mortgage Loans until at the earliest the distribution date occurring in February 2013, unless the certificate principal balances of the Group II-V Senior Certificates have been reduced to zero prior to that distribution date. On each distribution date which occurs during the next five years, the Group II-V Subordinate Certificates will be entitled to receive distributions allocable to principal based on a disproportionately small percentage of principal prepayments on the Group II-V Mortgage Loans, and the Group II-V Senior Certificates will be entitled to receive distributions allocable to principal based on a disproportionately large percentage of principal prepayments on the Group II-V Mortgage Loans. To the extent that no principal prepayments or a disproportionately small percentage of such prepayments are distributed on the Group II-V Subordinate Certificates, the subordination afforded to the Group II-V Senior Certificates by the Group II-V Subordinate Certificates, in the absence of losses allocated to the Group II-V Subordinate Certificates, will be increased. This effect is intended to preserve the subordination provided by the Group II-V Subordinate Certificates to the Group II-V Senior Certificates.

•

If the actual characteristics and behavior of the mortgage loans in a loan group differ from what you assumed, it can have a significant effect on the weighted average lives and yields of the related classes of certificates.

•

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans. There is no guarantee as to the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this free writing prospectus or in the prospectus. See “Prepayment and Yield Considerations” in this free writing prospectus and “Yield Considerations” in the prospectus.

Interest generated by the Group I Mortgage Loans may be insufficient to maintain or restore overcollateralization.

The Group I Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Group I Certificates and to pay certain fees and expenses of the trust and the supplemental interest trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event under the interest rate swap agreement). Any remaining interest generated by the Group I Mortgage Loans will then be used to absorb losses that occur on the Group I Mortgage Loans. After these financial obligations of the trust are covered, available excess interest generated by the Group I Mortgage Loans will be used to maintain or restore the overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Group I Mortgage Loans will generate:

•

Every time a Group I Mortgage Loan is prepaid in full, excess interest may be reduced because such Group I Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a Group I Mortgage Loan is liquidated or written off, excess interest may be reduced because such Group I Mortgage Loan will no longer be outstanding and generating interest.

•

If the rates of delinquencies, defaults or losses on the Group I Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Group I Certificates.

•

The Group I Mortgage Loans have mortgage rates that adjust less frequently than, and on the basis of an index that is different from, the index used to determine the pass-through rates on the Group I Certificates. As a result, the pass-through rates on the Group I Certificates may increase relative to mortgage rates on the Group I Mortgage Loans, requiring that a greater portion of the interest generated by the Group I Mortgage Loans be applied to cover interest on such certificates.

Interest payments on the mortgage loans in the related loan group or loan groups may be insufficient to pay interest on your certificates.

When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. Each servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the mortgage loans serviced by such servicer, but only up the servicing fee payable to the servicer for the related interest accrual period. In addition, if a servicer fails to pay all or a portion of these amounts, the master servicer is required to pay such amounts up to the master servicing compensation payable to the master servicer for the related interest accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the paid by servicers or the master servicer, you may incur a loss. In addition, neither the servicers nor the master servicer will be required to cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state or local laws.

On any distribution date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicers or the master servicer will be allocated, first, to the Class I-CE Certificates, second, to the Mezzanine Certificates, in reverse order of their payment priority and, third, to the Group I Senior Certificates, on a pro rata basis, based on their respective senior interest distribution amounts for such distribution date before such reduction. The holders of the Group I Certificates will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and in the order of priority set forth under “Description of the Certificates—Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates” and “Description of the Certificates – The Interest Rate Swap Agreement and the Swap Provider” in this free writing prospectus. If these shortfalls are allocated to the Group I Certificates the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

Fluctuations in the pass-through rate of the Group I Certificates will affect the yield on these certificates.

The pass-through rates applicable to the Group I Certificates will adjust on each distribution date according to One-Month LIBOR in the manner described under “Description of the Certificates—Calculation of One-Month LIBOR” in this free writing prospectus. The pass-through rate on these certificates will vary in direct correlation with One-Month LIBOR. Therefore, the yield to investors in such classes will be sensitive to fluctuations in One-Month LIBOR.

The pass-through rates on the Group I Certificates are subject to a weighted average net rate cap.

•

The pass-through rates on the Group I Certificates are subject to a cap equal to the weighted average of the net mortgage rates of the Group I Mortgage Loans. Therefore, the prepayment of the Group I Mortgage Loans with higher mortgage rates may result in a lower pass-through rate on the Group I Certificates.

•

To the extent that interest paid to a class of Group I Certificates is calculated based on a rate equal to the weighted average of the net mortgage rates of the Group I Mortgage Loans, the difference between that rate and the pass-through rate that would otherwise have been applicable to the calculation of interest payable to such class absent such cap will create a shortfall. That shortfall will carry forward with interest thereon. These shortfalls to the extent not covered by excess cashflow or payments made under the interest rate swap agreement may remain unpaid on the related optional termination date or, if the optional termination is not exercised, on the final payment date.

•

In addition, when the pass-through rates applicable to the Group I Certificates are limited to the weighted average net mortgage rate of the Group I Mortgage Loans, there may be little or no excess cash flow on the Group I Mortgage Loans to cover losses and to create additional overcollateralization. No assurance can be given that the excess cash flow that may be available to cover the shortfalls resulting from the limitation of the pass-through rate will be sufficient for that purpose.

Losses and delinquent payments on the mortgage loans may affect the return on the Mezzanine Certificates and the Group II-V Subordinate Certificates.

•

If, as a result of losses on the Group I Mortgage Loans, the certificate principal balance of the Class I-CE Certificates (which is equal to the overcollateralization amount with respect to the Group I Mortgage Loans) is reduced to zero, the yield on each class of Mezzanine Certificates will be extremely sensitive to losses on the Group I Mortgage Loans since losses on the Group I Mortgage Loans will then be allocated to the class of Mezzanine Certificates with the lowest payment priority until the certificate principal balance of each such class has been reduced to zero.

•

If, as a result of losses on the Group II-V Mortgage Loans, the certificate principal balance of a Class of Group II-V Subordinate Certificates is reduced to zero, the yield on the next most junior class of Group II-V Subordinate Certificates will be extremely sensitive to losses on the Group II-V Mortgage Loans since such losses will then be allocated to such class until its certificate principal balance is reduced to zero. If, as a result of losses on the Group II-V Mortgage Loans, the certificate principal balances of the Group II-V Subordinate Certificates are reduced to zero, the yield on each class of Group II-V Senior Certificates that is still outstanding will be extremely sensitive to losses on the mortgage loans in the related loan group since such losses will then be allocated to the related Group II-V Senior Certificates on a pro rata basis.

•

Delinquencies on mortgage loans in a loan group that are not covered by amounts advanced by the related Servicer or the Master Servicer (as successor servicer), as applicable, because the related Servicer or the Master Servicer believes the amounts, if advanced, would not be recoverable, will adversely affect the yield first on the Mezzanine Certificates (in the case of the Group I Mortgage Loans) and the Group II-V Subordinate Certificates (in the case of the Group II-V Mortgage Loans) because any resulting shortfalls will be borne first by the Mezzanine Certificates (in the case the Group I Mortgage Loans) and the Group II-V Subordinate Certificates, in each case in reverse order of their payment priority. Realized losses will be allocated to a class of certificates by reducing or “writing down” the certificate principal balance thereof by the amount of losses allocated to that class. Such written down amounts will not accrue interest, and except as otherwise provided in this free writing prospectus under “Description of the Certificates—Subordination and Allocation of Losses on the Group I Certificates” and “—Subordination and Allocation of Losses on the Group II-V Certificates”, such amounts will not be reinstated. However, with respect to the Mezzanine Certificates, the amount of any realized losses allocated to those certificates may be distributed to the holders of those certificates as described in this free writing prospectus from excess cashflow and from amounts received under the interest rate swap agreement.

•

The yield on the Mezzanine Certificates (in the case of the Group I Mortgage Loans) and the Group II-V Subordinate Certificates (in the case of the Group II-V Mortgage Loans), in reverse order of their payment priority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the mortgage loans in the related loan group or loan groups, as applicable. Losses on the mortgage loans in a loan group resulting in a reduction in the certificate principal balance of a class of Mezzanine Certificates (in the case of the Group I Mortgage Loans) or a class of Group II-V Subordinate Certificates (in the case of the Group II-V Mortgage Loans) will mean that less interest will accrue on such certificates than would otherwise be the case. The earlier a loss and resulting reduction in certificate principal balance occurs, the greater the effect on an investor’s yields. The yield on the Group II-V Subordinate Certificates will also be affected by the disproportionate allocations of principal prepayments and liquidation proceeds to the Group II-V Senior Certificates and the allocation of shortfalls in available funds to such classes.

•

Unless the aggregate certificate principal balance of the Group I Senior Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least the distribution date in February 2009 or a later date as provided in this free writing free writing prospectus, or during any period in which delinquencies on the Group I Mortgage Loans exceed the levels set forth under “Description of the Certificates—Principal Distributions on the Group I Certificates” in this free writing prospectus. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among the Group I Senior Certificates and Mezzanine Certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under “Description of the Certificates—Principal Distributions on the Group I Certificates” in this free writing prospectus are exceeded, it is possible for such certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the Group I Mortgage Loans.

The yield to maturity on the offered certificates will depend on a variety of factors.

          The yield to maturity on the offered certificates will depend on:

•	the applicable pass-through rate thereon;

•	the applicable purchase price;

•

the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the offered certificates;

•

the rate, timing and severity of realized losses on the mortgage loans in the related loan group or loan groups, adjustments to the mortgage rates on the mortgage loans in the related loan group or loan groups and, with respect to the Group I Certificates, the amount of excess interest generated by the Group I Mortgage Loans and the allocation to the Group I Certificates of certain interest shortfalls; and

•	with respect to the Group I Certificates, payments due from the supplemental interest trust in respect of payments received from the swap provider under the interest rate swap agreement.

In general, if the offered certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the Depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of 30% CPR to call with respect to the Group I Mortgage Loans and 25% CPR to call with respect to the Group II-V Mortgage Loans (based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus), and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at such rate or at any other rate. The yield assumptions for the offered certificates will vary as determined at the time of sale.

Violation of consumer protection laws may result in losses on the mortgage loans and your certificates.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the related servicer’s ability to foreclose in response to mortgagor defaults. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the related servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan included in the trust fund does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Sponsor will be required to purchase that mortgage loan from the trust fund.

The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

The interest rate swap agreement and the swap provider.

Any amounts received from the swap provider under the interest rate swap agreement will be applied as described in this free writing prospectus to pay interest shortfalls, maintain or restore overcollateralization and cover realized losses on the Group I Mortgage Loans allocated to the Group I Certificates. However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds a certain percentage set forth in the term sheet. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to restore or maintain required overcollateralization or to cover interest shortfalls and realized losses on the Group I Mortgage Loans. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the Group I Mortgage Loans is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the Group I Mortgage Loans, thereby increasing the relative proportion of interest collections on the Group I Mortgage Loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Group I Certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement which was not caused by the occurrence of a swap provider trigger event will reduce amounts available for distribution to certificateholders.

Upon early termination of the interest rate swap agreement, the Securities Administrator (on behalf of the supplemental interest trust) or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the Group I Certificates. Due to the priority of the application of the Available Distribution Amount, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the securities administrator before such effects are borne by the Group I Senior Certificates and therefore, one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Group I Certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the interest rate swap agreement, the ability of the securities administrator to make such distributions on the Group I Certificates will be subject to the credit risk of the swap provider. Although there is a mechanism in place to facilitate replacement of the interest rate swap agreement upon the default or credit impairment of the swap provider, there can be no assurance that any such mechanism will result in the ability of the trust to obtain a suitable replacement interest rate swap agreement. See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this free writing prospectus.

It may not be possible to find an investor to purchase your certificates.

The underwriter intends to make a market for the purchase and sale of the offered certificates after their initial issuance but has no obligation to do so. There is no assurance that such a secondary market will develop for any class of certificates, or, if it develops, that it will continue. Consequently, investors may not be able to sell their certificates readily or at prices that will enable them to realize their desired yield. The market values of the certificates are likely to fluctuate. These fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means you may not be able to find another investor to buy your certificates, which can have a severely adverse effect on the market value of your certificates. Illiquidity is more likely for classes that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. However, any class of certificates may experience illiquidity.

The difference between the pass-through rates on the Group I Certificates and the mortgage rates on the Group I Mortgage Loans may result in interest shortfalls on such certificates.

The yield to maturity on the Group I Certificates may be affected by the resetting of the mortgage rates on the Group I Mortgage Loans on their related adjustment dates. In addition, because the mortgage rate for approximately 65.90%, approximately 29.77% and approximately 4.33% of the Group I Mortgage Loans adjusts based on Six-Month LIBOR (as defined herein), One-Year LIBOR (as defined herein) and One-Year CMT (as defined herein), respectively, plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on the Group I Mortgage Loans after their adjustments. Finally, the mortgage rates on the Group I Mortgage Loans are based on Six-Month LIBOR or One-Year CMT while the pass-through rates on the Group I Certificates are based on One-Month LIBOR. Consequently, the application to such certificates of the rate cap, which is equal to the weighted average mortgage rate on the Group I Mortgage Loans, net of certain fees of the trust and the supplemental interest trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event under the interest rate swap agreement), could adversely affect the yield to maturity on such certificates. In addition, the rate cap will decrease if the Group I Mortgage Loans with relatively high mortgage rates prepay at a faster rate than Group I Mortgage Loans with relatively low mortgage rates.

If the pass-through rates on the Group I Certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution Date or future distribution dates there are available funds remaining after certain other distributions on the Group I Certificates and the payment of certain fees and expenses of the trust and the supplemental interest trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event under the interest rate swap agreement). The ratings on the Group I Certificates will not address the likelihood of any recovery of interest shortfalls by holders of these certificates from amounts collected on the Group I Mortgage Loans.

Amounts used to pay such interest shortfalls on the Group I Certificates may be supplemented by the interest rate swap agreement to the extent that the floating payment required to be made by the swap provider exceeds the fixed payment required to be made by the securities administrator (on behalf of the supplemental interest trust) on any distribution date and such amount is available in the priority described in this free writing prospectus. However, the amount received from the swap provider under the interest rate swap agreement may be insufficient to pay the holders of the Group I Certificates the full amount of interest which they would have received absent the limitations of the rate cap.

The concentration of mortgage loans with certain characteristics may change over time, which may affect the timing and amount of payments on your certificates.

The concentration of the mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases and substitutions due to breaches of representations and warranties. Because principal payments on the mortgage loans of a loan group are payable to the Mezzanine Certificates and Group II-V Subordinate Certificates only after payments are made to the Group I Senior Certificates and Group II-V Senior Certificates, the Mezzanine Certificates or Group II-V Subordinate Certificates are more likely to be exposed to any risks associated with changes in the concentrations of the related mortgage loans or property characteristics.

Payments from the Group I Mortgage Loans are the primary source of payments on the Group I Certificates. Payments from the Group II-V Mortgage Loans are the sole source of payments on the Group II-V Certificates.

•

The certificates do not represent an interest in or obligation of the Sponsor, the Depositor, the Master Servicer, the Securities Administrator, the Custodian, the Servicers, the Trustee, the underwriter or any of their affiliates. However, the Depositor does have limited obligations with respect to certain breaches of its representations and warranties. No governmental agency or instrumentality, the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Servicers, the Trustee, the underwriter nor any of their affiliates will guarantee or insure either the certificates or the mortgage loans. Consequently, if payments on the mortgage loans in a loan group are insufficient or otherwise unavailable to make all payments required on the related certificates, you will have no recourse to the Depositor, the Master Servicer, the Securities Administrator, the Servicers, the Trustee, the underwriter or any of their affiliates.

•

The Group I Certificates will be entitled to payments only from amounts received or advanced in respect of the Group I Mortgage Loans and amounts paid by the swap provider under the interest rate swap agreement. The Group II-V Certificates will be entitled to payments only from amounts received or advanced in respect of the Group II-V Mortgage Loans.

The return on your certificates may be particularly sensitive to changes in the real estate markets in certain geographical areas.

A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates. If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that these losses are not covered by any applicable insurance policies or other credit enhancement, certificateholders will bear all risk of loss resulting from default by mortgagors. The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest of the defaulted mortgage loans.

As of the Cut-Off Date, mortgaged properties located in the State of California, the State of Florida, the State of Virginia, the State of Arizona, the State of Nevada and the State of Maryland secure approximately 34.86%, 10.71%, 7.37%, 7.10%, 5.87% and 5.03%, respectively, of the Group I Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California, the State of Virginia, the State of Florida, the State of New Jersey, the State of Maryland and the State of Nevada secure approximately 44.44%, 9.39%, 8.34%, 7.38%, 6.23% and 5.85%, respectively, of the Group II Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California, the State of Arizona and the State of Virginia secure approximately 54.61%, 9.39% and 6.00%, respectively, of the Group III Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California, the State of Florida and the State of Illinois secure approximately 47.50%, 6.57% and 5.43%, respectively, of the Group IV Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California secure approximately 72.69% of the Group V Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California, the State of Arizona and the State of Virginia secure approximately 52.83%, 6.01% and 5.61%, respectively, of the Group II-V Mortgage Loans. If the residential real estate markets in these states should experience an overall decline in property values, the rates of delinquency, foreclosure, bankruptcy and loss on those mortgage loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

Increased risk of loss on the mortgage loans as a result of interest-only loans.

Approximately 87.40% of the Group I Mortgage Loans by aggregate principal balance as of the Cut-Off Date are interest-only loans which require the borrowers to make monthly payments of only accrued interest for the first one, two, three, five, seven and ten years following origination. Approximately 89.13%, 91.23%, 73.12%, 74.37% and 84.85% of the Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans and Group II-V Mortgage Loans in the aggregate, respectively, in each case by aggregate principal balance as of the Cut-Off Date, are interest-only loans which require the borrower to make monthly payments of only accrued interest for the first three, five, seven and ten years following origination. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date. When the borrower’s monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments are required to be made on such mortgage loans for the first one, two, three, five, seven and ten years following origination, the related certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on your investment.

The bankruptcy or insolvency of a Servicer or the Master Servicer could further delay or reduce payments to you.

•

If a Servicer or the Master Servicer becomes the subject of bankruptcy or similar proceedings, the Trustee’s claim to collections in such Servicer’s or the Master Servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

•

Additionally, if a Servicer defaults on its obligations under the related servicing agreement or the Master Servicer defaults on its obligations under the pooling and servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer. In this event, the ability of that Servicer or the Master Servicer to service the Mortgage Loans or to oversee the Servicers, as applicable, could be impaired by its bankruptcy or insolvency, and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on your certificates.

Attempted recharacterization of the transfer from the Sponsor to the Depositor and from the Depositor to the trust could delay or reduce payments to you.

We expect that the transfer of the mortgage loans from the Sponsor to the Depositor, and from the Depositor to the trust will each be characterized as a sale. Each of the Sponsor and the Depositor has documented its respective transfer as a sale. However, a bankruptcy trustee or creditor of the Sponsor may take the position that the transfer of the mortgage loans to the Depositor should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, the Depositor would be required to go through court proceedings to establish its rights to collections on the mortgage loans. Similarly, a bankruptcy trustee or creditor of the Depositor may take the position that the transfer of the mortgage loans to the trust should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, the Trustee would be required to go through court proceedings to establish its rights to collections on the mortgage loans. If either or both of these events occur, payments on your certificates could be delayed or reduced.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws.

The Servicemembers Civil Relief Act, (the “Relief Act”) and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because the related Servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the Master Servicer or the related Servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates.

The Sponsor owns the servicing rights with respect to approximately 89.76%, 94.10%, 99.45%, 96.72% of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, in each case by aggregate principal balance as of the Cut-Off Date and with respect to all of the Group V Mortgage Loans serviced by GMAC Mortgage Corporation and may elect to transfer the servicing of those mortgage loans to a qualified successor servicer in accordance with the terms of the pooling and servicing agreement. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults is likely to increase at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on your certificates.

FICO scores are not an indicator of future performance of mortgagors

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

The Class A-R Certificates have tax implications that are different from the other certificates.

•

The Class A-R certificateholders will be required to report on their federal income tax returns as ordinary income their pro rata share of taxable income of the related REMIC regardless of the amount or timing of their receipt of cash payments. See “Material Federal Income Tax Considerations—REMICs—Taxation of Owners of REMIC Residual Certificates” in the prospectus and “Federal Income Tax Consequences—Special Tax Considerations Applicable to the Residual Certificate” in this free writing prospectus. Accordingly, the Class A-R certificateholders may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that period which results in a negative after-tax return. The requirement that the Class A-R certificateholders report their pro rata share of the taxable income and net loss of the related REMIC will continue until the certificate principal balances of all classes of certificates have been reduced to zero, even though the Class A-R certificateholders have received full payment of their stated interest and principal. It is expected that all or a substantial portion of each such REMICs’ taxable income will be treated as “excess inclusion” income to the Class A-R Certificateholder which “excess inclusion” income:

•	will not be subject to offset by losses from other activities;

•	for a tax-exempt holder, will be treated as unrelated business taxable income; and

•	for a foreign holder, will not qualify for tax treaty rate reduction or statutory exemption for withholding tax.

•

Individual Class A-R certificateholders may be limited in their ability to deduct servicing fees and other non-interest expenses of the related REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Class A-R Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See “Material Federal Income Tax Considerations— REMICs—Taxation of Owners of REMIC Residual Certificates” in the prospectus and “Federal Income Tax Consequences—Special Tax Considerations Applicable to the Residual Certificates” in this free writing prospectus.

Description of the Mortgage Pool

General

          All dollar amounts, percentages and other numerical information relating to the pool of mortgage loans (the “Mortgage Pool”) contained herein are subject to a permitted variance of plus or minus 10% of Mortgage Pool on the Closing Date will consist of 3,329 conventional one-to four-family adjustable-rate mortgage loans (the “Mortgage Loans”) that have an aggregate outstanding principal balance as of January 1, 2006 (the “Cut-Off Date”), after deducting payments due on or before that date, of approximately $1,021,404,441. The description in this section of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Loans at the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not actually received. All references in this section to principal balance refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. References in this section to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the related Mortgage Loans, based on the outstanding principal balances of the Mortgage Loans after giving effect to scheduled monthly payments due on or before the Cut-Off Date, whether or not received. References to weighted averages refer, in each case, to weighted averages by principal balance as of the Cut-Off Date of the related Mortgage Loans (determined as described in the preceding sentence). Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of principal prepayments in full, delinquencies or otherwise. In such event, other mortgage loans may be included in the Mortgage Pool. The Depositor believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the certificates are issued, although the range of mortgage rates and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. See “—Additional Information” in this free writing prospectus.

          The Mortgage Loans will be separated into five loan groups, and are designated as the “Group I Mortgage Loans”, “Group II Mortgage Loans”, “Group III Mortgage Loans”, “Group IV Mortgage Loans” and “Group V Mortgage Loans”. The Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group V Mortgage Loans are also referred to herein in the aggregate as the “Group II-V Mortgage Loans”. The Group I Mortgage Loans consist of 2,247 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $615,803,991, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group II Mortgage Loans consist of 186 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $70,094,293, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group III Mortgage Loans consist of 617 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $198,042,037, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group IV Mortgage Loans consist of 193 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $99,015,515, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group V Mortgage Loans consist of 86 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $38,448,604, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group II-V Mortgage Loans consist of 1,082 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $405,600,450, after application of scheduled payments due on or before the Cut-Off Date whether or not received.

          The Mortgage Loans have original terms to maturity of not greater than 30 years. The Mortgage Loans, other Interest Only Loans (as defined below), provide for initial monthly payments in an amount sufficient to fully amortize the Mortgage Loans over their terms.

Approximately 87.40%, 89.13%, 91.23%, 73.12%, 74.37%, and 84.85% of the Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans and Group II-V Mortgage Loans in the aggregate, in each case, by aggregate principal balance as of the Cut-Off Date, are interest only loans (“Interest Only Loans”) which require the related borrowers to make monthly payments of only accrued interest for the first one, two, three, five, seven and ten years following origination with respect to the Group I Mortgage Loans and for the first three, five, seven and ten years following origination with respect to the Group II-V Mortgage Loans following origination. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

          The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties (each, a “Mortgaged Property”). The Mortgaged Properties may include detached homes, townhouses, individual condominium units, modular homes, cooperatives, and individual units in planned unit developments, so long as the property subject to the lien of the related mortgage consists of no more than four units, and has the additional characteristics described below and in the prospectus.

          The mortgage rate (the “Mortgage Rate”) on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. All of the mortgage loans are adjustable-rate mortgage loans. Approximately 65.90%, 55.98%, 23.02%, 17.18%, 36.63% and 28.58% of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans and the Group II-V Mortgage Loans, respectively, provide for semi-annual adjustment to the Mortgage Rates applicable thereto based on Six-Month LIBOR (as described below). Approximately 29.77%, 38.51%, 74.53%, 82.82%, 63.37% and 69.27% of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans and Group II-V Mortgage Loans, respectively, provide for annual adjustment to the Mortgage Rates applicable thereto based on One-Year LIBOR (as described below). Approximately 4.33%, 5.52%, 2.45% and 2.15% of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, and Group II-V Mortgage Loans, respectively, provide for annual adjustment to the Mortgage Rates applicable thereto based on One-Year CMT (as described below). The first adjustment with respect to each Mortgage Loan will not occur until after an initial period of 1-10 years from the date of origination thereof (each, a “Delayed First Adjustment Mortgage Loan”). In connection with each Mortgage Rate adjustment, the Mortgage Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). On each Adjustment Date, the Mortgage Rate on each Mortgage Loan will be adjusted generally to equal the sum of Six-Month LIBOR, One-Year LIBOR or One-Year CMT, as applicable, and a fixed percentage amount (the “Gross Margin”) for that Mortgage Loan specified in the related mortgage note. The Mortgage Rate on each Mortgage Loan, will not increase or decrease by more than the initial periodic rate cap (the “Initial Periodic Rate Cap”) specified in the related mortgage note on the initial Adjustment Date or increase or decrease by more than the subsequent periodic rate cap (the “Subsequent Periodic Rate Cap”) specified in the related mortgage note on any subsequent Adjustment Date and will not exceed a specified maximum mortgage rate (the “Maximum Mortgage Rate”) over the life of the Mortgage Loan or be less than a specified minimum mortgage rate (the “Minimum Mortgage Rate”) over the life of the Mortgage Loan. The weighted average Initial Periodic Rate Cap and Subsequent Periodic Rate Cap is approximately 4.38% per annum and 1.45% per annum for the Group I Mortgage Loans, approximately 3.66% per annum and approximately 1.45% per annum for the Group II Mortgage Loans, approximately 5.08% per annum and approximately 1.81% per annum for the Group III Mortgage Loans, 5.65% per annum and 1.83% per annum for the Group IV Mortgage Loans, approximately 5.01% per annum and approximately 1.64% per annum for the Group V Mortgage Loans and approximately 4.96% per annum and approximately 1.74% per annum for the Group II-V Mortgage Loans. Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related Mortgage Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the periodic rate caps and the Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index, calculated as described in this free writing prospectus, and the related Gross Margin. See “—The Index” in this free writing prospectus. None of the Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

Mortgage Loan Characteristics

          The weighted average FICO Score for the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans and Group II-V Mortgage Loans in the aggregate that were scored is approximately 705, 719, 724, 744, 724 and 728, respectively. “FICO Scores” are statistical credit scores obtained by many mortgage lenders in connection with a loan application to help assess a borrower’s creditworthiness as of the time the score is obtained. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers to establish patterns which are believed to be indicative of the borrower’s probability of default. The FICO Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, meaning that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Depositor does not make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score will not change over time or should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

          All of the Mortgage Loans, other than the Interest Only Loans, will have principal and interest payable on the first day of each month, which day is called the due date. None of the Mortgage Loans will have an original scheduled maturity date later than 30 years. At origination, the Mortgage Loans had approximate loan-to-value ratios as described in the table below.

APPROXIMATE LOAN-TO-VALUE RATIO	PERCENTAGE OF GROUP I MORTGAGE LOANS BY PRINCIPAL BALANCE
LESS THAN OR EQUAL TO 80% GREATER THAN 80%, BUT LESS THAN OR EQUAL TO 95% GREATER THAN 95%	89.35% 9.19% 1.45%

APPROXIMATE LOAN-TO-VALUE RATIO	PERCENTAGE OF GROUP II MORTGAGE LOANS BY PRINCIPAL BALANCE
LESS THAN OR EQUAL TO 80% GREATER THAN 80%, BUT LESS THAN OR EQUAL TO 95% GREATER THAN 95%	98.22% 1.78% —

APPROXIMATE LOAN-TO-VALUE RATIO	PERCENTAGE OF GROUP III MORTGAGE LOANS BY PRINCIPAL BALANCE
LESS THAN OR EQUAL TO 80% GREATER THAN 80%, BUT LESS THAN OR EQUAL TO 95% GREATER THAN 95%	99.23% 0.77% —

APPROXIMATE LOAN-TO-VALUE RATIO	PERCENTAGE OF GROUP IV MORTGAGE LOANS BY PRINCIPAL BALANCE
LESS THAN OR EQUAL TO 80% GREATER THAN 80%, BUT LESS THAN OR EQUAL TO 95% GREATER THAN 95%	97.66% 2.34% —

APPROXIMATE LOAN-TO-VALUE RATIO	PERCENTAGE OF GROUP V MORTGAGE LOANS BY PRINCIPAL BALANCE
LESS THAN OR EQUAL TO 80% GREATER THAN 80%, BUT LESS THAN OR EQUAL TO 95% GREATER THAN 95%	100% — —

APPROXIMATE LOAN-TO-VALUE RATIO	PERCENTAGE OF GROUP II-V MORTGAGE LOANS BY PRINCIPAL BALANCE
LESS THAN OR EQUAL TO 80% GREATER THAN 80%, BUT LESS THAN OR EQUAL TO 95% GREATER THAN 95%	98.74% 1.26% —

           The loan to value ratios were based upon (i) with respect to purchase money mortgage loans, the lesser of (a) the purchase price paid for the related Mortgaged Property and (b) the appraisal of the related Mortgaged Property and (ii) with respect to non-purchase money Mortgage Loans, the appraisal of the related Mortgaged Property. Substantially all of the Mortgage Loans having loan-to-value ratios greater than approximately 80% at origination are covered by borrower paid or lender paid primary mortgage insurance policies. Approximately 3.82%, 0.57% and 0.14%of the Group I Mortgage Loans, Group IV Mortgage Loans and Group II-V Mortgage Loans, respectively, are covered by lender paid primary mortgage insurance policies.

           The scheduled principal balance of a Mortgage Loan as of any distribution date is the principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such distribution date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on the due date and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related mortgagor.

           Approximately 36.44%, 25.36%, 25.29%, 7.26% 43.20% and 22.60% of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans and Group II-V Mortgage Loans in the aggregate, respectively, provide for payment by the mortgagor of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within five years from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note, but, in most cases, is equal to six months’ interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any 12 month period, as permitted by law. The holders of the Class I-P Certificates will be entitled to all Prepayment Charges received on the Group I Mortgage Loans. Under the limited instances permitted in the servicing agreements, each Servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the Mortgage Loans serviced by such Servicer. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges and decisions by the Servicers with respect to the waiver of the Prepayment Charges may have on the prepayment performance of the related Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges and decisions by the servicers with respect to the waiver of the Prepayment Charges may have on the prepayment performance of the Mortgage Loans. See “Certain Legal Aspects of the Mortgage Loans—Prepayment Charges ” in the prospectus.

          Subject to a permitted variance of plus or minus 10%, as of the Cut-Off Date, the Group I Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

Principal Balances of the Group I Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Group I Aggregate Principal Balance Outstanding at Origination

1 - 50,000	20	$855,869	0.14%
50,001 - 100,000	205	16,319,722	2.65
100,001 - 150,000	333	42,176,934	6.85
150,001 - 200,000	372	64,864,398	10.53
200,001 - 250,000	312	69,948,498	11.36
250,001 - 300,000	249	68,124,313	11.06
300,001 - 350,000	165	53,547,809	8.70
350,001 - 400,000	108	40,037,920	6.50
400,001 - 450,000	129	55,377,930	8.99
450,001 - 500,000	123	58,408,123	9.48
500,001 - 550,000	80	41,590,148	6.75
550,001 - 600,000	44	25,178,830	4.09
600,001 - 650,000	52	32,624,989	5.30
650,001 - 700,000	15	10,179,226	1.65
700,001 - 750,000	8	5,680,451	0.92
750,001 - 800,000	2	1,592,000	0.26
800,001 - 850,000	9	7,477,455	1.21
850,001 - 900,000	2	1,780,000	0.29
900,001 - 950,000	5	4,652,057	0.76
950,001 - 1,000,000	8	7,945,017	1.29
Greater than or equal to 1,000,001	6	7,442,300	1.21

Total:	2,247	$615,803,991	100.00%

Principal Balances of the Group I Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Cut-Off Date ($)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

1 - 50,000	22	$939,198	0.15%
50,001 - 100,000	209	16,709,526	2.71
100,001 - 150,000	334	42,356,583	6.88
150,001 - 200,000	372	65,014,559	10.56
200,001 - 250,000	311	70,012,292	11.37
250,001 - 300,000	247	67,628,180	10.98
300,001 - 350,000	165	53,863,874	8.75
350,001 - 400,000	106	39,524,034	6.42
400,001 - 450,000	130	55,806,115	9.06
450,001 - 500,000	122	57,979,938	9.42
500,001 - 550,000	80	42,019,949	6.82
550,001 - 600,000	44	25,178,830	4.09
600,001 - 650,000	51	32,524,989	5.28
650,001 - 700,000	15	10,179,226	1.65
700,001 - 750,000	7	5,177,867	0.84
750,001 - 800,000	2	1,592,000	0.26
800,001 - 850,000	9	7,477,455	1.21
850,001 - 900,000	2	1,780,000	0.29
900,001 - 950,000	5	4,652,057	0.76
950,001 - 1,000,000	8	7,945,017	1.29
Greater than or equal to 1,000,001	6	7,442,300	1.21

Total:	2,247	$615,803,991	100.00%

Geographic Distribution of the Mortgaged Properties of the Group I Mortgage Loans

Location	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

California	509	$214,671,878	34.86%
Florida	307	65,945,571	10.71
Virginia	141	45,382,350	7.37
Arizona	190	43,735,364	7.10
Nevada	153	36,169,393	5.87
Maryland	113	30,950,609	5.03
New Jersey	75	20,545,944	3.34
Illinois	72	17,622,117	2.86
Michigan	94	15,081,733	2.45
Washington	57	14,066,076	2.28
New York	36	13,651,634	2.22
Colorado	55	10,698,031	1.74
Massachusetts	38	10,185,719	1.65
Minnesota	35	7,711,095	1.25
Ohio	43	7,224,774	1.17
District of Columbia	21	6,901,062	1.12
Oregon	34	6,708,546	1.09
Texas	37	6,073,786	0.99
Pennsylvania	32	5,987,244	0.97
Georgia	27	5,775,520	0.94
Utah	29	4,793,881	0.78
South Carolina	14	3,349,410	0.54
North Carolina	22	3,128,106	0.51
Missouri	14	2,935,489	0.48
Hawaii	4	2,347,000	0.38
Rhode Island	6	1,477,740	0.24
Connecticut	7	1,469,710	0.24
Idaho	9	1,382,592	0.22
Indiana	13	1,342,846	0.22
Wisconsin	6	1,331,307	0.22
Tennessee	7	1,160,195	0.19
Alabama	9	996,887	0.16
Kansas	6	847,261	0.14
Arkansas	5	796,700	0.13
Montana	3	707,799	0.11
West Virginia	3	543,389	0.09
Nebraska	3	299,068	0.05
Mississippi	3	286,216	0.05
Delaware	2	231,040	0.04
Maine	2	230,315	0.04
Iowa	2	193,022	0.03
Louisiana	2	184,245	0.03
Wyoming	2	175,800	0.03
Oklahoma	1	137,749	0.02
Kentucky	1	115,200	0.02
New Mexico	1	106,000	0.02
New Hampshire	1	85,279	0.01
South Dakota	1	61,300	0.01

Total:	2,247	$615,803,991	100.00%

Mortgage Interest Rates of the Group I Mortgage Loans as of the Cut-Off Date

Mortgage Interest Rate (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

1.500 - 1.999	25	$4,711,139	0.77%
2.500 - 2.999	1	111,735	0.02
3.000 - 3.499	1	350,000	0.06
3.500 - 3.999	14	5,112,107	0.83
4.000 - 4.499	31	9,560,558	1.55
4.500 - 4.999	57	15,867,553	2.58
5.000 - 5.499	44	10,595,512	1.72
5.500 - 5.999	109	34,092,280	5.54
6.000 - 6.499	272	94,131,317	15.29
6.500 - 6.999	1,061	293,106,526	47.60
7.000 - 7.499	407	96,125,824	15.61
7.500 - 7.999	162	38,319,809	6.22
8.000 - 8.499	51	12,238,574	1.99
8.500 - 8.999	11	1,401,664	0.23
9.000 - 9.499	1	79,394	0.01

Total:	2,247	$615,803,991	100.00%

Mortgaged Property Types of the Group I Mortgage Loans

Mortgaged Property Type	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

Single Family Residence	1,204	$342,010,129	55.54%
PUD	503	146,646,048	23.81
Condominium	349	76,895,731	12.49
2-4 Family	155	43,145,960	7.01
Townhouse	36	7,106,123	1.15

Total:	2,247	$615,803,991	100.00%

Original Loan-to-Value Ratios of the Group I Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

0.01 - 50.00	36	$10,749,364	1.75%
50.01 - 55.00	19	5,113,917	0.83
55.01 - 60.00	34	11,016,167	1.79
60.01 - 65.00	43	17,631,729	2.86
65.01 - 70.00	96	28,718,179	4.66
70.01 - 75.00	162	53,210,996	8.64
75.01 - 80.00	1,546	423,796,002	68.82
80.01 - 85.00	16	2,940,591	0.48
85.01 - 90.00	142	30,342,489	4.93
90.01 - 95.00	114	23,339,233	3.79
95.01 - 100.00	39	8,945,323	1.45

Total:	2,247	$615,803,991	100.00%

Loan Programs of the Group I Mortgage Loans

Loan Program	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

Stated Documentation	1,152	$353,433,162	57.39%
Full Documentation	421	92,780,822	15.07
No Ratio	309	77,467,389	12.58
No Documentation	232	64,062,390	10.40
No Income/No Asset	123	25,773,064	4.19
Lite	10	2,287,165	0.37

Total:	2,247	$615,803,991	100.00%

FICO Scores for the Group I Mortgage Loans

FICO Score	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

580 - 599	1	$248,000	0.04%
620 - 639	125	33,426,642	5.43
640 - 659	228	66,002,599	10.72
660 - 679	354	95,856,285	15.57
680 - 699	369	103,230,844	16.76
700 - 719	363	95,764,392	15.55
720 - 739	286	78,971,887	12.82
740 - 759	219	62,045,172	10.08
760 - 779	169	46,852,134	7.61
780 - 799	101	25,447,268	4.13
Greater than or equal to 800	32	7,958,768	1.29

Total:	2,247	$615,803,991	100.00%

Loan Purpose of the Group I Mortgage Loans

Loan Purpose	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

Purchase	1,605	$432,225,700	70.19%
Refinance - Cashout	431	124,439,208	20.21
Refinance - Rate Term	211	59,139,083	9.60

Total	2,247	$615,803,991	100.00%

Occupancy Status of the Group I Mortgage Loans

Occupancy Status*	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

Primary	1,508	$465,983,885	75.67%
Investment	651	126,907,119	20.61
Second Home	88	22,912,986	3.72

Total	2,247	$615,803,991	100.00%

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Product Types of the Group I Mortgage Loans

Product Type	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

ARM - 6 Month	11	$2,167,426	0.35%
ARM - 6 Month IO	115	28,189,810	4.58
ARM - 1 Year	44	12,171,631	1.98
ARM - 1 Year IO	130	33,635,711	5.46
ARM - 1 Year/6 Month	3	788,244	0.13
ARM - 2 Year/6 Month	26	6,208,351	1.01
ARM - 2 Year/6 Month IO	102	40,018,045	6.50
ARM - 3 Year/6 Month	57	11,324,769	1.84
ARM - 3 Year/6 Month IO	478	122,976,783	19.97
ARM - 5 Year/6 Month	122	24,333,090	3.95
ARM - 5 Year/6 Month IO	549	136,099,894	22.10
ARM - 7 Year/6 Month	8	1,776,640	0.29
ARM - 7 Year/6 Month IO	38	11,928,544	1.94
ARM - 10 Year/6 Month	7	1,208,650	0.20
ARM - 10 Year/6 Month IO	49	18,795,788	3.05
ARM - 3 Year/1 Year	19	4,388,064	0.71
ARM - 3 Year/1 Year IO	107	39,579,548	6.43
ARM - 5 Year/1 Year	37	9,059,157	1.47
ARM - 5 Year/1 Year IO	272	81,195,759	13.19
ARM - 7 Year/1 Year	6	1,184,122	0.19
ARM - 7 Year/1 Year IO	20	8,518,341	1.38
ARM - 10 Year/1 Year	9	2,986,232	0.48
ARM - 10 Year/1 Year IO	38	17,269,392	2.80

Total:	2,247	$615,803,991	100.00%

Gross Margins of the Group I Mortgage Loans

Gross Margin (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

1.000 - 1.499	1	$173,642	0.03%
1.500 - 1.999	3	691,825	0.11
2.000 - 2.499	888	237,289,055	38.53
2.500 - 2.999	1,063	308,861,107	50.16
3.000 - 3.499	47	13,804,131	2.24
3.500 - 3.999	177	37,433,396	6.08
4.000 - 4.499	27	7,380,989	1.20
4.500 - 4.999	20	5,046,429	0.82
5.000 - 5.499	19	4,737,417	0.77
6.500 - 6.999	1	190,000	0.03
8.000 - 8.499	1	196,000	0.03

Total:	2,247	$615,803,991	100.00%

Maximum Mortgage Rates of the Group I Mortgage Loans

Maximum Mortgage Rate (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

9.000 - 9.499	2	$532,974	0.09%
9.500 - 9.999	16	5,666,933	0.92
10.000 - 10.499	24	7,623,451	1.24
10.500 - 10.999	62	18,620,550	3.02
11.000 - 11.499	147	41,829,102	6.79
11.500 - 11.999	594	165,256,783	26.84
12.000 - 12.499	346	108,852,305	17.68
12.500 - 12.999	588	163,860,087	26.61
13.000 - 13.499	234	52,513,497	8.53
13.500 - 13.999	145	32,499,300	5.28
14.000 - 14.499	42	9,011,409	1.46
14.500 - 14.999	12	1,513,400	0.25
15.500 - 15.999	4	694,741	0.11
16.000 - 16.499	14	3,571,042	0.58
16.500 - 16.999	13	2,892,951	0.47
17.000 - 17.499	3	677,467	0.11
17.500 - 17.999	1	188,000	0.03

Total:	2,247	$615,803,991	100.00%

Lifetime Rate Caps of the Group I Mortgage Loans

Lifetime Rate Cap (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

5.000 - 5.499	855	$234,571,036	38.09%
6.000 - 6.499	1,329	367,788,414	59.72
7.000 - 7.499	2	597,466	0.10
12.000 - 12.499	61	12,847,075	2.09

Total:	2,247	$615,803,991	100.00%

Initial Periodic Rate Caps of the Group I Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

n/a	60	$12,674,275	2.06%
1.000	58	14,942,424	2.43
1.500	1	243,939	0.04
2.000	264	74,986,100	12.18
2.500	1	431,000	0.07
3.000	266	89,365,027	14.51
3.450	1	247,909	0.04
5.000	1,178	329,339,579	53.48
6.000	418	93,573,738	15.20

Total:	2,247	$615,803,991	100.00%

Subsequent Periodic Rate Caps of the Group I Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

n/a	60	$12,674,275	2.06%
1.000	1,214	329,792,193	53.55
1.500	1	243,939	0.04
2.000	971	272,920,784	44.32
6.000	1	172,800	0.03

Total:	2,247	$615,803,991	100.00%

Month of Next Rate Adjustment of the Group I Mortgage Loans

Month of Next Rate Adjustment	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

February 2006	40	$9,587,369	1.56%
March 2006	31	7,894,722	1.28
April 2006	25	9,292,569	1.51
May 2006	11	3,250,084	0.53
June 2006	26	5,565,117	0.90
July 2006	139	31,780,279	5.16
August 2006	22	6,385,630	1.04
September 2006	6	1,886,910	0.31
November 2006	1	373,893	0.06
December 2006	2	936,249	0.15
May 2007	1	243,939	0.04
July 2007	1	245,600	0.04
August 2007	15	3,850,701	0.63
September 2007	40	9,885,140	1.61
October 2007	72	32,095,790	5.21
January 2008	1	79,100	0.01
April 2008	9	2,158,107	0.35
May 2008	9	2,002,505	0.33
June 2008	10	2,281,671	0.37
July 2008	24	8,439,442	1.37
August 2008	202	45,291,883	7.35
September 2008	202	46,337,423	7.52
October 2008	122	43,567,945	7.07
November 2008	44	16,035,758	2.60
December 2008	17	6,216,815	1.01
January 2009	20	5,763,742	0.94
November 2009	1	71,370	0.01
December 2009	1	109,770	0.02
January 2010	2	529,675	0.09
February 2010	4	842,096	0.14
April 2010	11	2,965,336	0.48
May 2010	23	5,447,880	0.88
June 2010	37	8,436,871	1.37
July 2010	122	26,084,657	4.24
August 2010	142	33,626,774	5.46
September 2010	245	62,055,090	10.08
October 2010	302	80,878,804	13.13
November 2010	44	12,528,360	2.03
December 2010	17	6,205,767	1.01
January 2011	29	10,905,450	1.77
July 2012	6	1,040,310	0.17
August 2012	12	2,302,199	0.37
September 2012	4	1,272,521	0.21
October 2012	6	2,318,920	0.38
November 2012	16	6,514,100	1.06
December 2012	9	2,909,037	0.47
January 2013	19	7,050,560	1.14
July 2015	13	6,193,800	1.01
August 2015	4	1,792,099	0.29
September 2015	3	913,500	0.15
October 2015	3	1,059,442	0.17
November 2015	2	1,082,350	0.18
December 2015	15	6,034,180	0.98
January 2016	63	23,184,691	3.76

Total:	2,247	$615,803,991	100.00%

Originator of the Group I Mortgage Loans

Originator	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group I Aggregate Principal Balance Outstanding as of the Cut-Off Date

GreenPoint Mortgage Funding, Inc.	553	$158,089,697	25.67%
IndyMac Bank F.S.B.	249	91,580,201	14.87
Sierra Pacific Mortgage, Inc.	263	69,012,390	11.21
Pinnacle Financial Corporation	185	38,262,752	6.21
National City Mortgage Co.	115	36,850,000	5.98
Other (Less than 5% Individually)	882	222,008,950	36.05

Total:	2,247	$615,803,991	100.00%

          Subject to a permitted variance of plus or minus 10%, as of the Cut-Off Date, the Group II Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

Principal Balances of the Group II Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Group II Aggregate Principal Balance Outstanding at Origination

50,001 - 100,000	3	$230,096	0.33%
100,001 - 150,000	13	1,668,761	2.38
150,001 - 200,000	20	3,550,985	5.07
200,001 - 250,000	18	4,099,050	5.85
250,001 - 300,000	21	5,736,733	8.18
300,001 - 350,000	11	3,568,044	5.09
350,001 - 400,000	19	7,104,500	10.14
400,001 - 450,000	21	9,065,512	12.93
450,001 - 500,000	15	7,127,993	10.17
500,001 - 550,000	14	7,429,343	10.60
550,001 - 600,000	11	6,357,287	9.07
600,001 - 650,000	11	6,771,618	9.66
650,001 - 700,000	4	2,726,000	3.89
750,001 - 800,000	1	768,000	1.10
900,001 - 950,000	1	921,289	1.31
950,001 - 1,000,000	3	2,969,081	4.24

Total:	186	$70,094,293	100.00%

Principal Balances of the Group II Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Cut-Off Date ($)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

50,001 - 100,000	3	$230,096	0.33%
100,001 - 150,000	13	1,668,761	2.38
150,001 - 200,000	20	3,550,985	5.07
200,001 - 250,000	18	4,099,050	5.85
250,001 - 300,000	21	5,736,733	8.18
300,001 - 350,000	11	3,568,044	5.09
350,001 - 400,000	20	7,493,275	10.69
400,001 - 450,000	21	9,065,512	12.93
450,001 - 500,000	15	7,127,993	10.17
500,001 - 550,000	14	7,429,343	10.60
550,001 - 600,000	11	6,357,287	9.07
600,001 - 650,000	10	6,382,843	9.11
650,001 - 700,000	4	2,726,000	3.89
750,001 - 800,000	1	768,000	1.10
900,001 - 950,000	1	921,289	1.31
950,001 - 1,000,000	3	2,969,081	4.24

Total:	186	$70,094,293	100.00%

Geographic Distribution of the Mortgaged Properties of the
Group II Mortgage Loans

Location	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

California	68	$31,149,113	44.44%
Virginia	17	6,583,375	9.39
Florida	18	5,842,965	8.34
New Jersey	15	5,171,874	7.38
Maryland	10	4,368,230	6.23
Nevada	13	4,103,253	5.85
Arizona	9	2,868,819	4.09
Washington	8	1,962,254	2.80
Illinois	3	1,259,000	1.80
Colorado	4	1,203,191	1.72
New York	4	1,173,257	1.67
Utah	3	914,476	1.30
Tennessee	2	733,430	1.05
Michigan	3	592,899	0.85
Massachusetts	2	564,931	0.81
Hawaii	1	461,200	0.66
Texas	2	382,400	0.55
Indiana	1	295,318	0.42
Delaware	1	190,800	0.27
Pennsylvania	1	156,499	0.22
Montana	1	117,012	0.17

Total:	186	$70,094,293	100.00%

Mortgage Interest Rates of the Group II Mortgage Loans as of the Cut-Off Date

Mortgage Interest Rate (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

4.500 - 4.999	2	$723,054	1.03%
5.000 - 5.499	13	4,596,285	6.56
5.500 - 5.999	111	42,504,894	60.64
6.000 - 6.499	60	22,270,060	31.77

Total:	186	$70,094,293	100.00%

Mortgaged Property Types of the Group II Mortgage Loans

Mortgaged Property Type	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

Single Family Residence	115	$45,100,361	64.34%
PUD	48	16,915,262	24.13
Condominium	15	4,598,314	6.56
2-4 Family	4	2,091,000	2.98
Townhouse	2	1,155,100	1.65
Cooperative	2	234,257	0.33

Total	186	$70,094,293	100.00%

Original Loan-to-Value Ratios of the Group II Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

0.01 - 50.00	5	$2,496,289	3.56%
50.01 - 55.00	2	1,140,000	1.63
55.01 - 60.00	7	3,631,826	5.18
60.01 - 65.00	11	3,890,639	5.55
65.01 - 70.00	14	6,224,730	8.88
70.01 - 75.00	12	5,802,079	8.28
75.01 - 80.00	130	45,659,267	65.14
85.01 - 90.00	5	1,249,464	1.78

Total:	186	$70,094,293	100.00%

Loan Programs of the Group II Mortgage Loans

Loan Program	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

Stated Documentation	93	$36,130,954	51.55%
Full Documentation	56	18,293,777	26.1
No Documentation	27	13,084,050	18.67
No Ratio	8	1,690,512	2.41
No Income/No Asset	2	895,000	1.28

Total:	186	$70,094,293	100.00%

FICO Scores for the Group II Mortgage Loans

FICO Score	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

620 - 639	6	$1,279,702	1.83%
640 - 659	9	3,265,358	4.66
660 - 679	24	8,259,136	11.78
680 - 699	31	10,975,323	15.66
700 - 719	28	10,862,346	15.50
720 - 739	30	10,499,018	14.98
740 - 759	26	13,237,502	18.89
760 - 779	18	6,792,989	9.69
780 - 799	9	3,032,948	4.33
Greater than or equal to 800	5	1,889,971	2.70

Total:	186	$70,094,293	100.00%

Loan Purpose of the Group II Mortgage Loans

Loan Purpose	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

Purchase	115	$43,138,709	61.54%
Refinance - Cashout	50	17,520,608	25.00
Refinance - Rate Term	21	9,434,976	13.46

Total	186	$70,094,293	100.00%

Occupancy Status of the Group II Mortgage Loans

Occupancy Status*	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

Primary	162	$60,542,820	86.37%
Investment	16	5,134,934	7.33
Second Home	8	4,416,540	6.30

Total	186	$70,094,293	100.00%

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Product Types of the Group II Mortgage Loans

Product Type	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

ARM - 3 Year/6 Month	8	$1,602,236	2.29%
ARM - 3 Year/6 Month IO	105	37,633,931	53.69
ARM - 3 Year/1 Year	18	6,019,881	8.59
ARM - 3 Year/1 Year IO	55	24,838,246	35.44

Total:	186	$70,094,293	100.00%

Prepayment Penalty Terms on the Group II Mortgage Loans at Origination

Prepayment Penalty Term at Origination (months)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

0
Total

Gross Margins of the Group II Mortgage Loans

Gross Margin (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

2.000 - 2.499	86	$29,300,753	41.80%
2.500 - 2.999	77	31,038,992	44.28
3.000 - 3.499	19	8,690,749	12.40
5.000 - 5.499	4	1,063,799	1.52

Total:	186	$70,094,293	100.00%

Maximum Mortgage Rates of the Group II Mortgage Loans

Maximum Mortgage Rate (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

10.000 - 10.499	3	$1,359,727	1.94%
10.500 - 10.999	17	5,819,083	8.30
11.000 - 11.499	15	4,379,757	6.25
11.500 - 11.999	96	37,408,865	53.37
12.000 - 12.499	55	21,126,862	30.14

Total:	186	$70,094,293	100.00%

Minimum Mortgage Rates of the Group II Mortgage Loans

Minimum Mortgage Rate (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

2.000 - 2.499
2.500 - 2.999
Total

Lifetime Rate Caps of the Group II Mortgage Loans

Lifetime Rate Cap (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

5.000 - 5.499	23	$7,598,955	10.84%
6.000 - 6.499	163	62,495,339	89.16

Total:	186	$70,094,293	100.00%

Initial Periodic Rate Caps of the Group II Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

2.000	47	$20,452,289	29.18%
3.000	49	17,382,276	24.80
5.000	81	30,139,560	43.00
6.000	9	2,120,168	3.02

Total:	186	$70,094,293	100.00%

Subsequent Periodic Rate Caps of the Group II Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

1.000	106	$38,540,651	54.98%
2.000	80	31,553,642	45.02

Total:	186	$70,094,293	100.00%

Month of Next Rate Adjustment of the Group II Mortgage Loans

Month of Next Rate Adjustment	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

November 2007	1	$190,800	0.27%
January 2008	1	169,736	0.24
March 2008	1	127,170	0.18
June 2008	2	645,350	0.92
July 2008	10	4,687,071	6.69
August 2008	16	8,458,438	12.07
September 2008	30	9,628,965	13.74
October 2008	73	24,797,741	35.38
November 2008	36	14,702,822	20.98
December 2008	13	5,855,456	8.35
January 2009	3	830,744	1.19

Total:	186	$70,094,293	100.00%

Originator of the Group II Mortgage Loans

Originator	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II Aggregate Principal Balance Outstanding as of the Cut-Off Date

GreenPoint Mortgage Funding, Inc	71	$25,557,004	36.46%
National City Mortgage Co.	36	16,311,041	23.27
Ohio Savings Bank	25	13,539,669	19.32
IndyMac Bank F.S.B	19	6,294,128	8.98
Other (Less than 5% Individually)	35	8,392,451	11.97

Total:	186	$70,094,293	100.00%

          Subject to a permitted variance of plus or minus 10%, as of the Cut-Off Date, the Group III Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

Principal Balances of the Group III Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Group III Aggregate Principal Balance Outstanding at Origination

50,001 - 100,000	7	$608,332	0.31%
100,001 - 150,000	53	6,944,567	3.51
150,001 - 200,000	92	16,307,476	8.23
200,001 - 250,000	98	21,906,533	11.06
250,001 - 300,000	87	24,172,319	12.21
300,001 - 350,000	63	20,602,677	10.40
350,001 - 400,000	61	22,983,308	11.61
400,001 - 450,000	30	12,862,276	6.49
450,001 - 500,000	46	21,855,756	11.04
500,001 - 550,000	25	12,954,074	6.54
550,001 - 600,000	22	12,514,354	6.32
600,001 - 650,000	18	11,352,207	5.73
650,001 - 700,000	5	3,355,444	1.69
700,001 - 750,000	2	1,415,125	0.71
800,001 - 850,000	2	1,641,900	0.83
850,001 - 900,000	2	1,739,000	0.88
900,001 - 950,000	1	900,331	0.45
950,001 - 1,000,000	2	1,961,106	0.99
Greater than of equal to 1,000,001	1	1,965,250	0.99

Total:	617	$198,042,037	100.00%

Principal Balances of the Group III Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Cut-Off Date ($)	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

50,001 - 100,000	7	$608,332	0.31%
100,001 - 150,000	53	6,944,567	3.51
150,001 - 200,000	92	16,307,476	8.23
200,001 - 250,000	98	21,906,533	11.06
250,001 - 300,000	87	24,172,319	12.21
300,001 - 350,000	63	20,602,677	10.40
350,001 - 400,000	61	22,983,308	11.61
400,001 - 450,000	31	13,311,542	6.72
450,001 - 500,000	46	21,906,486	11.06
500,001 - 550,000	26	13,460,501	6.80
550,001 - 600,000	21	12,007,927	6.06
600,001 - 650,000	17	10,852,211	5.48
650,001 - 700,000	5	3,355,444	1.69
700,001 - 750,000	2	1,415,125	0.71
800,001 - 850,000	2	1,641,900	0.83
850,001 - 900,000	2	1,739,000	0.88
900,001 - 950,000	1	900,331	0.45
950,001 - 1,000,000	2	1,961,106	0.99
Greater than or equal to 1,000,001	1	1,965,250	0.99

Total:	617	$198,042,037	100.00%

Geographic Distribution of the Mortgaged Properties of the
Group III Mortgage Loans

Location	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

California	294	$108,153,644	54.61%
Arizona	73	18,604,312	9.39
Virginia	30	11,880,839	6.00
Oregon	44	9,189,254	4.64
Washington	32	8,314,343	4.20
Maryland	21	7,826,621	3.95
Nevada	30	7,523,353	3.80
Florida	21	5,627,064	2.84
Colorado	17	3,746,563	1.89
Minnesota	5	2,929,328	1.48
New York	6	2,212,118	1.12
New Jersey	8	2,058,479	1.04
Utah	8	1,397,664	0.71
South Carolina	2	981,917	0.50
Massachusetts	2	953,640	0.48
Texas	5	848,015	0.43
Illinois	2	825,744	0.42
Georgia	3	744,500	0.38
Montana	1	650,000	0.33
Hawaii	1	521,600	0.26
North Carolina	1	508,745	0.26
Tennessee	1	466,800	0.24
Missouri	1	375,000	0.19
Connecticut	1	307,000	0.16
Louisiana	1	275,881	0.14
Pennsylvania	1	259,818	0.13
Idaho	2	215,332	0.11
Alabama	1	188,500	0.10
District of Columbia	1	180,000	0.09
Mississippi	1	147,295	0.07
Ohio	1	128,669	0.06

Total:	617	$198,042,037	100.00%

Mortgage Interest Rates of the Group III Mortgage Loans as of the Cut-Off Date

Mortgage Interest Rate (%)	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

4.000 - 4.499	1	$100,500	0.05%
4.500 - 4.999	1	300,000	0.15
5.000 - 5.499	22	9,001,396	4.55
5.500 - 5.999	270	88,123,878	44.50
6.000 - 6.499	321	99,716,263	50.35
6.500 - 6.999	2	800,000	0.40

Total:	617	$198,042,037	100.00%

Mortgaged Property Types of the Group III Mortgage Loans

Mortgaged Property Type	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

Single Family Residence	344	$109,369,094	55.23%
PUD	183	60,423,642	30.51
Condominium	63	19,577,689	9.89
2-4 Family	26	8,359,661	4.22
Townhouse	1	311,950	0.16

Total	617	$198,042,037	100.00%

Original Loan-to-Value Ratios of the Group III Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

0.01 - 50.00	35	$9,248,337	4.67%
50.01 - 55.00	3	693,468	0.35
55.01 - 60.00	17	6,726,317	3.40
60.01 - 65.00	38	11,829,600	5.97
65.01 - 70.00	33	11,671,946	5.89
70.01 - 75.00	33	14,320,377	7.23
75.01 - 80.00	451	142,022,143	71.71
80.01 - 85.00	2	421,718	0.21
85.01 - 90.00	4	908,932	0.46
90.01 - 95.00	1	199,200	0.10

Total:	617	$198,042,037	100.00%

Loan Programs of the Group III Mortgage Loans

Loan Program	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

Stated Documentation	353	$119,939,563	60.56%
Full Documentation	158	43,686,664	22.06
No Documentation	78	23,310,452	11.77
No Ratio	22	8,659,270	4.37
No Income/No Asset	6	2,446,088	1.24

Total:	617	$198,042,037	100.00%

FICO Scores for the Group III Mortgage Loans

FICO Score	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

Not Available	1	$230,942	0.12%
600 - 619	1	646,069	0.33
620 - 639	9	2,120,484	1.07
640 - 659	23	8,169,994	4.13
660 - 679	50	15,590,220	7.87
680 - 699	112	36,462,938	18.41
700 - 719	94	28,459,993	14.37
720 - 739	98	33,613,374	16.97
740 - 759	85	27,382,164	13.83
760 - 779	87	27,993,864	14.14
780 - 799	42	12,999,301	6.56
Greater than or equal to 800	15	4,372,694	2.21

Total:	617	$198,042,037	100.00%

Loan Purpose of the Group III Mortgage Loans

Loan Purpose	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

Purchase	430	$136,163,445	68.75%
Refinance - Cashout	125	40,802,901	20.60
Refinance - Rate Term	62	21,075,691	10.64

Total	617	$198,042,037	100.00%

Occupancy Status of the Group III Mortgage Loans

Occupancy Status*	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

Primary	506	$166,471,886	84.06%
Investment	94	26,508,863	13.39
Second Home	17	5,061,288	2.56

Total	617	$198,042,037	100.00%

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Product Types of the Group III Mortgage Loans

Product Type	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

ARM - 5 Year/6 Month	13	$3,334,363	1.68%
ARM - 5 Year/6 Month IO	112	42,252,035	21.33
ARM - 5 Year/1 Year	44	14,027,807	7.08
ARM - 5 Year/1 Year IO	448	138,427,832	69.90

Total:	617	$198,042,037	100.00%

Prepayment Penalty Terms on the Group III Mortgage Loans at Origination

Prepayment Penalty Term at Origination (months)	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

0
Total

Gross Margins of the Group III Mortgage Loans

Gross Margin (%)	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

1.500 - 1.999	2	$353,294	0.18%
2.000 - 2.499	495	150,563,384	76.03
2.500 - 2.999	113	44,375,260	22.41
3.000 - 3.499	5	2,150,998	1.09
3.500 - 3.999	2	599,100	0.30

Total:	617	$198,042,037	100.00%

Maximum Mortgage Rates of the Group III Mortgage Loans

Maximum Mortgage Rate (%)	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

10.000 - 10.499	18	$7,610,548	3.84%
10.500 - 10.999	246	77,481,742	39.12
11.000 - 11.499	276	84,729,784	42.78
11.500 - 11.999	26	11,042,136	5.58
12.000 - 12.499	50	16,477,827	8.32
12.500 - 12.999	1	700,000	0.35

Total:	617	$198,042,037	100.00%

Minimum Mortgage Rates of the Group III Mortgage Loans

Minimum Mortgage Rate (%)	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

2.000 - 2.499
2.500 - 2.999
Total

Lifetime Rate Caps of the Group III Mortgage Loans

Lifetime Rate Cap (%)	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

5.000	534	$168,030,225	84.85%
6.000	83	30,011,811	15.15

Total	617	$198,042,037	100.00%

Initial Periodic Rate Caps of the Group III Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

2.000	2	$431,428	0.22%
4.000	1	180,000	0.09
5.000	566	181,010,847	91.40
6.000	48	16,419,762	8.29

Total:	617	$198,042,037	100.00%

Subsequent Periodic Rate Caps of the Group III Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

1.000	96	$38,042,302	19.21%
2.000	520	159,599,735	80.59
2.250	1	400,000	0.20

Total:	617	$198,042,037	100.00%

Month of Next Rate Adjustment of the Group III Mortgage Loans

Month of Next Rate Adjustment	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

April 2010	3	$644,381	0.33%
June 2010	4	1,065,341	0.54
July 2010	17	4,834,015	2.44
August 2010	70	22,205,193	11.21
September 2010	243	69,510,884	35.10
October 2010	176	54,122,424	27.33
November 2010	72	33,758,702	17.05
December 2010	15	6,443,396	3.25
January 2011	17	5,457,700	2.76

Total:	617	$198,042,037	100.00%

Originator of the Group III Mortgage Loans

Originator	Number of Group III Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group III Aggregate Principal Balance Outstanding as of the Cut-Off Date

Sierra Pacific Mortgage, Inc.	377	$104,460,913	52.75%
National City Mortgage Co.	39	18,119,569	9.15
GreenPoint Mortgage Funding, Inc.	39	16,765,774	8.47
IndyMac Bank F.S.B.	36	14,495,649	7.32
FAMILY LENDING	28	12,434,123	6.28
Other (Less than 5% Individually)	98	31,766,009	16.04

Total:	617	$198,042,037	100.00%

          Subject to a permitted variance of plus or minus 10%, as of the Cut-Off Date, the Group IV Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

Principal Balances of the Group IV Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Group IV Aggregate Principal Balance Outstanding at Origination

1 - 50,000	1	$49,600	0.05%
50,001 - 100,000	1	74,640	0.08
100,001 - 150,000	3	376,130	0.38
150,001 - 200,000	6	1,089,685	1.10
200,001 - 250,000	10	2,335,647	2.36
250,001 - 300,000	5	1,436,573	1.45
300,001 - 350,000	7	2,211,653	2.23
350,001 - 400,000	22	8,416,892	8.50
400,001 - 450,000	25	10,644,369	10.75
450,001 - 500,000	27	12,999,423	13.13
500,001 - 550,000	20	10,558,519	10.66
550,001 - 600,000	15	8,547,245	8.63
600,001 - 650,000	19	12,026,269	12.15
650,001 - 700,000	4	2,701,198	2.73
700,001 - 750,000	7	5,107,847	5.16
750,001 - 800,000	3	2,356,605	2.38
800,001 - 850,000	2	1,664,943	1.68
850,001 - 900,000	2	1,769,669	1.79
900,001 - 950,000	1	928,000	0.94
950,001 - 1,000,000	11	10,395,607	10.50
Greater than of equal to 1,000,001	2	3,325,000	3.36

Total:	193	$99,015,515	100.00%

Principal Balances of the Group IV Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Cut-Off Date ($)	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

1 - 50,000	1	$49,600	0.05%
50,001 - 100,000	1	74,640	0.08
100,001 - 150,000	3	376,130	0.38
150,001 - 200,000	6	1,089,685	1.10
200,001 - 250,000	10	2,335,647	2.36
250,001 - 300,000	5	1,436,573	1.45
300,001 - 350,000	7	2,211,653	2.23
350,001 - 400,000	22	8,416,892	8.50
400,001 - 450,000	25	10,644,369	10.75
450,001 - 500,000	27	12,999,423	13.13
500,001 - 550,000	22	11,655,028	11.77
550,001 - 600,000	14	7,999,736	8.08
600,001 - 650,000	19	12,026,269	12.15
650,001 - 700,000	5	3,397,322	3.43
700,001 - 750,000	6	4,411,723	4.46
750,001 - 800,000	3	2,356,605	2.38
800,001 - 850,000	2	1,664,943	1.68
850,001 - 900,000	2	1,769,669	1.79
900,001 - 950,000	2	1,873,527	1.89
950,001 - 1,000,000	9	8,901,080	8.99
Greater than or equal to 1,000,001	2	3,325,000	3.36

Total:	193	$99,015,515	100.00%

Geographic Distribution of the Mortgaged Properties of the Group IV Mortgage Loans

Location	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

California	86	$47,034,551	47.50%
Florida	15	6,506,159	6.57
Illinois	11	5,373,041	5.43
Massachusetts	7	4,034,645	4.07
Virginia	8	3,742,577	3.78
Washington	6	3,614,509	3.65
New York	4	3,362,600	3.40
Arizona	5	2,492,257	2.52
Maryland	5	2,422,862	2.45
Nevada	6	2,181,004	2.20
Texas	4	2,075,725	2.10
Colorado	3	1,794,920	1.81
Michigan	4	1,703,644	1.72
Minnesota	3	1,554,521	1.57
New Jersey	2	1,446,867	1.46
Georgia	3	1,429,418	1.44
Pennsylvania	4	1,212,534	1.22
Hawaii	2	1,121,675	1.13
District of Columbia	1	879,669	0.89
North Carolina	2	836,819	0.85
Alabama	2	669,179	0.68
Missouri	3	654,054	0.66
Rhode Island	1	580,000	0.59
Ohio	1	516,000	0.52
South Carolina	1	500,000	0.50
Kentucky	1	453,540	0.46
Indiana	2	422,749	0.43
Oregon	1	400,000	0.40

Total:	193	$99,015,515	100.00%

Mortgage Interest Rates of the Group IV Mortgage Loans as of the Cut-Off Date

Mortgage Interest Rate (%)	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

4.000 - 4.499	2	$422,749	0.43%
4.500 - 4.999	1	489,746	0.49
5.000 - 5.499	48	29,502,097	29.80
5.500 - 5.999	86	44,968,889	45.42
6.000 - 6.499	46	19,742,737	19.94
6.500 - 6.999	9	3,573,488	3.61
7.000 - 7.499	1	315,810	0.32

Total:	193	$99,015,515	100.00%

Mortgaged Property Types of the Group IV Mortgage Loans

Mortgaged Property Type	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

Single Family Residence	115	$61,090,141	61.70%
PUD	45	22,480,531	22.70
Condominium	28	13,013,231	13.14
2-4 Family	5	2,431,612	2.46

Total	193	$99,015,515	100.00%

Original Loan-to-Value Ratios of the Group IV Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

0.01 - 50.00	14	$7,358,602	7.43%
50.01 - 55.00	5	2,456,427	2.48
55.01 - 60.00	23	12,634,743	12.76
60.01 - 65.00	12	6,180,319	6.24
65.01 - 70.00	33	17,009,144	17.18
70.01 - 75.00	9	6,984,785	7.05
75.01 - 80.00	88	44,069,971	44.51
80.01 - 85.00	2	618,542	0.62
85.01 - 90.00	6	1,471,307	1.49
90.01 - 95.00	1	231,675	0.23

Total:	193	$99,015,515	100.00%

Loan Programs of the Group IV Mortgage Loans

Loan Program	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

Full Documentation	107	$57,788,302	58.36%
Stated Documentation	42	20,961,100	21.17
No Documentation	38	18,750,577	18.94
No Income/No Asset	4	1,135,536	1.15
No Ratio	2	380,000	0.38

Total:	193	$99,015,515	100.00%

FICO Scores for the Group IV Mortgage Loans

FICO Score	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

620 - 639	3	$1,456,845	1.47%
640 - 659	4	1,553,945	1.57
660 - 679	10	3,721,652	3.76
680 - 699	20	9,728,774	9.83
700 - 719	14	6,551,092	6.62
720 - 739	35	17,894,349	18.07
740 - 759	32	16,477,827	16.64
760 - 779	40	24,381,611	24.62
780 - 799	27	14,690,699	14.84
Greater than or equal to 800	8	2,558,723	2.58

Total	193	$99,015,515	100.00%

Loan Purpose of the Group IV Mortgage Loans

Loan Purpose	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

Purchase	105	$53,203,341	53.73%
Refinance - Rate Cashout	55	28,920,492	29.21
Refinance - Rate Term	33	16,891,683	17.06

Total	193	$99,015,515	100.00%

Occupancy Status of the Group IV Mortgage Loans

Occupancy Status*	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

Primary	163	$86,676,950	87.54%
Investment	19	7,043,821	7.11
Second Home	11	5,294,744	5.35

Total	193	$99,015,515	100.00%

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Product Types of the Group IV Mortgage Loans

Product Type	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

ARM - 7 Year/6 Month	3	$1,342,758	1.36%
ARM - 7 Year/6 Month IO	34	15,668,313	15.82
ARM - 7 Year/1 Year	54	25,268,159	25.52
ARM - 7 Year/1 Year IO	102	56,736,286	57.30

Total:	193	$99,015,515	100.00%

Prepayment Penalty Terms on the Group IV Mortgage Loans at Origination

Prepayment Penalty Term at Origination (months)	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

0
36
Total

Gross Margins of the Group IV Mortgage Loans

Gross Margin (%)	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

2.000 - 2.499	10	$4,284,083	4.33%
2.500 - 2.999	182	94,542,932	95.48
3.000 - 3.499	1	188,500	0.19

Total:	193	$99,015,515	100.00%

Maximum Mortgage Rates of the Group IV Mortgage Loans

Maximum Mortgage Rate (%)	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

9.000 - 9.499	2	$422,749	0.43%
10.000 - 10.499	4	1,239,510	1.25
10.500 - 10.999	23	11,333,174	11.45
11.000 - 11.499	71	39,551,064	39.94
11.500 - 11.999	71	37,058,016	37.43
12.000 - 12.499	20	8,770,070	8.86
12.500 - 12.999	2	640,933	0.65

Total:	193	$99,015,515	100.00%

Minimum Mortgage Rates of the Group IV Mortgage Loans

Minimum Mortgage Rate (%)	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

2.000 - 2.499
Total

Lifetime Rate Caps of the Group IV Mortgage Loans

Lifetime Rate Cap (%)	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

5.000 - 5.499	63	$27,042,529	27.31%
6.000 - 6.499	130	71,972,986	72.69

Total:	193	$99,015,515	100.00%

Initial Periodic Rate Caps of the Group IV Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

5.000	76	$34,718,871	35.06%
6.000	117	64,296,645	64.94

Total	193	$99,015,515	100.00%

Subsequent Periodic Rate Caps of the Group IV Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

1.000	36	$16,822,571	16.99%
2.000	157	82,192,945	83.01

Total	193	$99,015,515	100.00%

Month of Next Rate Adjustment of the Group IV Mortgage Loans

Month of Next Rate Adjustment	Number of Group IV Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

April 2012	2	$1,201,000	1.21%
May 2012	5	3,642,625	3.68
June 2012	10	6,261,197	6.32
July 2012	36	19,799,609	20.00
August 2012	47	24,500,976	24.74
September 2012	22	10,060,249	10.16
October 2012	7	3,080,954	3.11
November 2012	37	16,853,925	17.02
December 2012	17	8,483,931	8.57
January 2013	10	5,131,050	5.18

Total:	193	$99,015,515	100.00%

Originator of the Group IV Mortgage Loans

Originator	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group IV Aggregate Principal Balance Outstanding as of the Cut-Off Date

Ohio Savings Bank	116	$64,108,145	64.75%
National City Mortgage Co.	39	16,762,844	16.93
IndyMac Bank F.S.B.	23	12,399,392	12.52
Other (Less than 5% Individually)	15	5,745,135	5.80

Total:	193	$99,015,515	100.00%

          Subject to a permitted variance of plus or minus 10%, as of the Cut-Off Date, the Group V Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

Principal Balances of the Group V Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Group V Aggregate Principal Balance Outstanding at Origination

50,001 - 100,000	2	$160,000	0.42%
100,001 - 150,000	5	682,317	1.77
150,001 - 200,000	5	913,474	2.38
200,001 - 250,000	5	1,213,667	3.16
250,001 - 300,000	7	1,865,969	4.85
300,001 - 350,000	10	3,239,871	8.43
350,001 - 400,000	5	1,839,666	4.78
400,001 - 450,000	4	1,698,220	4.42
450,001 - 500,000	15	7,143,262	18.58
500,001 - 550,000	9	4,802,494	12.49
550,001 - 600,000	4	2,340,500	6.09
600,001 - 650,000	2	1,265,000	3.29
650,001 - 700,000	3	2,067,864	5.38
700,001 - 750,000	2	1,410,800	3.67
750,001 - 800,000	1	800,000	2.08
850,001 - 900,000	1	900,000	2.34
900,001 - 950,000	2	1,860,000	4.84
950,001 - 1,000,000	2	1,904,250	4.95
Greater than of equal to 1,000,001	2	2,341,250	6.09

Total:	86	$38,448,604	100.00%

Principal Balances of the Group V Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Cut-Off Date ($)	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

50,001 - 100,000	2	$160,000	0.42%
100,001 - 150,000	5	682,317	1.77
150,001 - 200,000	5	913,474	2.38
200,001 - 250,000	5	1,213,667	3.16
250,001 - 300,000	7	1,865,969	4.85
300,001 - 350,000	10	3,239,871	8.43
350,001 - 400,000	5	1,839,666	4.78
400,001 - 450,000	4	1,698,220	4.42
450,001 - 500,000	15	7,143,262	18.58
500,001 - 550,000	9	4,802,494	12.49
550,001 - 600,000	4	2,340,500	6.09
600,001 - 650,000	2	1,265,000	3.29
650,001 - 700,000	3	2,067,864	5.38
700,001 - 750,000	2	1,410,800	3.67
750,001 - 800,000	1	800,000	2.08
850,001 - 900,000	1	900,000	2.34
900,001 - 950,000	2	1,860,000	4.84
950,001 - 1,000,000	2	1,904,250	4.95
Greater than or equal to 1,000,001	2	2,341,250	6.09

Total:	86	$38,448,604	100.00%

Geographic Distribution of the Mortgaged Properties of the Group V Mortgage Loans

Location	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

California	54	$27,946,399	72.69%
Maryland	3	1,543,666	4.01
Florida	4	1,532,314	3.99
New Jersey	4	1,247,233	3.24
New York	4	1,187,000	3.09
Texas	2	880,864	2.29
Colorado	3	852,492	2.22
Illinois	2	589,562	1.53
Virginia	2	560,000	1.46
District of Columbia	1	532,000	1.38
Arizona	1	422,500	1.10
Hawaii	1	381,000	0.99
Nevada	1	255,200	0.66
Mississippi	1	183,182	0.48
Minnesota	1	175,192	0.46
Connecticut	1	90,000	0.23
Ohio	1	70,000	0.18

Total:	86	$38,448,604	100.00%

Mortgage Interest Rates of the Group V Mortgage Loans as of the Cut-Off Date

Mortgage Interest Rate (%)	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

5.000 - 5.499	1	$247,989	0.64%
5.500 - 5.999	4	1,273,182	3.31
6.000 - 6.499	79	35,479,933	92.28
6.500 - 6.999	2	1,447,500	3.76

Total:	86	$38,448,604	100.00%

Mortgaged Property Types of the Group V Mortgage Loans

Mortgaged Property Type	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

Single Family Residence	51	$23,641,349	61.49%
PUD	13	6,556,944	17.05
Condominium	14	4,958,517	12.90
2-4 Family	8	3,291,795	8.56

Total:	86	$38,448,604	100.00%

Original Loan-to-Value Ratios of the Group V Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

0.01 - 50.00	8	$2,189,000	5.69%
50.01 - 55.00	3	1,998,250	5.20
55.01 - 60.00	6	3,225,500	8.39
60.01 - 65.00	9	5,039,258	13.11
65.01 - 70.00	13	5,190,039	13.50
70.01 - 75.00	9	4,019,539	10.45
75.01 - 80.00	38	16,787,018	43.66

Total:	86	$38,448,604	100.00%

Loan Programs of the Group V Mortgage Loans

Loan Program	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

Stated Documentation	48	$21,392,559	55.64%
No Documentation	14	7,393,250	19.23
Full Documentation	16	6,348,095	16.51
No Ratio	4	2,442,200	6.35
No Income/No Asset	4	872,500	2.27

Total:	86	$38,448,604	100.00%

FICO Scores for the Group V Mortgage Loans

FICO Score	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

620 - 639	4	$1,146,400	2.98%
640 - 659	7	2,794,739	7.27
660 - 679	7	3,408,500	8.87
680 - 699	13	5,675,269	14.76
700 - 719	10	5,137,435	13.36
720 - 739	9	4,530,344	11.78
740 - 759	8	3,377,000	8.78
760 - 779	14	6,541,295	17.01
780 - 799	11	4,820,423	12.54
Greater than or equal to 800	3	1,017,200	2.65

Total:	86	$38,448,604	100.00%

Loan Purpose of the Group V Mortgage Loans

Loan Purpose	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

Purchase	34	$17,624,191	45.84%
Refinance - Cashout	39	15,417,039	40.10
Refinance - Rate Term	13	5,407,374	14.06

Total:	86	$38,448,604	100.00%

Occupancy Status of the Group V Mortgage Loans

Occupancy Status*	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

Primary	76	$34,087,679	88.66%
Investment	8	3,977,500	10.34
Second Home	2	383,425	1.00

Total	86	$38,448,604	100.00%

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Product Types of the Group V Mortgage Loans

Product Type	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

ARM - 10 Year/6 Month	14	$5,225,370	13.59%
ARM - 10 Year/6 Month IO	20	8,858,382	23.04
ARM - 10 Year/1 Year	12	4,628,118	12.04
ARM - 10 Year/1 Year IO	40	19,736,734	51.33

Total:	86	$38,448,604	100.00%

Prepayment Penalty Terms on the Group V Mortgage Loans at Origination

Prepayment Penalty Term at Origination (months)	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

0
30
36
Total

Gross Margins of the Group V Mortgage Loans

Gross Margin (%)	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

1.500 - 1.999	1	$244,000	0.63%
2.000 - 2.499	5	1,480,389	3.85
2.500 - 2.999	80	36,724,215	95.52

Total:	86	$38,448,604	100.00%

Maximum Mortgage Rates of the Group V Mortgage Loans

Maximum Mortgage Rate (%)	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

10.000 - 10.499	1	$247,989	0.64%
10.500 - 10.999	2	709,000	1.84
11.000 - 11.499	50	23,262,763	60.50
11.500 - 11.999	3	1,111,682	2.89
12.000 - 12.499	29	12,217,170	31.78
12.500 - 12.999	1	900,000	2.34

Total:	86	$38,448,604	100.00%

Minimum Mortgage Rates of the Group V Mortgage Loans

Minimum Mortgage Rate (%)	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

2.000 - 2.499
Total

Lifetime Rate Caps of the Group V Mortgage Loans

Lifetime Rate Cap (%)	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

5.000 - 5.499	54	$24,767,252	64.42%
6.000 - 6.499	32	13,681,352	35.58

Total:	86	$38,448,604	100.00%

Initial Periodic Rate Caps of the Group V Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

5.000	85	$38,138,604	99.19%
6.000	1	310,000	0.81

Total	86	$38,448,604	100.00%

Subsequent Periodic Rate Caps of the Group V Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

1.000	33	$13,773,753	35.82%
2.000	53	24,674,852	64.18

Total	86	$38,448,604	100.00%

Month of Next Rate Adjustment of the Group V Mortgage Loans

Month of Next Rate Adjustment	Number of Group V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

June 2015	2	$444,892	1.16%
July 2015	2	764,000	1.99
August 2015	2	563,989	1.47
September 2015	1	183,182	0.48
October 2015	1	267,508	0.70
November 2015	2	1,219,233	3.17
December 2015	14	8,340,131	21.69
January 2016	62	26,665,669	69.35

Total:	86	$38,448,604	100.00%

Originator of the Group V Mortgage Loans

Originator	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group V Aggregate Principal Balance Outstanding as of the Cut-Off Date

IndyMac Bank F.S.B	79	$36,408,215	94.69%
Other (Less than 5% Individually)	7	2,040,389	5.31

Total:	86	$38,448,604	100.00%

          As of the Cut-Off Date, the Group II-V Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

Principal Balances of the Group II-V Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Group II-V Aggregate Principal Balance Outstanding at Origination

1 - 50,000	1	$49,600	0.01%
50,001 - 100,000	13	1,073,069	0.26
100,001 - 150,000	74	9,671,776	2.38
150,001 - 200,000	123	21,861,621	5.39
200,001 - 250,000	131	29,554,898	7.29
250,001 - 300,000	120	33,211,595	8.19
300,001 - 350,000	91	29,622,245	7.30
350,001 - 400,000	107	40,344,366	9.95
400,001 - 450,000	80	34,270,377	8.45
450,001 - 500,000	103	49,126,435	12.11
500,001 - 550,000	68	35,744,430	8.81
550,001 - 600,000	52	29,759,386	7.34
600,001 - 650,000	50	31,415,094	7.75
650,001 - 700,000	16	10,850,507	2.68
700,001 - 750,000	11	7,933,772	1.96
750,001 - 800,000	5	3,924,605	0.97
800,001 - 850,000	4	3,306,843	0.82
850,001 - 900,000	5	4,408,669	1.09
900,001 - 950,000	5	4,609,620	1.14
950,001 - 1,000,000	18	17,230,045	4.25
Greater than of equal to 1,000,001	5	7,631,500	1.88

Total:	1,082	$405,600,450	100.00%

Principal Balances of the Group II-V Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Cut-Off Date ($)	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

1 - 50,000	1	$49,600	0.01%
50,001 - 100,000	13	1,073,069	0.26
100,001 - 150,000	74	9,671,776	2.38
150,001 - 200,000	123	21,861,621	5.39
200,001 - 250,000	131	29,554,898	7.29
250,001 - 300,000	120	33,211,595	8.19
300,001 - 350,000	91	29,622,245	7.30
350,001 - 400,000	108	40,733,141	10.04
400,001 - 450,000	81	34,719,643	8.56
450,001 - 500,000	103	49,177,164	12.12
500,001 - 550,000	71	37,347,366	9.21
550,001 - 600,000	50	28,705,450	7.08
600,001 - 650,000	48	30,526,323	7.53
650,001 - 700,000	17	11,546,630	2.85
700,001 - 750,000	10	7,237,648	1.78
750,001 - 800,000	5	3,924,605	0.97
800,001 - 850,000	4	3,306,843	0.82
850,001 - 900,000	5	4,408,669	1.09
900,001 - 950,000	6	5,555,147	1.37
950,001 - 1,000,000	16	15,735,517	3.88
Greater than or equal to 1,000,001	5	7,631,500	1.88

Total:	1,082	$405,600,450	100.00%

Geographic Distribution of the Mortgaged Properties of the
Group II-V Mortgage Loans

Location	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

California	502	$214,283,707	52.83%
Arizona	88	24,387,888	6.01
Virginia	57	22,766,791	5.61
Florida	58	19,508,502	4.81
Maryland	39	16,161,379	3.98
Nevada	50	14,062,809	3.47
Washington	46	13,891,106	3.42
New Jersey	29	9,924,453	2.45
Oregon	45	9,589,254	2.36
Illinois	18	8,047,346	1.98
New York	18	7,934,974	1.96
Colorado	27	7,597,166	1.87
Massachusetts	11	5,553,215	1.37
Minnesota	9	4,659,040	1.15
Texas	13	4,187,005	1.03
Hawaii	5	2,485,475	0.61
Utah	11	2,312,140	0.57
Michigan	7	2,296,542	0.57
Georgia	6	2,173,918	0.54
Pennsylvania	6	1,628,850	0.40
District of Columbia	3	1,591,669	0.39
South Carolina	3	1,481,917	0.37
North Carolina	3	1,345,563	0.33
Tennessee	3	1,200,230	0.30
Missouri	4	1,029,054	0.25
Alabama	3	857,679	0.21
Montana	2	767,012	0.19
Indiana	3	718,066	0.18
Ohio	3	714,669	0.18
Rhode Island	1	580,000	0.14
Kentucky	1	453,540	0.11
Connecticut	2	397,000	0.10
Mississippi	2	330,477	0.08
Louisiana	1	275,881	0.07
Idaho	2	215,332	0.05
Delaware	1	190,800	0.05

Total:	1,082	405,600,450	100.00%

Mortgage Interest Rates of the Group II-V Mortgage Loans as of the Cut-Off Date

Mortgage Interest Rate (%)	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

4.000 - 4.499	3	$523,249	0.13%
4.500 - 4.999	4	1,512,800	0.37
5.000 - 5.499	84	43,347,767	10.69
5.500 - 5.999	471	176,870,844	43.61
6.000 - 6.499	506	177,208,993	43.69
6.500 - 6.999	13	5,820,988	1.44
7.000 - 7.499	1	315,810	0.08

Total:	1,082	$405,600,450	100.00%

Mortgaged Property Types of the Group II-V Mortgage Loans

Mortgaged Property Type	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

Single Family Residence	625	$239,200,945	58.97%
PUD	289	106,376,379	26.23
Condominium	120	42,147,752	10.39
2-4 Family	43	16,174,067	3.99
Townhouse	3	1,467,050	0.36
Cooperative	2	234,257	0.06

Total:	1,082	$405,600,450	100.00%

Original Loan-to-Value Ratios of the Group II-V Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

0.01 - 50.00	62	$21,292,229	5.25%
50.01 - 55.00	13	6,288,145	1.55
55.01 - 60.00	53	26,218,385	6.46
60.01 - 65.00	70	26,939,816	6.64
65.01 - 70.00	93	40,095,859	9.89
70.01 - 75.00	63	31,126,780	7.67
75.01 - 80.00	707	248,538,398	61.28
80.01 - 85.00	4	1,040,260	0.26
85.01 - 90.00	15	3,629,703	0.89
90.01 - 95.00	2	430,875	0.11

Total:	1,082	$405,600,450	100.00%

Loan Programs of the Group II-V Mortgage Loans

Loan Program	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

Stated Documentation	536	$198,424,177	48.92%
Full Documentation	337	126,116,838	31.09
No Documentation	157	62,538,329	15.42
No Ratio	36	13,171,982	3.25
No Income/No Asset	16	5,349,123	1.32

Total:	1,082	$405,600,450	100.00%

FICO Scores for the Group II-V Mortgage Loans

FICO Score	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

Not Available	1	$230,942	0.06%
600 - 619	1	646,069	0.16
620 - 639	22	6,003,431	1.48
640 - 659	43	15,784,036	3.89
660 - 679	91	30,979,508	7.64
680 - 699	176	62,842,304	15.49
700 - 719	146	51,010,866	12.58
720 - 739	172	66,537,085	16.40
740 - 759	151	60,474,493	14.91
760 - 779	159	65,709,759	16.20
780 - 799	89	35,543,371	8.76
Greater than or equal to 800	31	9,838,588	2.43

Total:	1,082	$405,600,450	100.00%

Loan Purpose of the Group II-V Mortgage Loans

Loan Purpose	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

Purchase	684	$250,129,686	61.67%
Refinance - Cashout	269	102,661,039	25.31
Refinance - Rate Term	129	52,809,725	13.02

Total:	1,082	$405,600,450	100.00%

Occupancy Status of the Group II-V Mortgage Loans

Occupancy Status*	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

Primary	907	$347,779,335	85.74%
Investment	137	42,665,118	10.52
Second Home	38	15,155,997	3.74

Total:	1,082	$405,600,450	100.00%

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Product Types of the Group II-V Mortgage Loans

Product Type	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

ARM - 3 Year/6 Month	8	$1,602,236	0.40%
ARM - 3 Year/6 Month IO	105	37,633,931	9.28
ARM - 5 Year/6 Month	13	3,334,363	0.82
ARM - 5 Year/6 Month IO	112	42,252,035	10.42
ARM - 7 Year/6 Month	3	1,342,758	0.33
ARM - 7 Year/6 Month IO	34	15,668,313	3.86
ARM - 10 Year/6 Month	14	5,225,370	1.29
ARM - 10 Year/6 Month IO	20	8,858,382	2.18
ARM - 3 Year/1 Year	18	6,019,881	1.48
ARM - 3 Year/1 Year IO	55	24,838,246	6.12
ARM - 5 Year/1 Year	44	14,027,807	3.46
ARM - 5 Year/1 Year IO	448	138,427,832	34.13
ARM - 7 Year/1 Year	54	25,268,159	6.23
ARM - 7 Year/1 Year IO	102	56,736,286	13.99
ARM - 10 Year/1 Year	12	4,628,118	1.14
ARM - 10 Year/1 Year IO	40	19,736,734	4.87

Total:	1,082	$405,600,450	100.00%

Prepayment Penalty Terms on the Group II-V Mortgage Loans at Origination

Prepayment Penalty Term at Origination (months)	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

0
30
36
Total

Gross Margins of the Group II-V Mortgage Loans

Gross Margin (%)	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

1.500 - 1.999	3	$597,294	0.15%
2.000 - 2.499	596	185,628,610	45.77
2.500 - 2.999	452	206,681,400	50.96
3.000 - 3.499	25	11,030,247	2.72
3.500 - 3.999	2	599,100	0.15
5.000 - 5.499	4	1,063,799	0.26

Total:	1,082	$405,600,450	100.00%

Maximum Mortgage Rates of the Group II-V Mortgage Loans

Maximum Mortgage Rate (%)	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

9.000 - 9.499	2	$422,749	0.10%
10.000 - 10.499	26	10,457,774	2.58
10.500 - 10.999	288	95,342,999	23.51
11.000 - 11.499	412	151,923,367	37.46
11.500 - 11.999	196	86,620,699	21.36
12.000 - 12.499	154	58,591,929	14.45
12.500 - 12.999	4	2,240,933	0.55

Total:	1,082	$405,600,450	100.00%

Minimum Mortgage Rates of the Group II-V Mortgage Loans

Minimum Mortgage Rate (%)	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

2.000 - 2.499
2.500 - 2.999
Total

Lifetime Rate Caps of the Group II-V Mortgage Loans

Lifetime Rate Cap (%)	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

5.000 - 5.499	674	$227,438,961	56.07%
6.000 - 6.499	408	178,161,489	43.93

Total:	1,082	$405,600,450	100.00%

Initial Periodic Rate Caps of the Group II-V Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

2.000	49	$20,883,717	5.15%
3.000	49	17,382,276	4.29
4.000	1	180,000	0.04
5.000	808	284,007,882	70.02
6.000	175	83,146,575	20.5

Total:	1,082	$405,600,450	100.00%

Subsequent Periodic Rate Caps of the Group II-V Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

1.000	271	$107,179,276	26.42%
2.000	810	298,021,174	73.48
2.250	1	400,000	0.10

Total:	1,082	$405,600,450	100.00%

Month of Next Rate Adjustment of the Group II-V Mortgage Loans

Month of Next Rate Adjustment	Number of Group II-V Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

November 2007	1	$190,800	0.05%
January 2008	1	169,736	0.04
March 2008	1	127,170	0.03
June 2008	2	645,350	0.16
July 2008	10	4,687,071	1.16
August 2008	16	8,458,438	2.09
September 2008	30	9,628,965	2.37
October 2008	73	24,797,741	6.11
November 2008	36	14,702,822	3.62
December 2008	13	5,855,456	1.44
January 2009	3	830,744	0.20
April 2010	3	644,381	0.16
June 2010	4	1,065,341	0.26
July 2010	17	4,834,015	1.19
August 2010	70	22,205,193	5.47
September 2010	243	69,510,884	17.14
October 2010	176	54,122,424	13.34
November 2010	72	33,758,702	8.32
December 2010	15	6,443,396	1.59
January 2011	17	5,457,700	1.35
April 2012	2	1,201,000	0.30
May 2012	5	3,642,625	0.90
June 2012	10	6,261,197	1.54
July 2012	36	19,799,609	4.88
August 2012	47	24,500,976	6.04
September 2012	22	10,060,249	2.48
October 2012	7	3,080,954	0.76
November 2012	37	16,853,925	4.16
December 2012	17	8,483,931	2.09
January 2013	10	5,131,050	1.27
June 2015	2	444,892	0.11
July 2015	2	764,000	0.19
August 2015	2	563,989	0.14
September 2015	1	183,182	0.05
October 2015	1	267,508	0.07
November 2015	2	1,219,233	0.30
December 2015	14	8,340,131	2.06
January 2016	62	26,665,669	6.57

Total:	1,082	$405,600,450	100.00%

Originator of the Group II-V Mortgage Loans

Originator	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Group II-V Aggregate Principal Balance Outstanding as of the Cut-Off Date

Sierra Pacific Mortgage, Inc.	387	$106,962,070	26.37%
Ohio Savings Bank	157	85,707,560	21.13
IndyMac Bank F.S.B.	157	69,597,384	17.16
National City Mortgage Co.	114	51,193,454	12.62
GreenPoint Mortgage Funding, Inc.	112	42,725,178	10.53
Other (Less than 5% Individually)	155	49,414,805	12.18

Total:	1,082	$405,600,450	100.00%

The Index

          As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each ARM Loan will generally be (A) with respect to approximately 65.90%, 55.98%, 23.02%, 17.18%, 36.63% and 28.58% of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group II-V Mortgage Loans, respectively, by aggregate principal balance as of the Cut-Off Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note (“Six-Month LIBOR”), (B) with respect to approximately 4.33%, 5.52%, 2.45% and 2.15% of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans and Group II-V Mortgage Loans, respectively, by aggregate principal balance as of the Cut-Off Date, the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as published in the Federal Reserve Statistical Release H.15 (519) as most recently announced as of a date 45 days prior to that Adjustment Date (“One-Year CMT”) and (C) with respect to approximately 29.77%, 38.51%, 74.53%, 82.82%, 63.37% and 69.27% of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans and Group II-V Mortgage Loans, respectively, by aggregate principal balance as of the Cut-Off Date, the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note. The index figure used for each interest rate adjustment date will be the most recently available index as of the interest rate adjustment date. In the event that the related Index becomes unavailable or otherwise unpublished, the related Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Underwriting Standards

          Sierra Pacific Mortgage, Inc. The information set forth in this section with regard to underwriting standards of Sierra Pacific Mortgage, Inc. (“SPM” or, an “Originator”) has been provided to the Depositor or compiled from information provided to the Depositor by SPM. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Custodian, the Sponsor, the other Originators, the Servicers, the Underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

          Approximately 11.21 % of the Group I Mortgage Loans and approximately 26.37% of the Group II-V Mortgage Loans (the “SPM Mortgage Loans”), which will be acquired on the Closing Date by the Depositor from the Sponsor, were acquired by the Sponsor from SPM prior to the Closing Date. All of the SPM Mortgage Loans were originated or acquired by SPM in accordance with the underwriting criteria described in this section.

          Loans originated and closed by SPM are principally first lien, fixed or adjustable rate mortgage loans secured by single family residences. SPM offers many loan programs including FHA, VA, conforming conventional, jumbo, Alt A and second mortgage loans.

          All mortgage loans closed or purchased by SPM must meet credit, appraisal and underwriting standards acceptable to SPM, agency and investor guidelines. SPM’s underwriting standards are applied in accordance with applicable federal, state, county and city laws and regulations.

          The data used by SPM to complete the underwriting analysis may be obtained by a third party. SPM utilizes a third party QC credit report, provided either by an automated underwriting engine or an in file credit report ordered in our offices, in the loan decision. A third party title search of the subject property is used to assist the underwriter in determining if a property may be part of a flipping scheme. An automated valuation model can assist the underwriter in evaluating if the appraised value of the collateral is reasonable. Also, on occasion appraisal reviews are required as part of the investor guidelines or at underwriter discretion.

          SPM may traditionally underwrite a loan file or require the approval of the loan through an automated underwriting engine. SPM is currently using the following underwriting engines: Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector, RFC’s Assetwise and Countrywide’s Clout. We have also developed our own internal automated underwriting engine. Our engine was designed in partnership with RFC and is based on the Assetwise design. Our engine is available for use on several of our jumbo, Alt A and second mortgage programs. The engine is rules based.

          SPM requires an automated loan approval using Desktop Underwriter or Loan Prospector on all conforming conventional product. Automated underwriting approval may be required on other loan programs based upon the investor guidelines.

          In assessing a prospective borrower’s credit worthiness, SPM may use credit scores provided by the following repositories: Experian, Empirica and Beacon. Some loan programs offered by SPM have minimum credit score requirements.

          SPM’s underwriting standards are applied to evaluate the prospective borrower’s credit standing and willingness and ability to repay along with the value and adequacy of the mortgage property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest, property taxes and as applicable, hazard insurance, flood insurance, mortgage insurance and homeowner association dues) to the borrower’s gross income (housing ratio) and ratio of the total monthly debt to the borrower’s gross monthly income (debt to income ratio) are within acceptable tolerances. The acceptable tolerances vary depending on loan program and whether or not an automated loan approval is required. In addition to meeting the ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Cash reserves after loan closing may also be required.

          The nature of the information that a borrower is required to disclose and whether the information is verified depends on the documentation program used in the loan origination process. In all cases, a prospective borrower is required to complete a loan application (with varying amounts of information, again, depending on the program type) and a credit report, title report, an appraisal or property inspection, hazard insurance and (as applicable) flood insurance is required.

          A prospective borrower may be eligible for a loan approval process that limits or eliminates the standard loan disclosure and/or verification requirements.

          In general, a full documentation loan program requires that each borrower complete a loan application with respect to the applicant’s most recent two year residence and employment histories, income, assets, liabilities and other personal information which the underwriter will verify.

          Other programs offered by SPM require less information and/or no verification regarding employment history, qualifying income or assets. The stated income program (as referred to as a reduced doc program) requires a two year consistent income and employment history on the loan application but income is stated by the borrower but not verified by the underwriter. The no ratio program requires a two year consistent income and employment history but the borrower does not state any income (so the ratios cannot be calculated by the underwriter). There is no employment, income or asset documentation disclosed on the loan application on a no doc program. Lastly, we offer a stated/stated program where the two year employment history, income and assets are stated by the borrower but not verified. All of these loan programs have more stringent credit requirements than a full documentation loan program.

          GreenPoint Mortgage Funding, Inc. The information set forth in this section with regard to the underwriting standards of GreenPoint Mortgage Funding, Inc. (“GreenPoint” or, an “Originator”) has been provided to the Depositor or compiled from information provided to the Depositor by GreenPoint. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Sponsor, the other Originators, the Underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

          Approximately 25.67% of the Group I Mortgage Loans and approximately 10.53% of the Group II-V Mortgage Loans (the “GreenPoint Mortgage Loans”), which will be acquired on the Closing Date by the Depositor from the Sponsor, were acquired by the Sponsor from GreenPoint prior to the Closing Date. All of the GreenPoint Mortgage Loans were originated or acquired by GreenPoint in accordance with the underwriting criteria described in this section.

          Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint’s underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

          In assessing a prospective borrower’s creditworthiness, GreenPoint may use FICO® credit scores. FICO credit scores are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on, a borrower’s credit history. FICO credit scores were not developed to predict the likelihood of default. on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

          In determining whether a prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower’s monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios (“LTV”), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50%with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV’s. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

          As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower’s income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower’s recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower’s most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the borrower’s length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

          GreenPoint acquires or originates many mortgage loans under “limited documentation” or “no documentation” programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

          Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint’s underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint’s standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint’s prior experience with the correspondent lender and the results of the quality control review process itself.

          In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint’s Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

          GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint’s underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

          Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV’s between 80.01% and 85.00%, 25%for LTV’s between 85.01% and 90% and 30% for LTV’s between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

          GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

          Ohio Savings Bank. The information set forth in this section with regard to underwriting standards of Ohio Savings Bank (“OSB” or, an “Originator”) has been provided to the Depositor or compiled from information provided to the Depositor by OSB. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Custodian, the Sponsor, the other Originators, the Servicers, the Underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

          Approximately 21.13% of the Group II-V Mortgage Loans (the “OSB Mortgage Loans”), which will be acquired on the Closing Date by the Depositor from the Sponsor, were acquired by the Sponsor from OSB prior to the Closing Date. All of the OSB Mortgage Loans were originated or acquired by OSB in accordance with the underwriting criteria described in this section.

General

          OSB through its mortgage banking division, originates or acquires first lien residential mortgage loans on a nationwide basis primarily through approved wholesale brokers and correspondents. In addition, OSB originates loans through its retail bank branches and loan production offices.

          OSB makes extensive use of its proprietary automated underwriting engine, Gemstone AU, which leverages the Fannie Mae automated underwriting product, Desktop Underwriter (DU), to evaluate a borrower’s loan request. All loan requests are eligible to access Gemstone AU and most Gemstone AU requests access and receive a DU evaluation as a part of the overall AU process. Depending on the type of loan requested, the borrower’s circumstances and the anticipated investor for a loan, Gemstone AU may apply OSB’s underwriting guidelines in conjunction with, and as a modification to, the DU recommendation or, in some circumstances, use the unaltered DU recommendation and in other circumstances create an entire Gemstone AU recommendation.

          Loan requests are underwritten for compliance with the Gemstone AU recommendation and OSB’s standards and guidelines prior to a loan being originated or purchased. With respect to the loans sold to DB Structured Products, Inc., OSB primarily employs the use of contract underwriting services offered by some of the private mortgage insurance companies to perform the underwrite and validation of the individual loan. Loans with balances of $650,000 or less are eligible to be underwritten via a contract underwriting relationship and account for the vast majority of all underwriting decisions. Loans exceeding $650,000 are underwritten by an OSB staff underwriter. A select segment of correspondents and brokers have been granted varying degrees of delegated underwriting authority.

Underwriting Standards

          The OSB underwriting guidelines and product guidelines for loans sold to DB Structured Products, Inc. generally follow standard Fannie Mae Guidelines, and are designed to evaluate the borrower’s ability to repay the loan, their prior credit history, and availability of funds required for closing and cash reserves, as well as to evaluate the acceptability of the property to be mortgaged as collateral. OSB may consider a loan to have met its guidelines where specific criteria are not met if, under evaluation of all of the information available, acceptable compensating factors exist. The OSB underwriting guidelines and product guidelines are updated from time to time.

          The use of OSB’s underwriting and product guidelines does not imply that each specific criterion was satisfied individually. OSB will consider a mortgage loan to be originated in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with OSB’s guidelines. Even if one or more specific criteria included in the guidelines were not satisfied, if other factors compensated for the standards that were not satisfied, the mortgage loan may be considered to be in substantial compliance with OSB’s underwriting and product guidelines.

          OSB requires that the prospective borrower’s sources of income have the probability of continuing and are adequate to support the loan terms requested. The underwriter will review the prospective borrower’s history of receiving stable income from employment (or other verifiable sources), as well as evaluating the likelihood that the income will continue to be received in the foreseeable future. Emphasis is on the continuity of stable income, therefore a prospective borrower who has changed jobs frequently, while earning a consistent and predictable income, may also be acceptable for underwriting approval. OSB offers several low or no document programs in which the prospective borrower’s monthly income and/or asset level is accepted as stated on their application, and certain underwriting documentation regarding income or employment verification or asset documentation is waived. Generally, under these programs, greater reliance is placed on the value and adequacy of the mortgaged property as collateral, the prospective borrower’s past credit performance and, if applicable, the level of liquid assets maintained by the prospective borrower. More restrictive loan-to-value maximums, and higher credit score requirements are generally applied to loans underwritten under these programs.

          The underwriter will evaluate the intent and willingness of a borrower to repay the mortgage loan in a timely manner. In general, intent is evaluated based on past credit performance and the prospective borrower’s equity. The prospective borrower’s past regard for such obligations, and the source and amount of the down payment are also evaluated. OSB utilizes credit scores provided by credit reporting agencies to assist in the analysis of an applicant’s credit history. Under appropriate circumstances, OSB may also consider a private mortgage or rent payment history, in addition to the applicant’s credit history and credit scoring as maintained at credit reporting agencies.

          With respect to loans sold to DB Structured Products, Inc., in order to determine the marketability of a property, an independent property valuation must be obtained from a licensed appraiser. OSB’s underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent valuation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future. The loan-to-value (LTV) is based upon the lesser of the sales price, if applicable, or the appraisal. Eligible properties include 1-4 family, attached and detached condominiums, planned unit developments, and manufactured homes for use as the prospective borrower’s primary residence, second home, or investment property. Generally, for loans of $1,000,000 or more, two appraisals may be required from two different appraisers.

          OSB offers loan amounts as detailed in the product guidelines for various occupancy types (e.g. primary residence, second home and investor) and various loan purposes (e.g. purchase, limited cash out refinance or cash out refinance). Limited cash out refinance is a Fannie Mae term representing the inclusion (in the new mortgage balance) of the payoff of any existing first lien mortgage balance, any secondary financing in existence at least 12 months, all closing costs and prepaid items and any cash back to the prospective borrower that does not exceed the lesser of 2% of the new mortgage amount or $2,000.

          OSB may also provide secondary financing to a borrower contemporaneously with the origination of the first mortgage loan. In such instances, OSB’s underwriting and product guidelines applied to the first mortgage loan request are based on the combined loan-to-value ratio.

Additional Information

          The description of the Mortgage Pool and the Mortgaged Properties herein is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Mortgage Loans may vary.

          The description in this free writing prospectus of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool, as presently constituted. Prior to the issuance of the certificates, the Depositor may add or remove Mortgage Loans from the Mortgage Pool if it deems such addition or removal necessary or appropriate.

ISSUING ENTITY

          Deutsche Alt-A Securities, Inc. Mortgage Loan Trust 2006-AR1 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Deutsche Alt-A Securities, Inc. Mortgage Loan Trust

2006-AR1 will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “Description of the Agreements — Amendment” in the prospectus.

          The assets of the Deutsche Alt-A Securities, Inc. Mortgage Loan Trust 2006-AR1 will consist of the Mortgage Loans and certain related assets.

          Deutsche Alt-A Securities, Inc. Mortgage Loan Trust 2006-AR1’s fiscal year end is December 31.

THE DEPOSITOR

          Deutsche Alt-A Securities, Inc., the depositor, is a special purpose corporation incorporated in the State of Delaware on August 29, 2002. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-5000.

          The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no material duties or responsibilities with respect to the pool assets or securities.

          All of the shares of capital stock of the depositor are held by DB Structured Products, Inc., a Delaware corporation.

THE SPONSOR

          DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

          Through December 31, 2005, the Sponsor has purchased over $26 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

          The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005

		Total Portfolio of		Total Portfolio of
		Loans		Loans
Loan Type	Number	($)	Number	($)

Alt-A ARM	—	—	3,466	1,088,327,305
Alt-A Fixed	—	—	17,892	3,361,707,721
Prime ARM	3,612	1,096,433,033	—	—
Prime Fixed	5,275	986,186,740	—	—
Scratch & Dent/Reperf	1,376	135,671,795	4,913	500,710,103
Seconds	—	—	5,227	258,281,341
SubPrime	31,174	5,481,240,453	71,747	13,066,859,416
Seasoned	—	—	1,827	165,210,069
TOTAL:	41,437	7,699,532,021	105,072	18,441,095,955

Description of the Certificates

General

          The Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR1, Mortgage Pass-Through Certificates will consist of the certificates issued pursuant to the Pooling and Servicing Agreement, to be dated as of the Cut-Off Date, among, the Depositor, the Master Servicer, the Securities Administrator and the Trustee (the “Pooling and Servicing Agreement”). The certificates consist of the various classes of certificates reflected in the term sheet, which we refer to as the Offered Certificates, the Class I-CE Certificates, certain classes of Class B Certificates, Class P Certificates and certain classes of Class R Certificates, which we are not offering publicly. The Offered Certificates relating to the Group I Mortgage Loans are referred to herein collectively as the Group I Certificates. The Group I Certificates consist of various classes of Class A Certificates which we refer to as the Group I Senior Certificates and various classes of Class I-M Certificates which we refer to herein collectively as the Mezzanine Certificates. The Offered Certificates relating to the Group II-V Mortgage Loans are referred to herein collectively as the Group II-V Certificates. The Group II-V Certificates consist of various classes of Class A Certificates which we refer to herein collectively as the Group II-V Senior Certificates and various classes of subordinate certificates which we refer to herein collectively as the Group II-V Subordinate Certificates. The Group II-V Senior Certificates consist of various classes of Class A Certificates relating to each loan group and are referred to herein as the Group II Senior Certificates, Group III Senior Certificates, Group IV Senior Certificates and Group V Senior Certificates, as applicable. We refer to the various classes of Class R Certificates as the Residual Certificates. The aggregate initial certificate principal balance of the Group I Certificates will be less than the aggregate principal balance of the Group I Mortgage Loans as of the Cut-Off Date. The aggregate initial certificate principal balance of the Group II-V Certificates will be approximately equal to the aggregate principal balance of the Group II-V Mortgage Loans as of the Cut-Off Date.

          Distributions on the Offered Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in February 2006 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for the Group I Certificates and any Distribution Date is the Business Day preceding such Distribution Date. The “Record Date” for the Group II-V Certificates and any Distribution Date is the last business day of the month immediately preceding the month in which the related Distribution Date occurs. The “Due Date” related to each Distribution Date will be the first day of the month in which such Distribution Date occurs. The

“Determination Date” will be a day not later than the 15th day in the month in which such Distribution Date occurs. The “Due Period” related to each Distribution Date will be the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs. The “Prepayment Period” related to each Distribution Date will be (i) with respect to the Mortgage Loans serviced by National City Mortgage Co. and IndyMac Bank, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs, (ii) with respect to the Mortgage Loans serviced by GreenPoint Mortgage Funding, Inc. and Wells Fargo Bank, National Association, the calendar month immediately preceding the month in which such Distribution Date occurs and (iii) with respect to the Mortgage Loans serviced by GMAC Mortgage Corporation, the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

          The “Interest Accrual Period” for the Group I Certificates shall be (a) as to the Distribution Date in February 2006, the period commencing on the Closing Date and ending on the day preceding the Distribution Date in February 2006, and (b) as to any Distribution Date after the Distribution Date in February 2006, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date. The Interest Accrual Period for the Group II-V Certificates and each Distribution Date will be the calendar month preceding the month in which that Distribution Date occurs. Interest on the Group I Certificates will be calculated based on a 360-day year and the actual number of days elapsed in the related Interest Accrual Period. Interest on the Group II-V Certificates will be calculated based on a 360-day year consisting of twelve 30-day months.

          The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund established by the Depositor into which the Mortgage Loans will be deposited. The Group I Certificates are backed by the Group I Mortgage Loans and have the benefit of an interest rate swap agreement. The Group II-V Certificates are backed by the Group II-V Mortgage Loans.

          The Offered Certificates (other than the Class A-R Certificates) are offered in minimum denominations equivalent to at least $25,000 initial certificate principal balance each and multiples of $1 in excess thereof. The Class A-R Certificates will be offered in registered, certificated form in a single denomination of 100% percentage interest.

Book-Entry Registration

          The Offered Certificates, other than the Class A-R Certificates, will be book-entry certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries, names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank will act as depository for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositories”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Offered Certificates, other than the Class A-R Certificates, will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

          The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

          Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

          Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

          Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date. For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

          Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

          Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

          Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

          Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

          Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

          Under a book-entry format, Certificate Owners of the Book–Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will he credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations—REMIC—Taxation of Certain Foreign Investors” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more

Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

          Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

          In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          None of the Depositor, the Master Servicer, the Servicers, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

Transfer Restrictions

          Any investor in the Offered Certificates (other than the Class A-R Certificates) will be deemed to make certain representations described in this free writing prospectus under “ERISA Considerations”. The Class A-R Certificates are subject to transfer restrictions described in the prospectus under “ERISA Considerations” and “Material Federal Income Tax Considerations”.

Table of Fees and Expenses

          The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund, while the Offered Certificates are outstanding.

          All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the Mortgage Loans.

Item	Fee or Expense	Paid To	Paid From	Frequency

Servicer Fee(1)	a rate per annum not to exceed 0.37% of the Stated Principal Balance of each Mortgage Loan	Servicer	Mortgage Loan Interest Collections	Monthly

P&I Advances and Servicing Advances	To the extent of funds available, the amount of any advances and servicing advances	Servicer or Master Servicer, as applicable

With respect to each mortgage loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan

Time to Time

Nonrecoverable Advances and Servicing Advances	The amount of any advances and servicing advances deemed nonrecovreable	Servicer or Master Servicer, as applicable	All collections on the mortgage loans	Time to Time

Reimbursement for certain expenses, costs and liabilities incurred by the servicer, the master servicer, the securities administrator, the insurer, the sponsor or the depositor in connection with any legal action relating to the pooling agreement or the certificates (2)

	The amount of the expenses, costs and liabilities incurred	Servicer, Master Servicer, Securities Administrator, Sponsor or Depositor, as applicable	All collections on the mortgage loans	Time to Time

Indemnification expenses	Amounts for which the sponsor, the servicers, the master servicer, the securities administrator and the depositor are entitled to indemnification (3)	Servicers, Master Servicer, Securities Administrator Sponsor or Depositor, as applicable	All collections on the mortgage loans (or, in the case of each Servicer, the related Mortgage Loan)	Time to Time

Indemnification expenses	Amounts for which the trustee or custodian is entitled to indemnification (4)	Trustee or Custodian, as applicable	All collections on the mortgage loans	Time to Time

Reimbursement for any amounts payable by the trustee for recording of assignments of mortgages to the extent not paid by the servicer	The amounts paid by the Trustee or Custodian	Trustee or Custodian, as applicable	All collections on the mortgage loans	Time to Time

Reimbursement for costs associated with the transfer of servicing or master servicing in the event of termination of the master servicer or a defaulting servicer

The amount of costs incurred by the master servicer or the trustee in connection with the transfer of servicing to the master servicer or a successor servicer or the trustee in the event of termination of a terminated servicer or the master servicer to the extent not paid by the terminated servicer or master servicer

		Trustee or Master Servicer, as applicable	All collections on the mortgage loans	Time to Time

Reimbursement for any expenses incurred by the trustee in connection with a tax audit of the trust	The amount incurred by the trustee in connection with a tax audit of the trust	Trustee and Securities Administrator	All collections on the mortgage loans	Time to Time

(1)	The servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the Certificateholders.

(2)	The master servicer pays trustee fees and ongoing custodial and safekeeping fees out of its compensation.

(3)	See “Securities Administrator, the Master Servicer and the Custodians” herein.

(4)	See “ The Trustee “ herein.

Group I Available Distribution Amount

          The Group I Available Distribution Amount (as defined below) for any Distribution Date will be distributed on such Distribution Date by the Securities Administrator to the related certificateholders, as specified herein.

          The “Group I Available Distribution Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

the total amount of all cash received by or on behalf of the related Servicers with respect to the Group I Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries), except:

	•	all scheduled payments of principal and interest collected on the Group I Mortgage Loans but due on a date after the related Due Date;

•

all partial principal prepayments received with respect to the Group I Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments;

	•	all Prepayment Charges received in connection with the Group I Mortgage Loans;

•

all prepayments in full received with respect to the Group I Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such prepayments in full;

	•	liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries received on the Group I Mortgage Loans after the related Prepayment Period;

•

all amounts reimbursable to the related Servicer pursuant to the terms of the related servicing agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of the Pooling and Servicing Agreement;

• reinvestment income on the balance of funds, if any, in the related custodial account or related distribution account; and

• any fees payable to the related Servicers and any premiums payable in connection with any lender paid primary mortgage insurance policies;

(2)	all Advances made by the related Servicers and/or the Master Servicer for that Distribution Date;

(3)	any amounts paid as Compensating Interest on the Group I Mortgage Loans by the related Servicers and/or the Master Servicer for that Distribution Date; and

(4)	the total amount of any cash deposited in the related distribution account in connection with the repurchase of any Group I Mortgage Loans by the Depositor or the Sponsor.

Glossary of Definitions Relating to the Priority of Distributions on the Group I Certificates

          Certain definitions are necessary to understand the priority of interest and principal distributions to the Group I Certificates. These terms are defined below and highlighted within the various definitions.

          “Administration Fee Rate” with respect to each Group I Mortgage Loan will be equal to the related servicing fee rate.

          “Allocated Realized Loss Amount”: The Allocated Realized Loss Amount with respect to any class of Group I Senior Certificates (to which realized losses may be allocated), Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

          “Bankruptcy Loss” will be any Debt Service Reduction or Deficient Valuation with respect to a Group I Mortgage Loan.

          “Certificate Principal Balance” with respect to a Group I Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Group I Mortgage Loans and the other assets in the trust fund relating to the Group I Mortgage Loans. The Certificate Principal Balance of a Group I Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate, reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) with respect to the Mezzanine Certificates, any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses incurred on the Group I Mortgage Loans in the manner described herein; provided that, the Certificate Principal Balance of any class of Mezzanine Certificates with the highest payment priority to which Realized Losses on the Group I Mortgage Loans have been allocated shall be increased by the amount of any Subsequent Recoveries on the Group I Mortgage Loans received by the related Servicer or the Master Servicer, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate and not previously reimbursed to such certificate as an Allocated Realized Loss Amount. The Certificate Principal Balance of the Class I-CE Certificate as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Group I Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Group I Senior Certificates and the Mezzanine Certificates. The initial Certificate Principal Balance of each of the Class I-P1 Certificates and Class I-P2 Certificates is equal to $100.

          “Class I-M Principal Distribution Amount” will be, with respect to each class of Mezzanine Certificates and any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution Amount for that Distribution Date after distributions to the Supplemental Interest Trust as described herein and after distribution of the Group I Senior Principal Distribution Amount to the Group I Senior Certificates and the Class I-M Principal Distribution Amount to each class of Mezzanine Certificates with a higher payment priority or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of:

•

the remaining Group I Principal Distribution Amount for that Distribution Date after distributions to the Supplemental Interest Trust as described herein, distribution of the Group I Senior Principal Distribution Amount to the Group I Senior Certificates and the Class I-M Principal Distribution Amount to each class of Mezzanine Certificates with a higher payment priority; and

•

the excess (if any) of (A) the aggregate Certificate Principal Balance of such class of Mezzanine Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates and each class of Mezzanine Certificates with a higher payment priority (after taking into account the payment of the Group I Senior Principal Distribution Amount and the Class I-M Principal Distribution Amount to each class of Mezzanine Certificates with a higher payment priority for such Distribution Date) and (y) the product of (a) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (b) the sum of a percentage required by the Rating Agencies to achieve the ratings set forth in the term sheet and the related Required Overcollateralization Percentage.

          “Debt Service Reduction” will be any reduction of the amount of the monthly payment on a Group I Mortgage Loan made by a bankruptcy court in connection with a personal bankruptcy of a mortgagor.

          “Deficient Valuation” will be, in connection with a personal bankruptcy of a mortgagor, the positive difference, if any, resulting from the outstanding principal balance on a Group I Mortgage Loan less a bankruptcy court’s valuation of the related Mortgaged Property.

          “Group I Credit Enhancement Percentage” for any Distribution Date and any class of Group I Certificates will be the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate

Principal Balance of the class or classes of Group I Certificates subordinate thereto and (ii) the Overcollateralization Amount by (y) the aggregate principal balance of the Group I Mortgage Loans, calculated after taking into account distributions of principal on the Group I Mortgage Loans and distribution of the Group I Principal Distribution Amount to the holders of the Group I Certificates then entitled to distributions of principal on such Distribution Date.

          “Group I Principal Distribution Amount” for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections on the Group I Mortgage Loans, including insurance proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans, (iv) the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the amount of any Overcollateralization Reduction Amount for such Distribution Date and any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodian, the Master Servicer or the Securities Administrator prior to distributions being made on the Group I Certificates. In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Group I Certificates.

          “Group I Principal Remittance Amount” for any Distribution Date and the Group I Mortgage Loans will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount, net of any amounts payable or reimbursable therefrom to the related Servicers, the Trustee, the Custodian, the Master Servicer or the Securities Administrator.

          “Group I Required Overcollateralization Amount” Initially, shall mean an amount equal to the product of (i) a percentage ranging from 0.65% to 0.75% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the Cut-Off Date, which may be decreased as described under “—Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates.

          “Group I Senior Principal Distribution Amount” will be, with respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the Group I Principal Distribution Amount remaining after distributions to the Supplemental Interest Trust as described herein or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of:

•	the Group I Principal Distribution Amount remaining after distributions to the Supplemental Interest Trust as described herein for that Distribution Date; and

•

the excess (if any) of (A) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (ii) the product of (x) the aggregate principal balance of the Group I Mortgage

Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (y) the sum of the percentage required by the Rating Agencies to achieve the ratings set forth in the term sheet and the related Required Overcollateralization Percentage.

          “Group I Stepdown Date” will be the earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date in February 2009 and (y) the first Distribution Date on which the Group I Credit Enhancement Percentage of the Group I Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Group I Mortgage Loans, but prior to any distribution of the Group I Principal Distribution Amount to the holders of the Group I Certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to the percentage required by the Rating Agencies to achieve the ratings set forth in the term sheet.

          “Group I Trigger Event” with respect to any Distribution Date and the Group I Certificates, a Group I Trigger Event is in effect if (x) the percentage obtained by dividing (i) the aggregate outstanding principal balance of Group I Mortgage Loans delinquent 60 days or more (including Group I Mortgage Loans in foreclosure, REO or discharged in bankruptcy) by (ii) the aggregate principal balance of the Group I Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds the percentage of the Group I Credit Enhancement Percentage of the Group I Senior Certificates for the prior Distribution Date as required by the Rating Agencies to achieve the ratings set forth in the term sheet, or (y) the aggregate amount of Realized Losses with respect to the Group I Mortgage Loans incurred since the Cut-Off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Group I Mortgage Loans as of the Cut-Off Date exceeds the percentages required by the Rating Agencies to achieve the ratings set forth in the term sheet with respect to each Distribution Date.

          “Interest Carry Forward Amount” with respect to any class of Group I Certificates and any Distribution Date will be equal to the amount, if any, by which the related Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date, together with any related Interest Carry Forward Amount with respect to such class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

          “Interest Distribution Amount” will be, with respect to any class of Group I Certificates on any Distribution Date, interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance of that class immediately prior to such Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the related Servicers, Relief Act Interest Shortfalls and, with respect to the Mezzanine Certificates, such class’ allocable share of the interest portion of Realized Losses incurred on the Group I Mortgage Loans.

          “Interest Remittance Amount” for any Distribution Date and the Group I Mortgage Loans will be that portion of the Group I Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans.

          “Liquidated Loan” will be a Group I Mortgage Loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such Group I Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

          “Liquidation Proceeds” will be amounts received by the related Servicer in connection with the liquidation of a defaulted Group I Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds.

          “Net Monthly Excess Cashflow” for any Distribution Date and the Group I Mortgage Loans will be equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Group I Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Group I Senior Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the related Mezzanine Certificates, the Group I Principal Remittance Amount and any Net Swap Payment or Swap Termination Payment (not caused by the occurrence of a Swap Provider Trigger Event) owed to the Swap Provider.

          “Net Mortgage Rate” for each Group I Mortgage Loan will be equal to the mortgage rate thereon less the related Administration Fee Rate.

          “Net WAC Pass-Through Rate” for the Group I Certificates and any Distribution Date, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group I Mortgage Loans in the prior calendar month minus the fees payable to the related Servicers with respect to the Group I Mortgage Loans for such Distribution Date and the Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

          “Net WAC Rate Carryover Amount” with respect to the Group I Certificates and any Distribution Date on which the related Pass-Through Rate is limited to the related Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such certificates would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such certificates on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the related Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

          “Overcollateralization Amount” with respect to any Distribution Date following the Closing Date will be an amount by which the aggregate outstanding principal balance of the Group I Mortgage Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Group I Senior Certificates and Mezzanine Certificates after taking into account the payment of the Group I Principal Remittance Amount on such Distribution Date.

          “Overcollateralization Increase Amount” with respect to any Distribution Date and the Group I Mortgage Loans will be the amount, if any of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the Group I Certificates then entitled to distributions of principal to the extent the Group I Required Overcollateralization Amount exceeds the Overcollateralization Amount.

          “Overcollateralization Reduction Amount” for any Distribution Date and the Group I Mortgage Loans is the amount by which the Overcollateralization Amount exceeds the Group I

Required Overcollateralization Amount, but is limited to the Group I Principal Remittance Amount. The Overcollateralization Reduction Amount will be zero when a Group I Trigger Event is in effect.

          “Pass-Through Rate” with respect to each class of Group I Certificates and any Distribution Date will be the lesser of (i) One-Month LIBOR plus the applicable margin set forth in the term sheet and (ii) the related Net WAC Pass-Through Rate; provided, that as stated in the term sheet, with respect to certain classes of Group I Certificates, the margin applicable thereto shall be increased as stated in the term sheet on the Distribution Date following the first possible optional termination date with respect to the Group I Mortgage Loans;

          “Prepayment Interest Shortfalls” for any Distribution Date and the Group I Mortgage Loans will be the sum of all interest shortfalls resulting from prepayments in full or in part on the Group I Mortgage Loans during the related Prepayment Period.

          “Realized Loss” with respect to any Distribution Date and any Group I Mortgage Loan that became a Liquidated Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Group I Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related Servicer with respect to such Group I Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Group I Mortgage Loan remaining unpaid and the interest portion of Advances made by the related Servicer with respect to such Group I Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Group I Mortgage Loan that is not a Liquidated Loan, the amount of any Bankruptcy Loss incurred with respect to such Group I Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

          “Relief Act Interest Shortfall” for any Distribution Date and a Group I Mortgage Loan will be the reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Servicemembers Civil Relief Act or similar state laws.

          “Required Overcollateralization Percentage” for any Distribution Date and the Group I Mortgage Loans will be a percentage equal to (a) the Group I Required Overcollateralization Amount divided by (b) the aggregate outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period).

          “Senior Interest Distribution Amount” for any Distribution Date and the Group I Senior Certificates will be equal to the Interest Distribution Amount for such Distribution Date for such certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for such certificates.

          “Subsequent Recoveries” with respect to any Distribution Date and the Group I Mortgage Loans will be amounts received during the related Prepayment Period by the related Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Group I Mortgage Loan.

The Interest Rate Swap Agreement and the Swap Provider

          The Group I Senior Certificates and Mezzanine Certificates will have the benefit of an interest rate swap agreement. On or before the Closing Date, the Trustee will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with an entity designated as such in the term sheet (the “Swap Provider”). A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Interest Rate Swap Agreement documented by a Confirmation between the Trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider. The Interest Rate Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

          The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. If the Swap Provider is requested to provide financial information (“Required Swap Information”) pursuant to Item 1115 of Regulation AB (a “Swap Disclosure Event”), the Swap Provider will be required to (1) provide the Required Swap Information within the time period required by the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the rating agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, and which entity is able to comply with the requirements of Item 1115 of Regulation AB within the time period required by the Interest Rate Swap Agreement or (3) obtain a guaranty of the Swap Provider’s obligations under the Interest Rate Swap Agreement from an affiliate of the Swap Provider that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, all as provided in the Interest Rate Swap Agreement.

          Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) the percentage set forth in the term sheet, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Swap Provider Payment”), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain or restore the Required Overcollateralization Amount and Allocated Realized Loss Amounts.

          The “Swap Notional Amount” with respect to each Distribution Date occurring during the term set forth in the Interest Rate Swap Agreement is set forth in the term sheet (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement). The Interest Rate Swap Agreement will terminate immediately following the Distribution Date set forth in the term sheet, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).

          The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) which terms are incorporated by reference in the Confirmation, has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

          “Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver” (as amended in the Interest Rate Swap Agreement),

•	“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and

•	“Merger without Assumption” (only with respect to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

        “Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:

         •        “Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

          •      “Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

          •      “Tax Event Upon Merger” (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Trust or the Supplemental Interest Trust should terminate or if, pursuant to the terms of the pooling and servicing agreement, the Master Servicer exercises the option to purchase the Mortgage Loans. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

          Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

          Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless, if applicable, of which of the parties has caused the termination). The Swap

Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders, in accordance with the priorities set forth in this free writing prospectus.

          Upon a Swap Early Termination, the Trustee on behalf of the Supplemental Interest Trust, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Securities Administrator receives a Swap Termination Payment from the Swap Provider, all or such portion of such Swap Termination Payment will be applied as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement will be applied to the Swap Termination Payment amount owing to the Swap Provider.

          A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party, will be a “Swap Provider Trigger Event.”

          If the Swap Provider’s long-term credit rating falls below A-1 from Standard & Poor’s, or if the Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating falls below A2 by Moody’s or its short-term rating falls below P-1 by Moody’s as specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates, all as provided in the Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”). If the Swap Provider’s long-term credit ratings fall below BBB- or its short-term unsecured and unsubordinated debt rating is reduced below A-3 from Standard & Poor’s as specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement or (2) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies, all as provided in the Downgrade Provisions.

          On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Group I Reserve Fund, as described in “—Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates” herein, the Securities Administrator will withdraw any amounts in the Supplemental Interest Trust and distribute such amounts in the following order of priority:

          first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

          second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

          third, to the holders of the class or classes of Group I Certificates then entitled to receive distributions in respect of principal, in an amount necessary to restore or maintain the Group I Required Overcollateralization Amount after taking into account distributions made pursuant to clause first under “—Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates;”

          fourth, to the Group I Senior Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, in each case up to the related Allocated Realized Loss Amount related to such certificates for such Distribution Date remaining unpaid after distribution of the Net Monthly Excess Cashflow;

          fifth, to the Mezzanine Certificates, in the order of their numerical class designations, in each case up to the related Allocated Realized Loss Amount related to such certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

          sixth, concurrently, to each class of Group I Senior Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;

          seventh, to the Mezzanine Certificates, in the order of their numerical class designations, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Net Monthly Excess Cashflow;

          eighth, concurrently, to each class of Group I Senior Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Group I Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

          ninth, to the Mezzanine Certificates, in the order of their numerical class designations, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Group I Reserve Fund;

          tenth, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and

          eleventh, to the Class I-CE Certificates, any remaining amounts.

          In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the original Interest Rate Swap Agreement), will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.

          The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement, as applicable.

Distributions to the Supplemental Interest Trust

          On each Distribution Date, prior to making distributions to the holders of the Group I Certificates, the Securities Administrator shall remit to the Supplemental Interest Trust an amount equal to any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event for such Distribution Date. Such distributions shall be made on each Distribution Date first, from the Interest Remittance Amount for such Distribution Date and then, to the extent remaining unpaid, from the Group I Principal Distribution Amount for such Distribution Date.

Priority of Distributions on the Group I Certificates

          Commencing in February 2006, the Securities Administrator will make distributions in respect of principal and interest to the holders of the Group I Certificates on each Distribution Date as set forth below.

Interest Distributions on the Group I Certificates

          Holders of the Group I Certificates offered pursuant to this free writing prospectus will be entitled to receive on each Distribution Date interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance thereof at the then-applicable Pass-Through Rates, in the priorities set forth below remaining after distributions to the Supplemental Interest Trust on such Distribution Date.

          On each Distribution Date, the Interest Remittance Amount remaining after distributions to the Supplemental Interest Trust on such Distribution Date as described above will be distributed in the following order of priority: first, concurrently to the holders of Group I Senior Certificates, the related Senior Interest Distribution Amount for such Distribution Date on a pro rata basis based on the entitlement of each such class, and second, to the holders of the Mezzanine Certificates, in the order of their numerical class designations, the related Interest Distribution Amount allocable to each such class to the extent of the Interest Remittance Amount for such Distribution Date remaining after distributions to the Supplemental Interest Trust and distributions of interest to the Group I Senior Certificates and to any class of Mezzanine Certificates with a higher payment priority.

          On any Distribution Date, any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer will first, reduce the related Net Monthly Excess Cashflow for such Distribution Date, second, reduce the Overcollateralization Amount on the related Distribution Date, third, reduce the Interest Distribution Amount payable to the Mezzanine Certificates, and fourth, reduce the Interest Distribution Amount payable to the Group I Senior Certificates on a pro rata basis based on their respective Senior Interest Distribution Amounts before such reduction. On any Distribution Date, any Relief Act Interest Shortfalls with respect to the Group I Mortgage Loans will be allocated to the Group I Certificates on a pro rata basis based on their respective Interest Distribution Amounts before such reduction.

          With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount with respect to the Group I Certificates exceeds the Interest Remittance Amount remaining after distributions to the Supplemental Interest Trust as described above, a shortfall in interest distributions on one or more classes of Group I Certificates will result, and payments of Interest Carry Forward Amounts to the related certificates will be made. The Interest Carry Forward Amount with respect to the Group I Senior Certificates, if any, will be distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner described under “—Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates” and “—The Interest Rate Swap Agreement and the Swap Provider” herein.

          Except as otherwise described herein, on each Distribution Date, distributions of the Interest Distribution Amount for a class of Group I Certificates will be made in respect of that class of certificates, to the extent provided in this free writing prospectus, on a pari passu basis, based on the Certificate Principal Balance of the certificates of such class.

Principal Distributions on the Group I Certificates

          Holders of each class of Group I Certificates will be entitled to receive on each Distribution Date, to the extent of the Group I Principal Distribution Amount remaining after distributions to the Supplemental Interest Trust as described above, a distribution allocable to principal in the manner set forth below.

          The Group I Senior Principal Distribution Amount on each Distribution Date will be distributed to the holders of the Group I Senior Certificates, in the amounts and order of priority set forth in the term sheet, until the Certificate Principal Balance of each such class has been reduced to zero.

          Holders of the Mezzanine Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Group I Principal Distribution Amount remaining after distributions to the Supplemental Interest Trust as described above and distribution of the Group I Senior Principal Distribution Amount to the Group I Senior Certificates, the Class I-M Principal Distribution Amount remaining after distributions to each class of Mezzanine Certificates with a lower numerical class designation will be distributed to the next most senior class of Mezzanine Certificates in reduction of the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates

          The weighted average of the Net Mortgage Rates for the Group I Mortgage Loans less the amount, expressed as a per annum rate, of any Net Swap Payments payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider not due to a Swap Provider Trigger Event is generally expected to be higher than the weighted average of the Pass-Through Rates on the Group I Certificates. As a result, interest collections on the Group I Mortgage Loans are generally expected to be generated in excess of the amount of interest payable to the holders of the Group I Certificates and the fees and expenses payable by the trust and the Supplemental Interest Trust. We refer to this excess interest as “Group I Excess Spread”. Group I Excess Spread, together with any related Overcollateralization Reduction Amount, will generally constitute the Net Monthly Excess Cashflow with respect to the Group I Mortgage Loans and will be distributed on each Distribution Date as follows:

          (i)          to the holders of the Group I Certificates, an amount equal to the Overcollateralization Increase Amount for such Distribution Date, payable to such holders in accordance with the priorities set forth under “ —Principal Distributions on the Group I Certificates” above;

          (ii)          to the holders of each class of Mezzanine Certificates, in the order of their numerical class designations, the related Interest Carry Forward Amount for each such class for such Distribution Date;

          (iii)          to a reserve fund (the “Group I Reserve Fund” ) established in accordance with the terms of the Pooling and Servicing Agreement, an amount equal to the sum of the related Net WAC Rate Carryover Amounts, if any for each such class and Distribution Date;

          (iv)          to the holders of each class of Mezzanine Certificates, in the order of their numerical class designations, the Allocated Realized Loss Amount allocable to each class;

          (v)          to the Supplemental Interest Trust, an amount equal to any Swap Termination Payment owed to the Swap Provider, due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

          (vi)          to the holders of the Class I-CE Certificates as provided in the Pooling and Servicing Agreement; and

          (vii)          to the holders of the Class I-R Certificates, any remaining amounts.

          On each Distribution Date, the Securities Administrator, after making distributions to the Supplemental Interest Trust as described under “—Distributions to the Supplemental Interest Trust”, the required distributions of interest and principal to the Group I Certificates as described under “—Interest Distributions on the Group I Certificates” and “—Principal Distributions on the Group I Certificates”, and after the distribution of the Net Monthly Excess Cashflow as described above, the Securities Administrator will withdraw from the Group I Reserve Fund the amounts on deposit therein and distribute such amounts to the Group I Certificates, in respect of any Net WAC Rate Carryover Amounts in the following manner and order of priority: first, concurrently to the Group I Senior Certificates, on a pro rata basis, the related Net WAC Rate Carryover Amount for such Distribution Date for each such class; and second, to the Mezzanine Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for each such class, in the order of their numerical class designations.

          On each Distribution Date, the Securities Administrator will withdraw from the related distribution account all Prepayment Charges received on the Group I Mortgage Loans during the related Prepayment Period. Any Prepayment Charge collected that relates to a Group I Mortgage Loan other than any Group I Mortgage Loan serviced by IndyMac Bank, F.S.B. will be distributed to the holders of the Class I-P1 Certificates. Any Prepayment Charge collected that relates to a Group I Mortgage Loan serviced by IndyMac Bank, F.S.B. will be distributed to the holders of the Class I-P2 Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class I-P1 Certificates or Class I-P2 Certificates. On the Distribution Date immediately following the expiration of the latest Prepayment Charge term on the Group I Mortgage Loans or any Distribution Date thereafter, the Securities Administrator shall make a payment of principal to the Class I-P1 Certificates and Class I-P2 Certificates in reduction of the Certificate Principal Balances thereof from amounts on deposit in a separate reserve account established and maintained by the Securities Administrator for the exclusive benefit of the Class I-P1 Certificateholders and Class I-P2 Certificateholders.

Subordination and Allocation of Losses on the Group I Certificates

          With respect to any defaulted Group I Mortgage Loan that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Group I Mortgage Loan was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the Servicers or the Master Servicer for Advances, servicing advances and other related expenses, including attorneys’ fees) towards interest and principal owing on the Group I Mortgage Loan. The amount of loss realized and any Bankruptcy Losses are referred to herein as “Realized Losses.” In the event that amounts recovered in connection with the final liquidation of a defaulted Group I Mortgage Loan are insufficient to reimburse the related Servicer or the Master Servicer for Advances, servicing advances and unpaid servicing fees, these amounts may be reimbursed to the related Servicer or the Master Servicer out of any funds in the related custodial account prior to any remittance to the Securities Administrator of funds for distribution on the Group I Certificates. In addition, to the extent the related Servicer receives Subsequent Recoveries with respect to any defaulted Group I Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Group I Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Group I Certificates on any Distribution Date.

          Any Realized Losses on the Group I Mortgage Loans will be allocated on any Distribution Date: first, to Net Monthly Excess Cashflow, second, to the Class I-CE Certificates and to Net Swap Payments received from the Swap Provider under the Interest Rate Swap Agreement for that purpose, third, to the Mezzanine Certificates, beginning with the class of Mezzanine Certificates then outstanding with the lowest payment priority, until the Certificate Principal Balance of each such class has been reduced to zero, and fourth, to the Group I Senior Certificates, in the order of priority set forth in the term sheet, until the Certificate Principal Balance of each such class has been reduced to zero.

          Except as described below, once Realized Losses on the Group I Mortgage Loans have been allocated to the Group I Senior Certificates and Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries as described below). However, Allocated Realized Loss Amounts may be paid to the holders of the Group I Senior Certificates and Mezzanine Certificates from Net Monthly Excess Cashflow and from amounts received by the Securities Administrator under the Interest Rate Swap Agreement, according to the priorities set forth under “—Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates” and “—The Interest Rate Swap Agreement and the Swap Provider” above.

          Any allocation of a Realized Loss on a Group I Mortgage Loan to a Group I Senior Certificate or a Mezzanine Certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of any Group I Senior Certificate or Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses on the Group I Mortgage Loans and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow and from amounts on deposit in the Supplemental Interest Trust.

          In the event that the related Servicer recovers any amount with respect to a defaulted Group I Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such defaulted Group I Mortgage Loan (any such amount being referred to herein as a Subsequent Recovery) such Subsequent Recovery will be distributed as part of the Group I Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” herein. In addition, the Certificate Principal Balance of each class of Mezzanine Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries but only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under “Description of the Certificates—Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates” herein. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Last Scheduled Distribution Date on the Group I Certificates

          The last scheduled Distribution Date for the Group I Certificates is the Distribution Date occurring one month after the original scheduled maturity date for the latest maturing Group I Mortgage Loan.

          The actual last Distribution Date on any class of Group I Certificates will depend on the rate of payments of principal on the Group I Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience with respect to the Group I Mortgage Loans.

Optional Termination of the Group I Certificates

          The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in “Description of the Securities–Termination” in the prospectus. The Master Servicer will have the right to purchase all remaining Group I Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the Group I Certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Group I Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 5% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date. In the event the Master Servicer exercises its option, the purchase price payable in connection with the option will be equal to par with respect to the Group I Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Group I Mortgage Loans, plus accrued interest for each Group I Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicers, the Master Servicer and the Securities Administrator as of the termination date and any Swap Termination Payment payable to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement. In the event the Master Servicer exercises this option, the portion of the purchase price allocable to the Group I Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Group I Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Group I Certificates at the then applicable Pass–Through Rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Group I Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts. The holders of the Class I-R Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class I-CE Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See “Description of the Securities–Termination” in the prospectus.

          The Securities Administrator shall give notice of any termination to the Group I Certificateholders, upon which the Group I Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Group I Certificates will be made upon presentation and surrender of the Group I Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Group I Certificates at the office of the Securities Administrator therein specified.

          In the event such notice is given in connection with the purchase of all of the Group I Mortgage Loans by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the related Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the Group I Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicer, the Master Servicer, the Trustee and the Custodian from such funds deposited in the related Distribution Account (i) any amounts which the Servicers would be permitted to withdraw and retain from the Collection Accounts as if such funds had been deposited therein (including all unpaid Servicing Fees and all outstanding Advances and servicing advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the Custodian, the Servicers and the Swap Provider from amounts on deposit in the related Distribution Account pursuant to the terms of the Pooling and Servicing Agreement prior to making any final distributions to the Group I Certificateholders. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Group I Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

          Upon presentation of the Group I Certificates by the Group I Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Group I Certificateholder so presenting and surrendering its certificates the amount otherwise distributable on such Distribution Date in respect of the Group I Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Group I Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Group I Certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Group I Certificateholders to surrender their Group I Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Group I Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Group I Certificateholders concerning surrender of their Group I Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Group I Certificateholders shall be paid out of the assets remaining in the trust funds relating to the Group I Mortgage Loans. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts relating to the Group I Mortgage Loans, and all rights of non-tendering Group I Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Group I Certificateholder on any amount held in trust by the Securities Administrator as a result of such Group I Certificateholder’s failure to surrender its Group I Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

          In the event that there are no Group II-V Mortgage Loans remaining in the trust and the Master Servicer purchases all of the remaining Group I Mortgage Loans or upon the final payment on or other liquidation of the last Group I Mortgage Loan, the Trust Fund shall be terminated in accordance with the following additional requirements:

          (i)          The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the Master Servicer;

          (ii)          During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Group I Certificates, the Trustee shall sell all of the assets of the related REMIC to the Master Servicer for cash; and

          (iii)          At the time of the making of the final payment on the Group I Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class I-R Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

          At the expense of the Master Servicer (or, if the Trust Fund is being terminated as a result of the Last Scheduled Distribution Date, at the expense of the Trust Fund), the Master Servicer shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

          By their acceptance of Group I Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Group I Certificateholders.

Calculation of One-Month LIBOR

          With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Group I Certificates, on the second business day preceding such Interest Accrual Period (each such date, an “Interest Determination Date” ), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date. “One Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

          As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and “Reserve Interest Rate” shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

          The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Group I Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Group II-V Available Distribution Amount

          The Group II-V Available Distribution Amount (as defined below) for any Distribution Date will be distributed on such Distribution Date by the Securities Administrator to the related certificateholders, as specified herein.

          The “Group II-V Available Distribution Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

the total amount of all cash received by or on behalf of the related Servicers with respect to the Group II-V Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries), except:

	•	all scheduled payments of principal and interest collected on the Group II-V Mortgage Loans but due on a date after the related Due Date;

•

all partial principal prepayments received with respect to the Group II-V Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments;

	•	all Prepayment Charges received in connection with the Group II-V Mortgage Loans, if any;

•

all prepayments in full received with respect to the Group II-V Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such prepayments in full;

	•	liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries received on the Group II-V Mortgage Loans after the related Prepayment Period;

•

all amounts reimbursable to the related Servicers pursuant to the terms of the related servicing agreements or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of the Pooling and Servicing Agreement;

	•	reinvestment income on the balance of funds, if any, in the related custodial accounts or related distribution account; and

	•	any fees payable to the related Servicers and any premiums payable in connection with any lender paid primary mortgage insurance policies;

(2)	all Advances made by the related Servicers and/or the Master Servicer for that Distribution Date;

(3)	any amounts paid as Compensating Interest on the Group II-V Mortgage Loans by the related Servicers and/or the Master Servicer for that Distribution Date; and

(4)	the total amount of any cash deposited in the related distribution account in connection with the repurchase of any Group II-V Mortgage Loans by the Depositor or the Sponsor.

          The “Group II Available Distribution Amount” for any Distribution Date will equal the sum of the amounts described in the definition of Group II-V Available Distribution Amount that are related to the Group II Mortgage Loans.

          The “Group III Available Distribution Amount” for any Distribution Date will equal the sum of the amounts described in the definition of Group II-V Available Distribution Amount that are related to the Group III Mortgage Loans.

          The “Group IV Available Distribution Amount” for any Distribution Date will equal the sum of the amounts described in the definition of Group II-V Available Distribution Amount that are related to the Group IV Mortgage Loans.

          The “Group V Available Distribution Amount” for any Distribution Date will equal the sum of the amounts described in the definition of Group II-V Available Distribution Amount that are related to the Group V Mortgage Loans.

Glossary of Definitions Relating to the Priority of Distributions on the Group II-V Certificates

          Certain definitions are necessary to understand the priority of interest and principal distributions to the Group II-V Certificates. These terms are defined below and highlighted within the various definitions. References in this section to “loan group” shall mean any of the Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans or Group V Mortgage Loans:

          “Aggregate Senior Percentage” with respect to any Distribution Date will be the percentage equivalent of a fraction, the numerator of which is the aggregate certificate principal balance of the Group II-V Senior Certificates immediately prior to that Distribution Date, and the denominator of which is the sum of the principal balances of the Group II-V Mortgage Loans as of the first day of the related Due Period.

          “Aggregate Subordinate Amount” for any date of determination will equal the excess of the aggregate principal balance of the Group II-V Mortgage Loans over the aggregate certificate principal balance of the Group II-V Senior Certificates then outstanding.

          “Aggregate Subordinate Percentage” with respect to any Distribution Date will equal 100% minus the Aggregate Senior Percentage for that Distribution Date.

          “Available Distribution Amount” any of the Group II Available Distribution Amount, Group III Available Distribution Amount, Group IV Available Distribution Amount or Group V Available Distribution Amount.

          “Bankruptcy Coverage” will be, as of the Cut-Off Date, the amount required by the Rating Agencies to achieve the ratings set forth in the term sheet. Bankruptcy Coverage will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group II-V Certificates.

          “Bankruptcy Loss” will be any Debt Service Reduction or Deficient Valuation with respect to a Group II-V Mortgage Loan.

          “Credit Support Depletion Date” will be the Distribution Date on which the certificate principal balances of all of the Group II-V Subordinate Certificates have been reduced to zero (prior to giving effect to distributions of principal and allocations of Realized Losses on the Group II-V Mortgage Loans on such Distribution Date).

          “Debt Service Reduction” will be any reduction of the amount of the monthly payment on a Group II-V Mortgage Loan made by a bankruptcy court in connection with a personal bankruptcy of a mortgagor.

          “Deficient Valuation” will be, in connection with a personal bankruptcy of a mortgagor, the positive difference, if any, resulting from the outstanding principal balance of a Group II-V Mortgage Loan less a bankruptcy court’s valuation of the related Mortgaged Property.

          “Excess Loss” will be a Special Hazard Loss incurred on a Group II-V Mortgage Loan in excess of the related Special Hazard Coverage, a Fraud Loss incurred on a Group II-V Mortgage Loan in excess of the related Fraud Coverage and a Bankruptcy Loss incurred on a Group II-V Mortgage Loan in excess of the related Bankruptcy Coverage.

          “Fraud Coverage” will be, as of the Cut-Off Date, the amount required by the Rating Agencies to achieve the ratings set forth in the term sheet. As of any date of determination after the Cut-Off Date, the Fraud Coverage will generally be equal to:

(1)	from the first to and including the second anniversary of the Cut-Off Date, an amount equal to:

	(a)	the percentage of the aggregate principal balance of the Group II-V Mortgage Loans as of the Cut-Off Date required by the rating agencies to achieve the ratings set forth in the term sheet, minus

	(b)	the aggregate amounts allocated to the Group II-V Certificates with respect to Fraud Losses on the Group II-V Mortgage Loans up to such date of determination;

(2)	from the third to and including the fifth anniversary of the Cut-Off Date, an amount equal to:

	(a)	the percentage of the aggregate principal balance of the Group II-V Mortgage Loans as of the Cut-Off Date required by the Rating Agencies to achieve the ratings set forth in the term sheet, minus

	(b)	the aggregate amounts allocated to the Group II-V Certificates with respect to Fraud Losses on the Group II-V Mortgage Loans up to such date of determination.

(3)	after the fifth anniversary of the Cut-Off Date, the Fraud Coverage will be zero.

          “Fraud Losses” will be losses on a Group II-V Mortgage Loan arising from fraud, dishonesty or misrepresentation of the mortgagor in the origination of such Group II-V Mortgage Loan.

          “Interest Distribution Amount” with respect to each Distribution Date and a class of Group II-V Certificates will be the sum of (i) interest accrued on the related Group II-V Certificates during the related Interest Accrual Period in an amount determined by the formula described under “Interest Calculations on the Group II-V Certificates” herein, reduced by such class’ allocable share, if any, of Prepayment Interest Shortfalls and Relief Act Interest Shortfalls with respect to the related Mortgage Loans, and such class’ allocable share of the interest portion of Realized Losses incurred on the Mortgage Loans in the related loan group and (ii) the amount of interest accrued but unpaid to such class from prior Distribution Dates.

          “Liquidated Loan” will be a Group II-V Mortgage Loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such Group II-V Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

          “Liquidation Principal” will be, for any Distribution Date and any Group II-V Mortgage Loan, the principal portion of net Liquidation Proceeds received with respect to such Group II-V Mortgage Loan which became a Liquidated Loan (but not in excess of the principal balance thereof) during the related Prepayment Period.

          “Liquidation Proceeds” will be amounts received by the related Servicer in connection with the liquidation of a defaulted Group II-V Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds.

          “Net Interest Shortfall” for any Distribution Date will be, the sum of (1) any Prepayment Interest Shortfall with respect to the Group II-V Mortgage Loans for such Distribution Date, (2) any Relief Act Interest Shortfall with respect to the Group II-V Mortgage Loans for such Distribution Date and (3) the portion of Realized Losses attributable to interest allocated to the Group II-V Certificates on such Distribution Date.

          “Prepayment Interest Shortfall” for any Distribution Date and any loan group will be the sum of all interest shortfalls resulting from prepayments in full or in part on the related Mortgage Loans during the related Prepayment Period, to the extent not covered by Compensating Interest payable by the related Servicers and/or the Master Servicer.

          “Principal Distribution Amount” for any Distribution Date and a loan group will be the sum of:

(1)	scheduled principal payments on the related Mortgage Loans due during the related Due Period;

(2)

the principal portion of repurchase proceeds received with respect to the related Mortgage Loans which were repurchased as permitted or required by the Pooling and Servicing Agreement during the related Prepayment Period;

(3)

any other unscheduled payments of principal which were received on the related Mortgage Loans during the related Prepayment Period, other than prepayments in full, prepayments in part or Liquidation Principal; plus

(4)	Transfer Payments Received, plus interest thereon, for such loan group and Distribution Date; minus

(5)	Transfer Payments Made, plus interest thereon, from such loan group and Distribution Date.

          “Principal Prepayment Amount” for any Distribution Date and any loan group will be the sum of all partial principal prepayments and all prepayments in full with respect to the related Mortgage Loans which were received during the related Prepayment Period.

          “Pro Rata Allocation” for any Distribution Date and any Group II-V Senior Certificate and Group II-V Subordinate Certificate, pro rata according to their outstanding certificate principal balances in reduction thereof.

          “Realized Loss” with respect to any defaulted Group II-V Mortgage Loan that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise) the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Group II-V Mortgage Loan was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or the Master Servicer for Advances, servicing advances and other related expenses, including attorneys’ fees) towards interest and principal owing on the related Group II-V Mortgage Loan.

          “Relief Act Interest Shortfall” for any Distribution Date and a Group II-V Mortgage Loan will be any reduction in the amount of interest collectible on such Group II-V Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Servicemembers Civil Relief Act, as amended, or similar state laws.

          “Senior Interest Shortfall Amount” for any Distribution Date and a class of Group II-V Senior Certificates will be equal to that amount by which the aggregate Interest Distribution Amounts payable to that class of Group II-V Senior Certificates on such Distribution Date exceeds the related Available Distribution Amount.

          “Senior Liquidation Amount” for any Distribution Date and a loan group, is the aggregate, for each Mortgage Loan in such loan group which became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, of the lesser of:

(1)	the related Senior Percentage of the principal balance of such Mortgage Loan; and

(2)	the related Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

          “Senior Percentage” will be, for each loan group and any Distribution Date, the percentage equivalent of a fraction, not less than zero, the numerator of which is the aggregate certificate principal balance of the related Group II-V Senior Certificates immediately prior to that Distribution Date, and the denominator of which is the sum of the principal balances of the related Group II-V Mortgage Loans as of the first day of the related Due Period.

          “Senior Prepayment Percentage” for any Distribution Date occurring during the seven years beginning on the first Distribution Date, 100%, and for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage with respect to a Group II-V Senior Certificate exceeds the initial Senior Percentage of such Senior Certificate as of the Closing Date, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

          Notwithstanding the foregoing, the related Senior Prepayment Percentage for any loan group will equal 100% unless both of the step down conditions listed below are satisfied with respect to all of the Group II-V Mortgage Loans:

•

the aggregate principal balance of all of the Group II-V Mortgage Loans delinquent 60 days or more (including Group II-V Mortgage Loans in foreclosure, real estate owned by the trust fund and Group II-V Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinate Percentage of the aggregate principal balance of the Group II-V Mortgage Loans, or (b) if such date is after a Senior Termination Date, the aggregate certificate principal balance of the Group II-V Subordinate Certificates, is less than 50%, and

•	cumulative Realized Losses on the Mortgage Loans in the related loan group do not exceed:

•

for the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinate Percentage of the aggregate principal balance of the Mortgage Loans in that loan group as of the Cut-Off Date or (ii) if such date is after a Senior Termination Date, the aggregate certificate principal balance of the Group II-V Subordinate Certificates as of the closing date (in either case, the “original subordinate principal balance”),

	•	for the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	for the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	for the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	for the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

          Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in February 2009, the Aggregate Subordinate Percentage is at least 200% of the Aggregate Subordinate Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the original subordinate principal balance, the related Senior Prepayment Percentage will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in February 2009, the Aggregate Subordinate Percentage is at least 200% of the Aggregate Subordinate Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the original subordinate principal balance (the “Two Times Test”), the related Senior Prepayment Percentage will equal the Senior Percentage.

          “Senior Principal Distribution Amount” for any Distribution Date and any loan group will be the sum of the following for that Distribution Date:

(1)	the related Senior Percentage of the related Principal Distribution Amount;

(2)	the related Senior Prepayment Percentage of the related Principal Prepayment Amount; and

(3)	the related Senior Liquidation Amount.

          “Senior Termination Date” is the date on which the aggregate certificate principal balance of the Group II-V Senior Certificates of a loan group is reduced to zero.

          “Special Hazard Coverage” will be, as of the Cut-Off Date, the amount required by the Rating Agencies to achieve the ratings set forth in the term sheet. On each anniversary of the Cut-Off Date, the Special Hazard Coverage will be reduced to an amount equal to the lesser of:

(1)	the greatest of:

	(a)	the aggregate principal balance of the Group II-V Mortgage Loans located in the California zip code containing the largest aggregate principal balance of the Group II-V Mortgage Loans;

	(b)	1.00% of the aggregate principal balance of the Group II-V Mortgage Loans; and

(c)

twice the principal balance of the largest Group II-V Mortgage Loan, calculated as of the Due Date in the immediately preceding month (after giving effect to all scheduled payments whether or not received); and

(2)	the Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the Group II-V Certificates since the Cut-Off Date.

          “Special Hazard Losses” will be losses on a Liquidated Loan that have been the subject of certain hazards (including earthquakes, tidal waves and related water damage) not insured against under any applicable insurance policy. Special Hazard Losses do not include losses occasioned by war, civil insurrection, certain government actions, errors in design, faulty workmanship or materials (except under certain circumstances, nuclear reaction, chemical contamination or waste by the mortgagor).

          “Subordinate Amount” for any loan group on any date of determination will be the excess of the aggregate principal balance of the related Group II-V Mortgage Loans over the aggregate certificate principal balance of the related Group II-V Senior Certificates.

          “Subordinate Interest Rate” with respect any Distribution Date and the Group II-V Subordinate Certificates will be a per annum rate equal to (1) the sum of the following for each loan group: the product of (x) the weighted average net mortgage rate of the related Mortgage Loans and (y) the Subordinate Amount immediately prior to that Distribution Date, divided by (2) the aggregate certificate principal balance of the Group II-V Subordinate Certificates immediately prior to that Distribution Date.

          “Subordinate Liquidation Amount” for any Distribution Date and a loan group will be the excess, if any, of (i) the aggregate Liquidation Principal for all Mortgage Loans in that loan group which became Liquidated Loans during the related Prepayment Period minus (ii) the related Senior Liquidation Amount for such Distribution Date during the related Prepayment Period.

          “Subordinate Percentage” for any Distribution Date and a loan group will be 100% minus the related Senior Percentage.

          “Subordinate Prepayment Percentage” for any Distribution Date will be 100% minus the Senior Prepayment Percentage.

          “Subordinate Principal Distribution Amount” for any Distribution Date and any loan group will be the sum of the following for that Distribution Date:

(1)	the related Subordinate Percentage of the related Principal Distribution Amount;

(2)	the related Subordinate Principal Prepayment Amount; and

(3)	the related Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Distribution Amount for each loan group will be reduced by amounts described under “Cross-Collateralization among the Group II-V Certificates” in this free writing prospectus, if necessary. Any reduction in the Subordinate Principal Distribution Amount pursuant to the provision above shall offset the amount calculated pursuant to clause (1), clause (3) and clause (2), in that order, of the definition of Subordinate Principal Distribution Amount.

          “Subordinate Principal Prepayment Amount” for any Distribution Date and any loan group will be equal to the related Subordinate Prepayment Percentage of the Principal Prepayment Amount.

          “Subordination Level” will be, on any specified date with respect to any class of Subordinate Certificates, the percentage obtained by dividing:

(1)

the sum of the certificate principal balances of all classes of Group II-V Subordinate Certificates which are subordinate in right of payment to such class as of such date before giving effect to distributions of principal or allocations of Realized Losses on the Group II-V Mortgage Loans on such date; by

(2)

the sum of the certificate principal balances of all classes of Group II-V Certificates as of such date before giving effect to distributions of principal or allocations of Realized Losses on the Group II-V Mortgage Loans on such date.

          “Subsequent Recoveries” with respect to any Distribution Date and a loan group will be amounts received during the related Prepayment Period by the related Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan.

Priority of Distributions on the Group II-V Certificates

          Commencing in February 2006, the Securities Administrator will make distributions to the holders of the Group II-V Certificates on each Distribution Date prior to the Credit Support Depletion Date as set forth below.

          (A)     On each Distribution Date, the Group II Available Distribution Amount will be distributed as follows:

(1) first, to the Group II Senior Certificates, the related Interest Distribution Amount with respect to each such class on a pro rata basis, based on the entitlement of each such class; and

(2)          second, to the Group II Senior Certificates from the Group II Available Distribution Amount remaining after payments pursuant to clause (A)(1) above, the related Senior Principal Distribution Amount, in the order of priority set forth in the term sheet, until the certificate principal balance of each such class has been reduced to zero.

          (B)     On each Distribution Date, the Group III Available Distribution Amount will be distributed as follows:

(1) first, to the Group III Senior Certificates, the related Interest Distribution Amount with respect to each such class on a pro rata basis, based on the entitlement of each such class; and

(2)          second, to the Group III Senior Certificates from the Group III Available Distribution Amount remaining after payments pursuant to clause (B)(1) above, the related Senior Principal Distribution Amount, in the order of priority set forth in the term sheet, until the certificate principal balance of each such class has been reduced to zero.

          (C)     On each Distribution Date, the Group IV Available Distribution Amount will be distributed as follows:

(1) first, to the Group IV Senior Certificates, the related Interest Distribution Amount with respect to each such class on a pro rata basis, based on the entitlement of each such class; and

(2)          second, to the Group IV Senior Certificates from the Group IV Available Distribution Amount remaining after payments pursuant to clause (C)(1) above, the related Senior Principal Distribution Amount, in the order of priority set forth in the term sheet, until the certificate principal balance of each such class has been reduced to zero.

          (D)     On each Distribution Date, the Group V Available Distribution Amount will be distributed as follows:

(1) first, to the Class V Senior Certificates, the related Interest Distribution Amount with respect to each such class on a pro rata basis, based on the entitlement of each such class; and

(2)          second, to the Class V Senior Certificates from the Group V Available Distribution Amount remaining after payments pursuant to clause (D)(1) above, the related Senior Principal Distribution Amount, in the order of priority set forth in the term sheet, until the certificate principal balance of each such class has been reduced to zero.

          (E)     From the Available Distribution Amount remaining after payments pursuant to clauses (A) through (D) above, (i) first, to each class of Group II-V Senior Certificates for which there is a Senior Interest Shortfall Amount on such Distribution Date, the related Senior Interest Shortfall Amount and (ii) second, the make payments to the Group II-V Senior Certificates relating to each Undercollateralized Group, pro rata among the Undercollateralized Groups based on the amount by which are certificate principal balance of the Group II-V Senior Certificates in each such Undercollateralized Group exceeds the aggregate principal balance of the related Mortgage Loans as described under “Cross-Collateralization among the Group II-V Certificates”.

          (F)     From the sum of the remaining Group II-V Available Distribution Amount, after payments pursuant to clauses (A) through (E) above, to the Group II-V Subordinate Certificates, in the reverse order of their payment priority, an amount equal to their respective Interest Distribution Amounts for such Distribution Date and their pro rata share, based on the outstanding certificate principal balance of each such class, of the Subordinate Principal Distribution Amounts; provided, however, that on any Distribution Date on which the Subordination Level for any class of Group II-V Subordinate Certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise payable to the class or classes of the Group II-V Subordinate Certificates junior to such class will be distributed to the most senior class of Group II-V Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the class or classes of Group II-V Subordinate Certificates senior thereto, pro rata based on the certificate principal balance of each such class.

          (G)     To the Group II-V Senior Certificates, from the Available Distribution Amount remaining after distributions pursuant to clauses (A) through (F) above, by Pro Rata Allocation, the amount of any unreimbursed losses previously allocated to such classes of certificates and then to the Group II-V Subordinate Certificates, in the order of their seniority, the amount of any unreimbursed losses previously allocated to such classes of certificates.

          (H)     To the Class A-R Certificates, the remainder (which is expected to be zero), if any of the Available Distribution Amount remaining after distributions pursuant to clauses (A) through (G) above.

          On each Distribution Date, the Securities Administrator will withdraw from the related distribution account all Prepayment Charges received on the Group II-V Mortgage Loans during the related Prepayment Period. Any Prepayment Charge collected that relates to a Group II-V Mortgage Loan other than any Group II-V Mortgage Loan serviced by IndyMac Bank, F.S.B. will be distributed to the holders of the Class II/V-P1 Certificates. Any Prepayment Charge collected that relates to a Group II-V Mortgage Loan serviced by IndyMac Bank, F.S.B. will be distributed to the holders of the Class II/V-P2 Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class II/V-P1 Certificates or Class II/V-P2 Certificates. On the Distribution Date immediately following the expiration of the latest Prepayment Charge term on the Group II-V Mortgage Loans or any Distribution Date thereafter, the Securities Administrator shall make a payment of principal to the Class II/V-P1 Certificates and Class II/V-P2 Certificates in reduction of the Certificate Principal Balances thereof from amounts on deposit in a separate reserve account established and maintained by the Securities Administrator for the exclusive benefit of the Class II/V-P1 Certificateholders and Class II/V-P2 Certificateholders.

          On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the related Available Distribution Amount on such Distribution Date, distributions will be made to the Group II-V Senior Certificates in the following order of priority:

(1)

first, (a) to the Group II Senior Certificates from the Group II Available Distribution Amount, the related Interest Distribution Amount with respect to each such class, on a pro rata basis, based on the entitlement of each such class, to the extent of amounts available, (b) to the Group III Senior Certificates from the Group III Available Distribution Amount, the related Interest Distribution Amount with respect to each such class, on a pro rata basis, based on the entitlement of each such class, to the extent of amounts available, and (c) to the Group IV Senior Certificates from the Group IV Available Distribution Amount, the related Interest Distribution Amount with respect to each such class, on a pro rata basis, based on the entitlement of each such class, to the extent of amounts available, (d) to the Group V Senior Certificates from the Group V Available Distribution Amount, the related Interest Distribution Amount with respect to each such class, on a pro rata basis, based on the entitlement of each such class, to the extent of amounts available.

(2)

second, (a) to the Group II Certificates, the Group II Available Distribution Amount remaining after payments pursuant to clause (1)(a) above, (b) to the Group III Certificates, the Group III Available Distribution Amount remaining after payments pursuant to clause 1(b) above, (c) to the Group IV Certificates, the Group IV Available Distribution Amount remaining after payments pursuant to clause (1)(c) above, and (d) to the Group V Certificates, the Group V Available Distribution Amount remaining after payments pursuant to clause (1)(d) above, in each case in the order of priority set forth in the term sheet and until the certificate principal balance of each such class has been reduced to zero;

(3)

third, from the related Available Distribution Amount remaining after payments pursuant to clauses (1) and (2) above, to each class of Group II-V Senior Certificates for which a Senior Interest Shortfall Amount exists, the Senior Interest Shortfall Amount for such Distribution Date;

(4)	fourth, from the related Available Distribution Amount remaining after payments pursuant to clauses (1) through (3) above, to each class of Group II-V Senior

Certificates, the amount of any unreimbursed losses previously allocated to each class; and

(5)

fifth, to the Class A-R Certificates, the remainder, if any (which is expected to be zero), of the Group II-V Available Distribution Amount remaining after distributions pursuant to clauses (1) through (4) above.

Interest Calculations on the Group II-V Certificates

          With respect to each class of Group II-V Certificates, interest will be passed through monthly on each Distribution Date, commencing in February 2006. The interest rates for the Group II-V Senior Certificates on each Distribution Date will be a per annum rate equal to the weighted average of the net mortgage rates of the related Mortgage Loans, weighted on the basis of the principal balance of the related Mortgage Loans, as of the Due Date in the month prior to the month in which the related Distribution Date occurs, after taking into account scheduled payments of principal received or advanced on that date. The interest rate on each class of Group II-V Subordinate Certificates on each Distribution Date will be equal to the Subordinate Interest Rate for such Distribution Date. With respect to each Distribution Date, interest will accrue on the Group II-V Certificates during the related Interest Accrual Period in an amount determined by the following formula:

1/12TH OF THE APPLICABLE INTEREST RATE FOR EACH CLASS	X	THE RELATED CERTIFICATE PRINCIPAL BALANCE FOR EACH SUCH CERTIFICATE

Cross-Collateralization among the Group II-V Certificates

          If on any Distribution Date the aggregate certificate principal balance of the Group II-V Senior Certificates related to a loan group immediately prior to such Distribution Date is greater than the aggregate principal balance of the Mortgage Loans in that loan group at the end of the Prepayment Period related to the immediately preceding Distribution Date (the “Undercollateralized Group”), then the following will occur:

•

the Available Distribution Amount in the loan group that is not an Undercollateralized Group (the “Overcollateralized Group”) will be reduced, after distributions of interest to the Group II-V Senior Certificates of the Overcollateralized Group, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the weighted average net mortgage rate of the Mortgage Loans in such Undercollateralized Group and that amount will be added to the Available Distribution Amount of the Undercollateralized Group; and

•

the portion of the Available Distribution Amount in respect of principal on the Mortgage Loans in the Overcollateralized Group, after distributions of principal to the Group II-V Senior Certificates of the Overcollateralized Group, will be distributed, to the extent of the portion of the Available Distribution Amount available therefor, to the Group II-V Senior Certificates of the Undercollateralized Group until the certificate principal balance of the Group II-V Senior Certificates of the Undercollateralized Group equals the aggregate principal balance of the Mortgage Loans in the related loan group.

          Consequently, the Group II-V Subordinate Certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized.

          On each Distribution Date, the “Transfer Payment” for the Undercollateralized Group will equal the excess, if any, of the certificate principal balance of the Group II-V Senior Certificates immediately prior to such Distribution Date related to such Undercollateralized Group over the aggregate principal balance of the Mortgage Loans in such loan group at the end of the Prepayment Period related to the immediately preceding Distribution Date. The Transfer Payment received by the Undercollateralized Group is referred to as a “Transfer Payment Received.” The Transfer Payment made by the Overcollateralized Group is referred to as a “Transfer Payment Made”

          All or a portion of the distributions to the Group II-V Senior Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

          Except under the limited circumstances described above, the Group II Senior Certificates will be entitled to payments only from amounts received or advanced in respect of the Group II Mortgage Loans, the Group III Senior Certificates will be entitled to payments only from amounts received or advanced in respect of the Group III Mortgage Loans, the Group IV Senior Certificates will be entitled to payments only from amounts received or advanced in respect of the Group IV Mortgage Loans and the Group V Senior Certificates will be entitled to payments only from amounts received or advanced in respect of the Group V Mortgage Loans. The Group II-V Subordinate Certificates will relate to all of the Group II-V Mortgage Loans and will be entitled to payments from amounts received or advanced in respect of all of the Group II-V Mortgage Loans. Under no circumstances will any of the Group II-V Certificates be entitled to payments from the Group I Mortgage Loans.

Subordination and Allocation of Losses on the Group II-V Certificates

          The Group II-V Subordinate Certificates will be subordinate in right of payment to and provide credit support to the Group II-V Senior Certificates. Certain classes of Group II-V Subordinate Certificates will be subordinate in right of payment to and provide credit support to the other classes of Group II-V Subordinate Certificates. The support provided by the Group II-V Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Group II-V Senior Certificates of the full amount of the monthly distributions of interest and principal to which the Group II-V Senior Certificates are entitled, and to afford those certificates protection against certain losses. The protection afforded to the Group II-V Senior Certificates by the Group II-V Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the Group II-V Senior Certificates to receive distributions of interest and principal before distributions of interest or principal to the Group II-V Subordinate Certificates. The protection afforded to a class of Group II-V Subordinate Certificates by the classes of Group II-V Subordinate Certificates subordinate thereto will be similarly accomplished by the preferential right of such classes to receive distributions of principal and interest before distributions of principal and interest to those classes of Group II-V Subordinate Certificates subordinate thereto. The support provided by certain classes of Group II-V Subordinate Certificates to other classes of Group II-V Subordinate Certificates is intended to enhance the likelihood of regular receipt by the holders of such classes of Group II-V Subordinate Certificates of the full amount of monthly distributions of interest and principal to which they are entitled and to afford such certificateholders protection against certain losses. In addition, certain classes of Group II-V Senior Certificates provide credit support to certain other classes of Group II-V Senior Certificates with respect to the allocation of Realized Losses incurred on the Mortgage Loans in the related loan group.

          Realized Losses on the Group II-V Mortgage Loans, other than Excess Losses, will be allocated as follows:

•

first, to the Group II-V Subordinate Certificates, in the reverse order of their payment priority, according to their respective certificate principal balances until the certificate principal balances thereof have been reduced to zero, and

•

second, to the Group II-V Senior Certificates related to the loan group for which such Realized Losses were incurred, in the manner and order of priority set forth in the term sheet until the certificate principal balances thereof have been reduced to zero.

          On each Distribution Date, if the aggregate certificate principal balance of all Group II-V Certificates exceeds the aggregate principal balance of the Group II-V Mortgage Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the related certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the Group II-V Subordinate Certificates in reverse order of seniority until the certificate principal balance of each such class has been reduced to zero. If the certificate principal balance of each Group II-V Subordinate Certificate has been reduced to zero and the aggregate certificate principal balance of all outstanding classes of Group II-V Senior Certificates exceeds the aggregate principal balance of the Group II-V Mortgage Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the Group II-V Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the Group II-V Senior Certificates of the related loan group by Pro Rata Allocation.

          In addition, to the extent the related Servicer receives Subsequent Recoveries with respect to any defaulted Group II-V Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Group II-V Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the certificate principal balance of any class of Group II-V Certificates on any Distribution Date.

          In the event that the related Servicer recovers any amount with respect to a defaulted Group II-V Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such defaulted Group II-V Mortgage Loan (any such amount being referred to herein as a Subsequent Recovery) such Subsequent Recovery will be distributed as part of the related Available Distribution Amount in accordance with the priorities described under “Priority of Distributions on the Group II-V Certificates” herein. Additionally, the certificate principal balance of each class of Group II-V Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of certificates. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

          In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could be reduced to such Deficient Valuation amount, and the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan.

          Excess Losses with respect to the Group II-V Mortgage Loans will be allocated to the outstanding class or classes of Group II-V Senior Certificates of the related loan group and to the Group II-V Subordinate Certificates by Pro Rata Allocation.

          Special Hazard Coverage, Fraud Coverage or Bankruptcy Coverage may also be reduced upon written confirmation from the Rating Agencies that such reduction will not adversely affect the then current ratings assigned to the Group II-V Certificates by the Rating Agencies. Such a reduction, in the event of Special Hazard Losses, Fraud Losses or Bankruptcy Losses on the Group II-V Mortgage Loans, could adversely affect the level of protection afforded to those classes of the Group II-V Senior Certificates by subordination of the Group II-V Subordinate Certificates or the level of protection afforded the Group II-V Subordinate Certificates having a higher payment priority.

The Class A-R Certificates

          The Class A-R Certificates will represent the sole residual interest in the related REMIC.

          On each Distribution Date, in addition to payments of interest and principal to the Class A-R Certificates described herein, the Securities Administrator will distribute any amounts remaining (which are expected to be zero) in the related distribution account from the Group II-V Available Distribution Amount after distributions of interest and principal on the Group II-V Certificates and payment of expenses, if any, of the related REMIC, to the Class A-R certificateholders. Distributions of such remaining amounts with respect to the Class A-R Certificates will be subordinate to all payments required to be made with respect to the Group II-V Senior Certificates and Group II-V Subordinate Certificates.

          Any amounts remaining in the related distribution account upon reduction of the aggregate certificate principal balance of the Group II-V Senior Certificates and Group II-V Subordinate Certificates to zero, payment of any outstanding expenses and termination of the related REMIC will be distributable with respect to the Class A-R Certificate. Such remaining assets are expected to be minimal. See “—Optional Termination of the Group II-V Certificates”.

Last Scheduled Distribution Date on the Group II-V Certificates

          The last scheduled distribution date for the Group II-V Certificates is the Distribution Date occurring one month after the original scheduled maturity date for the latest maturing Group II-V Mortgage Loan.

          The actual last Distribution Date on any class of Group II-V Certificates will depend on the rate of payments of principal on the Group II-V Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience with respect to the Group II-V Mortgage Loans.

Optional Termination of the Group II-V Certificates

          The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in “Description of the Securities–Termination” in the prospectus. The Master Servicer will have the right to purchase all remaining Group II-V Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the Group II-V Certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Group II-V Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 5% of the aggregate principal balance of the Group II-V Mortgage

Loans as of the Cut-off Date. In the event the Master Servicer exercises its option, the purchase price payable in connection with the option will be equal to par with respect to the Group II-V Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Group II-V Mortgage Loans, plus accrued interest for each Group II-V Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicers, the Master Servicer and the Securities Administrator as of the termination date. In the event the Master Servicer exercises this option, the portion of the purchase price allocable to the Group II-V Certificates will be, to the extent of available funds, (i) 100% of the then outstanding certificate principal balance of the Group II-V Certificates, plus (ii) one month’s interest on the then outstanding certificate principal balance of the Group II-V Certificates at the then applicable interest rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Group II-V Certificates are entitled. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See “Description of the Securities–Termination” in the prospectus.

          The Securities Administrator shall give notice of any termination to the Group II-V Certificateholders, upon which the Group II-V Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Group II-V Certificates will be made upon presentation and surrender of the Group II-V Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Group II-V Certificates at the office of the Securities Administrator therein specified.

          In the event such notice is given in connection with the purchase of all of the Group II-V Mortgage Loans by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the Group II-V Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicer, the Master Servicer, the Trustee and the Custodian from such funds deposited in the related distribution account (i) any amounts which the Servicers would be permitted to withdraw and retain from the custodial accounts as if such funds had been deposited therein (including all unpaid Servicing Fees and all outstanding Advances and servicing advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the Custodian and the Servicers from amounts on deposit in the related distribution account pursuant to the terms of the Pooling and Servicing Agreement prior to making any final distributions to the Group II-V Certificateholders. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Group II-V Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

          Upon presentation of the Group II-V Certificates by the Group II-V Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Group II-V Certificateholder so presenting and surrendering its certificates the amount otherwise distributable on such Distribution Date in respect of the Group II-V Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Group II-V Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-

tendering Holder or Holders. If any Group II-V Certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Group II-V Certificateholders to surrender their Group II-V Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Group II-V Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Group II-V Certificateholders concerning surrender of their Group II-V Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Group II-V Certificateholders shall be paid out of the assets remaining in the trust funds relating to the Group II-V Mortgage Loans. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts relating to the Group II-V Mortgage Loans, and all rights of non-tendering Group II-V Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Group II-V Certificateholder on any amount held in trust by the Securities Administrator as a result of such Group II-V Certificateholder’s failure to surrender its Group II-V Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

          In the event that there are no Group I Mortgage Loans remaining in the trust and the Master Servicer purchases all of the remaining Group II-V Mortgage Loans or upon the final payment on or other liquidation of the last Group II-V Mortgage Loan, the Trust Fund shall be terminated in accordance with the following additional requirements:

         (i)          The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the Master Servicer;

          (ii)          During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Group II-V Certificates, the Trustee shall sell all of the assets of the related REMIC to the Master Servicer for cash; and

          (iii)          At the time of the making of the final payment on the Group II-V Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class A-R Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

          At the expense of the Master Servicer (or, if the Trust Fund is being terminated as a result of the Last Scheduled Distribution Date, at the expense of the Trust Fund), the Master Servicer shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

          By their acceptance of Group II-V Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Group II-V Certificateholders.

THE ORIGINATORS

          General

          The principal originators of the Mortgage Loans are: Sierra Pacific Mortgage, Inc., with respect to approximately 11.21% of the Group I Mortgage Loans and approximately 26.37% of the Group II-V Mortgage Loans, GreenPoint Mortgage Funding, Inc., with respect to approximately 25.67% of the Group I Mortgage Loans and approximately 10.53% of the Group II-V Mortgage Loans, Ohio Savings Bank, with respect to approximately 21.13% of the Group II-V Mortgage Loans, IndyMac Bank F.S.B., with respect to approximately 14.87% of the Group I Mortgage Loans and approximately 17.16% of the Group II-V Mortgage Loans and National City Mortgage Co., with respect to approximately 12.62% of the Group II-V Mortgage Loans. The remainder of the Group I Mortgage Loans and Group II-V Mortgage Loans were originated by various originators, none of which have originated 10% or more of the Group I Mortgage Loans or Group II-V Mortgage Loans. The information set forth in the following paragraphs has been provided by those originators that have originated 20% or more of the Group I Mortgage Loans or Group II-V Mortgage Loans.

          Sierra Pacific Mortgage, Inc.

          Sierra Pacific Mortgage, Inc. (“SPM”), a California corporation, was incorporated on July 14, 1986 for the purpose of originating conventional and government backed real estate mortgages for sale to third-party investors. All outstanding stock is owned by SPM’s president. SPM’s headquarters is located at 50 Iron Point Circle, Suite 200, Folsom CA 95630.

          SPM is regulated by the California Department of Real Estate and the California Department of Corporations under the Residential Mortgage Lending Act and operates as a US Department of Housing and Urban Development approved mortgagee. SPM operates a series of wholesale branches primarily in California, Oregon, Washington, Arizona, Nevada, Colorado, and Texas. SPM also operates a network of net retail branches throughout the United States. SPM also purchases closed loans through our correspondent division.

          The following table describes the size and composition of SPM’s total residential mortgage loan portfolio.

PROGRAM CATEGORY TYPE	LOANS	$ VOLUME

CONVENTIONAL CONFORMING FIXED	14,506	$3,112,948,939	38.5%
CONVENTIONAL CONFORMING ARMS	1,440	$332,183,123	4.1%
GOV’T FHA FIXED	380	$52,780,418	0.7%
GOV’T FHA ARM	17	$2,678,973	0.0%
GOV’T VA FIXED	172	$32,067,958	0.4%
GOV’T VA ARM	3	$761,482	0.0%
JUMBO FIXED	1,320	$487,421,329	6.0%
JUMBO ARM	958	$385,956,683	4.8%
FIXED PAY ARMS	458	$155,111,747	1.9%
PAY OPTION ARMS	2,397	$855,589,477	10.6%
ALT A FIXED	2,904	$750,624,699	9.3%
ALT A ARM	5,337	$1,466,233,324	18.1%
SUBPRIME FIXED	37	$7,169,002	0.1%
SUBPRIME ARM	423	$89,608,290	1.1%
SUBPRIME SECONDS	180	$8,592,054	0.1%
PERS	6	$1,490,750	0.0%
CLOSE-END SECONDS	3,036	$145,780,985	1.8%
HELOCS	3,031	$194,308,364	2.4%

	36,605	$8,081,307,596	100%

          For a description of Sierra Pacific Mortgage, Inc.’s underwriting guidelines, see “The Mortgage Pool--Underwriting Standards—Sierra Pacific Mortgage, Inc”.

          GreenPoint Mortgage Funding, Inc.

          GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company (“North Fork”). North Fork’s other subsidiaries include North Fork Bank, a New York commercial bank. North Fork is listed on the New York Stock Exchange under the symbol “NFB”. GreenPoint was formerly a wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004.

          GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

          GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

          The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint’s residential mortgage loan production for the periods indicated.

Loan Type		2003	2004	2005

A.	Alt A and Specialty

Number of Loans		56,702	65,284	67,707
Dollar Volume		11,505,997,786	14,579,659,658	19,148,814,451
Percent Adjustable		19%	67%	83%
Percent of Total Dollar Volume		30%	37%	45%

B.	Agency

Number of Loans		28,460	10,975	12,408
Dollar Volume		5,378,009,580	2,188,737,211	2,746,779,129
Percent Adjustable		1%	2%	1%
Percent of Total Dollar Volume		14%	5%	7%

C.	Jumbo

Number of Loans		53,106	53,522	41,614
Dollar Volume		19,426,400,804	17,667,106,136	14,899,732,857
Percent Adjustable		71%	86%	72%
Percent of Total Dollar Volume		50%	44%	35%

D.	HELOC’s and Seconds

Number of Loans		44,346	83,902	82,258
Dollar Volume		2,556,735,253	5,374,039,738	5,450,355,355
Percent Adjustable		96%	97%	95%
Percent of Total Dollar Volume		7%	13%	13%

1. Total Number of Loans		182,614	213,683	203,987
2. Total Dollar Volume		38,867,143,423	39,809,542,743	42,245,681,792
3. Average Dollar Loan Amount		212,838	186,302	207,100
Non-Purchase Transaction*		66%	52%	52%
Adjustable-Rate Loans*		47%	76%	77%

*	% of total loan production based on dollar volume % may not add to 100% due to rounding

          For a description of GreenPoint Mortgage Funding Inc.’s underwriting guidelines, see “The Mortgage Pool--Underwriting Standards—GreenPoint Mortgage Funding”.

Servicing

General

          The principal primary servicers of the Group I Mortgage Loans and Group II-V Mortgage Loans will be as follows: GMAC Mortgage Corporation, with respect to approximately with respect to approximately 25.58% of the Group I Mortgage Loans and approximately 44.54% of the Group II-V Mortgage Loans, GreenPoint Mortgage Funding, Inc., with respect to approximately 25.67% of the Group I Mortgage Loans and approximately 10.53% of the Group II-V Mortgage Loans, Wells Fargo Bank, National Association, with respect to approximately 18.18% of the Group I Mortgage Loans and approximately 13.41% of the Group II-V Mortgage Loans, IndyMac Bank F.S.B., with respect to approximately 14.87% of the Group I Mortgage Loans and approximately 17.16% of the Group II-V Mortgage Loans and National City Mortgage Co., with respect to approximately 12.62% of the Group II-V Mortgage Loans. The remainder of the Group I Mortgage Loans and Group II-V Mortgage Loans are serviced by other primary servicers, none of which are servicing 10% or more of the Group I Mortgage Loans or Group II-V Mortgage Loans. The information set forth in the following paragraphs has been provided by those primary servicers responsible for performing the primary servicing obligations with respect to 20% or more of the Group I Mortgage Loans or Group II-V Mortgage Loans.

GreenPoint Mortgage Funding, Inc.

          The GreenPoint Mortgage Loans as of the Cut-Off Date will be serviced by GreenPoint pursuant to a servicing agreement between GreenPoint and the Sponsor. The information set forth in the following paragraphs has been provided by GreenPoint. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Custodian, the Sponsor, the

Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

          GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company (“North Fork”). North Fork’s other subsidiaries include North Fork Bank, a New York commercial bank. North Fork is listed on the New York Stock Exchange under the symbol “NFB”. GreenPoint was formerly an indirect wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004.

          GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

          GreenPoint has been servicing residential mortgage loans since its formation in October 1999 when it acquired the assets and liabilities of Headlands Mortgage Company. GreenPoint is an approved mortgage loan servicer for Fannie Mae and Freddie Mac and is licensed to service mortgage loans in each state where a license is required based on the conduct of its servicing business. In its capacity as servicer, GreenPoint will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement.

          GreenPoint sells substantially all of the mortgage loans it originates or acquires. In connection with such sales, GreenPoint sometimes continues to service the loans it sells, and sometimes transfers the servicing to loan purchasers. The relative proportions in which GreenPoint sells and transfers servicing for loans vary to a significant degree depending on a number of factors, including market conditions. As of December 31, 2005, December 31, 2004 and December 31, 2003, GreenPoint provided servicing for mortgage loans with an aggregate principal balance of approximately $50 billion, $42.6 billion and $31.9 billion, respectively, of which approximately 66.6%, 65.6% and 62.1%, respectively, are being serviced for unaffiliated persons.

          GreenPoint has established standard policies for the servicing of mortgages. Servicing includes, but is not limited to: (i) collecting, aggregating and remitting mortgage loan payments; (ii) accounting for principal and interest; (iii) holding escrow funds for future payment of taxes and insurance; (iv) making inspections as required of the mortgaged properties; (v) preparation of tax related information in connection with mortgage loans; (vi) management of delinquent mortgage loans (including mortgage loans of borrowers who have declared bankruptcy); (vii) loss mitigation efforts; (viii) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and (ix) generally administering mortgage loans, for which it receives servicing fees.

          GreenPoint mails billing statements monthly with respect to mortgage loans. The statement includes payment details and payment application information and specifies the next payment due.

          When a borrower fails to make a payment on a mortgage loan, GreenPoint attempts to cure the default by contacting the borrower by phone. In most cases, defaults are cured promptly. Pursuant to GreenPoint’s servicing procedures, GreenPoint generally mails to the borrower a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not received) and, generally within 45 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings are terminated if the delinquency is cured. Mortgage loans to borrowers who declare bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

          Once foreclosure is initiated by GreenPoint, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, GreenPoint determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

          If foreclosed, the mortgaged property is sold at a public sale and may be purchased by GreenPoint. After foreclosure, GreenPoint may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

          Servicing administration, collection practices and charge-off policies with respect to mortgage loans are generally consistent with industry practices, but may change over time in accordance with, among other things, GreenPoint’s business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure, Delinquency and Loss Experience

          Historically, a variety of factors, including the appreciation of real estate values, have limited GreenPoint’s loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of GreenPoint, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

          A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, GreenPoint may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

          The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of mortgage loans originated or acquired by GreenPoint. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience of the mortgage loans.

GreenPoint Mortgage Funding, Inc.
Overall Mortgage Portfolio Delinquency and Foreclosure Experience
(dollars in thousands)

	At December 31,						December 31,

	2002		2003		2004		2005

	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio

Total Portfolio*	198,483	6.73%	212,711	6.20%	286,698	3.41%	289,304	3.73%

Period of Delinquency
30-59 days	7,026	3.54%	6,381	3.00%	4,931	1.72%	6,065	2.10%
60-89 days	2,101	1.06%	2,056	0.97%	1,333	0.46%	1,626	0.56%
90 days or more	1,910	0.96%	1,922	0.90%	1,799	0.63%	2,104	0.73%

Total Delinquencies (excluding Foreclosures)**	11,037	5.56%	10,359	4.87%	8,063	2.81%	9,795	3.39%

Foreclosures Pending	2,319	1.17%	2,831	1.33%	1,709	0.60%	988	0.34%

*	The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.
**	Percentages may not total properly due to rounding.

GMAC Mortgage Corporation

          Approximately 25.58% of the Group I Mortgage Loans and approximately 44.54% of the Group II-V Mortgage Loans as of the Cut-Off Date will be serviced by GMAC Mortgage Corporation (“GMAC”) pursuant to a servicing agreement between GMAC and the Sponsor. The information set forth in the following paragraphs has been provided by GMAC. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Sponsor, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

          GMAC is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation (“GMAC”). GMAC is a wholly-owned subsidiary of General Motors Corporation.

          GMAC entered the residential real estate finance business in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC.

          GMAC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

          The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

General Motors Corporation

General Motors Acceptance Corporation (GMAC)

Residential Capital Corporation (ResCap)

GMAC Mortgage Corporation

Servicing Activities

          GMAC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset). Attachment A sets forth the types of residential mortgage loans comprising GMAC’s primary servicing portfolio for which GMAC holds the corresponding mortgage servicing rights.

          As of December 31, 2004, GMAC acted as primary servicer and owned the corresponding servicing rights on approximately 2 million of residential mortgage loans having an aggregate unpaid principal balance of $232 billion, and GMAC acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 loans having an aggregate unpaid principal balance of over $13.9 billion.

          As a servicer, GMAC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans.

GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO FOR WHICH GMACM HOLDS THE CORRESPONDING SERVICING RIGHTS ($ IN MILLIONS)

	For the Nine Months Ended September 30, 2005		2004		For the Year Ended December 31, 2003		2002

	No. of Loans	Dollar Amount of Loans	No. of Loans	Dollar Amount of Loans	No. of Loans	Dollar Amount of Loans	No. of Loans	Dollar Amount of Loans

Prime conforming mortgage loans	1,380,985	182,644	1,323,249	165,521	1,308,284	153,601	1,418,843	150,421
Prime non-conforming mortgage loans	66,266	30,739	53,119	23,604	34,041	13,937	36,225	12,543
Government mortgage loans	184,665	18,241	191,844	18,328	191,023	17,594	230,085	21,174
Second-lien mortgage loans	377,049	12,044	350,334	10,374	282,128	7,023	261,416	6,666

Total mortgage loans serviced	2,008,965	243,668	1,918,546	217,827	1,815,476	192,155	1,946,569	190,803

Servicing and Other Compensation and Payment of Expenses

          Each Servicer will provide customary servicing functions with respect to the Mortgage Loans serviced by such Servicer pursuant to certain servicing agreements between the applicable Servicer and DB Structured Products, Inc. (collectively, the “Servicing Agreements”). Among other things, the Servicers are obligated under some circumstances to make Advances with respect to the Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, the Servicers will have sole discretion to take such action in maximizing recoveries to the Certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the related Servicing Agreement.

          With respect to each Mortgage Loan, the amount of the annual servicing fee that shall be paid to the related Servicer is, for a period of one full month, equal to one-twelfth of the product of (a) a percentage not to exceed _____% and (b) the outstanding principal balance of such Mortgage Loan (the “Servicing Fee”). The Servicing Fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed; provided however that, with respect to certain of the GMAC Mortgage Loans, a portion of the Servicing Fee will be paid to GMAC pursuant to the terms of a side letter between GMAC and DB Structured Products, Inc.). As additional servicing compensation, the applicable Servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees in respect of the Mortgage Loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the custodial account and any escrow accounts established by such Servicer. In addition, with respect to certain GMAC Mortgage Loans, GMAC is entitled to retain any Prepayment Interest Excess (as defined in the related Servicing Agreement) received in respect of such GMAC Mortgage Loans.

          Each Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans serviced by it incurred by such Servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement for these expenses as provided in the related Servicing Agreement. See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the applicable Servicer.

          DB Structured Products, Inc. has the right to transfer the servicing of approximately 94.06% of the Mortgage Loans serviced by GMAC to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer requires the consent of the Master Servicer, which consent may not be unreasonably withheld, and confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See “Risk Factors— The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates” in this free writing prospectus. Any expenses incurred by the Master Servicer related to the transfer of servicing to a successor servicer shall be reimbursed by DB Structured Products, Inc. or the successor servicer.

          In light of DB Structured Products, Inc.’s continued ownership of the servicing rights with respect to approximately 94.06% of the Mortgage Loans serviced by GMAC, GMAC and DB Structured Products, Inc. will be parties to a side letter relating to the servicing of such Mortgage Loans pursuant to which, among other things, a portion of the Servicing Fee will be payable to DB Structured Products, Inc. and DB Structured Products, Inc. may be obligated to reimburse GMAC for certain servicer payment obligations. As a result of the side letter, GMAC’s net compensation for performing the servicing activities for the related Mortgage Loans will resemble that of a subservicer. If GMAC and DB Structured Products, Inc. agree to terminate the side letter or if the servicing with respect to such Mortgage Loans is transferred from GMAC to a qualified successor pursuant to the Pooling and Servicing Agreement, the servicing fee payable to GMAC or any successor servicer would not be in excess of the Servicing Fee as set forth above. Notwithstanding the existence of the side letter, GMAC has agreed to service and administer all of the Mortgage Loans serviced by GMAC in accordance with the terms of its Servicing Agreement.

Payments on Mortgage Loans; Deposits to Custodial Accounts

          Each Servicer will establish and maintain or cause to be established and maintained a separate trust account (the “Custodial Account”) for the benefit of the Certificateholders. Each Custodial Account will be an eligible account (or similar term as defined in the related Servicing Agreement). Upon receipt by the applicable Servicer of amounts in respect of the Mortgage Loans serviced by it (excluding amounts representing the applicable servicing fee or other servicing compensation, reimbursement for Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the applicable Servicer will deposit such amounts in the related Custodial Account. Amounts so deposited may be invested in accordance with the terms of the related Servicing Agreement in investments maturing no later than one business day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator if such investment is managed by a person other than the related Servicer or the Securities Administrator, or maturing on the Business Day on which the amount on deposit therein is required to be remitted to the Securities Administrator if such investment is managed by the related Servicer or the Securities Administrator. All investment income on funds in the related Custodial Account will be for the benefit of the applicable Servicer.

Advances

          Subject to the limitations set forth in the following paragraph, each Servicer will be obligated to advance or cause to be advanced on or before each Determination Date from its own funds, an amount equal to the aggregate of all payments of principal and interest, net of its servicing fee, that were due on the Mortgage Loans serviced by it and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an “Advance”).

          Advances are required to be made only to the extent they are deemed by the applicable Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

          All Advances will be reimbursable to the applicable Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the applicable Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the applicable Servicer out of any funds in the related custodial account prior to the distributions on the certificates. In the event that the applicable Servicer fails in its obligation to make any required Advance, the Master Servicer or other successor servicer (which may be the Master Servicer) will be obligated to make the Advance, in each case, to the extent required in the Pooling and Servicing Agreement.

Compensating Interest

          The Servicers or the Master Servicer, as applicable, will pay amounts referred to herein as “Compensating Interest” in the manner and to the extent set forth below to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

          Each Servicer will be required to deposit into the related custodial account, prior to distribution to the Master Servicer for any Distribution Date, an amount equal to (a) with respect to National City Mortgage Co., any shortfall in interest collections for the related month resulting from voluntary prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period, (b) with respect to Wells Fargo Bank, National Association, GreenPoint Mortgage Funding, Inc. and IndyMac Bank, the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate servicing fee payable to Wells Fargo Bank, National Association, GreenPoint Mortgage Funding, Inc. or IndyMac Bank, as applicable, for the related Due Period and (c) with respect to GMAC Mortgage Corporation, the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (ii) the aggregate servicing fee payable to GMAC Mortgage Corporation for the related Due Period.

          With respect to the Master Servicer, if the Servicers fail to pay the amount of any Compensating Interest required to be paid on that Distribution Date, the Master Servicer shall deposit into the related distribution account as a payment of Compensating Interest the lesser of (i) the amount required to be paid by the Servicers and not so paid and (ii) the master servicing compensation for such Distribution Date.

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIAN

General

          The information set forth in the following paragraph has been provided by the Master Servicer, the Securities Administrator and the Custodian. None of the Depositor, the Sponsor, the Servicers, the Trustee, the Underwriter, the Originators or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

          Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Securities Administrator and Master Servicer under the Pooling and Servicing Agreement and as Custodian under the Custodial Agreement (the “Wells Fargo Custodial Agreement”),dated as of January 1,

2006, by and among Trustee, the Servicers and Wells Fargo Bank as Custodian. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          Securities Administrator

          Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D in regards to distribution and pool performance information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

          Master Servicer

          Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on Servicer data, compares its results to Servicer loan-level reports and reconciles any discrepancies with the Servicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Trustee against such defaulting Servicer. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

          Custodian

          Wells Fargo Bank is acting as Custodian with respect to approximately 84.22% of the mortgage loan files for the Mortgage Loans, by aggregate principal balance as of the Cut-Off Date, pursuant to the Wells Fargo Custodial Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian or more than nine million files.

          Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be include in the trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Deutsche Bank National Trust Company

          The information set forth in the following paragraph has been provided by Deutsche Bank National Trust Company (“DBNTC”). None of the Depositor, the Sponsor, the Servicer, the Trustee, Wells Fargo Bank, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

          DBNTC is a national banking association chartered under the laws of the United State of America and regulated by the Comptroller of the Currency and is authorized to act in its capacity as a document custodian. DBNTC has performed a custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the Holders. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the DBNT Custodial Agreement.

          DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

          Approximately 15.78% of the mortgage loan files with respect to the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, will be held by DBNTC pursuant to a custodial agreement to be entered into among HSBC Bank USA, National Association, as Trustee, DBNTC, as a custodian, and the Servicer (the “DBNT Custodial Agreement”).

The Distribution Accounts

          Pursuant to the terms of the Pooling and Servicing Agreement, the Securities Administrator will establish and maintain two separate accounts, one with respect to the Group I Mortgage Loans and one with respect to the Group II-V Mortgage Loans (each, a “Distribution Account”) for the benefit of the related certificateholders. The Distribution Accounts will be Eligible Accounts (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in Eligible Investments (at the direction and for the benefit of the Master Servicer) maturing no later than one Business Day prior to the related Distribution Date unless such Eligible Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Eligible investments may mature on the related Distribution Date. All investment income on funds in the Distribution Accounts will be for the benefit of the person directing the investments as provided in the Pooling and Servicing Agreement.

          Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the certificateholders will be considered an Eligible Investment:

          (i)          obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii)          general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

          (iii)          commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

          (iv)          certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

          (v)          guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

          (vi)          repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (vii)          securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency rating such fund, as evidenced by a signed writing delivered by each rating agency;

          (viii)          interests in any money market fund (including any such fund managed or advised by the trustee or the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

          (ix)          short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

          (x)          such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Master Servicing and Other Compensation and Payment of Expenses

          The principal compensation to be paid to the Master Servicer on each Distribution Date in respect of its master servicing activities will be interest or other income earned on funds held in each Distribution Account to the extent provided in the Pooling and Servicing Agreement.

          In the event that the Servicers fail to pay the amount of any Compensating Interest required to be paid on any Distribution Date, the Master Servicer shall pay such amounts up to the master servicing compensation payable to the Master Servicer on such Distribution Date.

Transfer of Master Servicing

          The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer under the Pooling and Servicing Agreement (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

          The Master Servicer and any director, officer, employee or agent of the Master Servicer will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

          The Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

          The Custodians and any director, officer, employee or agent of the Custodian will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Custodial Agreements.

THE TRUSTEE

          HSBC Bank USA, National Association will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, Deutsche Alt-A Securities, Inc., Mortgage Loan Trust, Series 2006-AR1 or at such other address as the Trustee may designate from time to time.

          As of January 24, 2006, HSBC Bank USA, National Association is acting as trustee for approximately 400 asset-backed securities transactions involving similar pool assets included in the Mortgage Pool.

          The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

          1.          Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee (or its Custodian, if applicable) shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

          2.          The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

          3.          Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

          If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

          Without limiting the generality of the foregoing, if an Event of Default shall occur, the Trustee shall, at the direction of at least 51% of the Voting Rights, by notice in writing to the Master

Servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under the Pooling and Servicing Agreement, shall pass to and be vested in the Trustee, and, without limitation, the Trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Notwithstanding the foregoing, The Trustee may, if is shall be unwilling to so to act, or shall, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the Pooling and Servicing Agreement.

          To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement) are not fully and timely reimbursed by the terminated master servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

          For further discussion of the duties of the Trustee, please see “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the prospectus.

          The Master Servicer will pay the Trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the Trustee in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the Servicer under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the Servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement.

          The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of the certificates evidencing not less a majority of the voting rights in the trust fund. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the Trustee resigns or is removed by the Depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Accounts. If the Trustee is removed by holders of certificates, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Pooling and Servicing Agreement

General

          The certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreements and the assignment, assumption and recognition agreements related to the Servicing Agreements; (vi)the Group I Reserve Fund and any amounts on deposit in the Group I Reserve Fund from time to time and; and (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider. For the avoidance of doubt, the trust fund does not include the Supplemental Interest Trust. Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 60 Wall Street, New York, New York 10005.

Assignment of the Mortgage Loans

          The Depositor will acquire all of the Mortgage Loans included in the Mortgage Pool pursuant to a mortgage loan purchase agreements, (the “Mortgage Loan Purchase Agreement”), to be dated as of the Cut-Off Date, between the Sponsor and the Depositor. The Mortgage Loans were previously purchased by the Sponsor either directly or indirectly from the Originators. See “Description of the Mortgage Pool—Underwriting Standards” herein.

          Pursuant to the terms of the Mortgage Loan Purchase Agreement, the Sponsor will make certain representations and warranties with respect to the Mortgage Loans which the Depositor will assign to the Trustee for the benefit of the Certificateholders. If the Sponsor breaches any of the representations and warranties with respect to any Mortgage Loan which materially and adversely affects (i) the value of any of the Mortgage Loans actually delivered by it or (ii) the interests of the Certificateholders therein, the Sponsor will be obligated to cure such breach in all material respects or shall repurchase the Mortgage Loan or any property acquired in respect thereof.

          In addition, the Depositor will make representations and warranties regarding the Mortgage Loans in the Pooling and Servicing Agreement but its assignment of the Mortgage Loans to the Trustee will be without recourse and the Depositor’s obligations relating to the Mortgage Loans will be limited to the representations and warranties made by it under the Pooling and Servicing Agreement. If the Depositor breaches any of the representations and warranties with respect to any Mortgage Loan which breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Depositor will be obligated to cure such breach in all material respects or shall repurchase the Mortgage Loan or any property acquired in respect thereof.

          On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-Off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule delivered to the Trustee pursuant to the Pooling and Servicing Agreement or subsequent transfer instrument. The mortgage loan schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-Off Date, its mortgage interest rate as well as other information with respect to each Mortgage Loan.

          The Pooling and Servicing Agreement will require that, prior to the Closing Date, the Depositor deliver or cause to be delivered to the Trustee (or the Custodian, as the Trustee’s agent for such purpose) the mortgage notes endorsed in blank or to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

          On or prior to the Closing Date, the Trustee or the Custodian on its behalf will review the Related Documents pursuant to the Pooling and Servicing Agreement. If any Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Trustee or the Securities Administrator, the Sponsor shall either (i) substitute for such Mortgage Loan pursuant to the Pooling and Servicing Agreement; provided, however, that such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the Trustee, the Securities Administrator, the Master Servicer and the Depositor in effect that such substitution will not disqualify any REMIC (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, at the mortgage interest rate from the date interest was last paid by the Mortgagor to the next scheduled due date, plus the amount of any unreimbursed Advances and servicing advances made by the Servicers and/or the Master Servicer plus all unreimbursed costs and damages incurred by the trust and the Trustee in connection with any violation of any such Mortgage Loan of any predatory or abusive lending law. The Purchase Price shall be remitted to the Securities Administrator for deposit in the Distribution Account (as defined herein) no later than the day prior to the related Distribution Date. The obligation of the Sponsor to repurchase or substitute for a deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Certificateholders.

Representations and Warranties

          In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor will purchase the Mortgage Loans from the Sponsor, the Sponsor will make certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as it relates to such representations and warranties made by the Sponsor.

          The representations and warranties of the Sponsor with respect to the Mortgage Loans include the following, among others:

•	The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

•

Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

•

Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics’ lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

•

As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

•

Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

•	The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

•

A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

•

As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

•

The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders; and

•

At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC.

•

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor, the Securities Administrator or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

Events of Default

          Upon the occurrence of events of default described under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Events of Default under the Agreement” and “—Rights Upon Events of Default under the Agreements” in the prospectus, the Master Servicer may be removed as Master Servicer of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

          Any successor to the Master Servicer appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $15,000,000. See “The Trustee” herein and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Events of Default under the Agreement” and “—Rights Upon Events of Default under the Agreements” in the prospectus.

Reports to Certificateholders

          On each Distribution Date, the Securities Administrator will make available to each certificateholder and the Depositor a statement generally setting forth, among other information:

          1.          the applicable Interest Accrual Periods and general Distribution Dates;

          2.          with respect to each loan group, the total cash flows received and the general sources thereof;

          3.          the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

          4.          with respect to each loan group, the amount of the related distribution to holders of the Offered Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Overcollateralization Increase Amount included therein;

          5.          with respect to each loan group, the amount of such distribution to holders of the Offered Certificates (by class) allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement in the aggregate and the amount of coverage remaining thereunder;

          6.          with respect to each loan group, the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the related Offered Certificates (if any);

          7.          with respect to each loan group, the Certificate Principal Balance of the related Offered Certificates before and after giving effect to the distribution of principal and allocation of Allocated Realized Loss Amounts on such distribution date;

          8.          with respect to each loan group, the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

          9.          the Pass-Through Rate for each class of Offered Certificates for such Distribution Date;

          10.        with respect to each loan group, the aggregate amount of Advances included in the distributions on the Distribution Date;

          11.        with respect to each loan group, the number and aggregate principal balance of any Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) One scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period;

          12.        with respect to each loan group, the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

          13.        with respect to each loan group and any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Scheduled Principal Balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

          14.        with respect to each loan group, whether a stepdown date or trigger event is in effect;

          15.        with respect to each loan group, the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

          16.        with respect to each loan group, the cumulative Realized Losses through the end of the preceding month;

          17.        with respect to each loan group, the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans in such loan group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans in such loan group,

          18.        with respect to each loan group, the amount of the Prepayment Charges remitted by the Servicer; and

          19.        the amount of any Net Swap Payment payable to the trust, any related Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any related Swap Termination Payment payable to the Swap Provider.

          On each Distribution Date, the Securities Administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

          The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports in each case, prepared and filed by the Securities Administrator with respect to the trust pursuant to section 13(a) or 15(d)of the Exchange Act will be made available on the website of the Securities Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

          In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Prepayment and Yield Considerations

          The yield to maturity of each class of Offered Certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate, the actual characteristics of the Mortgage Loans in the related loan group, the rate and timing of principal payments (including principal prepayments) on the related Mortgage Loans and the rate of liquidations on the related Mortgage Loans. The yield to maturity to holders of the Group II-V Certificates will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of such certificates, because principal and interest distributions will not be payable to such certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay).

          The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

          The rate of principal payments on the certificates entitled to receive principal is directly related to the rate of principal payments on the related Mortgage Loans, which may be in the form of scheduled payments or principal prepayments. See “Risk Factors” in this free writing prospectus and “Yield Considerations” in the prospectus. A higher than anticipated rate of principal prepayments would reduce the principal balance of the related Mortgage Loans more quickly than expected. As a result, interest payments with respect to the related Mortgage Loans would be substantially less than expected; therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on each class of certificates purchased at a premium, and in certain circumstances such investors may not fully recoup their initial investments. Conversely, a lower than anticipated rate of principal prepayments with respect to the related Mortgage Loans would reduce the return to investors on any class of certificates purchased at a discount, in that principal payments with respect to the related Mortgage Loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received with respect to the certificates at a rate which is comparable to the interest rate on their certificates. Investors should fully consider all of the associated risks.

          The rate of principal payments on the certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans, as applicable. The rate of principal payments on the Mortgage Loans of a loan group will in turn be affected by the amortization schedules of the related Mortgage Loans as they change from time to time by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the related Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor or the Sponsor).

          Prepayments, liquidations and repurchases of Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of related certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the related Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related Mortgage Loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any such certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the related Mortgage Loans, the greater the effect on the yield to maturity of the related certificates. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

          It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans of a loan group will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the related certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

          In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

Principal Prepayments and Compensating Interest

          When a mortgagor prepays a mortgage loan in full or in part, the mortgagor pays interest on the amount prepaid only to the date of prepayment, instead of for the entire month. In addition, when a mortgagor makes a partial principal prepayment, together with its scheduled monthly payment, the principal balance of the mortgage loan is reduced by the amount of the partial principal prepayment as of such Due Date.

          The Servicers will pay Compensating Interest in the manner and to the extent set forth in the following sentence to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

          Each Servicer will be required to deposit into the related custodial account, prior to distribution to the Master Servicer for any Distribution Date, an amount equal to (a) with respect to National City Mortgage Co., any shortfall in interest collections for the related month resulting from voluntary prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period, (b) with respect to GreenPoint Mortgage Funding, Inc. and IndyMac Bank, the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate servicing fee payable to GreenPoint Mortgage Funding, Inc. or IndyMac Bank, as applicable, for the related Due Period, (c) with respect to GMAC Mortgage Corporation, the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (ii) the aggregate servicing fee payable to GMAC Mortgage Corporation for the related Due Period, (d) with respect to Countrywide Home Loans Servicing LP, the lesser of (i) any shortfall in interest collections for the related month resulting from voluntary prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the lesser of one-half of (a) one-twelfth of the product of (x) the servicing fee rate set forth in the related servicing agreement and (y) the outstanding principal balance of the related Mortgage Loans or (b) the aggregate servicing fee actually received by Countrywide for such month with respect to the related Mortgage Loans and (e) with respect to Residential Funding Corporation, the lesser of (i) any shortfall in interest collections for the related month resulting from voluntary prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii)

the lesser of (a) one-twelfth of 0.125% of the outstanding principal balance of the related Mortgage Loans and (b) the sum of the servicing fee payable to Residential Funding Corporation and investment income from the related Custodial Account.

          In the event that the Servicers fail to pay the amount of any Compensating Interest required to be paid by them on any Distribution Date, the Master Servicer will be required to pay such amounts up to the master servicing fee payable to the Master Servicer on such Distribution Date.

          To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a full or partial principal prepayment on a Mortgage Loan, such deficiency will be allocated to the certificates as described under “Description of the Certificates—Interest Distributions on the Group I Certificates”, and “—Priority of Distributions on the Group II-V Certificates”. In addition, any deficiencies in interest due to the application of the Relief Act will be allocated to the certificates as described under “Description of the Certificates —Interest Distributions on the Group I Certificates” and “—Priority of Distributions on the Group II-V Certificates”.

Group I Certificates

          Because principal distributions are paid to certain classes of Group I Certificates before other classes, holders of classes of Group I Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under “Description of the Certificates—Principal Distributions on the Group I Certificates” herein, prior to the Group I Stepdown Date, all principal payments on the Group I Mortgage Loans will be allocated to the Group I Senior Certificates. Thereafter, as further described herein, during certain periods, subject to certain delinquency triggers described herein, all principal payments on the Group I Mortgage Loans will be allocated among the Group I Certificates entitled to principal in the priorities described under “Description of the Certificates—Principal Distributions on the Group I Certificates” herein.

Group II-V Subordinate Certificates

          The weighted average life of, and the yield to maturity on, the Group II-V Subordinate Certificates, in decreasing order of their priority of distributions, will be progressively more sensitive to the rate and timing of mortgagor defaults and losses on the Group II-V Mortgage Loans. If the rate and severity of losses on the Group II-V Mortgage Loans is higher than those assumed by a holder of a Group II-V Subordinate Certificate, the yield to maturity of such certificate may be lower than the yield expected by such holder. The timing of losses on the Group II-V Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Group II-V Mortgage Loans are consistent with such investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Losses on the Group II-V Mortgage Loans will reduce the certificate principal balances of the Group II-V Subordinate Certificates to the extent of any losses allocated thereto without a corresponding payment of principal. As a result of such reductions, less interest will accrue on such classes of Group II-V Subordinate Certificates than otherwise would be the case. The yield to maturity of the Group II-V Subordinate Certificates will also be affected by disproportionate allocations of principal prepayments to the Group II-V Senior Certificates, Net Interest Shortfalls and other cash shortfalls in the Group II-V Available Distribution Amount. See “—Subordination and Allocation of Losses on the Group II-V Certificates” herein.

          Realized Losses on the Group II-V Mortgage Loans (other than Excess Losses) will be borne by the Group II-V Subordinate Certificates in reverse order of their payment priority, to the extent such Group II-V Subordinate Certificates are outstanding. Excess Losses will be allocated to all outstanding class or classes of Group II-V Senior Certificates relating to the loan group for which such Excess Losses were incurred and to the Group II-V Subordinate Certificates by Pro Rata Allocation. Moreover, since the Subordinate Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions in respect of Realized Losses on the Group II-V Mortgage Loans (other than Excess Losses), the amount distributable as principal on each Distribution Date to each class of Group II-V Subordinate Certificates will be less than it otherwise would be in the absence of such Group II-V Realized Losses. As a result, the yields on the Group II-V Senior Certificates and Group II-V Subordinate Certificates will depend on the rate and timing of Realized Losses on the Group II-V Mortgage Loans, including Excess Losses. Excess Losses may occur at a time when one or more classes of Group II-V Subordinate Certificates are outstanding and thus available to absorb Realized Losses on the Group II-V Mortgage Loans.

Group I Certificates and Group II-V Certificates

Weighted Average Life

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the certificates relating to a loan group will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the related Mortgage Loans), and the timing of these payments.

Additional Information

          The Depositor intends to file certain additional yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Yield Considerations Applicable Solely to the Class A-R Certificates

          A Class A-R certificateholder may have tax liabilities with respect to its certificate during the early years of the related REMIC’s term that substantially exceed any distributions payable thereon during any such period. In addition, a Class A-R certificateholder may have tax liabilities with respect to its certificate, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class A-R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class A-R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Group II-V Mortgage Loans.

          A Class A-R certificateholder should consult its own tax advisor as to the effect of taxes and the receipt of any payments made to such holder in connection with the acquisition of interests in the Class A-R Certificates on after-tax rates of return on the Class A-R Certificates. See “Federal

Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Considerations” in the prospectus.

Federal Income Tax Consequences

          In the opinion of Thacher Proffitt & Wood LLP, counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

          For federal income tax purposes (i) the Residual Certificates will represent the “residual interests” in each REMIC elected by the trust and (ii) the Offered Certificates (exclusive of any right of the holder of the Group I Certificates to receive payments from the Group I Reserve Fund in respect of Net WAC Rate Carryover Amounts), the other Class P Certificates and Class B-3, Class B-4 and Class B-5 Certificates and the Class I-CE Certificates will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Considerations–REMICs” in the prospectus.

          For federal income tax purposes, certain classes of the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to [25]% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consideration–General” and “–REMICs–Taxation of Owners of Regular Certificates” in the prospectus.

          The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

          The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

          In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

          If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

          Certain classes of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Considerations–REMICs—Taxation of Owners of Regular Certificates” in the Prospectus.

          Each holder of a Group I Certificate (the “Carryover Certificates”) is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest and the right to receive payments from the Group I Reserve Fund in respect of Net WAC Rate Carryover Amounts. The Group I Reserve Fund is not an asset of any REMIC.

          The treatment of amounts received by a holder of a Carryover Certificate under that certificateholder’s right to receive a Net WAC Rate Carryover Amount will depend on the portion, if any, of the certificateholder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Carryover Certificate must allocate its purchase price for such certificate between its undivided interest in the regular interest of a REMIC and its undivided interest in the right to receive payments from a Reserve Fund in respect of Net WAC Rate Carryover Amounts in accordance with the relative, fair market values of each property right. The Pooling and Servicing Agreement will provide that the Securities Administrator is required to treat payments made to the holders of the Carryover Certificates and the with respect to a Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the Securities Administrator will be directed to treat the right to receive payments from a Reserve Fund in respect of Net WAC Rate Carryover Amounts as having a de minimis value. However, this assignment of value is not binding on the IRS and the IRS could argue that a greater value should have been allocated to the right to receive payments from a Reserve Fund in respect of Net WAC Rate Carryover Amounts. If an argument of this kind were to be sustained, the Carryover Certificates could be viewed as having been issued with original issue discount. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC Regular Interest and the right to receive payments from a Reserve Fund in respect of Net WAC Rate Carryover Amounts as discrete property rights. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Offered Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, these regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Carryover Certificates will be unable to use the integration method provided for under these regulations with respect to the Carryover Certificates. Ownership of the right to Net WAC Rate Carryover Amounts will nevertheless entitle the owner to amortize the separate price paid for the right to Net WAC Rate Carryover Amounts under the regulations relating to notional principal contracts if this right is treated as a “notional principal contract.”

          In the event that a certificateholder’s right to receive Net WAC Rate Carryover Amounts is characterized as a “Notional Principal Contract,” upon the sale of a Carryover Certificate the amount of the sale allocated to the selling certificateholder’s right to receive payments from a Reserve Fund in respect of the Net WAC Rate Carryover Amounts would be considered a “termination payment” under the regulations relating to Notional Principal Contracts allocable to the related certificate. A certificateholder will have gain or loss from a termination of the right to receive payments from the Group I Reserve Fund, in respect of Net WAC Rate Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from a Reserve Fund in respect of Net WAC Rate Carryover Amounts.

          Gain or loss realized upon the termination of the right to receive payments from the Group I Reserve Fund, as applicable in respect of Net WAC Rate Carryover Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

          This paragraph applies to the Carryover Certificates exclusive of any rights in the Group I Reserve Fund. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the Offered Certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code to the extent that such Offered Certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, as mentioned above, no portion of a Group I Certificateholder’s basis or income allocable to a Basis Risk Arrangement will qualify for such treatment. As a result, those certificates are not suitable investments for inclusion in another REMIC. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus and “Material Federal Income Tax Considerations—REMICs—Characterization of Investments in REMIC Certificates” in the prospectus.

          The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a Carryover Certificate will be required to allocate a portion of the purchase price paid for such certificates to the right to receive payments from the Group I Reserve Fund in respect of Net WAC Rate Carryover Amounts. The value of the right to receive any Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. Because Net WAC Rate Carryover Amounts are treated as a separate right of the Carryover Certificates not payable by the REMIC, this right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from a reserve fund will not be qualifying real estate income for real estate investment trusts.

          For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the prospectus.

Special Tax Considerations Applicable to the Residual Certificate

          A Class A-R certificateholder will be required to report on its federal income tax returns as ordinary income its share of taxable income of each related REMIC regardless of the amount or timing of its receipt of cash payments. See “Material Federal Income Tax Considerations—REMICs—Taxation of Owners of REMIC Residual Certificates” in the prospectus. The requirement that a Class A-R certificateholder report its share of the taxable income and net loss of each related REMIC will continue until the certificate principal balances of all classes of certificates have been reduced to zero, even though the Class A-R certificateholder has received full payment of their stated interest and principal.

          A Class A-R certificateholder may be required to report an amount of taxable income with respect to the early accrual periods that significantly exceeds the amount of cash distributions received by such Class A-R certificateholder with respect to such periods. Consequently, the Class A-R certificateholder should have other sources of funds sufficient to pay any federal income taxes due in the early years as a result of its ownership of interests in such Class A-R Certificates. In addition, the required inclusion of this amount of taxable income during the early accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of interests in the Class A-R Certificates (or possibly later under the “wash sale” rules of Section 1091 of the Code) may cause the Class A-R certificateholder’s after-tax rate of return to be zero or negative even if the Class A-R certificateholder’s pre-tax rate of return is positive. That is, on a present value basis, the Class A-R certificateholder’s resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Class A-R Certificate over its life.

          It is expected that all or a substantial portion of each related REMIC’s taxable income of a Class A-R certificateholder will be treated as “excess inclusion” income to the holder in which case it could not be offset by losses from other sources. For a Class A-R certificateholder that is subject to tax on unrelated business taxable income (as defined by Code Section 511), an excess inclusion is treated as unrelated business taxable income. With respect to a Class A-R certificateholder that is a nonresident alien individual or foreign corporation generally subject to United States 30% withholding tax, an excess inclusion will be subject to such tax and will be ineligible for any statutory exemption or tax treaty reduction otherwise available to such Class A-R certificateholder.

          The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class A-R Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of “noneconomic” residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class A-R Certificates may not be transferred to non-United States persons.

          The REMIC Regulations provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for federal income tax purposes, and that the purported transferor of “noneconomic” residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless “no significant purpose of the transfer was to impede the assessment or collection of tax”. The Class A-R Certificates will likely constitute noneconomic residual interests during all of its term for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, a transfer of an interest in the Class A-R Certificates will likely be disregarded and purported transferor will likely remain liable for any taxes due with respect to the income of the Class A-R Certificates. Any transfer of an interest in the Class A-R Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. See “Material Federal Income Tax Considerations—REMICs—Taxation of Owners of REMIC Residual Certificates” in the prospectus.

          The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000.

          As discussed above and in the prospectus, the rules for accrual of OID with respect to certain classes of certificates are subject to significant complexity and uncertainty. Because OID on certain certificates will be deducted in determining REMIC taxable income, any changes required by the Internal Revenue Service in the application of those rules to such certificates may significantly affect the timing of each REMIC’s OID deductions and therefore the amount of taxable income allocable to a holder of an interest in the Class A-R Certificates.

          An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) an interest in the Class A-R Certificates may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees and other administrative expenses properly allocable to each related REMIC in computing such certificateholder’s regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such certificateholder’s alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Class A-R Certificates. See “Material Federal Income Tax Considerations—REMICs—Basic Rules, Net Losses and Distributions—Possible Pass-Through of Miscellaneous Itemized Deductions” in the prospectus.

          Because of the special tax treatment of REMIC residual interests, the taxable income in a given year on a REMIC residual interest will not be equal to the taxable income associated with an investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Class A-R Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See “Material Federal Income Tax Considerations” in the prospectus.

          On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

          A purchaser of an interest in the Class A-R Certificates is strongly advised to consult its own tax advisor as to the economic and tax consequences of an investment in such certificate.

          For further information regarding the federal income tax consequences of investing in the Class A-R Certificates, see “Prepayment Yield Considerations—Yield Considerations Applicable Solely to the Class A-R Certificates” in this free writing prospectus and “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates” in the prospectus.

Legal Investment Aspects

          As of the date of their issuance, certain classes of the Offered Certificates will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”), and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to “mortgage-related securities”, certain classes of the Offered Certificates, will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

          SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with certain classes of the Offered Certificates, without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in certain classes of the Offered Certificates and national banks may purchase certain classes of the Offered Certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh); in each case subject to such regulations as the applicable federal regulatory authority may prescribe. See “Legal Matters” in the prospectus.

          Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

ERISA Considerations

          A fiduciary of any ERISA plan, any insurance company or plan subject to section 4975 of the Code (collectively, “Plans”), whether through its general or separate accounts, or any other person investing plan assets of any ERISA plan, as described in “ERISA Considerations” in the prospectus, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates (other than the Class A-R Certificates) could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The Department of Labor has granted the individual exemptions to Deutsche Banc Alex.Brown, Inc. as Prohibited Transaction 94-84 and to Deutsche Morgan Grenfell/C.J. Lawrence Inc. as FAN 97-03E, both amended by Prohibited Transaction Exemption 97-34, 2000-58 and 2002-41, as described under “ERISA Considerations” in the prospectus. However, the Exemption contains a number of other conditions (including a requirement that the certificates are rated “BBB” or better at the time of purchase) which must be met for the Exemption to apply, including the requirement that any plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act, and that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the Mortgage Loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

          For so long as the holder of an Offered Certificate (other than a Class A-R Certificate) also holds an interest in the Supplemental Interest Trust (which holds the Interest Rate Swap Agreement), the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates (other than Class A-R Certificates) will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest

Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate (other than a Class A-R Certificate) or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Offered Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

          Any fiduciary or other investor of plan assets that proposes to acquire or hold the Offered Certificates (other than the Class A-R Certificates) on behalf of or with plan assets of any plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Exemption, as amended, would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See “ERISA Considerations” in the prospectus.

          Each beneficial owner of Mezzanine Certificates or Group II-V Subordinate Certificates or any interest therein that if acquired subsequent to the termination of the Supplemental Interest Trust shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificates or Group II-V Subordinate Certificates in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that such certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. or Fitch Ratings or Moody’s Investors Service, Inc. or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          Because the Class A-R Certificates are not expected to meet the conditions of the Exemption, the Pooling and Servicing Agreement provides that each prospective certificateholder of a Class A-R Certificate, each prospective transferee acquiring a Class A-R Certificates and each prospective owner (a transferee thereof) of a beneficial interest in the Class A-R Certificates must represent and warrant (or will be deemed to have represented and warranted) that either (1) it is not a Plan or acting on behalf of a Plan and is not using assets of a Plan to purchase the Class A-R Certificates or (2) it has delivered an opinion of counsel to the Trustee and the Securities Administrator which establishes to the satisfaction of the Trustee and the Securities Administrator that the purchase and holding or such certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the Depositor, the Securities Administrator, the Master Servicer, any subservicer, the Trustee or the trust fund to any obligation or liability (including obligations or liabilities under ERISA or section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel will not be an expense of any of such persons and on which such persons may rely.

          If any certificate or any interest therein is acquired or held in violation of the provisions of the three preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Mezzanine Certificate or Group II-V Subordinate Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, the Securities Administrator, any subservicer, and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The sale of any of the Offered Certificates to a plan is in no respect a representation by the depositor or the Underwriter that such an investment meets all relevant legal requirements relating to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Method of Distribution

          Subject to the terms and conditions set forth in the underwriting agreement (the “Underwriting Agreement”), between Deutsche Bank Securities Inc. (the “Underwriter”) and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

          Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

          The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

          The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

Legal Matters

          Certain legal matters will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood LLP New York, New York.

Certificate Ratings

          It is a condition to the issuance of the Offered Certificates that the Offered Certificates receive ratings not less than the ratings designated in the term sheet from S&P and Moody’s with respect to the Group I Certificates and S&P and Fitch with respect to the Group II-V Certificates.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

          S&P’s ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P’s ratings take into consideration the credit quality of the Mortgage Pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payment required under the certificates. S&P’s ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P’s ratings do not address the possibility that investors may suffer a lower-than-anticipated yield or the likelihood of receipt of Net WAC Rate Carryover Amounts.

          The ratings assigned by Moody’s to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the Mortgage Pool is adequate to make the payments required by the certificates. The ratings of the certificates do not address the possibility that, as a result of principal prepayments, the certificateholders may receive a lower than anticipated yield.

          The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of such differences in the rate of principal prepayments, certificateholders might suffer a lower-than-anticipated yield to maturity. See “Risk Factors” and “Prepayment and Yield Considerations”.

          The Depositor has not requested a rating on the Offered Certificates by any rating agency other than S&P and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered Certificates by S&P and Moody’s.

INDEX OF SIGNIFICANT DEFINITIONS

          Set forth below is a list of certain of the more significant terms used in this free writing prospectus and the pages on which the definitions of such terms may be found.

Adjustment Date	16
Administration Fee Rate	87
Advance	129
Aggregate Senior Percentage	106
Aggregate Subordinate Amount	106
Aggregate Subordinate Percentage	106
Allocated Realized Loss Amount	87
Available Distribution Amount	106
Bankruptcy Coverage	106
Bankruptcy Loss	87, 106
beneficial owner	81
Book-Entry Certificates	80
Carryover Certificates	148
Certificate Owners	80
Certificate Principal Balance	87
Class I-M Principal Distribution Amount	88
Clearstream	80
Clearstream Participants	80
Compensating Interest	130
Cooperative	83
Credit Support Depletion Date	106
Cut-Off Date	15
Debt Service Reduction	89, 106
Deficient Valuation	89, 107
Definitive Certificate	81
Delayed First Adjustment Mortgage Loan	16
Determination Date	80
Distribution Account	132
Distribution Date	79
DTC	80
DTC Participants	81
Due Date	79
Due Period	80
Euroclear	80
Euroclear Operator	83
Euroclear Participants	80
European Depositories	81
Excess Loss	107
FICO Scores	17
Financial Intermediary	81
Fraud Coverage	107
Fraud Losses	107
Global Securities	158
GMAC	126
GreenPoint	73
GreenPoint Mortgage Loans	73
Gross Margin	16
Group I Available Distribution Amount	86
Group I Credit Enhancement Percentage	89
Group I Excess Spread	99
Group I Mortgage Loans	15
Group I Principal Distribution Amount	89
Group I Principal Remittance Amount	89
Group I Required Overcollateralization Amount	89
Group I Reserve Fund	99
Group I Senior Principal Distribution Amount	89
Group I Stepdown Date	90
Group I Trigger Event	90
Group II Available Distribution Amount	105
Group II Mortgage Loans	15
Group III Available Distribution Amount	105
Group III Mortgage Loans	15
Group II-V Available Distribution Amount	104
Group II-V Mortgage Loans	15
Group IV Available Distribution Amount	106
Group IV Mortgage Loans	15
Group V Available Distribution Amount	106
Group V Mortgage Loans	15
Initial Periodic Rate Cap	16
Interest Accrual Period	80
Interest Carry Forward Amount	90
Interest Determination Date	103
Interest Distribution Amount	90, 107
Interest Only Loans	16
Interest Remittance Amount	91
Liquidated Loan	91, 107
Liquidation Principal	108
Liquidation Proceeds	91, 108
Maximum Mortgage Rate	17
Minimum Mortgage Rate	17
Mortgage Loans	15
Mortgage Pool	15
Mortgage Rate	16
Mortgaged Property	16
Net Interest Shortfall	108
Net Monthly Excess Cashflow	91
Net Mortgage Rate	91
Net WAC Pass-Through Rate	91
Net WAC Rate Carryover Amount	91
Notional Principal Contract	148
One Month LIBOR	104
One Year CMT	71
Originator	73
Overcollateralization Amount	92
Overcollateralization Increase Amount	92
Overcollateralization Reduction Amount	92

Overcollateralized Group	116
Pass-Through Rate	92
Plans	152
Prepayment Charge	19
Prepayment Interest Shortfall	108
Prepayment Interest Shortfalls	92
Principal Distribution Amount	108
Principal Prepayment Amount	108
Pro Rata Allocation	108
Realized Loss	92, 108
Record Date	79
Reference Banks	104
Relevant Depositary	81
Relief Act	13
Relief Act Interest Shortfall	92, 109
Required Overcollateralization Percentage	92
Reserve Interest Rate	104
Rules	81
Senior Interest Distribution Amount	93
Senior Interest Shortfall Amount	109
Senior Liquidation Amount	109
Senior Percentage	109
Senior Prepayment Percentage	109
Senior Principal Distribution Amount	110
Senior Termination Date	111
Six-Month LIBOR	71
SMMEA	151
Special Hazard Coverage	111
Special Hazard Losses	111
Subordinate Amount	111
Subordinate Interest Rate	111
Subordinate Liquidation Amount	111
Subordinate Percentage	111
Subordinate Prepayment Percentage	112
Subordinate Principal Distribution Amount	112
Subordinate Principal Prepayment Amount	112
Subordination Level	112
Subsequent Periodic Rate Cap	17
Subsequent Recoveries	93, 112
Terms and Conditions	83
Transfer Payment	116
Transfer Payment Made	116
Transfer Payment Received	116
Two Times Test	110
U.S. Person	161
Undercollateralized Group	116
Underwriter	154
Underwriting Agreement	154

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities” ) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

          The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   PROSPECTUS

                          MORTGAGE BACKED CERTIFICATES

                              MORTGAGE BACKED NOTES
                              (ISSUABLE IN SERIES)

                        DEUTSCHE ALT-A SECURITIES, INC.,
                                    DEPOSITOR

THE TRUST FUNDS:

         Each trust fund will be established to hold assets transferred to it by
Deutsche  Alt-A  Securities,  Inc. The assets in each trust fund will  generally consist of one or more of the following:

         o        mortgage  loans  secured  by one- to  four-family  residential properties;

         o        unsecured home improvement loans;

         o        manufactured housing installment sale contracts;

         o        mortgage  pass-through  securities  issued  or  guaranteed  by
                  Ginnie Mae, Fannie Mae, or Freddie Mac; or

         o        previously issued  asset-backed or mortgage-backed  securities backed by mortgage loans secured by residential  properties or participations in those types of loans.

         The  assets  in  your  trust  fund  are  specified  in  the  prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund,  whether or not in your trust fund,  are  described in greater detail in this prospectus.

THE SECURITIES:

         Deutsche Alt-A Securities,  Inc. will sell the securities pursuant to a prospectus  supplement.  The securities will be grouped into one or more series, each having is own  distinct  designation.  Each series will be issued in one or more classes and will  evidence  beneficial  ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will  specify all of the terms of the series and of each of the classes in the series.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR  DISAPPROVED  OF THESE  SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                 The date of this prospectus is August 26, 2005.

                                        i

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

         The primary  assets of each trust fund (the "Assets") will include some or all of the following types of assets:

         o        mortgage  loans on residential  properties,  which may include
                  Home Equity Loans,  home  improvement  contracts and Land Sale
                  Contracts (each as defined in this prospectus);

         o        home  improvement  installment  sales contracts or installment loans that are unsecured  called  unsecured  home  improvement
                  Loans;

         o        manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

         o        any    combination    of   "fully    modified    pass-through"
                  mortgage-backed  certificates  guaranteed  by  the  Government
                  National  Mortgage  Association  ("Ginnie  Mae"),   guaranteed
                  mortgage pass-through securities issued by Fannie Mae ("Fannie
                  Mae") and mortgage  participation  certificates  issued by the
                  Federal  Home  Loan  Mortgage   Corporation   ("Freddie  Mac")
                  (collectively, "Agency Securities");

         o        previously issued  asset-backed  certificates,  collateralized mortgage obligations or participation  certificates (each, and collectively,  "Mortgage Securities") evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

         o        a combination of mortgage  loans,  unsecured home  improvement
                  loans,   contracts,    Agency   Securities   and/or   Mortgage
                  Securities.

         The mortgage  loans will not be guaranteed or insured by Deutsche Alt-A
Securities, Inc. or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental  agency or  instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will  select  each Asset to  include  in a trust  fund from  among  those it has purchased,  either  directly  or  indirectly,  from a prior  holder  (an  "Asset
Seller"),  which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.

         The Assets included in the trust fund for your series may be subject to various types of payment provisions:

         o        "Level  Payment  Assets," which may provide for the payment of interest,  and full  repayment of principal,  in level monthly payments  with a fixed  rate of  interest  computed  on  their declining principal balances;

         o        "Adjustable  Rate  Assets,"  which may  provide  for  periodic adjustments  to their  rates of interest to equal the sum of a fixed margin and an index;

         o        "Buy Down Assets,"  which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers'  monthly payments during the early period after origination of those Assets;

         o        "Increasing Payment Assets," as described below;

         o        "Interest  Reduction  Assets,"  which provide for the one-time reduction of the interest rate payable on these Assets;

         o        "GEM Assets,"  which provide for (1) monthly  payments  during the first year after  origination that are at least sufficient to pay  interest due on these  Assets,  and (2) an increase in those monthly payments in later years at a predetermined  rate resulting  in full  repayment  over a  shorter  term  than the initial amortization terms of those Assets;

         o        "GPM  Assets,"  which allow for  payments  during a portion of their  terms  which  are or may be less  than  the  amount  of interest  due on their  unpaid  principal  balances,  and this unpaid  interest  will be added to the  principal  balances of those Assets and will be paid,  together  with interest on the unpaid interest, in later years;

         o        "Step-up Rate Assets"  which  provide for interest  rates that increase over time;

         o        "Balloon Payment Assets;"

         o        "Convertible  Assets" which are Adjustable Rate Assets subject to provisions pursuant to which,  subject to limitations,  the related  borrowers  may  exercise  an  option to  convert  the adjustable interest rate to a fixed interest rate; and

         o        "Bi-weekly  Assets,"  which provide for payments to be made by borrowers on a bi-weekly basis.

         An  "Increasing  Payment  Asset" is an Asset that  provides for monthly payments that are fixed for an initial  period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding  payment period,  subject to any caps on the amount of any single monthly  payment  increase) for a period to be specified in the prospectus supplement from the date of origination, after which the  monthly  payment  is fixed at a  level-payment  amount so as to fully amortize the Asset over its remaining  term to maturity.  The scheduled  monthly payment for an Increasing  Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding  sentence and (2) payments made by the  respective  servicers  pursuant  to  buy-down  or subsidy  agreements.  The borrower's initial monthly payments for each Increasing Payment Asset are set at the  level-payment  amount  that would  apply to an  otherwise  identical  Level
Payment Asset having an interest rate some number of percentage points below the
Asset Rate of that Increasing  Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing
Payment  Asset  by  the  related  servicers  pursuant  to  buy-down  or  subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing  Payment Asset at the related interest rate,  without negative amortization.  A borrower's monthly payments on an Increasing Payment Asset may, however,  not be sufficient to result in any reduction of the principal  balance of that Asset until after the period when those payments may be increased.

         The Notes or Certificates,  as applicable,  will be entitled to payment only from the  assets of the  related  trust  fund and will not be  entitled  to payments from the assets of any other trust fund  established  by the depositor.
The assets of a trust fund may consist of certificates  representing  beneficial ownership interests in, or indebtedness of, another trust fund that contains the
Assets, if specified in the prospectus supplement.

MORTGAGE LOANS

         GENERAL

         Each mortgage loan will generally be secured by a lien on (1) a one- to four-family  residential  property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family
Property") or (2) a primarily residential property that consists of five or more residential  dwelling units,  referred to as a multifamily  property,  which may include  limited  retail,  office  or  other  commercial  space  ("Multi  Family
Property" and together with Single Family Property, "Mortgaged Properties"). The mortgage  loans will be secured by first  and/or  junior  mortgages  or deeds of trust or other similar security  instruments  creating a first or junior lien on
Mortgaged Property.

         The Mortgaged Properties may also include:

         o        Apartment buildings owned by cooperative housing  corporations
                  ("Cooperatives"); and

         o        Leasehold interests in properties,  the title to which is held by third  party  lessors.  The term of these  leaseholds  will exceed the term of the related  mortgage note by at least five years or some other time period  specified  in the  prospectus supplement.

         The principal  balance of mortgage loans secured by Mortgaged  Property consisting  of Multi Family  Property or apartment  buildings  owned by
         Cooperatives  shall  not  exceed  5% of the  principal  balance  of all mortgage loans conveyed to the trust fund.

         The mortgage loans may include:

         o        Closed-end  and/or  revolving home equity loans or balances of these home equity loans ("Home Equity Loans");

         o        Secured  home  improvement  installment  sales  contracts  and secured installment loan agreements, known as home improvement contracts; and

         o        Mortgage loans evidenced by contracts  ("Land Sale Contracts")
                  for the sale of  properties  pursuant  to which  the  borrower promises  to pay the amount due on the  mortgage  loans to the holder of the Land Sale Contract with fee title to the related property  held by that holder  until the borrower has made all of the payments  required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

         The originator of each mortgage loan will have been a person other than the depositor.  The prospectus  supplement will indicate if any originator is an affiliate of the  depositor.  The  mortgage  loans will be evidenced by mortgage notes secured by mortgages,  deeds of trust or other security  instruments  (the
"Mortgages")  creating  a  lien  on  the  Mortgaged  Properties.  The  Mortgaged
Properties  will be  located in any one of the fifty  states,  the  District  of
Columbia,  Guam,  Puerto Rico or any other  territory of the United  States.  If provided in the  prospectus  supplement,  the mortgage  loans may include  loans
insured  by  the  Federal  Housing   Administration  (the  "FHA")  or  partially
guaranteed by the Veteran's  Administration  (the "VA"). See "--FHA Loans and VA
Loans" below.

         LOAN-TO-VALUE RATIO

         The "Loan-to-Value  Ratio" of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding  principal balance of the mortgage loan to the Value of the related Mortgaged Property. The "Value"
of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at  origination  of that  loan  and (b)  the  sales  price  for  that  property.
"Refinance Loans" are loans made to refinance  existing loans.  Unless otherwise specified in the  prospectus  supplement,  the Value of the  Mortgaged  Property securing a  Refinance  Loan is the  appraised  value of the  Mortgaged  Property determined in an appraisal  obtained at the time of origination of the Refinance
Loan.  The value of a Mortgaged  Property as of the date of initial  issuance of the related series may be less than the Value at origination  and will fluctuate from time to time based upon changes in economic  conditions and the real estate market.

         PRIMARY MORTGAGE INSURANCE

         Except  in the  case  of  high  loan-to-value  loans  and as  otherwise specified in the related  prospectus  supplement,  each  mortgage  loan having a loan-to-value  ratio at  origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal  amount thereof  exceeding 75% of the value of the  mortgaged  property at  origination  of the  mortgage  loan.  This insurance  must remain in force at least until the mortgage loan  amortizes to a level that would produce a  loan-to-value  ratio lower than 80%. See  "--Primary
Mortgage Insurance Policies".

         MORTGAGE LOAN INFORMATION IN THE PROSPECTUS SUPPLEMENTS

         Your prospectus  supplement will contain  information,  as of the dates specified in that  prospectus  supplement and to the extent then  applicable and specifically  known  to the  depositor,  with  respect  to the  mortgage  loans, including:

         o        the  total  outstanding  principal  balance  and the  largest, smallest  and  average  outstanding  principal  balance of the mortgage  loans  as of,  unless  otherwise  specified  in that prospectus supplement,  the close of business on the first day of the  month of  formation  of the  related  trust  fund (the
                  "Cut-off Date");

         o        the type of property securing the mortgage loans;

         o        the weighted  average (by  principal  balance) of the original and remaining terms to maturity of the mortgage loans;

         o        the range of maturity dates of the mortgage loans;

         o        the range of the  Loan-to-Value  Ratios at  origination of the mortgage loans;

         o        the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o        the state or states in which most of the Mortgaged  Properties are located;

         o        information  regarding the prepayment  provisions,  if any, of the mortgage loans;

         o        for  mortgage  loans  with  adjustable  mortgage  rates  ("ARM
                  Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index,  and

                  the maximum mortgage rate or monthly payment  variation at the time of any adjustment of and over the life of the ARM Loan;

         o        information  regarding  the  payment  characteristics  of  the
                  mortgage   loans,   including   balloon   payment   and  other
                  amortization provisions;

         o        the  number of  mortgage  loans  that are  delinquent  and the number of days or ranges of the number of days those  mortgage loans are delinquent; and

         o        the  material  underwriting  standards  used for the  mortgage loans.

         If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or  Certificates,  as applicable,  are initially offered, more general information of the nature described above will be provided in the prospectus  supplement,  and specific  information will be set forth in a
report  that  will  be  available  to   purchasers   of  the  related  Notes  or
Certificates,  as applicable, at or before the initial issuance of that Security and will be filed as part of a Current  Report  on Form 8-K with the  Securities and  Exchange  Commission  (the  "Commission")  within  fifteen  days after that initial issuance.  The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total  principal  balance as of the  Cut-off  Date)  from the  characteristics  of the  mortgage  loans that are described in the prospectus supplement.

         The  prospectus  supplement  will specify  whether the  mortgage  loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related  Mortgaged  Property  and/or (2) home  improvement contracts originated by a home improvement  contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property.  The home improvements  purchased with the home improvement  contracts typically include  replacement  windows,  house siding,  roofs,  swimming pools, satellite dishes,  kitchen and bathroom  remodeling goods, solar heating panels, patios,  decks,  room  additions and garages.  The  prospectus  supplement  will specify  whether the home  improvement  contracts  are FHA loans and, if so, the limitations on any FHA insurance.  In addition,  the prospectus  supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land
Sale Contracts.

         PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         All of the  mortgage  loans will  provide for  payments  of  principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other  interval as is  specified  in the  prospectus  supplement  or for payments in another manner described in the prospectus supplement. Each mortgage loan may  provide  for no accrual of  interest or for accrual of interest on the mortgage  loan at a mortgage  rate that is fixed  over its term or that  adjusts from  time to  time,  or that may be  converted  from an  adjustable  to a fixed mortgage  rate or a different  adjustable  mortgage  rate, or from a fixed to an adjustable  mortgage  rate,  from time to time  pursuant  to an  election  or as otherwise  specified in the related  mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate  changes in the mortgage  rate or to reflect the  occurrence  of  particular  events or that adjust  on the  basis of  other  methodologies,  and may  provide  for  negative amortization  or  accelerated  amortization,  in each case as  described  in the prospectus  supplement.  Each mortgage loan may be fully amortizing or require a balloon  payment due on its stated  maturity  date, in each case as described in the  prospectus  supplement.  Each  mortgage  loan may contain  prohibitions  on prepayment (a "Lockout Period" and, the date of expiration  thereof, a "Lock-out
Date")  or  require  payment  of a premium  or a yield  maintenance  penalty  (a
"Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement.  If the holders of any class or classes of Offered
Notes or Offered Certificates,  as applicable,  are entitled to all or a portion of any Prepayment

Premiums  collected  from the mortgage  loans,  the prospectus  supplement  will specify the method or methods by which any of these  amounts will be  allocated.
See "--Assets" above.

         REVOLVING CREDIT LINE LOANS

         As more fully  described  in the  prospectus  supplement,  the mortgage loans may  consist,  in whole or in part,  of  revolving  Home  Equity  Loans or balances of these Home Equity Loans ("Revolving Credit Line Loans"). Interest on
each Revolving Credit Line Loan, excluding  introductory rates offered from time to time during promotional  periods,  may be computed and payable monthly on the average  daily  outstanding  principal  balance of that loan.  From time to time before the expiration of the related draw period specified in a Revolving Credit
Line Loan,  principal  amounts on that  Revolving  Credit Line Loan may be drawn down (up to a  maximum  amount  as set forth in the  prospectus  supplement)  or repaid. If specified in the prospectus supplement,  new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus  supplement.  As a result,  the total balance of the
Revolving  Credit  Line  Loans  will  fluctuate  from day to day as new draws by borrowers  are added to the trust fund and  principal  payments  are  applied to those  balances  and  those  amounts  will  usually  differ  each  day,  as more specifically described in the prospectus  supplement.  Under some circumstances, under a Revolving  Credit Line Loan,  a borrower  may,  during the related  draw period,  choose an interest  only payment  option,  during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle,  and may also elect to pay all or a portion of the principal.  An interest  only  payment  option may  terminate  at the end of the  related  draw period,  after which the borrower  must begin paying at least a minimum  monthly portion of the average outstanding principal balance of the loan.

         UNSECURED HOME IMPROVEMENT LOANS

         The  unsecured  home  improvement  loans may  consist  of  conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement  loans  that are FHA loans.  Except as  otherwise  described  in the prospectus  supplement,  the  unsecured  home  improvement  loans  will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

         UNSECURED HOME IMPROVEMENT LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus  supplement will contain  information,  as of the dates specified in the  prospectus  supplement  and to the extent then  applicable and specifically  known  to  the  depositor,  with  respect  to any  unsecured  home improvement loans, including:

         o        the  total  outstanding  principal  balance  and the  largest, smallest  and  average  outstanding  principal  balance of the unsecured home improvement loans as of the applicable  cut-off date;

         o        the weighted average,  by principal  balance,  of the original
                  and  remaining   terms  to  maturity  of  the  unsecured  home
                  improvement loans;

         o        the earliest and latest  origination date and maturity date of the unsecured home improvements loans;

         o        the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

         o        the  state or  states  in  which  most of the  unsecured  home improvement loans were originated.

         o        information  regarding the prepayment  provisions,  if any, of the unsecured home improvement loans;

         o        with  respect to the  unsecured  home  improvement  loans with
                  adjustable   interest   rates,   called  ARM  unsecured   home
                  improvement  loans, the index, the frequency of the adjustment dates,  the  range  of  margins  added to the  index,  and the maximum interest rate or monthly payment variation at the time of any  adjustment  thereof  and  over  the  life  of the  ARM unsecured home improvement loan;

         o        information  regarding  the  payment  characteristics  of  the unsecured home improvement loans;

         o        the  number  of  unsecured  home  improvement  loans  that are delinquent  and the  number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

         o        the material  underwriting  standards  used for the  unsecured home improvement loans.

         If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or  Certificates,  as  applicable, are initially  offered,  more general  information of the nature described above will be provided in the prospectus supplement,  and specific information will be set forth in a report that will be available to  purchasers of the related Notes or  Certificates,  as applicable,  at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related  initial  issuance.  The  characteristics  of the unsecured home improvement  loans included in a trust fund will not vary by more than five percent,  by total principal  balance as of the cut-off date, from the characteristics thereof that are described in the prospectus supplement.

CONTRACTS

         GENERAL

         To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used  manufactured  home, called a
Manufactured  Home. The contracts may include  contracts that are FHA loans. The method of computing the  Loan-to-Value  Ratio of a contract will be described in the prospectus supplement.

         CONTRACT INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each  prospectus  supplement  relating  to a trust  fund  whose  assets include a substantial  proportion of contracts will contain certain information, as of the dates specified in that  prospectus  supplement and to the extent then applicable  and  specifically  known  to  the  depositor,  with  respect  to any contracts, including:

         o        the  total  outstanding  principal  balance  and the  largest, smallest  and  average  outstanding  principal  balance of the contracts as of the applicable cut-off date;

         o        whether  the  manufactured  homes  were  new or used as of the origination of the related contracts;

         o        the weighted average,  by principal  balance,  of the original and remaining terms to maturity of the contracts;

         o        the range of maturity dates of the contracts;

         o        the range of the  Loan-to-Value  Ratios at  origination of the contracts;

         o        the annual percentage rate on each contract, called a contract rate,  or range of  contract  rates and the  weighted  average contract rate borne by the contracts;

         o        the state or states in which  most of the  manufactured  homes are located at origination;

         o        information  regarding the prepayment  provisions,  if any, of the contracts;

         o        for contracts with adjustable  contract rates,  referred to as
                  ARM  contracts,  the index,  the  frequency of the  adjustment dates,  and  the  maximum  contract  rate or  monthly  payment variation at the time of any  adjustment  thereof and over the life of the ARM contract;

         o        the number of contracts  that are delinquent and the number of days or  ranges  of the  number of days  those  contracts  are delinquent;

         o        information  regarding  the  payment  characteristics  of  the contracts; and

         o        the material underwriting standards used for the contracts.

         If specific  information  respecting  the  contracts  is unknown to the depositor at the time the Notes or  Certificates,  as applicable,  are initially offered, more general information of the nature described above will be provided in the prospectus  supplement,  and specific  information will be set forth in a
report  that  will  be  available  to   purchasers   of  the  related  Notes  or
Certificates,  as applicable, at or before the initial issuance thereof and will be filed as part of a  Current  Report  on Form 8-K with the  Commission  within fifteen days after the related  initial  issuance.  The  characteristics  of the contracts  included in a trust fund will not vary by more than five  percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

         The information described above regarding the contracts in a trust fund may be  presented  in the  prospectus  supplement  in  combination  with similar information regarding the mortgage loans in the trust fund.

         PAYMENT PROVISIONS OF THE CONTRACTS

         All of the contracts  will provide for payments of principal,  interest or both,  on due dates  that  occur  monthly  or at some  other  interval  as is specified  in the  prospectus  supplement  or for  payments  in  another  manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest  thereon at a contract rate that is fixed over its term or that  adjusts from time to time,  or as otherwise  specified in the prospectus  supplement.  Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

AGENCY SECURITIES

         The Agency  Securities  will consist of any  combination  of Ginnie Mae certificates,  Fannie Mae certificates and Freddie Mac  certificates,  which may include Stripped Agency Securities, as described below.

         GINNIE MAE

         Ginnie Mae is a wholly-owned  corporate  instrumentality  of the United
States within the Department of Housing and Urban Development. Section 306(g) of
Title III of the  Housing  Act  authorizes  Ginnie Mae to  guarantee  the timely payment of the principal of and interest on  certificates  that are based on and backed  by a  pool  of FHA  loans,  VA  loans  or by  pools  of  other  eligible residential loans.

         Section  306(g) of the  Housing Act  provides  that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required  to be paid  under any  guaranty  under this  subsection."  To meet its obligations under that guaranty, Ginnie Mae is authorized,  under Section 306(d)
of the  National  Housing Act of 1934 (the  "Housing  Act"),  to borrow from the
United  States  Treasury  with no  limitations  as to  amount,  to  perform  its obligations under its guarantee.

         GINNIE MAE CERTIFICATES

         Each Ginnie Mae  certificate  will be a "fully  modified  pass-through"
mortgage-backed  certificate issued and serviced by an issuer approved by Ginnie
Mae or Fannie  Mae as a  seller-  servicer  of FHA loans or VA loans,  except as described below regarding  Stripped  Agency  Securities (as defined below).  The loans underlying  Ginnie Mae certificates may consist of FHA loans, VA loans and other  loans  eligible  for  inclusion  in  loan  pools  underlying  Ginnie  Mae certificates.  Ginnie Mae certificates may be issued under either or both of the
Ginnie  Mae I  program  and the  Ginnie  Mae II  program,  as  described  in the prospectus supplement. If the trust fund includes Ginnie Mae certificates,  your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty  program,  the  characteristics  of the pool  underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae  certificates  and other  relevant  matters regarding the Ginnie Mae certificates.

         Except  as  otherwise  specified  in the  prospectus  supplement  or as described  below with  respect to Stripped  Agency  Securities,  each Ginnie Mae certificate will provide for the payment,  by or on behalf of the issuer, to the registered  holder  of that  Ginnie  Mae  certificate  of  monthly  payments  of principal and interest equal to the holder's proportionate interest in the total amount of the monthly  principal and interest  payments on each related FHA loan or VA loan,  minus  servicing  and  guaranty  fees  totaling  the  excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates'  interest rate.  In addition,  each payment to a holder of a Ginnie Mae  certificate  will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's  proportionate  interest in the remaining  principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

         The  Ginnie Mae  certificates  do not  constitute  a  liability  of, or evidence any recourse against,  the issuer of the Ginnie Mae  certificates,  the depositor  or any  affiliates  of the  depositor,  and the  only  recourse  of a registered  holder (for  example,  the  trustee)  is to enforce the  guaranty of
Ginnie Mae.

         Ginnie Mae will have  approved  the  issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract  between  Ginnie Mae and the  issuer of the  Ginnie  Mae  certificates.
Pursuant  to that  agreement,  that  issuer,  in its  capacity as  servicer,  is required to perform customary functions of a servicer of FHA loans and VA loans, including  collecting payments from borrowers and remitting those collections to the registered holder,  maintaining escrow and impoundment accounts of borrowers for  payments of taxes,  insurance  and other  items  required to be paid by the borrower, maintaining primary hazard

insurance,  and  advancing  from its own funds to make  timely  payments  of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due.  If the issuer is unable to make  payments on a Ginnie Mae  certificate  as they become due, it must promptly  notify  Ginnie Mae and request  Ginnie Mae to make that  payment.  Upon that  notification  and request,  Ginnie Mae will make those payments  directly to the registered holder of the Ginnie Mae certificate.
In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate  has recourse  against only Ginnie Mae to obtain that  payment.  The trustee or its  nominee,  as  registered  holder of the Ginnie Mae  certificates included in a trust fund,  is entitled to proceed  directly  against  Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates  for any  amounts  that are unpaid  when due under each  Ginnie Mae certificate.

         The Ginnie  Mae  certificates  included  in a trust fund may have other characteristics  and terms,  different from those described above so long as the
Ginnie Mae  certificates and underlying  residential  loans meet the criteria of the  rating  agency or  agencies.  The Ginnie Mae  certificates  and  underlying residential loans will be described in the prospectus supplement.

         FANNIE MAE

         Fannie Mae is a federally chartered and  stockholder-owned  corporation organized and existing under the Federal National Mortgage  Association  Charter
Act, as amended (the "Charter  Act").  Fannie Mae was originally  established in
1938 as a United States government agency to provide  supplemental  liquidity to the mortgage market and was transformed into a stockholder-  owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market by purchasing mortgage loans  from  lenders.  Fannie Mae  acquires  funds to  purchase  loans from many capital market investors, thus expanding the total amount of funds available for housing.  Operating nationwide,  Fannie Mae helps to redistribute mortgage funds from  capital-surplus  to  capital-short  areas. In addition,  Fannie Mae issues mortgage-backed  securities  primarily in exchange  for pools of mortgage  loans from  lenders.  Fannie Mae receives  fees for its guaranty of timely  payment of principal and interest on its mortgage-backed securities.

         FANNIE MAE CERTIFICATES

         Fannie  Mae   certificates   are   Guaranteed   Mortgage   Pass-Through
Certificates  typically  issued  pursuant to a prospectus  that is  periodically revised by Fannie Mae. Fannie Mae certificates  represent  fractional  undivided interests in a pool of mortgage  loans formed by Fannie Mae.  Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program.  Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or  purchased  pursuant  to the  criteria  of the Fannie Mae  purchase  program.
Mortgage loans underlying Fannie Mae certificates  included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae  certificates,  your prospectus  supplement will include any
material  additional   information   regarding  the  Fannie  Mae  program,   the
characteristics  of  the  pool  underlying  the  Fannie  Mae  certificates,  the servicing of the related  pool,  payment of principal and interest on the Fannie
Mae certificates and other relevant matters about the Fannie Mae certificates.

         Except as described below with respect to Stripped  Agency  Securities,
Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute  amounts  representing that holder's  proportionate  share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae  certificate on the underlying  mortgage  loans,  whether or not received,  and that holder's proportionate share of the full principal amount of any

                                       10

prepayment or foreclosed or other finally  liquidated  mortgage loan, whether or not the related principal amount is actually recovered.

         The  obligations  of Fannie Mae under its  guarantees  are  obligations solely of Fannie Mae and are not backed by, nor  entitled to, the full faith and credit  of the  United  States.  If Fannie  Mae were  unable  to  satisfy  those obligations,  distributions  to the  holders  of Fannie Mae  certificates  would consist  solely of payments and other  recoveries on the  underlying  loans and, accordingly,  monthly  distributions  to the holders of Fannie Mae  certificates would be affected by delinquent payments and defaults on those loans.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985  (other than  Fannie Mae  certificates  backed by pools  containing  graduated  payment  mortgage loans or multifamily  loans) are available  in  book-entry  form  only.  For a Fannie Mae  certificate  issued in book-entry  form,  distributions  on the Fannie Mae certificate  will be made by wire, and for a fully registered Fannie Mae certificate,  distributions  will be made by check.

         The Fannie  Mae  certificates  included  in a trust fund may have other characteristics and terms,  different from those described above, as long as the
Fannie Mae certificates  and underlying  mortgage loans meet the criteria of the rating agency or agencies rating the  Certificates.  The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

         FREDDIE MAC

         Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the
"Freddie Mac Act").  Freddie Mac was  established  primarily  for the purpose of increasing  the  availability  of mortgage  credit for the  financing  of needed housing.  It seeks to provide an enhanced  degree of liquidity  for  residential mortgage  investments  primarily by assisting  in the  development  of secondary markets  for  conventional  mortgages.  The  principal  activity  of Freddie Mac currently  consists  of the  purchase of first  lien,  conventional  residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily
Freddie Mac  certificates.  Freddie Mac is  confined  to  purchasing,  so far as practicable,  mortgage loans and participation interests in mortgage loans which it deems to be of the quality,  type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES

         Each Freddie Mac certificate represents an undivided interest in a pool of  residential  loans that may consist of first lien  conventional  residential loans,  FHA loans or VA loans (the  "Freddie Mac  Certificate  Group").  Each of these mortgage loans must meet the applicable standards set forth in the Freddie
Mac Act. A Freddie Mac Certificate Group may include whole loans,  participation interests  in  whole  loans  and  undivided  interests  in  whole  loans  and/or participations  comprising  another Freddie Mac Certificate  Group. If the trust fund includes Freddie Mac certificates,  your prospectus supplement will include any material additional  information regarding the Freddie Mac guaranty program, the  characteristics  of the pool underlying that Freddie Mac  certificate,  the servicing of the related pool,  payment of principal and interest on the Freddie
Mac  certificate   and  any  other  relevant   matters  about  the  Freddie  Mac
certificates.

         Except as described below with respect to Stripped  Agency  Securities,
Freddie Mac guarantees to each  registered  holder of a Freddie Mac  certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable  interest rate on the  registered  holder's pro rata share of the unpaid  principal  balance  outstanding on the underlying  mortgage

                                       11

loans in the Freddie  Mac  Certificate  Group  represented  by that  Freddie Mac certificate,  whether  or not  received.  Freddie  Mac also  guarantees  to each registered holder of a Freddie Mac certificate  collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction,  to the  extent of that  holder's  pro rata  share of the  principal,  but does not, except if and to the extent  specified in the prospectus  supplement,  guarantee the timely payment of scheduled principal.  Pursuant to its guarantees,  Freddie
Mac  also  guarantees  ultimate  collection  of  scheduled  principal  payments, prepayments of principal and the remaining  principal  balance in the event of a foreclosure or other  disposition of a mortgage loan.  Freddie Mac may remit the amount due on account of its  guarantee of  collection  of principal at any time after  default  on an  underlying  mortgage  loan,  but not  later  than 30 days following the latest of

                  (1)      foreclosure sale;

                  (2)      payment of the claim by any mortgage insurer; and

                  (3)      the expiration of any right of redemption, but in any
         event  no later  than one year  after  demand  has been  made  upon the borrower for accelerated payment of principal.

         In taking actions  regarding the collection of principal  after default on the mortgage loans underlying Freddie Mac certificates,  including the timing of demand for  acceleration,  Freddie Mac  reserves  the right to  exercise  its servicing  judgment  for the  mortgage  loans in the same manner as for mortgage loans  that it has  purchased  but not sold.  The length of time  necessary  for
Freddie Mac to determine that a mortgage loan should be accelerated  varies with the particular  circumstances of each borrower,  and Freddie Mac has not adopted servicing  standards  that require that the demand be made within any  specified period.

         Freddie Mac  certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not  constitute  debts or  obligations  of the
United  States or any Federal  Home Loan Bank.  The  obligations  of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy those  obligations,  distributions  to holders of Freddie
Mac  certificates  would consist solely of payments and other  recoveries on the underlying mortgage loans and, accordingly,  monthly distributions to holders of
Freddie Mac certificates  would be affected by delinquent  payments and defaults on those mortgage loans.

         The  Freddie Mac  certificates  included in a trust fund may have other characteristics and terms,  different from those described above, so long as the
Freddie Mac certificates and underlying  mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates,  as applicable.  The
Freddie Mac certificates and underlying  mortgage loans will be described in the prospectus supplement.

         STRIPPED AGENCY SECURITIES

         The Ginnie Mae  certificates,  Fannie Mae  certificates  or Freddie Mac certificates  may be  issued  in the  form  of  certificates  ("Stripped  Agency
Securities")  that represent an undivided  interest in all or part of either the principal  distributions  (but not the interest  distributions)  or the interest distributions  (but  not the  principal  distributions),  or in  some  specified portion  of the  principal  or  interest  distributions  (but  not all of  those distributions),  on an  underlying  pool of mortgage  loans or other  Ginnie Mae certificates,  Fannie Mae certificates or Freddie Mac certificates.  Ginnie Mae,
Fannie Mae or Freddie Mac, as applicable,  will  guarantee each Stripped  Agency
Security to the same extent as that entity guarantees the underlying  securities backing the Stripped  Agency  Securities or to the extent  described above for a
Stripped Agency Security  backed by a pool of mortgage loans,  unless  otherwise specified in the  prospectus  supplement.  If the trust fund  includes  Stripped
Agency  Securities,   your  prospectus  supplement  will  include  any  material

                                       12

additional  information  regarding the  characteristics of the assets underlying the Stripped  Agency  Securities,  the payments of principal and interest on the
Stripped Agency  Securities and other relevant matters about the Stripped Agency
Securities.

MORTGAGE SECURITIES

         The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage  loans,  unsecured home improvement loans, contract or Agency Securities, or collateralized  obligations secured by mortgage loans,  unsecured home improvement loans, contract or Agency
Securities. The Mortgage Securities will have been

                  (1)      issued by an entity  other than the  depositor or its
                           affiliates;

                  (2)      acquired in bona fide secondary  market  transactions
                           from  persons  other than the issuer of the  Mortgage
                           Securities or its affiliates; and

                  (3)      (a) offered and distributed to the public pursuant to
         an effective  registration  statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months);  provided a  period  of two  years  elapsed  since  the  later  of the  date  the securities were acquired from the issuer.

         Alternatively,  if the Mortgage  Securities  were  acquired  from their issuer  or  its  affiliates,  or  were  issued  by the  depositor  or any of its affiliates, then the Mortgage Securities will be registered under the Securities
Act of 1933, as amended, at the same time as the securities.

         Although  individual  Underlying  Loans may be insured or guaranteed by the United States or an agency or  instrumentality  of the United  States,  they need not be,  and  Mortgage  Securities  themselves  will not be so  insured  or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage
Securities  will generally be similar to Notes or  Certificates,  as applicable, offered under this prospectus.

         The prospectus supplement for the Notes or Certificates, as applicable, of  each  series  evidencing  interests  in  a  trust  fund  including  Mortgage
Securities will include a description of the Mortgage Securities and any related credit enhancement,  and the related mortgage loans,  unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency  Securities  included in the trust fund of that series.
As  used  in  this  prospectus,  the  terms  "mortgage  loans,"  unsecured  home improvement  loans,  contracts,  include  the  mortgage  loans,  unsecured  home improvement loans, contracts, as applicable,  underlying the Mortgage Securities in your trust fund.  References  in this  prospectus  to advances to be made and other actions to be taken by the master  servicer in connection  with the Assets may include any advances made and other  actions taken  pursuant to the terms of the applicable Mortgage Securities.

FHA LOANS AND VA LOANS

         FHA loans will be insured by the FHA as  authorized  under the  Housing
Act, and the United States Housing Act of 1937, as amended.  One- to four-family
FHA loans will be insured under various FHA programs  including the standard FHA
203-b programs to finance the  acquisition of one- to four-family  housing units and the FHA 245 graduated  payment  mortgage  program.  The FHA loans  generally require a minimum down  payment of  approximately  5% of the original  principal amount  of the FHA  loan.  No FHA  loan may have an  interest  rate or  original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

                                       13

         Mortgage loans, unsecured home improvement loans,  contracts,  that are
FHA loans are insured by the FHA (as described in the prospectus supplement,  up to an amount equal to 90% of the sum of the unpaid  principal of the FHA loan, a portion of the unpaid interest and other liquidation  costs) pursuant to Title I of the Housing Act.

         There are two primary FHA  insurance  programs  that are  available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated  multifamily  rental  projects.  Section  244 of the  Housing  Act provides  for  co-insurance  of those loans made under  Sections  221(d)(3)  and
(d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of  multifamily  loan may be up to 40 years and the ratio of the loan  amount to property replacement cost can be up to 90%.

         Section  223(f) of the  Housing  Act allows  HUD to insure  multifamily loans made for the purchase or refinancing of existing  apartment  projects that are at least three years old.  Section 244 also  provides  for  co-insurance  of mortgage  loans  made under  Section  223(f).  Under  Section  223(f),  the loan proceeds cannot be used for substantial  rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar  amount  per  apartment  unit  established  from time to time by HUD.  In general  the  loan  term  may not  exceed  35 years  and a  loan-to-value  ratio refinancing of a project.

         VA loans will be partially  guaranteed by the VA under the Servicemen's
Readjustment Act of 1944, as amended (the "Servicemen's  Readjustment Act"). The
Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage  loan  guarantee by the VA covering  mortgage financing of the  purchase of a one- to  four-family  dwelling  unit at interest rates permitted by the VA. The program has no mortgage loan limits,  requires no down payment from the  purchasers and permits the guarantee of mortgage loans of up to 30 years' duration.  However,  no VA loan will have an original  principal amount  greater than five times the partial VA guarantee  for that VA loan.  The maximum  guarantee  that may be issued by the VA under this  program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

         To the extent  provided in a  prospectus  supplement,  a portion of the proceeds  of the  issuance  of  Notes or  Certificates,  as  applicable,  may be deposited into an account maintained with the trustee (a "Pre-Funding Account").
In that case, the depositor will be obligated to sell at a  predetermined  price
-- and the  trust  fund for the  related  series  of Notes or  Certificates,  as applicable,  will be obligated to purchase -- additional Assets (the "Subsequent
Assets") from time to time,  and as frequently as daily,  within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding
Period") after the issuance of the Notes or Certificates,  as applicable, having a total principal  balance  approximately  equal to the amount on deposit in the
Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement,  and will not in any case exceed 50% of the total  initial  Security
Balance of the related Notes or  Certificates,  as  applicable.  Any  Subsequent
Assets will be required to satisfy specific  eligibility criteria more fully set forth in the prospectus  supplement,  which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus  supplement.  In addition, specific conditions must be satisfied before the Subsequent Assets are transferred  into the trust  fund,  for  example,  the  delivery  to the  rating agencies  and to the trustee of any  required  opinions  of counsel.  See "ERISA
Considerations  --Pre-Funding  Accounts" for  additional  information  regarding
Pre-Funding Accounts.

         Except as set forth in the following  sentence,  the Pre-Funded  Amount will be used only to purchase  Subsequent  Assets. Any portion of the Pre-Funded
Amount remaining in the Pre-Funding

                                       14

Account at the end of the Pre-Funding  Period will be used to prepay one or more classes of Notes or  Certificates,  as  applicable,  in the  amounts  and in the manner specified in the prospectus supplement.  In addition, if specified in the prospectus  supplement,  the  depositor  may be required to deposit cash into an account  maintained by the trustee (the "Capitalized  Interest Account") for the purpose of assuring  the  availability  of funds to pay interest on the Notes or
Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

         Amounts deposited in the Pre-Funding and Capitalized  Interest Accounts
will  be  permitted  to be  invested,  pending  application,  only  in  eligible investments authorized by each applicable rating agency.

ACCOUNTS

         Each trust fund will  include  one or more  accounts,  established  and maintained  on behalf of the  securityholders  into  which the person or persons designated in the prospectus  supplement  will, to the extent  described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced  with  respect to the Assets and other  assets in the trust fund.  This type of  account  may be  maintained  as an  interest  bearing  or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term,  investment grade  obligations,  in each case as
described   in   the   prospectus   supplement.    See   "Description   of   the
Agreements--Material   Terms  of  the  Pooling  and  Servicing   Agreements  and
Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

         If so provided in the prospectus supplement, partial or full protection against some  defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates,  as applicable, in the related  series in the form of  subordination  of one or more  other  classes of
Notes or  Certificates,  as  applicable,  in that series or by one or more other types of credit  support,  for example,  a letter of credit,  insurance  policy, guarantee,  reserve fund or another type of credit support,  or a combination of these  (any of these  types  of  coverage  for the  Notes  or  Certificates,  as applicable,  of any series, is referred to generally as "credit  support").  The amount and types of coverage,  the  identification  of the entity  providing the coverage  (if  applicable)  and  related  information  for each  type of  credit support, if any, will be described in the prospectus  supplement for a series of
Notes or Certificates, as applicable. See "Description of Credit Support."

CASH FLOW AGREEMENTS

         If so provided in the prospectus supplement, the trust fund may include guaranteed  investment  contracts pursuant to which moneys held in the funds and accounts  established  for the  related  series  will be invested at a specified rate. The trust fund may also include other  agreements,  for example,  interest rate swap  agreements,  interest  rate cap or floor  agreements,  currency  swap agreements or similar agreements provided to reduce the effects of interest rate or currency  exchange rate  fluctuations on the Assets or on one or more classes of Notes or  Certificates,  as applicable.  (Currency swap  agreements  might be included  in the trust fund if some or all of the Assets were  denominated  in a non-United  States  currency.)  The  principal  terms of any related  guaranteed investment contract or other agreement (any of these types of agreement, a "Cash
Flow Agreement"), including provisions relating to the timing, manner and amount of payments under these documents and provisions  relating to the termination of these documents,  will be described in the prospectus supplement for the related series.  In addition,  the prospectus  supplement will provide  information with respect to the borrower under any Cash Flow Agreement.

                                       15

                                 USE OF PROCEEDS

         The  net  proceeds  to be  received  from  the  sale  of the  Notes  or
Certificates, as applicable, will be applied by the depositor to the purchase of
Assets, or the repayment of the financing incurred in that purchase,  and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates,  as applicable. The depositor expects to sell the
Notes or  Certificates,  as  applicable,  from time to time,  but the timing and amount of offerings of Notes or  Certificates,  as applicable,  will depend on a number of factors,  including  the volume of Assets  acquired by the  depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered  Security will depend on the price paid by the securityholder,  the interest  Rate of the  Security,  the receipt and timing of receipt of  distributions  on the Security and the weighted  average life of the
Assets  in the  related  trust  fund  (which  may be  affected  by  prepayments, defaults, liquidations or repurchases).

INTEREST RATE

         Notes or Certificates,  as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the  interest  rates  borne by the Assets in the related  trust  fund.  The prospectus  supplement  for any series will specify the  Interest  Rate for each class of Notes or Certificates,  as applicable, or, in the case of a variable or adjustable  Interest  Rate,  the method of  determining  the Interest  Rate; the effect,  if any, of the  prepayment  of any Asset on the Interest Rate of one or
more  classes  of  Notes  or  Certificates,   as  applicable;  and  whether  the
distributions  of interest on the Notes or Certificates,  as applicable,  of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

         If specified  in the  prospectus  supplement,  the  effective  yield to maturity to each holder of Notes or  Certificates,  as  applicable,  entitled to payments of interest  will be below that  otherwise  produced by the  applicable
Interest Rate and purchase  price of that Security  because,  while interest may accrue  on  each  Asset  during  a  period  (each,  an  "Accrual  Period"),  the distribution  of that  interest  will be made on a day that may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Notes or  Certificates,  as applicable, entitled to  distributions of interest (or addition to the Security Balance of a class of Accrual  Securities)  will be made by or on behalf of the trustee  each month on the date specified in the related  prospectus  supplement (each date, a
"Distribution  Date"),  and will  include  interest  accrued  during the Accrual
Period for that Distribution  Date. As indicated above under "--Interest  Rate,"
if the Accrual  Period  ends on a date other than the day before a  Distribution
Date for the related series, the yield realized by the holders of those Notes or
Certificates,  as  applicable,  may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

                                       16

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal  payments on the Assets (or, in the case of
Mortgage Securities and Agency Securities,  the underlying assets related to the
Mortgage  Securities and Agency  Securities),  including  principal  prepayments resulting  from both  voluntary  prepayments  by the borrowers  and  involuntary liquidations.  The rate at which principal prepayments occur will be affected by a variety of  factors,  including  the terms of the Assets  (or,  in the case of
Mortgage Securities and Agency Securities,  the underlying assets related to the
Mortgage  Securities and Agency  Securities),  the level of prevailing  interest
rates,   the   availability  of  mortgage  credit  and  economic,   demographic,
geographic, tax, legal and other factors.

         In general,  however,  if prevailing  interest rates fall significantly below the interest  rates on the Assets in a  particular  trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher  principal  prepayments than if prevailing rates remain at or above the rates  borne by those  assets.  However,  you should note that some
Assets  (or,  in the case of  Mortgage  Securities  and Agency  Securities,  the underlying assets related to the Mortgage  Securities and Agency Securities) may
consist of loans with different interest rates. The rate of principal payment on
Mortgage  Securities  will  also be  affected  by the  allocation  of  principal payments  on the  underlying  assets  among the  Mortgage  Securities  or Agency
Securities  and  other  Mortgage  Securities  or Agency  Securities  of the same series.  The rate of principal  payments on the Assets in the related trust fund
(or, in the case of Mortgage  Securities and Agency  Securities,  the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected  by the  existence  of any  Lock-out  Periods  and  Prepayment  Premium
provisions of the mortgage loans underlying or comprising  those Assets,  and by the  extent  to which the  servicer  of any of these  mortgage  loans is able to enforce these provisions.  Mortgage loans with a Lock-out Period or a Prepayment
Premium  provision,  to the extent  enforceable,  generally would be expected to experience  a lower  rate of  principal  prepayments  than  otherwise  identical mortgage loans without those  provisions,  with shorter Lock-out Periods or with lower Prepayment Premiums.

         Because  of the  depreciating  nature of  manufactured  housing,  which limits the  possibilities  for refinancing,  and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal  amounts of mortgage loans secured by site-built  homes, changes in interest rates have a  correspondingly  small effect on the amount of
the  monthly   payments  on  mortgage   loans  secured  by   site-built   homes.
Consequently,  changes in interest  rates may play a smaller role in  prepayment behavior  of  manufactured  housing  contracts  than  they do in the  prepayment behavior of loans secured by mortgage on  site-built  homes.  Conversely,  local economic  conditions  and some of the other factors  mentioned  above may play a larger role in the prepayment  behavior of manufactured  housing  contracts than they do in the  prepayment  behavior of loans secured by mortgages on site-built homes.

         If the  purchaser of a Security  offered at a discount  calculates  its anticipated  yield to  maturity  based on an assumed  rate of  distributions  of principal  that is faster than that actually  experienced  on the Assets (or, in the case of Mortgage  Securities and Agency  Securities,  the underlying  assets related to the Mortgage Securities and Agency  Securities),  the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a Security  offered at a premium  calculates its  anticipated  yield to maturity based on an assumed rate of  distributions of principal that is slower than that actually  experienced on the Assets (or, in the case of Mortgage  Securities and
Agency Securities,  the underlying assets related to the Mortgage Securities and
Agency  Securities),  the actual  yield to  maturity  will be lower than that so calculated.  In either case, if so provided in the  prospectus  supplement for a series of Notes or  Certificates,  as applicable,  the effect on yield on one or more  classes of the Notes or  Certificates,  as  applicable,  of that series of

                                       17

prepayments  of the  Assets  in the  related  trust  fund  may be  mitigated  or exacerbated  by any  provisions  for  sequential  or selective  distribution  of principal to those classes.

         When a full  prepayment is made on a mortgage  loan or a contract,  the borrower is charged  interest on the principal  amount of the mortgage loan or a contract so prepaid for the number of days in the month  actually  elapsed up to the date of the  prepayment  or some other period  specified  in the  prospectus supplement.  Generally,  the effect of prepayments in full will be to reduce the amount  of  interest  paid  in the  following  month  to  holders  of  Notes  or
Certificates,  as applicable,  entitled to payments of interest because interest on the  principal  amount of any mortgage  loan or a contract so prepaid will be paid only to the date of  prepayment  rather  than for a full  month.  A partial prepayment  of  principal is applied so as to reduce the  outstanding  principal balance of the  related  mortgage  loan or a contract  as of its due date in the month in which the  partial  prepayment  is  received  or some  other date as is specified in the prospectus supplement.

         The timing of changes in the rate of  principal  payments on the Assets
(or, in the case of Mortgage  Securities and Agency  Securities,  the underlying
assets  related  to  the  Mortgage   Securities  and  Agency   Securities)   may
significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation.
In general,  the earlier a principal  payment is received on the mortgage  loans and distributed on a Security,  the greater the effect on that investor's  yield to maturity.  The effect on an investor's yield of principal  payments occurring at a rate higher (or lower) than the rate  anticipated by the investor  during a particular  period may not be offset by a similar  decrease (or increase) in the rate of principal payments at a later time.

         The  securityholder  will bear the risk of not being  able to  reinvest principal  received  from a Security  at a yield at least  equal to the yield on that Security.

         PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

         The  rates at which  principal  payments  are  received  on the  Assets included in or  comprising a trust fund and the rate at which  payments are made from any credit  support or Cash Flow  Agreement for the related series of Notes or  Certificates,  as  applicable,  may affect  the  ultimate  maturity  and the weighted average life of each class of that series.  Prepayments on the mortgage loans or contracts  comprising  or underlying  the Assets in a particular  trust fund will generally  accelerate  the rate at which  principal is paid on some or all of the classes of the Notes or Certificates,  as applicable,  of the related series.

         If so provided in the  prospectus  supplement  for a series of Notes or
Certificates,  as applicable,  one or more classes of Notes or Certificates,  as applicable,  may have a final scheduled  Distribution Date, which is the date on or before which the Security Balance of the class of Notes or  Certificates,  as applicable,  is scheduled to be reduced to zero,  calculated on the basis of the assumptions  applicable  to that  series.  Weighted  average  life refers to the average  amount of time that will  elapse  from the date of issue of a  security until each dollar of principal of that  security will be repaid to the investor.
The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment"  includes  prepayments,  in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Notes or Certificates, as applicable,  may be affected by the varying  maturities of the Assets in a trust fund.  If any Assets in a  particular  trust fund have actual  terms to maturity less than those assumed in calculating  final scheduled  Distribution  Dates for the classes of Notes or Certificates,  as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled  Distribution Dates, even in the absence of prepayments.  Accordingly,

                                       18

the prepayment  experience of the Assets will, to some extent,  be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts  comprising or underlying  those Assets.  See  "Description  of the
Trust Funds."

         Prepayments  on  loans  are  also  commonly   measured  relative  to  a
prepayment  standard or model,  such as the  Constant  Prepayment  Rate  ("CPR")
prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model.
CPR represents a constant  assumed rate of prepayment each month relative to the then  outstanding  principal  balance  of a pool of loans  for the life of those loans.  SPA represents an assumed rate of prepayment  each month relative to the then outstanding  principal balance of a pool of loans. A prepayment  assumption of  100%  of SPA  assumes  prepayment  rates  of  0.2%  per  annum  of the  then outstanding  principal  balance of those loans in the first month of the life of the loans and an additional  0.2% per annum in each month  thereafter  until the thirtieth  month.  Starting in the thirtieth month and in each month  thereafter during the life of the loans, 100% of SPA assumes a constant  prepayment rate of
6% per annum each month.

         Neither  CPR nor  SPA nor any  other  prepayment  model  or  assumption purports to be a historical description of prepayment experience or a prediction of the  anticipated  rate of  prepayment  of any pool of  loans,  including  the mortgage loans or contracts underlying or comprising the Assets.

         The prospectus supplement for each series of Notes or Certificates,  as applicable,  may contain  tables,  if  applicable,  setting  forth the projected weighted average life of each class of Offered Notes or Offered Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be  outstanding on specified  Distribution  Dates based on the assumptions stated in the prospectus supplement,  including assumptions that prepayments  on the mortgage  loans  comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard  specified in the prospectus  supplement.  These tables and assumptions are intended to illustrate the  sensitivity of the weighted  average life of the
Notes or Certificates,  as applicable,  to various prepayment rates and will not be intended to predict or to provide  information  that will enable investors to predict  the  actual  weighted  average  life of the Notes or  Certificates,  as applicable.  It is unlikely that  prepayment of any mortgage  loans or contracts comprising  or  underlying  the  Assets  for  any  series  will  conform  to any particular  level of CPR,  SPA or any other  rate  specified  in the  prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         TYPE OF ASSET

         If specified in the prospectus  supplement,  a number of mortgage loans may have balloon  payments  due at maturity  (which,  based on the  amortization schedule of those mortgage loans, may be a substantial  amount), and because the ability of a borrower  to make a balloon  payment  typically  will depend on its ability either to refinance the loan or to sell the related Mortgaged  Property, there is a risk that a number of Balloon Payment Assets may default at maturity.
The ability to obtain  refinancing will depend on a number of factors prevailing at the time refinancing or sale is required,  including real estate values,  the borrower's  financial  situation,  prevailing  mortgage loan interest rates, the borrower's  equity in the related  Mortgaged  Property,  tax laws and prevailing general economic  conditions.  Neither the depositor,  the servicer,  the master servicer,  nor  any of  their  affiliates  will be  obligated  to  refinance  or repurchase  any mortgage  loan or to sell the Mortgaged  Property  except to the extent provided in the prospectus supplement. In the case of defaults,  recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse  conditions  in the market  where the  property is located.  To minimize losses on defaulted  mortgage loans, the servicer may modify mortgage loans that are in default or

                                       19

as to which a payment default is reasonably  foreseeable.  Any defaulted balloon payment or  modification  that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus  lengthen the period of time elapsed from the date of issuance of a
Security until it is retired.

         For some  mortgage  loans,  including  ARM Loans,  the mortgage rate at origination  may be below the rate  that  would  result if the index and  margin relating to the mortgage loan were applied at  origination.  For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted.  Under the applicable underwriting standards,  the borrower under each mortgage  loan or  contract  generally  will be  qualified  on the  basis of the mortgage rate or contract rate or contract  rate in effect at  origination.  The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly  payments  following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to  temporary  buydown  plans  ("Buydown  Mortgage  Loans")
pursuant to which the monthly  payments  made by the  borrower  during the early years of the mortgage loan will be less than the scheduled  monthly  payments on the mortgage loan (the "Buydown  Period").  The periodic  increase in the amount paid by the  borrower  of a Buydown  Mortgage  Loan  during or at the end of the applicable  Buydown  Period  may  create  a  greater  financial  burden  for the borrower,  who  might  not have  otherwise  qualified  for a  mortgage,  and may accordingly increase the risk of default for the related mortgage loan.

         The mortgage  rates on some ARM Loans subject to negative  amortization
generally   adjust  monthly  and  their   amortization   schedules  adjust  less
frequently.  During a period of  rising  interest  rates as well as  immediately after  origination  (initial  mortgage rates are generally lower than the sum of the applicable  index at  origination  and the related margin over that index at which  interest  accrues),  the amount of  interest  accruing  on the  principal balance of those mortgage  loans may exceed the amount of the minimum  scheduled monthly  payment on the mortgage  loans.  As a result,  a portion of the accrued interest on negatively  amortizing  mortgage loans may be added to the principal balance  of those  mortgage  loans  and will  bear  interest  at the  applicable mortgage rate. The addition of any deferred interest to the principal balance of any  related  class or classes of Notes or  Certificates,  as  applicable,  will
lengthen  the  weighted  average  life  of  those  Notes  or  Certificates,   as
applicable,  and may  adversely  affect  yield  to  holders  of  those  Notes or
Certificates,  as  applicable,  depending  on the price at which  those Notes or
Certificates,  as applicable,  were purchased.  In addition,  for some ARM Loans subject to negative  amortization,  during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage  loan would  exceed  the  amount of  scheduled  principal  and  accrued interest on the principal  balance of that mortgage  loan, and since that excess will be applied to reduce the principal  balance of the related class or classes of Notes or  Certificates,  as  applicable,  the weighted  average life of those
Notes or Certificates,  as applicable,  will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

         As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal  collected on or with respect to the  related  mortgage  loans may be  applied by the  related  trustee to the acquisition of additional  Revolving Credit Line Loans during a specified period
(rather than used to fund payments of principal to  securityholders  during that period) with the result that the related Notes or  Certificates,  as applicable, possess an  interest-only  period,  also  commonly  referred  to as a  revolving period,  which  will  be  followed  by an  amortization  period.  Any  of  these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus  supplement,  terminate  before the end of the specified  period and result in the earlier than  expected  amortization  of the related Notes or Certificates, as applicable.

                                       20

         In addition, and as may be described in the prospectus supplement,  the related  Agreement may provide that all or some of this collected  principal may be  retained  by the  trustee  (and  held  in  specific  temporary  investments, including  mortgage  loans) for a  specified  period  before  being used to fund payments of principal to securityholders.

         The result of the retention and temporary  investment by the trustee of this principal  would be to slow the  amortization  rate of the related Notes or
Certificates,  as applicable,  relative to the amortization  rate of the related mortgage  loans,  or to attempt to match the  amortization  rate of the  related
Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or  Certificates,  as  applicable,  are  issued.  Any similar feature applicable to any Notes or Certificates,  as applicable,  may end on the occurrence of events to be described in the prospectus supplement,  resulting in the current funding of principal payments to the related  securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

         TERMINATION

         If  specified  in the  prospectus  supplement,  a  series  of  Notes or
Certificates,  as  applicable,  may be subject  to  optional  early  termination through  the  repurchase  of the Assets in the  related  trust fund by the party specified in the prospectus supplement,  on any date on which the total Security
Balance of the Notes or Certificates,  as applicable, of that series declines to a percentage  specified in the  prospectus  supplement  (generally not to exceed
10%) of the Initial Security Balance,  under the circumstances and in the manner set forth therein.  In addition,  if so provided in the  prospectus  supplement, some  classes of Notes or  Certificates,  as  applicable,  may be  purchased  or redeemed in the manner set forth  therein.  See  "Description  of the Securities
--Termination."

         DEFAULTS

         The rate of defaults  on the Assets  will also affect the rate,  timing and amount of  principal  payments on the Assets and thus the yield on the Notes or  Certificates,  as  applicable.  In general,  defaults  on mortgage  loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage  loans that are  refinance or limited  documentation mortgage loans,  and on mortgage loans with high  Loan-to-Value  Ratios,  may be higher than for other types of mortgage loans. Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations  on the mortgage loans or contracts will be affected by the general economic  condition of the region of the country in which the related Mortgaged Properties or manufactured homes are located. The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions where a weak or  deteriorating  economy exists,  as may be evidenced by, among other factors, increasing unemployment or falling property values.

         FORECLOSURES

         The number of foreclosures or repossessions and the principal amount of the mortgage  loans or contracts  comprising or  underlying  the Assets that are foreclosed  or  repossessed  in relation to the number and  principal  amount of mortgage loans or contracts that are repaid in accordance  with their terms will affect the weighted  average life of the mortgage loans or contracts  comprising
or  underlying   the  Assets  and  that  of  the  related  series  of  Notes  or
Certificates, as applicable.

         REFINANCING

         At the request of a borrower, the servicer may allow the refinancing of a mortgage  loan or contract in any trust fund by accepting  prepayments  on the mortgage  loan and  permitting  a new loan  secured  by a  mortgage  on the same property.  In the event of that refinancing,  the new loan

                                       21

would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related  mortgage loan or contract.  A servicer may, from time to time,  implement programs designed to encourage  refinancing.  These  programs may include  modifications  of existing
loans,  general  or  targeted   solicitations,   the  offering  of  pre-approved
applications,  reduced  origination  fees or closing costs,  or other  financial incentives.  In addition,  servicers may encourage the  refinancing  of mortgage loans or contracts,  including defaulted mortgage loans or contracts, that would permit  creditworthy  borrowers to assume the outstanding  indebtedness of those mortgage loans or contracts.

         DUE-ON-SALE CLAUSES

         Acceleration  of  mortgage   payments  as  a  result  of  transfers  of
underlying  Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment  standards or models used in the relevant prospectus  supplement.  A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include "due-on-sale clauses"
that allow the  holder of the  mortgage  loans to demand  payment in full of the remaining  principal  balance  of the  mortgage  loans upon  sale,  transfer  or conveyance of the related Mortgaged Property.

         For  any  mortgage  loans,  except  as  set  forth  in  the  prospectus supplement,  the servicer will generally  enforce any due-on-sale  clause to the extent  it has  knowledge  of  the  conveyance  or  proposed  conveyance  of the underlying  Mortgaged Property and it is entitled to do so under applicable law;
provided, however, that the servicer will not take any action in relation to the enforcement  of  any  due-on-sale  provision  that  would  adversely  affect  or jeopardize  coverage under any applicable  insurance policy.  See "Certain Legal
Aspects  of  Mortgage   Loans--Due-on-Sale  Clauses"  and  "Description  of  the
Agreements--Material   Terms  of  the  Pooling  and  Servicing  Agreements"  and
"Underlying Servicing Agreements--Due-on-Sale Provisions."

         The contracts, in general, prohibit the sale or transfer of the related
manufactured   homes  without  the  consent  of  the  servicer  and  permit  the acceleration  of the maturity of the  contracts by the servicer upon any sale or transfer  that is not consented to. It is expected that the servicer will permit most  transfers of  manufactured  homes and not  accelerate  the maturity of the related  contracts.  In some cases,  the  transfer  may be made by a  delinquent borrower to avoid a  repossession  of the  manufactured  home.  In the case of a transfer of a manufactured  home after which the servicer  desires to accelerate the maturity of related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause.

                                  THE DEPOSITOR

         Deutsche Alt-A  Securities,  Inc., the depositor,  is a special purpose corporation  incorporated  in the State of  Delaware  on August  29,  2002.  The
principal  executive offices of the depositor are located at 60 Wall Street, New
York, New York 10005. Its telephone number is (212) 250-5000. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The limited purposes of the depositor are, in general, to acquire,  own and sell mortgage loans and financial assets; to issue,  acquire,  own, hold and sell  securities  and notes secured by or  representing  ownership  interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets;  and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

         All of the  shares of  capital  stock of the  depositor  are held by DB
Structured Products, Inc., a Delaware corporation.

                                       22

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The  mortgage-backed  certificates (the  "Certificates") of each series
(including  any class of  Certificates  not  offered  by this  prospectus)  will represent  the entire  beneficial  ownership  interest in the trust fund created pursuant to the related Agreement.  The mortgage-backed  notes (the "Notes," and together with the Certificates,  the "Securities"),  will represent indebtedness of the  related  trust  fund and  will be  issued  and  secured  pursuant  to an indenture. Each series of Notes or Certificates,  as applicable, will consist of one or more classes of Notes or Certificates, as applicable, that may:

         o        provide  for the accrual of interest on the series of Notes or
                  Certificates,  as  applicable,  based on  fixed,  variable  or adjustable rates;

         o        be  senior  ("Senior  Notes"  or  "Senior  Certificates,"  and
                  collectively,     "Senior    Securities")    or    subordinate
                  ("Subordinate   Notes"  or  "Subordinate   Certificates,"  and
                  collectively,  "Subordinate  Securities") to one or more other classes of Notes or Certificates, as applicable, in respect of distributions on the Notes or Certificates, as applicable;

         o        be  entitled  either  to  (A)  principal  distributions,  with disproportionately  low, nominal or no interest  distributions or (B) interest  distributions,  with  disproportionately low, nominal or no principal  distributions  (collectively,  "Strip
                  Securities");

         o        provide for distributions of accrued interest on the series of
                  Notes  or  Certificates,   as  applicable,  which  begin  only
                  following  the  occurrence  of  specific  events,  that as the
                  retirement   of  one  or  more  other   classes  of  Notes  or
                  Certificates,  as  applicable,  of that series  (collectively,
                  "Accrual Securities");

         o        provide  for   payments  of  principal  as  described  in  the
                  prospectus  supplement,  from  all or  only a  portion  of the
                  Assets in that trust fund,  to the extent of available  funds, in each case as described in the prospectus supplement; and/or

         o        provide for  distributions  based on a  combination  of two or more components of the Notes or  Certificates,  as applicable, with  one or more  of the  characteristics  described  in this paragraph including a Strip Security component.

         If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates,  as applicable,  may be limited to collections  from a designated  portion of the Assets in the related  trust fund
(each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

         Each class of Notes or  Certificates,  as  applicable,  offered by this prospectus and the related  prospectus  supplement  (the "Offered Notes" and the
"Offered  Certificates,"  respectively,  and together, the "Offered Securities")
will be issued in minimum  denominations  corresponding to the Security Balances or,  in the  case of some  classes  of Strip  Securities,  notional  amounts  or percentage interests specified in the prospectus supplement. The transfer of any
Offered Notes or Offered  Certificates,  as  applicable,  may be registered  and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection  with that  registration of transfer or exchange,  but the  depositor or the trustee or any agent of the depositor or the trustee may require  payment of a sum  sufficient  to cover any tax or other
governmental  charge.  One  or  more  classes  of  Notes  or  Certificates,   as
applicable,  of a series may be issued in fully  registered,  certificated  form
("Definitive Notes" or "Definitive Certificates," and collectively,

                                       23

"Definitive   Securities")  or  in  book-entry  form   ("Book-Entry   Notes"  or
"Book-Entry  Certificates,"  and  collectively,   "Book-Entry  Securities"),  as
provided   in   the   prospectus    supplement.    See   "Description   of   the
Securities--Book-Entry   Registration  and  Definitive  Securities."--Definitive
Notes or Definitive Certificates,  as applicable, will be exchangeable for other
Notes or Certificates,  as applicable, of the same class and series of a similar total Security Balance,  notional amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

         Distributions  on the Notes or  Certificates,  as  applicable,  of each series will be made by or on behalf of the trustee on each  Distribution Date as specified in the prospectus  supplement from the Available  Distribution  Amount for that series and that Distribution Date.  Distributions (other than the final distribution)  will  be  made  to the  persons  in  whose  names  the  Notes  or
Certificates,  as applicable, are registered at the close of business on, unless a different  date is specified in the prospectus  supplement,  the last business day of the month preceding the month in which the Distribution  Date occurs (the
"Record Date"), and the amount of each distribution will be determined as of the close of  business  on the date  specified  in the  prospectus  supplement  (the
"Determination   Date").   All   distributions   for  each  class  of  Notes  or
Certificates,  as applicable,  on each  Distribution  Date will be allocated pro rata among the outstanding  securityholders in that class or by random selection or as described in the  prospectus  supplement.  Payments will be made either by wire transfer in immediately  available funds to the account of a securityholder at a bank or other entity having appropriate  facilities for these payments,  if that securityholder has so notified the trustee or other person required to make those  payments no later than the date  specified in the  prospectus  supplement
(and, if so provided in the prospectus supplement,  holds Notes or Certificates, as applicable,  in the requisite amount specified in the prospectus supplement), or by check  mailed to the  address of the person  entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or  Certificates,  as  applicable,  will be made only upon presentation and surrender of the Notes or Certificates,  as applicable, at
the  location   specified  in  the  notice  to  securityholders  of  that  final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Notes or Certificates,  as applicable, of each series on each  Distribution  Date will be made from the Available  Distribution
Amount  described  below,  subject  to the  terms  described  in the  prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution
Date equals the sum of the following amounts:

                  (1)      the  total  amount  of all  cash  on  deposit  in the
         related Collection Account as of the corresponding  Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

                           (a)      all  scheduled  payments  of  principal  and
                  interest  collected  but due on a date after the  related  Due
                  Period  (unless  a  different   period  is  specified  in  the
                  prospectus  supplement,  a "Due  Period" for any  Distribution
                  Date will  begin on the  second  day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off
                  Date in the case of the first Due Period,  and will end on the first day of the month of the related Distribution Date),

                           (b)      all   prepayments,   together  with  related
                  payments  of  the  interest  thereon  and  related  Prepayment
                  Premiums,  all  proceeds  of any FHA  insurance,  VA  Guaranty
                  Policy or insurance  policies to be maintained  for each Asset
                  (to  the  extent  that   proceeds   are  not  applied  to  the
                  restoration  of the Asset or released in  accordance  with the normal  servicing  procedures  of a  servicer,  subject to the terms

                                       24

                  and conditions applicable to the related Asset) (collectively,
                  "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund  ("Liquidation  Proceeds"),  and other  unscheduled recoveries  received  after the related  Due Period,  or other period specified in the prospectus supplement,

                           (c)      all amounts in the  Collection  Account that
                  are due or  reimbursable  to the  depositor,  the trustee,  an
                  Asset  Seller,  a servicer,  the master  servicer or any other entity as specified in the  prospectus  supplement or that are payable in respect of particular expenses of the related trust fund, and

                           (d)      all amounts  received for a repurchase of an
                  Asset from the trust  fund for  defective  documentation  or a breach  of  representation  or  warranty  received  after  the
                  related  Due  Period,   or  other  period   specified  in  the
                  prospectus supplement;

                  (2)      if the prospectus supplement so provides, interest or
         investment  income on amounts on  deposit  in the  Collection  Account, including any net amounts paid under any Cash Flow Agreements;

                  (3)      all  advances  made  by  a  servicer  or  the  master
         servicer or any other entity as specified in the prospectus  supplement for that Distribution Date;

                  (4)      if and to the extent  the  prospectus  supplement  so
         provides,  amounts  paid by a servicer or any other entity as specified in the  prospectus  supplement  with  respect  to  interest  shortfalls resulting from prepayments during the related Prepayment Period; and

                  (5)      to  the  extent   not  on  deposit  in  the   related
         Collection  Account as of the  corresponding  Determination  Date,  any amounts  collected under,  from or in respect of any credit support for that Distribution Date.

         As  described  below,  unless  otherwise  specified  in the  prospectus supplement,  the entire Available  Distribution Amount will be distributed among the  related  Notes or  Certificates,  as  applicable,  (including  any Notes or
Certificates,   as  applicable,   not  offered  by  this   prospectus)  on  each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

         The  prospectus  supplement for a series of Notes or  Certificates,  as applicable,  will describe any variation in the  calculation or  distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

         Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities  which have no Interest Rate) may have a different  Interest
Rate, which will be a fixed,  variable or adjustable rate at which interest will accrue on that class or a component  of that class (the  "Interest  Rate" in the case of Certificates).  The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest
Rate, the method for  determining  the Interest  Rate.  Interest on the Notes or
Certificates,  as applicable,  will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus  supplement specifies a different basis.

         Distributions of interest on the Notes or Certificates,  as applicable, of any class will be made on each  Distribution  Date  (other  than any class of
Accrual Securities,  which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the

                                       25

circumstances,  specified in the prospectus  supplement,  and any class of Strip
Securities that are not entitled to any  distributions of interest) based on the
Accrued Security Interest for that class and that Distribution  Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution  Date. Before any interest is distributed on any class of Accrual  Securities,  the amount of Accrued Security Interest otherwise distributable  on that class will  instead be added to the  Security  Balance of that class on each Distribution Date.

         For  each  class  of Notes or  Certificates,  as  applicable,  and each
Distribution  Date  (other  than some  classes  of Strip  Securities),  "Accrued
Security  Interest" will be equal to interest accrued during the related Accrual
Period  on  the  outstanding   Security   Balance  of  the  class  of  Notes  or
Certificates,  as applicable,  immediately  before the Distribution Date, at the applicable Interest Rate, reduced as described below.  Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding  notional amount of the Strip Security immediately  before each  Distribution  Date, at the  applicable  Interest Rate, reduced as described  below, or interest  accrual in the manner described in the prospectus  supplement.  The method of  determining  the  notional  amount for a particular  class  of  Strip  Securities  will be  described  in the  prospectus supplement.  Reference to notional  amount is solely for  convenience in some of the calculations  and does not represent the right to receive any  distributions of  principal.  Unless  otherwise  provided in the  prospectus  supplement,  the
Accrued Security  Interest on a series of Notes or Certificates,  as applicable, will be  reduced  in the  event of  prepayment  interest  shortfalls,  which are shortfalls in collections  of interest for a full accrual period  resulting from prepayments  before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series.
The particular  manner in which these  shortfalls are to be allocated among some or all of the classes of Notes or  Certificates,  as applicable,  of that series will be specified in the prospectus  supplement.  The prospectus supplement will also describe the extent to which the amount of Accrued  Security  Interest that is otherwise  distributable on (or, in the case of Accrual Securities,  that may otherwise  be added to the  Security  Balance  of) a class of  Offered  Notes or
Offered  Certificates,  as  applicable,  may be reduced as a result of any other contingencies,  including  delinquencies,  losses and  deferred  interest on the mortgage  loans or contracts  comprising or underlying the Assets in the related trust  fund.  Unless  otherwise  provided  in  the  prospectus  supplement,  any reduction in the amount of Accrued Security Interest otherwise  distributable on a class of Notes or Certificates,  as applicable, by reason of the allocation to that  class of a portion  of any  deferred  interest  on the  mortgage  loans or contracts  comprising  or  underlying  the Assets in the related trust fund will result in a corresponding  increase in the Security  Balance of that class.  See
"Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

         The Notes or Certificates,  as applicable,  of each series,  other than some classes of Strip Securities,  will have a "Security  Balance" which, at any time,  will equal the then  maximum  amount  that the holder will be entitled to receive on principal  out of the future cash flow on the Assets and other assets included  in the related  trust  fund.  The  outstanding  Security  Balance of a
Security will be reduced:

         o        to the extent of  distributions  of principal on that Security from time to time and

         o        if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

         The outstanding Security Balance of a Security:

         o        may be  increased  in  respect  of  deferred  interest  on the
                  related   mortgage  loans,  to  the  extent  provided  in  the
                  prospectus supplement and

                                       26

         o        in the case of Accrual  Securities,  will be  increased by any related Accrued  Security  Interest up until the  Distribution
                  Date on which distributions of interest are required to begin.

         If specified in the prospectus  supplement,  the initial total Security
Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable  Cut-off Date. The initial total Security  Balance of a series and each class of the series will be  specified  in the  prospectus  supplement.
Distributions of principal will be made on each  Distribution  Date to the class or  classes of Notes or  Certificates,  as  applicable,  in the  amounts  and in accordance  with the  priorities  specified in the prospectus  supplement.  Some classes of Strip  Securities  with no Security  Balance are not  entitled to any distributions of principal.

         If specified in the related prospectus  supplement,  the trust fund may issue notes or certificates,  as applicable,  from time to time and use proceeds of this issuance to make principal payments with respect to a series.

REVOLVING PERIOD

         The applicable  prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent  Revolving  Credit Line Loans during a specified  period  rather than used to distribute payments of principal to securityholders  during that period.
These notes or certificates,  as applicable, would then possess an interest only period,  also  commonly  referred  to as a  "Revolving  Period",  which  will be followed by an "Amortization  Period",  during which principal will be paid. Any interest only revolving  period may terminate  prior to the end of the specified period and result in the earlier than expected principal  repayment of the notes or certificates, as applicable.

COMPONENTS

         To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates,  as applicable, may be based on a combination of two or more different  components as described under "--General"  above. To that extent,  the  descriptions  set forth  under  "Distributions  of Interest on the
Securities"  and  "--Distributions  of Principal of the  Securities"  above also relate  to  components  of the  component  class of Notes  or  Certificates,  as applicable.  References in those  sections to Security  Balance may refer to the principal  balance,  if any, of these  components  and reference to the Interest
Rate may refer to the Interest Rate, if any, on these components.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

         If so provided in the prospectus  supplement,  Prepayment Premiums that are  collected  on the  mortgage  loans  in  the  related  trust  fund  will  be distributed  on each  Distribution  Date to the  class  or  classes  of Notes or
Certificates,  as applicable,  entitled to the  distribution as described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the  prospectus  supplement  for a series of Notes or
Certificates,  as  applicable,  consisting of one or more classes of Subordinate
Notes or Subordinate  Certificates,  as applicable,  on any Distribution Date in respect of which losses or  shortfalls  in  collections  on the Assets have been incurred,  the amount of those  losses or  shortfalls  will be borne  first by a class of Subordinate Notes or Subordinate  Certificates,  as applicable,  in the priority and manner and

                                       27

subject  to  the  limitations  specified  in  the  prospectus  supplement.   See
"Description  of Credit  Support" for a  description  of the types of protection that may be included in a trust fund  against  losses and  shortfalls  on Assets comprising  that trust fund. The prospectus  supplement for a series of Notes or
Certificates,  as applicable,  will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of  distributions or the allocation of losses on the related
Assets to recover any losses  previously  allocated  to that class from  amounts received on the Assets.  However, if the Security Balance of a class of Notes or
Certificates, as applicable, has been reduced to zero as the result of principal distributions,  the allocation of losses on the Assets, an optional  termination or an optional purchase or redemption,  that class will no longer be entitled to receive  principal  distributions  from  amounts  received  on the assets of the related  trust fund,  including  distributions  in respect of  principal  losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

         If so provided in the  prospectus  supplement,  the servicer or another entity  described in the prospectus  supplement  will be required as part of its servicing  responsibilities  to advance on or before each  Distribution Date its own funds or funds held in the related  Collection Account that are not included in the Available  Distribution  Amount for that Distribution  Date, in an amount equal  to the  total of  payments  of (1)  principal  (other  than  any  balloon payments) and (2) interest (net of related servicing fees and Retained Interest)
that were due on the Assets in that trust fund during the related Due Period and were  delinquent  on the  related  Determination  Date,  subject to a good faith determination  that the advances will be reimbursable  from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable,
that  includes  one  or  more  classes  of  Subordinate   Notes  or  Subordinate
Certificates,  as applicable,  and if so provided in the prospectus  supplement, the servicer's (or another entity's)  advance  obligation may be limited only to the portion of those delinquencies  necessary to make the required distributions on one or more classes of Senior Notes or Senior  Certificates,  as  applicable, and/or  may be  subject  to a good faith  determination  that  advances  will be reimbursable  not only from Related  Proceeds but also from collections on other
Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled  interest and  principal  payments  to  holders  of the  class  or  classes  of  Notes  or
Certificates, as applicable,  entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be  reimbursable  only out of related  recoveries on the Assets  (including amounts  received  under  any form of credit  support)  respecting  which  those advances  were made (as to any Assets,  "Related  Proceeds")  and from any other amounts  specified in the  prospectus  supplement,  including out of any amounts otherwise  distributable  on  one  or  more  classes  of  Subordinate  Notes  or
Subordinate Certificates, as applicable, of that series; provided, however, that any advance  will be  reimbursable  from any  amounts in the related  Collection
Account before any  distributions  being made on the Notes or  Certificates,  as applicable, to the extent that the servicer (or some other entity) determines in good faith that that  advance (a  "Nonrecoverable  Advance")  is not  ultimately recoverable from Related  Proceeds or, if applicable,  from collections on other
Assets  otherwise   distributable  on  the  Subordinate   Notes  or  Subordinate
Certificates,  as  applicable.  If advances  have been made by the servicer from excess  funds in the related  Collection  Account,  the  servicer is required to replace these funds in that Collection  Account on any future  Distribution Date to the extent that funds in that Collection  Account on that  Distribution  Date are less than payments required to be made to  securityholders  on that date. If specified in the  prospectus  supplement,  the  obligations  of the servicer (or another  entity) to make advances may be secured by a cash advance reserve fund, a surety  bond,  a letter of credit or  another  form of  limited  guaranty.  If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

                                       28

         If and to the extent so  provided  in the  prospectus  supplement,  the servicer (or another  entity)  will be entitled to receive  interest at the rate specified in the prospectus  supplement on its outstanding  advances and will be entitled to pay itself this interest  periodically  from general  collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         If specified in the prospectus  supplement,  the master servicer or the trustee  will be  required  to make  advances,  subject to  specific  conditions described in the prospectus supplement, in the event of a servicer default.

REPORTS TO SECURITYHOLDERS

         With  each   distribution   to   holders  of  any  class  of  Notes  or
Certificates,  as applicable,  of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement,  will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified  in the related  Agreement,  a statement  containing  the  information specified in the prospectus supplement, or if no information is specified in the prospectus  supplement,  generally  setting  forth,  in each case to the  extent applicable and available:

                  (1)      the amount of that  distribution  to holders of Notes
         or  Certificates,  as  applicable,  of that class applied to reduce the
         Security Balance of the Notes or Certificates, as applicable;

                  (2)      the amount of that  distribution  to holders of Notes
         or  Certificates,  as  applicable,  of that class  allocable to Accrued
         Security Interest;

                  (3)      the  amount  of  that   distribution   allocable   to
         Prepayment Premiums;

                  (4)      the amount of related servicing  compensation and any
         other customary information as is required to enable securityholders to prepare their tax returns;

                  (5)      the  total  amount  of  advances   included  in  that
         distribution,  and the total  amount of  unreimbursed  advances  at the close of business on that Distribution Date;

                  (6)      the  total  principal  balance  of the  Assets at the
         close of business on that Distribution Date;

                  (7)      the number and total  principal  balance of  mortgage
         loans in respect of which

                           (a)      one scheduled payment is delinquent,

                           (b)      two scheduled payments are delinquent,

                           (c)      three  or  more   scheduled   payments   are
                                    delinquent and

                           (d)      foreclosure proceedings have begun;

                  (8)      for any mortgage loan or contract  liquidated  during
         the  related Due  Period,  (a) the  portion of the related  liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect  of  that  mortgage  loan  and (b) the  amount  of any  loss to securityholders;

                                       29

                  (9)      with respect to collateral acquired by the trust fund
         through  foreclosure  or otherwise  (an "REO  Property")  relating to a mortgage  loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

                  (10)     for each REO Property  relating to a mortgage loan or
         contract  and  included  in the trust fund as of the end of the related
         Due Period,

                           (a)      the book value,

                           (b)      the   principal   balance  of  the   related
                                    mortgage   loan  or   contract   immediately
                                    following that Distribution Date (calculated
                                    as if that  mortgage  loan or contract  were
                                    still   outstanding   taking  into   account
                                    limited  modifications  to the  terms of the
                                    mortgage loan specified in the Agreement),

                           (c)      the total amount of  unreimbursed  servicing
                                    expenses   and   unreimbursed   advances  in
                                    respect of the REO Property and

                           (d)      if applicable,  the total amount of interest
                                    accrued  and  payable on  related  servicing
                                    expenses and related advances;

                  (11)     for any REO  Property  sold  during the  related  Due
         Period

                           (a)      the total amount of sale proceeds,

                           (b)      the portion of those sales proceeds  payable
                                    or  reimbursable  to the master  servicer in
                                    respect of that REO  Property or the related
                                    mortgage loan or contract and

                           (c)      the amount of any loss to securityholders in
                                    respect of the related mortgage loan;

                  (12)     the total Security Balance or notional amount, as the
         case may be, of each  class of Notes or  Certificates,  as  applicable,
         (including  any  class of Notes or  Certificates,  as  applicable,  not
         offered  by  this   prospectus)  at  the  close  of  business  on  that
         Distribution  Date,  separately   identifying  any  reduction  in  that
         Security  Balance due to the allocation of any loss and increase in the
         Security  Balance  of a class  of  Accrual  Securities  if any  Accrued
         Security Interest has been added to that balance;

                  (13)     the total amount of principal prepayments made during
         the related Due Period;

                  (14)     the amount  deposited in the reserve fund, if any, on
         that Distribution Date;

                  (15)     the amount  remaining in the reserve fund, if any, as
         of the close of business on that Distribution Date;

                  (16)     the total unpaid Accrued Security  Interest,  if any,
         on each class of Notes or Certificates,  as applicable, at the close of business on that Distribution Date;

                  (17)     in the case of Notes or Certificates,  as applicable,
         with a variable  Interest  Rate,  the Interest Rate  applicable to that
         Distribution  Date,  and,  if  available,  the  immediately  succeeding
         Distribution   Date,  as  calculated  in  accordance  with  the  method
         specified in the prospectus supplement;

                                       30

                  (18)     in the case of Notes or Certificates,  as applicable,
         with an adjustable  Interest  Rate, for statements to be distributed in any month in which an adjustment date occurs,  the adjustable  Interest
         Rate  applicable  to that  Distribution  Date,  if  available,  and the immediately  succeeding  Distribution  Date as calculated in accordance with the method specified in the prospectus supplement;

                  (19)     as to any series that includes  credit  support,  the
         amount of coverage of each instrument of credit support  included as of the close of business on that Distribution Date;

                  (20)     during  the   Pre-Funding   Period,   the   remaining
         Pre-Funded  Amount and the  portion of the  Pre-Funding  Amount used to acquire Subsequent Assets since the preceding Distribution Date;

                  (21)     during the Pre-Funding  Period,  the amount remaining
         in the Capitalized Interest Account; and

                  (22)     the total amount of payments by the borrowers of

                           (a)      default interest,

                           (b)      late charges and

                           (c)      assumption and  modification  fees collected
                                    during the related Due Period.

         Within a reasonable period of time after the end of each calendar year, the servicer,  the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the  information  required by the Code and applicable  regulations under the Code to enable  securityholders  to  prepare  their tax  returns.  See
"Description   of  the   Securities--Book-Entry   Registration   and  Definitive
Securities."

TERMINATION

         The  obligations  created by the related  Agreement  for each series of
Notes or  Certificates,  as  applicable,  will  terminate  upon the  payment  to securityholders of that series of all amounts held in the Collection Accounts or by a servicer,  the master  servicer,  if any, or the trustee and required to be paid to them pursuant to that  Agreement  following the earlier of (1) the final payment or other  liquidation of the last Asset subject to the related Agreement or the  disposition  of all property  acquired upon  foreclosure of any mortgage loan or contract  subject to the  Agreement  and (2) the  purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus  supplement.  In no event, however, will the trust fund continue beyond the date specified in the prospectus  supplement.  Written  notice of termination of the Agreement will be given to each securityholder,  and the final distribution will be made only upon presentation and surrender of the Notes or Certificates,  as applicable,  at the location to be specified in the notice of termination.

         If  specified  in the  prospectus  supplement,  a  series  of  Notes or
Certificates,  as  applicable,  may be subject  to  optional  early  termination through  the  purchase  of the  Assets in the  related  trust  fund by the party specified  in the  prospectus  supplement,  under the  circumstances  and in the manner set forth in the prospectus supplement.  If so provided in the prospectus supplement,  upon the reduction of the Security  Balance of a specified class or classes of Notes or Certificates,  as applicable, by a specified percentage, the party specified in the prospectus  supplement will solicit bids for the purchase of all assets of the trust fund,  or of a sufficient  portion of those assets to

                                       31

retire  that class or classes or  purchase  that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the  manner  set forth in the  prospectus  supplement.  That price will at least equal the outstanding  Security  Balances and any accrued and unpaid interest on the  Security  Balances  (including  any unpaid  interest  shortfalls  for prior
Distribution  Dates).  Any sale of the  Assets of the trust fund will be without recourse to the trust fund or the securityholders.  Any purchase or solicitation of bids may be made  only  when the  total  Security  Balance  of that  class or classes  declines to a percentage of the Initial Security Balance of those Notes or Certificates,  as applicable, (not to exceed 10%) specified in the prospectus supplement.  In  addition,  if so provided in the  prospectus  supplement,  some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the  prospectus  supplement at a price at least equal to the outstanding  Security Balance of each class so purchased or redeemed and any accrued  and unpaid  interest  on the  Security  Balance  (including  any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

         Subject to the provisions of the applicable  Agreement,  the depositor, the servicer or any other party  specified in the prospectus  supplement may, at that party's  option,  repurchase  any mortgage loan that is in default or as to which default is reasonably  foreseeable if, in the depositor's,  the servicer's or any other party's judgment,  the related default is not likely to be cured by the  borrower  or default is not likely to be  averted,  at a price equal to the unpaid  principal  balance of the  mortgage  loan plus  accrued  interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

         GENERAL

         If provided for in the  prospectus  supplement,  one or more classes of the Offered Notes or Offered Certificates,  as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates,  as applicable,  and each
of  these  classes  will  be   represented  by  one  or  more  single  Notes  or
Certificates,  as  applicable,  registered  in the  name  of a  nominee  for the depository,  The  Depository  Trust  Company  ("DTC")  and,  if  provided in the prospectus  supplement,  additionally  through Clearstream  Luxembourg,  societe anonyme ("Clearstream  Luxembourg") or the Euroclear System ("Euroclear").  Each
class of Book-Entry  Notes or Book-Entry  Certificates,  as applicable,  will be issued in one or more  certificates or notes, as the case may be, that equal the initial  principal  amount of the  related  class of  Offered  Notes or  Offered
Certificates,  as  applicable,  and will  initially be registered in the name of
Cede & Co.

         No person  acquiring  an interest in a  Book-Entry  Security  (each,  a
"Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth  below under "  Definitive  Securities."  Unless and until  Definitive
Notes or Definitive Certificates,  as applicable,  are issued for the Book-Entry
Notes or Book-Entry Certificates, as applicable, under the limited circumstances described  in the  applicable  prospectus  supplement  or this  prospectus,  all references to actions by securityholders with respect to the Book-Entry Notes or
Book-Entry  Certificates,  as  applicable,  will refer to actions  taken by DTC,
Clearstream  Luxembourg or Euroclear upon instructions  from their  Participants
(as defined  below),  and all  references in this  prospectus to  distributions,
notices,   reports  and  statements  to  securityholders  with  respect  to  the
Book-Entry  Notes or  Book-Entry  Certificates,  as  applicable,  will  refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or
Euroclear,  as  applicable,  for  distribution  to  Beneficial  Owners by DTC in accordance with the procedures of DTC and if applicable,  Clearstream Luxembourg and Euroclear.

                                       32

         Beneficial  Owners  will  hold  their  Book-Entry  Notes or  Book-Entry
Certificates,  as  applicable,  through  DTC in the  United  States,  or, if the
Offered  Notes or Offered  Certificates,  as  applicable,  are  offered for sale globally,  through  Clearstream  Luxembourg  or  Euroclear in Europe if they are participating  organizations  ("Participants")  of those  systems.  Participants include  securities  brokers and dealers,  banks,  trust  companies and clearing corporations  and may include some other  organizations.  Indirect access to the
DTC,  Clearstream  Luxembourg and Euroclear systems also is available to others, such as banks,  brokers,  dealers  and trust  companies  that  clear  through or maintain  a  custodial  relationship  with a  Participant,  either  directly  or indirectly ("Indirect Participants").

         DTC

         DTC is a limited-purpose  trust company organized under the laws of the
State  of New  York,  a  member  of the  Federal  Reserve  System,  a  "clearing corporation"  within the meaning of the Uniform  Commercial  Code  ("UCC") and a
"clearing  agency"  registered  pursuant to the provisions of Section 17A of the
Securities  Exchange  Act of 1934,  as amended  (the  "Exchange  Act").  DTC was created to hold  securities  for its  Participants,  some of which (and/or their representatives)  own DTC,  and  facilitate  the  clearance  and  settlement  of securities  transactions between its Participants through electronic  book-entry changes in their accounts,  thus  eliminating the need for physical  movement of securities. In accordance with its normal procedures,  DTC is expected to record the  positions  held by each of its  Participants  in the  Book-Entry  Notes  or
Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes or  Book-Entry  Certificates,  as  applicable,  will be  subject  to the  rules, regulations and procedures  governing DTC and its Participants as in effect from time to time.

         CLEARSTREAM LUXEMBOURG

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse  Charlotte,
L-2967  Luxembourg  ("Clearstream,  Luxembourg"),  was  incorporated  in 1970 as
"Cedel S.A.", a company with limited  liability under  Luxembourg law (a societe anonyme).  Cedel S.A. subsequently changed its name to Cedelbank. On January 10,
2000,  Cedelbank's parent company,  Cedel International,  societe anonyme ("CI")
merged its clearing, settlement and custody business with that of Deutsche Berse
Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and  liabilities  (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company  Deutsche Borse AG. The shareholders of these two entities are banks,  securities dealers and financial institutions.
Cedel  International  currently has 92  shareholders,  including U.S.  financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further  to  the  merger,   the  Board  of   Directors   of  New  Cedel
International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe  anonyme".  On January 18,  2000,  Cedelbank  was  renamed  "Clearstream
Banking,  societe anonyme",  and Cedel Global Services was renamed  "Clearstream
Services, societe anonyme".

         On January 17,  2000 DBC was renamed  "Clearstream  Banking  AG".  This means  that  there  are  now two  entities  in the  corporate  group  headed  by
Clearstream International which share the name "Clearstream Banking", the entity previously  named  "Cedelbank" and the entity  previously  named "Deutsche Borse
Clearing AG".

                                       33

         Clearstream,    Luxembourg   holds   securities   for   its   customers
("Clearstream,  Luxembourg  Participants")  and  facilitates  the  clearance and settlement of securities transactions between Clearstream,  Luxembourg customers through  electronic  book-entry  changes in accounts of Clearstream,  Luxembourg customers,  thereby  eliminating the need for physical movement of certificates.
Transactions may be settled by Clearstream,  Luxembourg in any of 36 currencies, including  United  States  Dollars.  Clearstream,  Luxembourg  provides  to  its
customers,  among  other  things,  services  for  safekeeping,   administration,
clearance and  settlement of  internationally  traded  securities and securities
lending  and  borrowing.  Clearstream,   Luxembourg  also  deals  with  domestic
securities  markets in over 30  countries  through  established  depository  and custodial  relationships.  Clearstream,  Luxembourg  is  registered as a bank in
Luxembourg,  and  as  such  is  subject  to  regulation  by  the  Commission  de
Surveillance du Secteur Financier,  "CSSF",  which supervises  Luxembourg banks.
Clearstream,   Luxembourg's  customers  are  world-wide  financial  institutions including  underwriters,  securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately  2,000 customers  located in over 80 countries,  including all major European  countries,  Canada,  and the United States.  Indirect  access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain  a  custodial  relationship  with an  account  holder  of  Clearstream,
Luxembourg.  Clearstream,  Luxembourg has established an electronic  bridge with
Morgan  Guaranty  Trust  Company of New York as the  Operator  of the  Euroclear
System  (MGT/EOC)  in  Brussels  to  facilitate  settlement  of  trades  between
Clearstream, Luxembourg and MGT/EOC.

         EUROCLEAR

         Euroclear was created in 1968 to hold  securities for its  Participants
and  to  clear  and  settle  transactions   between  its  Participants   through
simultaneous  electronic  book-entry delivery against payment,  thus eliminating the  need  for  physical  movement  of  securities  and any  risk  from  lack of simultaneous  transfers of securities and cash.  Transactions  may be settled in any of 32  currencies,  including  United  States  dollars.  Euroclear  includes
various  other  services,   including  securities  lending  and  borrowing,  and
interfaces with domestic markets in several  countries  generally similar to the arrangements for cross-market  transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New
York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems
S.C., a Belgian  cooperative  corporation (the "Cooperative  Corporation").  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance  accounts and Euroclear  cash accounts are accounts with the Euroclear
Operator,  not  the  Cooperative   Corporation.   The  Cooperative   Corporation
establishes  policy  for  Euroclear  on  behalf of its  Participants.  Euroclear
Participants  include banks (including  central banks),  securities  brokers and dealers and other  professional  financial  intermediaries.  Indirect  access to
Euroclear  is also  available  to other  firms that clear  through or maintain a custodial  relationship  with a  Participant  of Euroclear,  either  directly or indirectly.

         The  Euroclear  Operator  is the Belgian  branch of a New York  banking corporation  that  is a  member  bank  of the  Federal  Reserve  System,  and is regulated and examined by the Board of Governors of the Federal  Reserve  System
and the New  York  State  Banking  Department,  as well as the  Belgian  Banking
Commission.

         Securities  clearance  accounts and cash  accounts  with the  Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating  Procedures of the Euroclear System and applicable Belgian law (collectively,  the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from  Euroclear,  and receipts of payments  with respect to  securities  in
Euroclear.  All  securities  in Euroclear  are held on a fungible  basis without attribution of specific  securities to specific  securities  clearance accounts.
The Euroclear Operator acts under the Terms

                                       34

and  Conditions  only on  behalf  of its  Participants,  and has no record of or relationship with persons holding through Participants of Euroclear.

         Clearstream  Luxembourg  and Euroclear  will hold omnibus  positions on
behalf  of  their  Participants   through  customers'   securities  accounts  in
Clearstream  Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries'  names on the books of DTC. Citibank will act as depositary for Clearstream  Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear  (individually  the "Relevant  Depositary" and  collectively,  the
"European Depositaries")

         BENEFICIAL OWNERSHIP OF BOOK-ENTRY SECURITIES

         Except as  described  below,  no  Beneficial  Owner will be entitled to receive a physical certificate representing a Certificate,  or note representing a Note.  Unless  and  until  Definitive  Notes or  Definitive  Certificates,  as applicable,  are issued, it is anticipated that the only "securityholder" of the
Offered Notes or Offered  Certificates,  as  applicable,  will be Cede & Co., as nominee of DTC. Beneficial Owners will not be  "Certificateholders" as that term is  used  in any  Agreement,  nor  "Noteholders"  as  that  term  is used in any indenture.  Beneficial  Owners  are only  permitted  to  exercise  their  rights indirectly through Participants,  DTC, Clearstream  Luxembourg or Euroclear,  as
applicable.

         The  Beneficial  Owner's  ownership  of a Book-Entry  Security  will be recorded on the records of the brokerage firm, bank, thrift institution or other financial  intermediary  (each, a "Financial  Intermediary")  that maintains the
Beneficial   Owner's   account  for  that  purpose.   In  turn,   the  Financial
Intermediary's  ownership  of a  Book-Entry  Security  will be  recorded  on the records  of DTC (or of a  Participant  that  acts  as  agent  for the  Financial
Intermediary,  whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on
the records of Clearstream Luxembourg or Euroclear, as appropriate).

         Beneficial  Owners will receive all  distributions of principal of, and interest on, the Offered Notes or Offered Certificates,  as applicable, from the trustee  through DTC and its  Participants.  While the Offered  Notes or Offered
Certificates,  as applicable,  are outstanding  (except under the  circumstances described  below),  under the rules,  regulations  and  procedures  creating and affecting  DTC  and  its  operations  (the  "Rules"),  DTC is  required  to make book-entry  transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered  Certificates,  as  applicable,  and is required to receive and transmit distributions of principal of, and interest on, the Offered
Notes  or  Offered  Certificates,  as  applicable.   Participants  and  Indirect
Participants  with whom Beneficial  Owners have accounts with respect to Offered
Notes or Offered  Certificates,  as applicable,  are similarly  required to make book-entry  transfers and receive and transmit  distributions on behalf of their respective Beneficial Owners.  Accordingly,  although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial
Owners will receive distributions and will be able to transfer their interest.

         Beneficial   Owners   will  not  receive  or  be  entitled  to  receive
certificates or notes  representing  their  respective  interests in the Offered
Notes  or  Offered  Certificates,   as  applicable,  except  under  the  limited
circumstances  described below.  Unless and until Definitive Notes or Definitive
Certificates,   as  applicable,  are  issued,  Beneficial  Owners  who  are  not
Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable,  only through Participants and Indirect  Participants by instructing the Participants and Indirect  Participants to transfer Offered Notes or Offered
Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered  Certificates,  as applicable, which account is maintained with their respective Participants.  Under the Rules and in  accordance  with DTC's  normal  procedures,  transfer  of  ownership  of
Book-Entry  Notes or Book-Entry  Certificates,  as applicable,  will be executed through  DTC and the  accounts  of the  respective  Participants  at DTC

                                       35

will  be  debited  and  credited.   Similarly,  the  Participants  and  Indirect
Participants  will make debits or credits,  as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, any credits of securities received in
Clearstream  Luxembourg  or  Euroclear  as a  result  of a  transaction  with  a
Participant will be made during subsequent  securities settlement processing and dated the business day following the DTC settlement  date.  These credits or any transactions  in securities  settled during this  processing will be reported to the  relevant  Participants  of  Clearstream  Luxembourg  or  Euroclear  on that business day. Cash received in  Clearstream  Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream  Luxembourg or
Euroclear  to a  Participant  of DTC  will be  received  with  value  on the DTC settlement date but will be available in the relevant Clearstream  Luxembourg or
Euroclear cash account only as of the business day following  settlement in DTC.
For information  with respect to tax  documentation  procedures  relating to the
Notes  or  Certificates,   as  applicable,  see  "Material  Federal  Income  Tax
Considerations--Tax  Treatment of Foreign  Investors" in this prospectus and, if the Book-Entry  Notes or Book-Entry  Certificates,  as applicable,  are globally offered and the  prospectus  supplement  so  provides,  see  "Global  Clearance,
Settlement and Tax  Documentation  Procedures--Certain  U.S.  Federal Income Tax
Documentation Requirements" in Annex I to the prospectus supplement.

         Transfers between Participants of DTC will occur in accordance with DTC
Rules.  Transfers  between  Participants of Clearstream  Luxembourg or Euroclear
will occur in accordance with their respective rules and operating procedures.

         Cross-market  transfers  between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of
Clearstream  Luxembourg or Euroclear,  on the other,  will be effected in DTC in accordance with the DTC Rules on behalf of the relevant  European  international clearing system by the Relevant Depositary;  however,  cross-market transactions will require  delivery of  instructions to the relevant  European  international clearing system by the  counterparty in that system in accordance with its rules and  procedures  and within  its  established  deadlines  (European  time).  The relevant European  international  clearing system will, if the transaction meets its settlement requirements,  deliver instructions to the Relevant Depositary to take action to effect final  settlement on its behalf by delivering or receiving securities  in DTC, and making or receiving  payment in  accordance  with normal procedures  for same day funds  settlement  applicable to DTC.  Participants  of
Clearstream Luxembourg or Euroclear may not deliver instructions directly to the
European Depositaries.

         Distributions  on the Book-Entry Notes or Book-Entry  Certificates,  as
applicable,  will be made on each  Distribution  Date by the Trustee to DTC. DTC will be  responsible  for  crediting  the  amount  of each  distribution  to the accounts of the applicable  Participants  of DTC in accordance with DTC's normal procedures.  Each  Participant  of DTC will be  responsible  for  disbursing the distribution  to the  Beneficial  Owners of the  Book-Entry  Notes or Book-Entry
Certificates,   as  applicable,   that  it  represents  and  to  each  Financial
Intermediary  for which it acts as agent.  Each Financial  Intermediary  will be responsible  for  disbursing  funds to the  Beneficial  Owners of the Book-Entry
Notes or Book-Entry Certificates, as applicable, that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes or
Book-Entry  Certificates,  as  applicable,  may  experience  some delay in their receipt of payments,  because the distributions will be forwarded by the Trustee to Cede & Co. Any  distributions on Notes or Certificates,  as applicable,  held through  Clearstream  Luxembourg  or  Euroclear  will be  credited  to the  cash accounts of  Participants  of Clearstream  Luxembourg or Euroclear in accordance with the relevant  system's rules and procedures,  to the extent received by the
Relevant  Depositary.  These  distributions  will be subject to tax reporting in accordance with relevant United States tax laws and  regulations.  See "Material
Federal Income Tax Considerations--REMICs--Taxation of Certain

                                       36

Foreign  Investors"  in this  prospectus.  Because DTC can only act on behalf of
Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry
Notes or Book-Entry Certificates,  as applicable, to persons or entities that do not participate in the depository  system,  or otherwise take actions in respect of Book-Entry Notes or Book-Entry  Certificates,  as applicable,  may be limited due to the lack of physical  securities for the  Book-Entry  Notes or Book-Entry
Certificates,  as applicable.  In addition,  issuance of the Book-Entry Notes or
Book-Entry  Certificates,  as  applicable,  in  book-entry  form may  reduce the liquidity of the securities in the secondary  market since  potential  investors may be unwilling to purchase Notes or  Certificates,  as  applicable,  for which they cannot obtain physical securities.

         Monthly and annual  reports  will be provided to Cede & Co., as nominee of DTC,  and may be made  available  by Cede & Co.  to  Beneficial  Owners  upon request,  in accordance with the rules,  regulations and procedures creating and affecting  the  depository,  and to the  Financial  Intermediaries  to whose DTC accounts the Book-Entry  Notes or Book-Entry  Certificates,  as  applicable,  of
Beneficial Owners are credited.

         Generally, DTC will advise the applicable trustee that unless and until
Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action  permitted to be taken by the holders of the Book-Entry Notes or
Book-Entry  Certificates,  as applicable,  under the Agreement or indenture,  as applicable,  only at the direction of one or more  Financial  Intermediaries  to
whose  DTC  accounts  the  Book-Entry  Notes  or  Book-Entry  Certificates,   as
applicable,  are  credited,  to the extent  that  actions are taken on behalf of
Financial   Intermediaries  whose  holdings  include  the  Book-Entry  Notes  or
Book-Entry  Certificates,  as applicable.  If the Book-Entry Notes or Book-Entry
Certificates, as applicable, are globally offered, Clearstream Luxembourg or the
Euroclear Operator,  as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf  of  a  Participant  of  Clearstream  Luxembourg  or  Euroclear  only  in accordance  with its relevant rules and procedures and subject to the ability of the Relevant  Depositary to effect those actions on its behalf  through DTC. DTC may take actions, at the direction of the related Participants,  with respect to some Offered Notes or Offered  Certificates,  as applicable,  that conflict with actions taken with respect to other Offered  Notes or Offered  Certificates,  as applicable.

         Although DTC,  Clearstream  Luxembourg and Euroclear have agreed to the foregoing  procedures  in order to facilitate  transfers of Book-Entry  Notes or
Book-Entry Certificates,  as applicable,  among Participants of DTC, Clearstream
Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

         None of the depositor,  any master servicer, any servicer, the trustee, any securities  registrar or paying agent or any of their  affiliates  will have any responsibility for any aspect of the records relating to or payments made on account of beneficial  ownership interests of the Book-Entry Notes or Book-Entry
Certificates,  as applicable,  or for maintaining,  supervising or reviewing any records relating to those beneficial ownership interests.

         DEFINITIVE SECURITIES

         Notes or  Certificates,  as applicable,  initially issued in book-entry form  will  be  issued  as  Definitive  Notes  or  Definitive  Certificates,  as
applicable,  to Beneficial  Owners or their nominees,  rather than to DTC or its nominee only

         (1)      if the depositor advises the trustee in writing that DTC is no
                  longer   willing   or   able   to   properly   discharge   its
                  responsibilities  as depository for the Notes or Certificates, as  applicable,  and the  depositor  is  unable  to  locate  a qualified successor,

                                       37

         (2)      if the depositor,  at its option, elects to end the book-entry system through DTC or

         (3)      in  accordance  with any  other  provisions  described  in the prospectus supplement.

         Upon the occurrence of any of the events  described in the  immediately preceding  paragraph,  DTC  is  required  to  notify  all  Participants  of  the availability  through DTC of  Definitive  Notes or Definitive  Certificates,  as
applicable,  for the Beneficial Owners. Upon surrender by DTC of the security or securities  representing  the Book-Entry  Notes or Book-Entry  Certificates,  as
applicable,  together with instructions for registration, the trustee will issue
(or  cause  to  be  issued)  to  the  Beneficial   Owners  identified  in  those
instructions the Definitive Notes or Definitive Certificates,  as applicable, to which they are entitled,  and  thereafter the trustee will recognize the holders of  those  Definitive  Notes  or  Definitive  Certificates,  as  applicable,  as securityholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

         REMIC SECURITIES, FASIT SECURITIES, GRANTOR TRUST SECURITIES

         Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund,  that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities"), FASIT Securities (as defined in this prospectus), or Grantor Trust Securities (as defined in this prospectus) will be issued,  and the  related  trust fund will be created,  pursuant  to a pooling and  servicing agreement  or trust  agreement  (in either case,  generally  referred to in this prospectus as the "pooling and servicing  agreement")  among the depositor,  the trustee and the sole servicer or master servicer,  as applicable.  The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing  agreement.  In the event there are multiple  servicers of the Assets of that trust fund,  or in the event the  Securities  consist of Notes,  each  servicer  will  perform its  servicing functions pursuant to a related underlying servicing agreement.

         SECURITIES THAT ARE PARTNERSHIP INTERESTS FOR TAX PURPOSES AND NOTES

         Certificates,  as  applicable,  that  are  intended  to be  treated  as partnership  interests  for tax purposes  will be issued,  and the related trust fund will be created,  pursuant to the pooling and servicing  agreement or trust agreement.

         A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded  entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the  prospectus  supplement.  The  trust  fund will be  established  either as a statutory  business  trust under the law of the State of Delaware or as a common law trust under the law of the State of New York  pursuant to a trust  agreement between  the  depositor  and  an  owner  trustee  specified  in  the  prospectus supplement  relating to that series of Notes. The Assets securing payment on the
Notes will be serviced in  accordance  with a sale and  servicing  agreement  or servicing agreement.

                                       38

MATERIAL TERMS OF THE POOLING AND SERVICING  AGREEMENTS AND UNDERLYING SERVICING
AGREEMENTS

         GENERAL

         The  following  summaries  describe  the material  provisions  that may appear in each pooling and servicing agreement,  sale and servicing agreement or servicing  agreement  (each an  "Agreement").  The  prospectus  supplement for a series of Notes or Certificates,  as applicable,  will describe any provision of the  Agreement  relating  to  that  series  that  materially  differs  from  the description of those provisions  contained in this prospectus.  The summaries do not purport to be complete  and are subject to, and are  qualified  by reference to,  all of the  provisions  of the  Agreement  for  each  trust  fund  and  the description of those provisions in the prospectus supplement.  The provisions of each Agreement  will vary depending on the nature of the Notes or  Certificates, as  applicable,  to be issued under the  Agreement and the nature of the related trust  fund.  As used in this  prospectus  for any series,  the term  "Security"
refers to all of the  Notes or  Certificates,  as  applicable,  of that  series, whether or not  offered by this  prospectus  and by the  prospectus  supplement, unless  the  context  otherwise  requires.  A form of a  pooling  and  servicing agreement  has been filed as an exhibit to the  Registration  Statement of which this  prospectus is a part. The depositor will provide a copy of the pooling and servicing  agreement  (without  exhibits)  relating  to any  series  of Notes or
Certificates,   as  applicable,   without  charge  upon  written  request  of  a
securityholder of that series addressed to Deutsche Alt-A  Securities,  Inc., 60
Wall Street, New York, New York 10005, Attention: Jay Strauss.

         The servicer or master servicer and the trustee for any series of Notes or Certificates,  as applicable,  will be named in the prospectus supplement. In the event there are multiple  servicers for the Assets in a trust fund, a master servicer  will perform some of the  administration,  calculation  and  reporting functions for that trust fund and will supervise the related servicers  pursuant to a pooling and servicing agreement.  For a series involving a master servicer, references in this  prospectus to the servicer will apply to the master servicer where  non-servicing  obligations are described.  If specified in the prospectus supplement,  a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

         ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of  issuance  of any  series of Notes or  Certificates,  as applicable,  the  depositor  will  assign  (or  cause  to be  assigned)  to  the designated trustee the Assets to be included in the related trust fund, together with all  principal  and  interest to be  received  on or with  respect to those
Assets  after the Cut-off  Date,  other than  principal  and  interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently  with  that  assignment,  deliver  the  Notes or  Certificates,  as applicable,  to the  depositor  in exchange  for the Assets and the other assets comprising  the trust fund for that series.  Each Asset will be  identified in a schedule  appearing as an exhibit to the related  Agreement.  That schedule will include detailed information to the extent available and relevant

                  (1)      in  respect of each  mortgage  loan  included  in the
related  trust  fund,  including  the city and  state of the  related  Mortgaged
Property and type of that property,  the mortgage rate and, if  applicable,  the applicable  index,  margin,  adjustment date and any rate cap  information,  the original and remaining term to maturity,  the original and outstanding principal balance and balloon  payment,  if any,  the  Loan-to-Value  Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

                  (2)      in respect of each  Contract  included in the related
trust fund,  including the outstanding  principal  amount and the Contract Rate;
and

                                       39

                  (3)      in  respect  of each  Mortgage  Security  and  Agency
Security,  the  original  and  outstanding  principal  amount,  if any,  and the interest rate on the Mortgage Security or Agency Security.

         For each mortgage loan, except as otherwise specified in the prospectus supplement,  the depositor  will deliver or cause to be delivered to the trustee
(or to the custodian  hereinafter referred to) particular loan documents,  which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original  Mortgage) with evidence of recording  indicated on the original
Mortgage and an assignment  of the Mortgage to the trustee in  recordable  form.
However,  a trust fund may include  mortgage  loans where the original  mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit  certifying that the original of the mortgage note has been lost or destroyed.  For those  mortgage  loans,  the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to  repurchase,  or  substitute  for,  each  of  these  mortgage  loans  that is subsequently in default if the enforcement thereof or of the related Mortgage is materially  adversely affected by the absence of the original mortgage note. The related  Agreement  will  generally  require  the  depositor  or  another  party specified  in  the  prospectus  supplement  to  promptly  cause  each  of  these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel  acceptable to the trustee,  recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor,  the servicer,  the  relevant  Asset Seller or any other prior holder of the mortgage loan.

         The trustee (or a custodian)  will review the mortgage  loan  documents within a specified  period of days after receipt of the mortgage loan documents, and the  trustee (or a  custodian)  will hold those  documents  in trust for the benefit  of the  securityholders.  If any of  these  documents  are  found to be missing or defective in any material  respect,  the trustee (or that  custodian)
will  immediately  notify the servicer and the depositor,  and the servicer will immediately  notify the relevant  Asset Seller or other entity  specified in the prospectus  supplement.  If the Asset Seller  cannot cure the omission or defect within a specified  number of days after receipt of that notice,  then the Asset
Seller or other entity specified in the prospectus supplement will be obligated, within a  specified  number of days of  receipt  of that  notice,  to either (1)
repurchase  the related  mortgage  loan from the trustee at a price equal to the sum of the unpaid  principal  balance of the mortgage loan,  plus unpaid accrued interest at the interest rate for that Asset from the date as to which  interest was last paid to the due date in the Due Period in which the  relevant  purchase is to occur,  plus  servicing  expenses  that are  payable to the  servicer,  or another price as specified in the prospectus  supplement (the "Purchase  Price")
or (2) substitute a new mortgage  loan.  There can be no assurance that an Asset
Seller or other named  entity  will  fulfill  this  repurchase  or  substitution obligation,  and neither the  servicer  nor the  depositor  will be obligated to repurchase  or  substitute  for that  mortgage loan if the Asset Seller or other named entity defaults on its obligation.

         This repurchase or substitution  obligation constitutes the sole remedy available to the  securityholders  or the trustee for omission of, or a material defect in, a constituent  document.  To the extent  specified in the  prospectus supplement,  in  lieu  of  curing  any  omission  or  defect  in  the  Asset  or repurchasing  or  substituting  for that Asset,  the Asset Seller or other named entity may agree to cover any losses  suffered  by the trust fund as a result of that breach or defect.

         Notwithstanding the preceding three paragraphs,  the documents for Home
Equity Loans, home improvement  contracts and unsecured home improvements  loans will be delivered to the trustee (or a custodian)  only to the extent  specified in the prospectus supplement.  Generally these documents will be retained by the servicer,  which may also be the Asset Seller.  In addition,

                                       40

assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

         For each  contract,  the servicer,  which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and  instruments  related to each  contract  and the  security  interest  in the manufactured home securing each contract. To give notice of the right, title and interest  of the  trustee in the  contracts,  the  depositor  will  cause  UCC-1 financing  statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor  identifying  the trustee as the secured party and, in each case,  identifying  all contracts as collateral.  The contracts will be stamped or otherwise  marked to reflect their  assignment from the depositor to the trust fund only to the extent  specified in the  prospectus supplement.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical  possession of the contracts without notice of that  assignment,  the  interest  of the  trustee in the  contracts  could be defeated.

         While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material  respect,  the  servicer  will be  required to  immediately  notify the depositor  and the  relevant  asset  seller  or other  entity  specified  in the prospectus supplement.  If the asset seller or some other entity cannot cure the omission  or defect  within a  specified  number of days  after  receipt of this notice,  then the asset seller or that other entity will be obligated,  within a specified  number of days of receipt of this notice,  to repurchase  the related contract from the trustee at the purchase price or substitute for that contract.
There can be no assurance  that an asset seller or any other entity will fulfill this  repurchase or  substitution  obligation,  and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation.  This repurchase or
substitution   obligation   constitutes   the  sole  remedy   available  to  the
securityholders  or the  trustee  for  omission  of, or a material  defect in, a constituent document. To the extent specified in the prospectus  supplement,  in lieu  of  curing  any  omission  or  defect  in the  asset  or  repurchasing  or substituting  for that  asset,  the asset  seller  may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Mortgage  Securities  and Agency  Securities  will be registered in the name of the  trustee or its nominee on the books of the issuer or  guarantor  or its agent or, in the case of Mortgage  Securities and Agency  Securities  issued only in book-entry  form,  through the  depository  with respect to the Mortgage
Securities and Agency Securities,  in accordance with the procedures established by  the  issuer  or  guarantor  for  registration  of  those  certificates,  and distributions  on those  securities  to which the trust fund is entitled will be made directly to the trustee.

         REPRESENTATIONS AND WARRANTIES; REPURCHASES

         To the extent provided in the prospectus supplement the depositor will, for each Asset, assign  representations  and warranties,  as of a specified date
(the person making those representations and warranties, the "Warranting Party")
covering, by way of example, the following types of matters:

         o        the  accuracy of the  information  set forth for that Asset on the schedule of Assets  appearing as an exhibit to the related
                  Agreement;

         o        in the  case  of a  mortgage  loan,  the  existence  of  title insurance insuring the lien priority of the mortgage loan and, in the case of a contract,  that the contract  creates a valid first security interest in or lien on the related manufactured home;

         o        the authority of the Warranting Party to sell the Asset;

                                       41

         o        the payment status of the Asset;

         o        in the case of a mortgage  loan,  the  existence  of customary provisions in the related mortgage note and Mortgage to permit realization  against the Mortgaged  Property of the benefit of the security of the Mortgage; and

         o        the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

         Any  Warranting  Party shall be an Asset  Seller or an affiliate of the
Asset  Seller  or any  other  person  acceptable  to the  depositor  and will be identified in the prospectus supplement.

         Representations  and  warranties  made in  respect of an Asset may have been made as of a date before the applicable  Cut-off Date. A substantial period of time may have elapsed  between that date and the date of initial  issuance of the  related  series of Notes or  Certificates,  as  applicable,  evidencing  an interest in that Asset. In the event of a breach of any of these representations or  warranties,  the  Warranting  Party will be obligated to reimburse the trust fund for losses  caused by that breach or either cure that breach or  repurchase or replace the affected Asset as described below. Since the  representations and warranties may not address events that may occur  following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution  obligation in connection  with a breach of that  representation and warranty  only if the relevant  event that causes that breach  occurs before that date.  That party  would have no  obligations  if the  relevant  event that causes that breach occurs after that date.

         Each Agreement will provide that the servicer and/or trustee or another entity  identified  in the  prospectus  supplement  will be  required  to notify promptly the relevant  Warranting Party of any breach of any  representation  or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the  interests in the  prospectus  supplement  of the securityholders.  If the  Warranting  Party  cannot  cure that  breach  within a specified  period  following  the date on which that party was  notified of that breach,  then the  Warranting  Party will be obligated to repurchase  that Asset from the trustee within a specified period from the date on which the Warranting
Party was  notified  of that  breach,  at the  Purchase  Price  therefor.  If so provided in the prospectus  supplement for a series, a Warranting Party,  rather than  repurchase  an  Asset as to which a breach  has  occurred,  will  have the option, within a specified period after initial issuance of that series of Notes or  Certificates,  as  applicable,  to cause the  removal of that Asset from the trust fund and substitute in its place one or more other Assets,  as applicable, in accordance with the standards described in the prospectus  supplement.  If so provided in the prospectus  supplement for a series, a Warranting Party,  rather than  repurchase or substitute an Asset as to which a breach has occurred,  will have the  option to  reimburse  the trust  fund or the  securityholders  for any losses caused by that breach.  This  reimbursement,  repurchase or  substitution obligation will constitute the sole remedy available to  securityholders  or the trustee for a breach of representation by a Warranting Party.

         Neither the depositor  (except to the extent that it is the  Warranting
Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting  Party defaults on its obligation to do so, and no assurance can be given  that the  Warranting  Parties  will carry out those  obligations  with respect to the Assets.

         A servicer  will make  representations  and  warranties  regarding  its authority to enter into, and its ability to perform its obligations  under,  the related  Agreement.  A  breach  of  any  representation  of  the  servicer  that materially and adversely affects the interests of the  securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer  from the trustee,  the depositor or the holders of Notes or Certificates, as

                                       42

applicable,  evidencing  not  less  than  25%  of the  voting  rights  or  other percentage  specified  in the related  Agreement,  will  constitute  an Event of
Default under that Agreement.  See "Events of Default" and "Rights Upon Event of
Default."

         COLLECTION ACCOUNT AND RELATED ACCOUNTS

         GENERAL.  The servicer  and/or the trustee will, as to each trust fund, establish and maintain or cause to be  established  and  maintained  one or more separate  accounts  for  the  collection  of  payments  on  the  related  Assets
(collectively,  the "Collection  Account"),which  must be an account or accounts that either:

         o        are  insured  by  the  Bank  Insurance  Fund  or  the  Savings
                  Association  Insurance Fund of the Federal  Deposit  Insurance
                  Corporation  ("FDIC") (to the limits  established by the FDIC)
                  and the uninsured  deposits in which are otherwise  secured so that the  securityholders  have a claim  with  respect  to the funds in the Collection  Account or a perfected first priority security interest against any collateral  securing those funds that is  superior  to the  claims of any other  depositors  or general creditors of the institution with which the Collection
                  Account is maintained, or

         o        are maintained  with a bank or trust company,  and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

         Investment  of amounts in the  Collection  Account is limited to United
States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments").  A Collection Account may be maintained as an interest  bearing or a non-interest  bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in  short-term  Permitted  Investments.  Any interest or other income  earned on funds  in  the  Collection  Account  will,  unless  otherwise  specified  in the prospectus  supplement,  be paid to the servicer or its  designee as  additional servicing  compensation.  The  Collection  Account  may be  maintained  with  an institution that is an affiliate of the servicer,  if applicable,  provided that that institution  meets the standards  imposed by the rating agency or agencies.
If permitted by the rating agency or agencies,  a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds  respecting  payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

         DEPOSITS.  A  servicer  or the  trustee  will  deposit  or  cause to be deposited  in the  Collection  Account  for one or more  trust  funds on a daily basis,  or any other period  provided in the related  Agreement,  the  following payments and  collections  received,  or advances  made,  by the servicer or the trustee or on its behalf after the Cut-off  Date (other than  payments due on or before the Cut-off Date,  and exclusive of any amounts  representing  a Retained
Interest), except as otherwise provided in the Agreement:

                  (1)      all  payments  on  account  of  principal,  including
         principal prepayments, on the Assets;

                  (2)      all  payments  on account of  interest on the Assets,
         including  any  default  interest  collected,  in each  case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

                  (3)      Liquidation Proceeds and Insurance Proceeds, together
         with the net  proceeds  on a monthly  basis with  respect to any Assets acquired for the benefit of securityholders;

                                       43

                  (4)      any amounts paid under any  instrument  or drawn from
         any fund that  constitutes  credit  support for the  related  series of
         Notes or Certificates,  as applicable,  as described under "Description of Credit Support;"

                  (5)      any advances made as described under  "Description of
         the Securities-- Advances in Respect of Delinquencies;"

                  (6)      any amounts  paid under any Cash Flow  Agreement,  as
         described under "Description of the Trust Funds--Cash Flow Agreements;"

                  (7)      all  proceeds  of any Asset  or,  with  respect  to a
         mortgage  loan,  property  acquired  in  respect of the  mortgage  loan purchased by the  depositor,  any Asset  Seller or any other  specified person as described above under  "--Assignment of Assets;  Repurchases"
         and  "--Representations  and Warranties;  Repurchases," all proceeds of
         any  defaulted   mortgage  loan  purchased  as  described  below  under
         "--Realization  Upon  Defaulted  Assets," and all proceeds of any Asset
         purchased  as  described  under   "Description   of  the   Securities--
         Termination;"

                  (8)      any  amounts  paid by a  servicer  to cover  interest
         shortfalls arising out of the prepayment of Assets in the trust fund as described below under "--Retained Interest;  Servicing Compensation and
         Payment of Expenses;"

                  (9)      to  the  extent  that  any  of  these  items  do  not
         constitute  additional  servicing   compensation  to  a  servicer,  any
         payments on account of  modification  or assumption  fees, late payment charges or Prepayment Premiums on the Assets;

                  (10)     all   payments   required  to  be  deposited  in  the
         Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

                  (11)     any amount  required to be deposited by a servicer or
         the trustee in connection  with losses  realized on investments for the benefit of the  servicer or the  trustee,  as the case may be, of funds held in the Collection Account; and

                  (12)     any other  amounts  required to be  deposited  in the
         Collection  Account as provided in the related  Agreement and described in the prospectus supplement.

         WITHDRAWALS.  A  servicer  or the  trustee  may,  from  time to time as provided in the related Agreement,  make withdrawals from the Collection Account for each  trust  fund for any of the  following  purposes,  except as  otherwise provided in the Agreement:

                  (1)      to make distributions to the  securityholders on each
         Distribution Date;

                  (2)      to  reimburse  a servicer  for  unreimbursed  amounts
         advanced as described under "Description of the Securities--Advances in
         Respect of  Delinquencies,"  which  reimbursement  is to be made out of amounts  received that were  identified  and applied by the servicer as late  collections  of  interest  (net of  related  servicing  fees  and
         Retained  Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

                  (3)      to  reimburse a servicer  for unpaid  servicing  fees
         earned and  unreimbursed  servicing  expenses  incurred with respect to
         Assets  and  properties  acquired  in  respect  of  the  Assets,  which reimbursement  is to be made out of amounts that represent  Liquidation
         Proceeds and Insurance  Proceeds collected on the particular Assets and properties,  and net

                                       44

         income collected on the particular  properties,  which fees were earned or expenses  were  incurred  or out of amounts  drawn under any form of credit support for those Assets and properties;

                  (4)      to reimburse a servicer for any advances described in
         clause (2) above and any  servicing  expenses  described  in clause (3)
         above  which,  in the  servicer's  good  faith  judgment,  will  not be
         recoverable  from  the  amounts  described  in  those  clauses,   which
         reimbursement is to be made from amounts  collected on other Assets or, if and to the extent so provided by the related Agreement and described in the  prospectus  supplement,  just  from  that  portion  of  amounts collected  on other Assets that is  otherwise  distributable  on one or more  classes of  Subordinate  Notes or  Subordinate  Certificates,  as
         applicable,  if any, remain outstanding,  and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

                  (5)      if and  to the  extent  described  in the  prospectus
         supplement,  to  pay  a  servicer  interest  accrued  on  the  advances described in clause (2) above and the servicing  expenses  described in clause (3) above while those  advances and  servicing  expenses  remain outstanding and unreimbursed;

                  (6)      to  reimburse a servicer,  the  depositor,  or any of
         their respective directors, officers, employees and agents, as the case may be, for expenses,  costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding
         Servicers, the Master Servicer and the Depositor;"

                  (7)      if and  to the  extent  described  in the  prospectus
         supplement,  to pay (or to transfer to a separate  account for purposes of escrowing for the payment of) the trustee's fees;

                  (8)      to  reimburse  the  trustee or any of its  directors,
         officers, employees and agents, as the case may be, for expenses, costs and  liabilities  incurred  by  these  parties,  as and  to the  extent described below under "--Certain Matters Regarding the Trustee;"

                  (9)      to   pay  a   servicer,   as   additional   servicing
         compensation,  interest  and  investment  income  earned in  respect of amounts held in the Collection Account;

                  (10)     to pay the person so entitled  any amounts  deposited
         in the  Collection  Account  that were  identified  and  applied by the servicer as recoveries of Retained Interest;

                  (11)     to pay for costs  reasonably  incurred in  connection
         with the proper  management and  maintenance of any Mortgaged  Property acquired for the benefit of  securityholders  by foreclosure or by deed in lieu of foreclosure or otherwise,  which payments are to be made out of income received on that property;

                  (12)     if one or more  elections have been made to treat the
         trust fund or designated  portions of the trust fund as a REMIC, to pay any  federal,  state or local  taxes  imposed  on the trust fund or its assets or transactions,  as and to the extent described under "Material
         Federal Income Tax Considerations--REMICs--Taxes That May Be Imposed on
         the REMIC Pool" or in the prospectus supplement, respectively;

                  (13)     to pay for the cost of an  independent  appraiser  or
         other expert in real estate  matters  retained to determine a fair sale price for a defaulted  mortgage loan or a property  acquired in respect of a mortgage loan in connection  with the liquidation of that mortgage loan or property;

                                       45

                  (14)     to pay for the cost of  various  opinions  of counsel
         obtained   pursuant  to  the  related  Agreement  for  the  benefit  of securityholders;

                  (15)     to  pay  for  the  costs  of  recording  the  related
         Agreement if that recordation  materially and beneficially  affects the interests  of  securityholders,  provided  that the  payment  shall not constitute a waiver with respect to the  obligation  of the  Warranting
         Party to remedy  any breach of  representation  or  warranty  under the
         Agreement;

                  (16)     to pay the person so entitled  any amounts  deposited
         in the Collection  Account in error,  including amounts received on any
         Asset  after its  removal  from the  trust  fund  whether  by reason of purchase or substitution as contemplated  above under  "--Assignment of
         Assets; Repurchase" and "--Representations and Warranties; Repurchases"
         or otherwise;

                  (17)     to  make  any  other  withdrawals  permitted  by  the
         related Agreement; and

                  (18)     to clear and terminate the Collection  Account at the
         termination of the trust fund.

         OTHER COLLECTION ACCOUNTS.  If specified in the prospectus  supplement, the  Agreement  for any  series of Notes or  Certificates,  as  applicable,  may provide for the establishment and maintenance of a separate  collection  account into which the servicer  will  deposit on a daily basis,  or any other period as provided in the related Agreement,  the amounts described under "Deposits" above for one or more series of Notes or Certificates,  as applicable.  Any amounts on deposit  in any of  these  collection  accounts  will be  withdrawn  from  these collection  accounts and deposited into the appropriate  Collection Account by a time  specified in the  prospectus  supplement.  To the extent  specified in the prospectus  supplement,  any amounts that could be withdrawn from the Collection
Account as described under  "--Withdrawals" above may also be withdrawn from any of these  collection  accounts.  The  prospectus  supplement  will set forth any
restrictions  for  any  of  these  collection  accounts,   including  investment
restrictions and any restrictions for financial  institutions  with which any of these collection accounts may be maintained.

         The servicer will establish and maintain with the indenture  trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection  Account for distribution to the holders  of Notes will be  deposited  and from  which all  distributions  to the holders of Notes will be made.

         COLLECTION AND OTHER SERVICING PROCEDURES.  The servicer is required to make reasonable  efforts to collect all scheduled  payments under the Assets and will follow or cause to be followed those  collection  procedures  that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

                  (1)      the terms of the  related  Agreement  and any related
         hazard  insurance  policy  or  instrument  of credit  support,  if any, included in the related  trust fund  described  in this  prospectus  or under "Description of Credit Support,"

                  (2)      applicable law and

                  (3)      the  general  servicing  standard  specified  in  the
         prospectus  supplement  or, if no standard is so specified,  its normal servicing practices (in either case, the "Servicing Standard").

                                       46

         In  connection,  the servicer  will be permitted in its  discretion  to waive any late payment  charge or penalty  interest in respect of a late payment on an Asset.

         Each  servicer  will  also  be  required  to  perform  other  customary functions  of a servicer of  comparable  assets,  including  maintaining  hazard insurance  policies  as  described  in  this  prospectus  and in any  prospectus supplement, and filing and settling claims under these policies; maintaining, to the  extent  required  by the  Agreement,  escrow  or  impoundment  accounts  of borrowers for payment of taxes, insurance and other items required to be paid by any  borrower  pursuant to the terms of the Assets;  processing  assumptions  or substitutions  in those cases where the servicer has  determined  not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions;  inspecting and managing mortgaged  properties or manufactured homes under some circumstances;  and maintaining accounting records relating  to the  Assets.  The  servicer or any other  entity  specified  in the prospectus  supplement  will be  responsible  for filing and settling  claims in respect of particular Assets under any applicable  instrument of credit support.
See "Description of Credit Support."

         The servicer may agree to modify,  waive or amend any term of any Asset in a manner consistent with the Servicing  Standard so long as the modification, waiver or  amendment  will not (1) affect the amount or timing of any  scheduled payments  of  principal  or  interest  on the  Asset  or  (2)  in its  judgment, materially  impair the security for the Asset or reduce the likelihood of timely payment  of  amounts  due on the  Asset.  The  servicer  also  may  agree to any modification,  waiver or  amendment  that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment,  a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment,  that  modification,  waiver or amendment is reasonably  likely to produce a greater  recovery  with respect to the Asset on a present  value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset,  the  servicer  will furnish a copy of that  modification,  waiver or amendment to the trustee (or its custodian).

         In the case of multifamily loans, a borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the  mortgage  loan debt,  or may reflect the  diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make  mortgage  loan  payments may also be unable to make timely  payment of all required  taxes and  otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any  multifamily  loan that is in  default,  evaluate  whether the causes of the default can be corrected over a reasonable period without significant impairment of the  value of  related  Mortgaged  Property,  initiate  corrective  action in cooperation with the borrower if cure is likely, inspect the related Multifamily
Property  and take  those  other  actions  as are  consistent  with the  related
Agreement.  A significant  period of time may elapse before the servicer is able to assess  the  success  of  servicer,  can make the  initial  determination  of
appropriate  action,   evaluate  the  success  of  corrective  action,   develop
additional initiatives, institute foreclosure proceedings and actually foreclose may  vary  considerably  depending  on  the  particular  multifamily  loan,  the
Multifamily  Property,  the  borrower,  the presence of an  acceptable  party to assume  the  multifamily  loan and the  laws of the  jurisdiction  in which  the
Multifamily Property is located.

         REALIZATION UPON DEFAULTED ASSETS

         Generally,  the  servicer  is  required to monitor any Asset that is in default,  initiate corrective action in cooperation with the borrower if cure is likely,  inspect the Asset and take any other actions as are consistent with the
Servicing Standard.  A significant period of time may elapse before the servicer is able to  assess  the  success  of that  corrective  action  or the  need  for additional initiatives.

                                       47

         Any Agreement  relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or  Certificates,  as applicable,  a right of first refusal to purchase from the trust  fund at a  predetermined  purchase  price any  mortgage  loan or contract  as to  which a  specified  number  of  scheduled  payments  under  the
Agreement are delinquent. Any right of first refusal granted to the holder of an
Offered Security will be described in the prospectus supplement.  The prospectus supplement  will also  describe any similar  right  granted to any person if the predetermined  purchase  price is less than the Purchase Price  described  above under "--Representations and Warranties; Repurchases."

         If specified in the  prospectus  supplement,  the servicer may offer to sell  any  defaulted  mortgage  loan  or  contract  described  in the  preceding paragraph  and not  otherwise  purchased  by any person  having a right of first refusal with respect to that  defaulted  mortgage loan or contract,  if and when the servicer determines,  consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure,  repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from
any  person   (including   itself,   an   affiliate   of  the  servicer  or  any
securityholder)  that constitutes a fair price for that defaulted  mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that  defaulted  mortgage  loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under  "--Representations  and  Warranties;  Repurchases"  will in all  cases be deemed fair.

         The  servicer,  on behalf  of the  trustee,  may at any time  institute foreclosure  proceedings,  exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure,  or otherwise acquire title to a Mortgaged
Property  securing a mortgage  loan by operation of law or otherwise  and may at any time  repossess  and realize upon any  manufactured  home, if that action is consistent  with the  Servicing  Standard and a default on that mortgage loan or contract has occurred or, in the servicer's judgment, is imminent.

         If title to any  Mortgaged  Property  is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be  required to sell the  Mortgaged  Property  within  three years from the close of the  calendar  year of  acquisition,  unless (1) the  Internal  Revenue
Service  grants an  extension  of time to sell that  property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property  by the trust  fund  longer  than  three  years  after the close of the calendar year of its  acquisition  will not result in the imposition of a tax on the trust fund or cause the trust  fund to fail to qualify as a REMIC  under the
Code at any time that any Notes or Certificates, as applicable, are outstanding.
Subject to the foregoing,  the servicer will be required to (A) solicit bids for any Mortgaged  Property so acquired in that manner as will be reasonably  likely to realize a fair price for that  property  and (B)  accept the first  (and,  if multiple  bids are  contemporaneously  received,  the highest) cash bid received from any person that constitutes a fair price.

         The  limitations  imposed  by  the  related  Agreement  and  the  REMIC provisions of the Code (if a REMIC  election has been made for the related trust fund) on the ownership and  management  of any  Mortgaged  Property  acquired on behalf of the trust fund may result in the  recovery  of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure."

         If recovery on a defaulted Asset under any related instrument of credit support is not available,  the servicer nevertheless will be obligated to follow or cause to be  followed  those  normal  practices  and  procedures  as it deems necessary or advisable to realize upon the defaulted  Asset.  If the proceeds of any  liquidation of the property  securing the defaulted Asset are less than the outstanding  principal  balance of the defaulted Asset plus interest  accrued on the defaulted

                                       48

Asset at the  applicable  interest  rate,  plus the  total  amount  of  expenses incurred by the  servicer in  connection  with those  proceedings  and which are reimbursable  under the  Agreement,  the trust  fund will  realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be  withdrawn  from  the  Collection  Account  out of the  Liquidation  Proceeds
recovered on any defaulted Asset,  before the distribution of those  Liquidation
Proceeds  to   securityholders,   amounts   representing  its  normal  servicing
compensation  on the Security,  unreimbursed  servicing  expenses  incurred with respect to the Asset and any unreimbursed  advances of delinquent  payments made with respect to the Asset.

         If any property  securing a defaulted  Asset is damaged the servicer is not required to expend its own funds to restore the damaged  property  unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation  of the Asset after  reimbursement  of the servicer for its expenses and (2) that its  expenses  will be  recoverable  by it from  related  Insurance
Proceeds or Liquidation Proceeds.

         The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage  Security or Agency Security by the
fifth business day after the date on which that distribution was due and payable pursuant  to the  terms of that  Agency  Security,  to  request  the  issuer  or guarantor,  if any, of that  Mortgage  Security or Agency  Security to make that payment as promptly  as possible  and  legally  permitted  to take legal  action against  that issuer or  guarantor as the trustee  deems  appropriate  under the circumstances,  including the prosecution of any claims in connection therewith.
The  reasonable  legal fees and expenses  incurred by the trustee in  connection with the  prosecution of this legal action will be  reimbursable  to the trustee out of the  proceeds of that  action and will be retained by the trustee  before the  deposit  of any  remaining  proceeds  in  the  Collection  Account  pending distribution of the Collection Account to securityholders of the related series.
If the proceeds of any legal action are  insufficient  to reimburse  the trustee for its legal fees and  expenses,  the trustee will be entitled to withdraw from the Collection  Account an amount equal to its expenses,  and the trust fund may realize a loss in that amount.

         As servicer of the Assets, a servicer, on behalf of itself, the trustee and  the  securityholders,  will  present  claims  to the  borrower  under  each instrument  of credit  support,  and will  take  those  reasonable  steps as are necessary to receive payment or to permit  recovery under these  instruments for defaulted Assets.

         If a servicer or its designee recovers payments under any instrument of credit  support  for any  defaulted  Assets,  the  servicer  will be entitled to withdraw  or cause to be  withdrawn  from the  Collection  Account  out of those proceeds,  before  distribution  of the Collection  Account to  securityholders,
amounts   representing  its  normal   servicing   compensation  on  that  Asset,
unreimbursed  servicing  expenses  incurred  for the Asset and any  unreimbursed advances of  delinquent  payments  made with  respect to the Asset.  See "Hazard
Insurance Policies" and "Description of Credit Support."

         HAZARD INSURANCE POLICIES

         MORTGAGE LOANS. Generally,  each Agreement for a trust fund composed of mortgage  loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance  coverage, if obtainable,  to the extent the property is located in a federally  designated flood area, in an amount as is required under applicable  guidelines)  providing for the level of coverage that is required under the related Mortgage or, if any
Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing  Standard.  That coverage will be in general in an amount equal to the lesser of the  principal  balance  owing on that mortgage loan (but not less than the amount  necessary  to avoid

                                       49

the application of any  co-insurance  clause  contained in the hazard  insurance policy) and the amount  necessary to fully  compensate for any damage or loss to the  improvements on the Mortgaged  Property on a replacement  cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure  that  hazard  insurance  proceeds  are  appropriately  applied may be dependent  upon its  being  named as an  additional  insured  under  any  hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which  information  in this regard is furnished by borrowers.  All amounts  collected  by the  servicer  under any of these  policies  (except  for amounts to be applied to the restoration or repair of the Mortgaged  Property or released to the borrower in  accordance  with the  servicer's  normal  servicing procedures,  subject to the terms and  conditions  of the related  Mortgage  and mortgage  note) will be deposited in the Collection  Account in accordance  with the related Agreement.

         The Agreement may provide that the servicer may satisfy its  obligation to cause each borrower to maintain a hazard  insurance  policy by the servicer's maintaining  a blanket  policy  insuring  against  hazard losses on the mortgage loans. If the blanket policy contains a deductible  clause, the servicer will be required to deposit in the  Collection  Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

         In general,  the  standard  form of fire and extended  coverage  policy covers physical damage to or destruction of the  improvements of the property by fire,  lightning,  explosion,  smoke,  windstorm and hail, and riot,  strike and civil  commotion,  subject to the conditions  and  exclusions  specified in each
policy.   Although  the  policies   relating  to  the  mortgage  loans  will  be
underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws,  and most of these  policies  typically do not cover any  physical  damage
resulting  from  war,  revolution,   governmental  actions,   floods  and  other
water-related  causes,  earth movement  (including  earthquakes,  landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The  hazard  insurance  policies  covering  the  Mortgaged   Properties
securing the mortgage loans will typically contain a coinsurance  clause that in effect  requires  the  insured at all times to carry  insurance  of a  specified percentage  (generally  80%  to  90%)  of  the  full  replacement  value  of the improvements  on the property to recover the full amount of any partial loss. If the insured's  coverage falls below this specified  percentage,  the coinsurance clause generally  provides that the insurer's  liability in the event of partial loss does not exceed the lesser of (1) the replacement  cost of the improvements less physical  depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

         Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each  mortgage  loan to maintain all other insurance  coverage for the related Mortgaged Property as is consistent with the terms of the related  Mortgage and the Servicing  Standard,  which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         Any cost incurred by the servicer in maintaining  any insurance  policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided,  however, that the addition of that cost will not be taken into account for purposes of  calculating  the  distribution  to be made to  securityholders.  Those costs may be recovered by the servicer from the
Collection Account, with interest, as provided by the Agreement.

         Under the terms of the  mortgage  loans,  borrowers  will  generally be
required  to  present  claims  to  insurers  under  hazard  insurance   policies
maintained on the related Mortgaged  Properties.  The servicer, on behalf of the trustee and  securityholders,  is  obligated to present or

                                       50

cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans.  However, the ability of the  servicer  to present or cause to be  presented  those  claims is dependent  upon the extent to which  information  in this regard is furnished to the servicer by borrowers.

         CONTRACTS.  Generally,  the  terms of the  agreement  for a trust  fund composed of contracts  will  require the servicer to maintain for each  contract one or more hazard  insurance  policies  that  provide,  at a minimum,  the same coverage as a standard form fire and extended coverage  insurance policy that is customary  for  manufactured  housing,  issued by a company  authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum  insurable  value of that  manufactured home or the  principal  balance due from the  borrower on the related  contract, whichever is less;  provided,  however,  that the amount of coverage provided by each hazard  insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein.  When a manufactured home's location was, at the  time  of  origination  of  the  related  contract,  within  a  federally designated special flood hazard area, the servicer must cause flood insurance to be  maintained,  which  coverage  must be at least equal to the  minimum  amount specified  in the  preceding  sentence or any lesser  amount as may be available under the federal flood insurance  program.  Each hazard insurance policy caused to be  maintained  by the servicer  must contain a standard loss payee clause in favor of the servicer  and its  successors  and  assigns.  If any borrower is in default in the payment of premiums on its hazard  insurance  policy or policies, the  servicer  must  pay  those  premiums  out of its  own  funds,  and  may add separately  the  premiums  to  the  borrower's  obligation  as  provided  by the contract, but may not add the premiums to the remaining principal balance of the contract.

         The  servicer  may  maintain,  in lieu  of  causing  individual  hazard insurance  policies  to be  maintained  for  each  manufactured  home,  and must maintain,  to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related  manufactured home, one or more blanket insurance  policies  covering losses on the borrower's  interest in the contracts  resulting from the absence or insufficiency of individual  hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described  therein and must pay any deductible amount for claims under that policy relating to the contracts.

         FHA INSURANCE AND VA GUARANTEES

         FHA loans will be insured by the FHA as  authorized  under the  Housing
Act.  Some FHA loans will be insured  under  various FHA programs  including the standard FHA 203(b)  program to finance the  acquisition  of one- to four-family housing units, the FHA 245 graduated  payment mortgage program and the FHA Title
I Program.  These  programs  generally  limit the principal  amount and interest rates of the mortgage  loans  insured.  The  prospectus  supplement for Notes or
Certificates, as applicable, of each series evidencing interests in a trust fund including  FHA  loans  will  set  forth  additional  information  regarding  the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus  supplement,  the following  describes FHA insurance programs and regulations as generally in effect for FHA loans.

         The insurance  premiums for FHA loans are collected by lenders approved by the  Department of Housing and Urban  Development  ("HUD") or by the servicer and are paid to the FHA. The regulations  governing FHA  single-family  mortgage insurance  programs  provide that  insurance  benefits  are payable  either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United  States of America or upon  assignment  of the  defaulted loan to the United States of America.  For a defaulted FHA loan, the servicer is limited  in  its  ability  to  initiate  foreclosure  proceedings.  When  it  is determined,  either  by  the  servicer  or  HUD,  that  default  was  caused  by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid  foreclosure by entering,  if feasible,  into one of a number of available forms of forbearance plans with the borrower.  Those plans may involve the reduction or

                                       51

suspension  of regular  mortgage  payments  for a specified  period,  with those payments  to be made on or before  the  maturity  date of the  mortgage,  or the recasting  of payments  due under the  mortgage  up to or,  other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those  circumstances  is accompanied by other criteria,
HUD may provide  relief by making  payments  to the  servicer in partial or full satisfaction  of amounts due under the FHA loan (which payments are to be repaid by the  borrower  to  HUD) or by  accepting  assignment  of the  loan  from  the servicer. With some exceptions, at least three full monthly installments must be due and unpaid  under the FHA loan,  and HUD must have  rejected any request for
relief  from  the  borrower   before  the  servicer  may  initiate   foreclosure
proceedings.

         HUD has the option,  in most cases, to pay insurance  claims in cash or in  debentures  issued by HUD.  Currently,  claims are being  paid in cash,  and claims have not been paid in debentures  since 1965.  HUD  debentures  issued in satisfaction  of FHA  insurance  claims  bear  interest  at the  applicable  HUD debentures interest rate. To the extent specified in the prospectus  supplement, the  servicer of each single  family FHA loan will be  obligated to purchase any debenture  issued in  satisfaction  of that FHA loan upon  default for an amount equal to the principal amount of that debenture.

         Other  than in  relation  to the FHA  Title I  Program,  the  amount of insurance  benefits  generally  paid by the FHA is  equal to the  entire  unpaid principal  amount of the  defaulted  FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default.  When entitlement to insurance benefits results from foreclosure  (or other  acquisition  of  possession)  and conveyance to HUD, the servicer is compensated for no more than  two-thirds of its  foreclosure  costs, and is  compensated  for  interest  accrued  and unpaid  before that date but in general  only to the  extent  it was  allowed  pursuant  to a  forbearance  plan approved by HUD. When entitlement to insurance  benefits results from assignment of the FHA loan to HUD, the insurance  payment  includes full  compensation  for interest  accrued  and unpaid to the  assignment  date.  The  insurance  payment itself,  upon  foreclosure  of an FHA loan,  bears  interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any  payment  due under the  mortgage  and,  upon  assignment,  from the date of assignment  to the  date of  payment  of the  claim,  in each  case at the  same interest rate as the applicable HUD debenture interest rate as described above.

         VA loans will be partially  guaranteed by the VA under the Serviceman's
Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent  exceptional  circumstances,  authorized to announce its intention to foreclose  only when the default has continued for three  months.  Generally,  a claim  for  the  guarantee  is  submitted  after  liquidation  of the  Mortgaged
Property.

         The amount payable under the guarantee will be the percentage of the VA loan  originally  guaranteed  applied  to  indebtedness  outstanding  as of  the applicable date of computation  specified in the VA regulations.  Payments under the  guarantee  will be equal to the  unpaid  principal  amount of that VA loan, interest  accrued on the unpaid balance of that VA loan to the appropriate  date of computation and limited  expenses of the mortgagee,  but in each case only to the extent that those amounts have not been recovered through liquidation of the
Mortgaged  Property.  The amount  payable  under the  guarantee  may in no event exceed the amount of the original guarantee.

         FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Each  Agreement  will require that the servicer  obtain and maintain in effect a fidelity bond or similar form of insurance  coverage (which may provide blanket  coverage) or any combination of these insuring  against loss occasioned by fraud, theft or other intentional  misconduct of the officers,  employees and agents of the  servicer.  The  related  Agreement  will  allow the  servicer  to

                                       52

self-insure against loss occasioned by the errors and omissions of the officers, employees  and agents of the  servicer so long as the  criteria set forth in the
Agreement are met.

         DUE-ON-SALE CLAUSES

         The mortgage  loans may contain  clauses  requiring  the consent of the mortgagee to any sale or other transfer of the related  Mortgaged  Property,  or due-on-sale  clauses  entitling  the  mortgagee  to  accelerate  payment  of the mortgage loan upon any sale,  transfer or  conveyance  of the related  Mortgaged
Property.  The servicer will  generally  enforce any  due-on-sale  clause to the extent  it has  knowledge  of  the  conveyance  or  proposed  conveyance  of the underlying  Mortgaged Property and it is entitled to do so under applicable law;
provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

         o        adversely  affect or jeopardize  coverage under any applicable insurance policy or

         o        materially  increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

         Any fee  collected by or on behalf of the servicer for entering into an assumption  agreement  will be  retained  by or on  behalf  of the  servicer  as additional  servicing  compensation.  See  "Certain  Legal  Aspects of  Mortgage
Loans--Due-on-Sale Clauses."

         The  contracts  may also contain  clauses  requiring the consent of the mortgagee to any sale or other transfer of the related  mortgaged  property,  or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable  underwriting standards.
The purpose of those  transfers is often to avoid a default by the  transferring borrower.

         RETAINED INTEREST, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The  prospectus  supplement for a series of Notes or  Certificates,  as applicable,  will specify  whether  there will be any  Retained  Interest in the
Assets,  and, if so, the initial  owner of this  Retained  Interest.  If so, the
Retained  Interest  will be  established  on a  loan-by-loan  basis  and will be specified on an exhibit to the related  Agreement.  A "Retained  Interest" in an
Asset  represents a specified  portion of the interest payable on the Asset. The
Retained  Interest will be deducted from borrower  payments as received and will not be part of the related trust fund.

         The servicer's primary servicing  compensation for a series of Notes or
Certificates,  as  applicable,  will come from the  periodic  payment to it of a portion of the interest  payment on each Asset or any other amount  specified in the prospectus supplement.  Since any Retained Interest and a servicer's primary compensation  are  percentages  of the  principal  balance of each Asset,  those amounts will decrease in accordance  with the  amortization  of the Assets.  The prospectus  supplement  for a series of Notes or  Certificates,  as  applicable, evidencing  interests in a trust fund that includes  mortgage loans or contracts may provide that, as additional  compensation,  the servicer may retain all or a
portion  of  assumption  fees,   modification  fees,  late  payment  charges  or
Prepayment  Premiums  collected  from borrowers and any interest or other income that may be  earned  on funds  held in the  Collection  Account  or any  account established by a servicer pursuant to the Agreement.

         The servicer may, to the extent provided in the prospectus  supplement, pay from its servicing  compensation  expenses  incurred in connection  with its servicing  and  managing  of the  Assets,  including  payment  of the  fees  and disbursements  of the trustee and independent  accountants,  payment of expenses incurred in connection with  distributions and reports to  securityholders,  and payment of any other expenses described in the prospectus supplement.

                                       53

Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these  expenses at the rate  specified in the  prospectus  supplement  may be borne by the trust fund.

         If  and to the  extent  provided  in  the  prospectus  supplement,  the servicer  may be  required  to apply a  portion  of the  servicing  compensation otherwise  payable to it in respect  of any Due  Period to  interest  shortfalls resulting from the voluntary  prepayment of any Assets in the related trust fund during that period before their due dates.

         EVIDENCE AS TO COMPLIANCE

         Each  Agreement  relating  to Assets  that  include  mortgage  loans or contracts,  unless otherwise provided in the prospectus supplement, will provide that on or before a  specified  date in each year,  beginning  with the first of these  dates at least six  months  after the  related  Cut-off  Date,  a firm of independent  public  accountants  will furnish a statement to the trustee to the
effect  that,  on  the  basis  of  the   examination   by  that  firm  conducted
substantially in compliance with either the Uniform Single  Attestation  Program for Mortgage Bankers,  the Audit Program for Mortgages  serviced for Freddie Mac or any other program used by the servicer,  the servicing by or on behalf of the servicer of mortgage loans under agreements  substantially similar to each other
(including the related  Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records  that,  in the  opinion of the firm,  either  the Audit  Program  for
Mortgages  serviced  for  Freddie  Mac, or  paragraph  4 of the  Uniform  Single
Attestation Program for Mortgage Bankers,  or any other program,  requires it to report.

         Each  Agreement  will also provide for  delivery to the trustee,  on or before  a  specified  date in each  year,  of an  officer's  certificate  of the servicer to the effect that the servicer has fulfilled its obligations under the
Agreement throughout the preceding calendar year or other specified twelve-month period.

         CERTAIN  MATTERS  REGARDING  SERVICERS,  THE  MASTER  SERVICER  AND THE
         DEPOSITOR

         The servicer or master  servicer  under each Agreement will be named in the prospectus  supplement.  The entities serving as servicer or master servicer may  be  affiliates  of  the  depositor  and  may  have  other  normal  business relationships with the depositor or the depositor's  affiliates.  If applicable, reference in this  prospectus  to the servicer  will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

         o        The servicer may resign from its  obligations and duties under the Agreement only upon a determination  that its duties under the Agreement are no longer  permissible  under applicable law or are in material  conflict by reason of applicable  law with any other activities carried on by it, the other activities of the  servicer  so causing  that  conflict  being of a type and nature  carried  on  by  the  servicer  at  the  date  of  the
                  Agreement.  No  resignation  will become  effective  until the trustee or a successor  servicer  has  assumed the  servicer's obligations and duties under the Agreement.

         o        Neither any servicer, the depositor nor any director, officer, employee,  or agent of a  servicer  or the  depositor  will be
                  under   any   liability   to  the   related   trust   fund  or
                  securityholders  for any action taken,  or for refraining from the  taking  of any  action,  in good  faith  pursuant  to the
                  Agreement;  provided,  however,  that neither a servicer,  the depositor  nor any other person will be protected  against any breach of a  representation,  warranty or covenant made in the related  Agreement,  or  against  any  liability  specifically imposed by the Agreement,  or against any liability that would otherwise  be imposed by reason of  willful  misfeasance,  bad faith or gross

                                       54

                  negligence in the  performance  of obligations or duties under
                  the   Agreement   or  by  reason  of  reckless   disregard  of
                  obligations and duties under the Agreement.

         o        Any  servicer,  the  depositor  and  any  director,   officer,
                  employee  or  agent of a  servicer  or the  depositor  will be entitled to indemnification by the related trust fund and will be held  harmless  against  any  loss,  liability  or  expense incurred in connection  with any legal action  relating to the
                  Agreement  or  the  Notes  or  Certificates,   as  applicable;
                  provided,  however,  that that indemnification will not extend to any loss, liability or expense

                  (1)      specifically  imposed by that  Agreement or otherwise
                           incidental  to the  performance  of  obligations  and
                           duties under the Agreement, including, in the case of
                           a servicer,  the prosecution of an enforcement action
                           in respect of any specific  mortgage loan or mortgage
                           loans or contract or  contracts  (except as any loss,
                           liability or expense  will be otherwise  reimbursable
                           pursuant to that Agreement);

                  (2)      incurred   in   connection   with  any  breach  of  a
                           representation,  warranty  or  covenant  made in that
                           Agreement;

                  (3)      incurred by reason of misfeasance, bad faith or gross
                           negligence  in  the  performance  of  obligations  or
                           duties under the Agreement,  or by reason of reckless
                           disregard of those obligations or duties;

                  (4)      incurred  in  connection  with any  violation  of any
                           state or federal securities law; or

                  (5)      imposed  by  any  taxing   authority  if  that  loss,
                           liability or expense is not specifically reimbursable
                           pursuant to the terms of the related Agreement.

         o        Neither  any  servicer  nor the  depositor  will be under  any obligation to appear in,  prosecute or defend any legal action that  is not  incidental  to its  respective  responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  Any servicer or the depositor  may, however,  in its discretion  undertake any action which it may deem  necessary or desirable with respect to the Agreement and the rights and duties of the parties to the  Agreement and the interests of the securityholders under the Agreement.  In that event,  the legal  expenses  and costs of that  action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

         Any person into which the  servicer or the  depositor  may be merged or consolidated,  or any person resulting from any merger or consolidation to which the  servicer  or the  depositor  is a party,  or any person  succeeding  to the business of the servicer or the depositor,  may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

         SPECIAL SERVICERS

         If and to the extent specified in the prospectus supplement,  a special servicer (a "Special  servicer") may be a party to the related  Agreement or may be  appointed by the servicer or another  specified  party to perform  specified duties in respect of servicing the related  mortgage loans that would  otherwise be performed by the servicer (for example,  the workout  and/or  foreclosure  of defaulted  mortgage  loans).  The rights and obligations of any Special servicer will be specified in

                                       55

the prospectus  supplement,  and the servicer will be liable for the performance of a Special  servicer only if, and to the extent,  set forth in the  prospectus supplement.

         EVENTS OF DEFAULT UNDER THE AGREEMENT

         Events of default under the related Agreement will generally include:

         o        any  failure  by the  servicer  to  distribute  or cause to be distributed to securityholders, or to remit to the trustee for distribution  to  securityholders,  any required  payment that continues after a grace period, if any;

         o        any failure by the servicer  duly to observe or perform in any material  respect any of its other  covenants  or  obligations under the  Agreement  that  continues  unremedied  for 30 days after  written  notice of that  failure  has been given to the servicer by the trustee or the depositor,  or to the servicer, the  depositor and the trustee by  securityholders  evidencing not less than 25% of the voting rights for that series;

         o        any  breach  of a  representation  or  warranty  made  by  the servicer  under the Agreement  that  materially  and adversely affects the interests of  securityholders  and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer,  the depositor and the trustee by the holders of Notes or Certificates,  as applicable,  evidencing not less than 25% of the voting rights for that series; and

         o        some events of insolvency, readjustment of debt, marshaling of assets and  liabilities or similar  proceedings and actions by or on behalf of the  servicer  indicating  its  insolvency  or inability to pay its obligations.

         Material  variations to the foregoing  events of default (other than to shorten cure periods or eliminate notice  requirements) will be specified in the prospectus supplement.  The trustee will, not later than the later of 60 days or any other period specified in the prospectus  supplement after the occurrence of any event  that  constitutes  or,  with  notice or lapse of time or both,  would constitute  an event of default  and five days after  specific  officers  of the trustee  become aware of the  occurrence of that event,  transmit by mail to the depositor  and all  securityholders  of the  applicable  series  notice  of that occurrence, unless that default has been cured or waived.

         RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENTS

         So long as an event of default under an Agreement  remains  unremedied, the  depositor or the trustee  may, and at the  direction of holders of Notes or
Certificates,  as  applicable,  evidencing  not  less  than  51% (or  any  other percentage specified in the Agreement) of the voting rights for that series, the trustee will  terminate all of the rights and  obligations of the servicer under the Agreement and in and to the mortgage  loans (other than as a  securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the  responsibilities,  duties and  liabilities of the servicer under the
Agreement  (except  that if the  trustee is  prohibited  by law from  obligating itself  to make  advances  regarding  delinquent  Assets,  or if the  prospectus supplement  so  specifies,  then the trustee will not be obligated to make those advances)  and will be entitled  to similar  compensation  arrangements.  If the trustee is unwilling  or unable so to act, it may or, at the written  request of the holders of Notes or  Certificates,  as applicable,  entitled to at least 51%
(or any other  percentage  specified in the  Agreement) of the voting rights for that series, it must appoint, or petition a court of competent  jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other  amount  specified in the  Agreement)  to act as successor to the servicer under the Agreement.  Pending that appointment,  the trustee is obligated to act in that  capacity.

                                       56

The trustee and any successor servicer may agree upon the servicing compensation to be paid,  which in no event may be greater than the  compensation  payable to the servicer under the Agreement.

         The holders of Notes or  Certificates,  as applicable,  representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights  allocated  to the  respective  classes  of  Notes  or  Certificates,  as applicable,  affected  by any event of default  will be  entitled  to waive that event of  default;  provided,  however,  that an Event of  Default  involving  a failure to distribute a required payment to securityholders  described in clause
(1) under "Events of Default under the  Agreements" may be waived only by all of the  securityholders.  Upon any  waiver of an event of  default,  that  event of default  will cease to exist and will be deemed to have been  remedied for every purpose under the Agreement.

         No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement  unless that holder  previously has given to the trustee  written  notice of default and unless the holders of Notes or  Certificates,  as  applicable,  evidencing  not less  than 25% (or any other percentage  specified in the  Agreement)  of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee  reasonable  indemnity,  and the trustee for 60 days (or any other number of days specified in the Agreement)
has neglected or refused to institute any proceeding.  The trustee,  however, is under no  obligation to exercise any of the trusts or powers vested in it by any
Agreement or to make any investigation of matters arising under the Agreement or to  institute,  conduct  or defend  any  litigation  under the  Agreement  or in relation to the  Agreement  at the  request,  order or  direction  of any of the securityholders  covered by that Agreement,  unless those  securityholders  have offered to the  trustee  reasonable  security  or  indemnity  against the costs, expenses and liabilities that may be incurred.

         The manner of  determining  the voting rights of a Security or class or classes  of Notes or  Certificates,  as  applicable,  will be  specified  in the
Agreement.

         AMENDMENT

         In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

                  (1)      cure any ambiguity or mistake;

                  (2)      correct,  modify or  supplement  any provision in the
         Agreement  that may be  inconsistent  with any other  provision  in the
         Agreement or with the prospectus supplement;

                  (3)      make any other  provisions with respect to matters or
         questions   arising  under  the  Agreement   that  are  not  materially
         inconsistent with the provisions of the Agreement; or

                  (4)      comply  with any  requirements  imposed  by the Code;
         provided  that,  in the case of clause  (3),  that  amendment  will not
         adversely   affect  in  any  material  respect  the  interests  of  any securityholders  covered by the  Agreement  as  evidenced  either by an opinion of counsel to that  effect or the  delivery  to the  trustee of written  notification  from each rating  agency that  provides,  at the request of the  depositor,  a rating for the  Offered  Notes or Offered
         Certificates,  as applicable,  of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or  withdraw  the  then  current  rating  assigned  to  those  Notes or
         Certificates, as applicable.

                                       57

         In general,  each Agreement may also be amended by the  depositor,  the servicer,  if any,  and the  trustee,  with the  consent of the  securityholders affected by the amendment  evidencing not less than 51% (or any other percentage specified in the  Agreement) of the voting  rights,  for any purpose;  provided, however,  no amendment  may (1) reduce in any manner the amount of, or delay the timing of,  payments  received or  advanced  on Assets  that are  required to be distributed  on any Security  without the consent of the  securityholder  or (2)
reduce the consent  percentages  described in this paragraph without the consent of all the securityholders  covered by the Agreement then outstanding.  However, for any  series of Notes or  Certificates,  as  applicable,  as to which a REMIC election is to be made,  the trustee  will not consent to any  amendment  of the
Agreement  unless it has first have received an opinion of counsel to the effect that that  amendment  will not result in the  imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates,  as applicable, are outstanding.

         THE TRUSTEE

         The  trustee  under  each  Agreement  will be named  in the  prospectus
supplement.   The  commercial  bank,  national  banking   association,   banking
corporation or trust company serving as trustee may have a banking  relationship with the depositor and its affiliates,  with any servicer and its affiliates and with any master servicer and its affiliates.  To the extent  consistent with its fiduciary  obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

         DUTIES OF THE TRUSTEE

         The  trustee  will  make  no  representations  as to  the  validity  or sufficiency of any Agreement, the Notes or Certificates,  as applicable,  or any
Asset or related  document and is not  accountable for the use or application by or on behalf of any  servicer  of any funds paid to the master  servicer  or its designee in respect of the Notes or Certificates,  as applicable, or the Assets, or deposited into or withdrawn from the Collection  Account or any other account by or on behalf of the  servicer.  If no Event of Default  has  occurred  and is continuing,  the trustee is required to perform only those  duties  specifically required under the related Agreement,  as applicable.  However,  upon receipt of the various certificates,  reports or other instruments required to be furnished to it, the trustee is  required  to examine  those  documents  and to  determine whether they conform to the requirements of the Agreement.

         CERTAIN MATTERS REGARDING THE TRUSTEE

         The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification  out of the Collection Account for any loss, liability  or  expense  (including  costs and  expenses  of  litigation,  and of investigation,  counsel fees, damages, judgments and amounts paid in settlement)
incurred in connection with the trustee's

         (1)      enforcing its rights and remedies and protecting the interests of the  securityholders  during the continuance of an Event of
                  Default,

         (2)      defending  or  prosecuting  any legal action in respect of the related  Agreement  or  series  of Notes or  Certificates,  as applicable,

         (3)      being the  mortgagee  of record  for the  mortgage  loans in a trust fund and the owner of record for any Mortgaged  Property
                  acquired    in   respect    thereof   for   the   benefit   of
                  securityholders, or

                                       58

         (4)      acting  or  refraining  from  acting  in  good  faith  at  the direction  of the  holders of the  related  series of Notes or
                  Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related  Agreement for any  particular  matter)  of the  voting  rights  for that series;

provided,  however,  that  this  indemnification  will not  extend  to any loss, liability  or expense  that  constitutes  a specific  liability  of the  trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful  misfeasance,  bad faith or  negligence  on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless  disregard of those  obligations or duties,  or as may arise from a breach of any  representation,  warranty or covenant of the trustee made in the Agreement.

         RESIGNATION AND REMOVAL OF THE TRUSTEE

         The  trustee may at any time  resign  from its  obligations  and duties under an Agreement by giving written notice of its resignation to the depositor, the  servicer,  if  any,  each  rating  agency,  and all  securityholders.  Upon receiving  that notice of  resignation,  the  depositor is required  promptly to appoint a successor trustee acceptable to the servicer,  if any. If no successor trustee has been so appointed and has accepted  appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the  trustee  ceases to be  eligible  to  continue  as a trustee  under the  related  Agreement,  or if at any time the  trustee  becomes incapable of acting, or is adjudged bankrupt or insolvent,  or a receiver of the trustee or of its property is appointed,  or any public  officer takes charge or control  of the  trustee  or of its  property  or  affairs  for the  purpose  of rehabilitation,  conservation  or  liquidation,  or if a change in the financial condition of the trustee has  adversely  affected or will  adversely  affect the rating  on any  class of the  Notes or  Certificates,  as  applicable,  then the depositor  and/or a party  specified  in the  related  Agreement  may remove the trustee and appoint a successor  trustee  acceptable to the master servicer,  if any,  according to the terms of the related  Agreement.  Securityholders  of any series  entitled  to at least  51% (or any  other  percentage  specified  in the prospectus  supplement)  of the voting  rights  for that  series may at any time remove the trustee without cause and appoint a successor trustee.

         Any  resignation  or  removal  of  the  trustee  and  appointment  of a successor  trustee will not become  effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

         GENERAL

         The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture  relating to that series that materially  differs from  the  description  of that  provision  contained  in this  prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the  provisions  of the indenture for a series of Notes.  A form of an indenture has been filed as an exhibit to the Registration  Statement of which this  prospectus is a part.  The  depositor  will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a  securityholder  of that series addressed to Deutsche Alt-A
Securities,  Inc.,  60 Wall Street,  New York,  New York 10005,  Attention:  Jay
Strauss.

                                       59

         EVENTS OF DEFAULT

         Events of default  under the  indenture  for each  series of Notes will generally include:

         o        a  default  for  thirty  days  (or any  other  number  of days specified in the prospectus supplement) or more in the payment of any  principal of or interest on a Note of that series,  to the extent specified in the prospectus supplement;

         o        failure to perform any other  covenant of the depositor or the trust fund in the  indenture  that  continues  for a period of sixty  days (or any  other  number  of days  specified  in the prospectus  supplement or the  indenture)  after notice of the failure is given in accordance  with the procedures  described in the prospectus supplement;

         o        any  representation  or warranty  made by the depositor or the trust fund in the  indenture  or in any  certificate  or other writing  delivered  pursuant to the indenture or in connection with the  indenture  with respect to or affecting  that series having  been  incorrect  in a material  respect as of the time made,  and that breach is not cured  within sixty days (or any other number of days specified in the  prospectus  supplement)
                  after  notice of the  breach is given in  accordance  with the procedures described in the prospectus supplement;

         o        specified  events of bankruptcy,  insolvency,  receivership or liquidation of the trust fund; or

         o        any other event of default  provided  with respect to Notes of that series.

         If an event of default  with  respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the  indenture,  either  the  indenture  trustee  or the  holders  of a majority  of the then total  outstanding  amount of the Notes of that series may declare  the  principal  amount  (or,  if the Notes of that  series are  Accrual
Securities,  that  portion of the  principal  amount as may be  specified in the terms of that  series,  as provided in the  indenture)  of all the Notes of that series to be due and  payable  immediately.  That  declaration  may,  under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

         If,  following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its  discretion,  notwithstanding  that  acceleration,  elect to maintain  possession of the collateral  securing the Notes of that series and to continue  to apply  distributions  on that  collateral  as if there  had been no declaration of acceleration if that collateral  continues to provide  sufficient funds for the payment of  principal  of and interest on the Notes of that series as they  would  have  become  due if there  had not been  that  declaration.  In addition,  the  indenture  trustee  may not  sell  or  otherwise  liquidate  the collateral  securing the Notes of a series following an event of default,  other than a default in the payment of any  principal  or interest on any Note of that series for thirty days or more, unless

                  (1)      the   holders  of  100%  (or  any  other   percentage
         specified in the indenture) of the then total outstanding amount of the
         Notes of that series consent to that sale;

                  (2)      the  proceeds  of  that  sale  or   liquidation   are
         sufficient  to pay in full the principal of and accrued  interest,  due and unpaid, on the outstanding Notes of that series at the date of that sale; or

                                       60

                  (3)      the indenture trustee determines that that collateral
         would not be sufficient on an ongoing basis to make all payments on the
         Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the  holders of 66 2/3% (or any other  percentage  specified  in the indenture)  of the then total  outstanding  amount of the Notes of that series.

         If  so  specified  in  the  prospectus  supplement,   only  holders  of
particular  classes of Notes  will have the right to  declare  the Notes of that series to be immediately due and payable in the event of a payment  default,  as described above, and to exercise the remedies described above.

         If the indenture  trustee  liquidates the collateral in connection with an event of default  involving a default for thirty days (or any other number of days  specified  in the  indenture)  or more in the payment of  principal  of or interest on the Notes of a series,  the  indenture  provides  that the indenture trustee  will have a prior lien on the  proceeds of any  liquidation  for unpaid fees and expenses.  As a result,  upon the  occurrence of that event of default, the amount available for distribution to the securityholders  would be less than would otherwise be the case. However,  the indenture trustee may not institute a proceeding  for  the  enforcement  of  its  lien  except  in  connection  with a proceeding  for the  enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

         To the extent provided in the prospectus  supplement,  in the event the principal  of the Notes of a series is declared  due and  payable,  as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

         Subject to the  provisions of the  indenture  relating to the duties of the indenture  trustee,  in case an event of default  occurs and continues for a series of Notes,  the indenture  trustee will be under no obligation to exercise any of the rights or powers  under the  indenture at the request or direction of any of the  securityholders  of that series,  unless those  holders offer to the indenture  trustee  security or indemnity  satisfactory to it against the costs, expenses and  liabilities  that might be incurred by it in  complying  with that request or direction.  Subject to those provisions for  indemnification and some limitations  contained in the  indenture,  the holders of a majority of the then total  outstanding  amount  of the Notes of that  series  will have the right to direct the time,  method and place of conducting  any  proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series,  and the holders of a majority of the then total  outstanding  amount of the Notes of that series may,  in some  cases,  waive any  default  with  respect to the Notes,  except a default in the  payment of  principal  or  interest or a default in respect of a covenant or  provision  of the  indenture  that  cannot be modified  without the waiver or consent of all the  holders of the  outstanding  Notes of that  series affected.

         DISCHARGE OF INDENTURE

         The  indenture  will be  discharged,  subject to the  provisions of the indenture,  for a series of Notes (except for continuing rights specified in the indenture)  upon the delivery to the indenture  trustee for  cancellation of all the Notes of that  series  or,  with some  limitations,  upon  deposit  with the indenture  trustee  of funds  sufficient  for the  payment in full of all of the
Notes of that series.

         With some  limitations,  the indenture  will provide that, if specified for the Notes of any series,  the related trust fund will be discharged from any and all  obligations  in  respect  of the  Notes  of  that  series  (except  for obligations  specified  in  the  indenture  including  obligations  relating  to temporary  Notes and exchange of Notes,  to register the transfer of or exchange
Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain  paying  agencies  and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money

                                       61

and/or direct  obligations of or obligations  guaranteed by the United States of
America  which  through the payment of interest and  principal in respect of the
Notes in accordance with their terms will provide money in an amount  sufficient to pay the  principal of and each  installment  of interest on the Notes of that series on the maturity date for those Notes and any  installment  of interest on those Notes in accordance  with the terms of the indenture and the Notes of that series.  In the event of any  defeasance  and discharge of Notes of that series, holders of Notes of that series  would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their
Notes until maturity.

         INDENTURE TRUSTEE'S ANNUAL REPORT

         The indenture trustee for each series of Notes will be required to mail each year to all  related  securityholders  a brief  report,  as provided in the indenture,  relating  to  its  eligibility  and  qualification  to  continue  as indenture trustee under the related indenture,  any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable  indenture  trustee in its individual  capacity, the property and funds physically held by the indenture  trustee in its capacity as  indenture  trustee and any action  taken by it that  materially  affects the
Notes and that has not been previously reported.

         THE INDENTURE TRUSTEE

         The  indenture  trustee for a series of Notes will be  specified in the prospectus  supplement.  The indenture  trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the  appropriate  party  designated  in the  indenture  will be  obligated to appoint a successor  trustee for that series.  The depositor or the  appropriate party designated in the indenture may also remove any indenture  trustee if that indenture  trustee  ceases to be eligible to continue as the  indenture  trustee under the related indenture,  if that indenture trustee becomes insolvent or for any  other  grounds  specified  in the  indenture.  In those  circumstances  the depositor or the appropriate party designated in the indenture will be obligated to  appoint  a  successor  trustee  for the  applicable  series  of  Notes.  Any resignation or removal of the indenture  trustee and  appointment of a successor trustee for any series of Notes does not become  effective  until  acceptance of the appointment by the successor trustee for that series.

         The bank or trust  company  serving  as  indenture  trustee  may have a banking relationship with the depositor or any of its affiliates,  a servicer or any of its affiliates or the master  servicer or any of its  affiliates.  To the extent  consistent  with its fiduciary  obligations  as indenture  trustee,  the indenture  trustee may  delegate its duties to one or more agents as provided in the indenture and the Agreement.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of Notes or Certificates,  as applicable, credit support may be provided  for one or more  classes of the series or the  related  Assets.
Credit support may be in the form of:

         o        the   subordination  of  one  or  more  classes  of  Notes  or
                  Certificates, as applicable;

         o        letters of credit;

         o        insurance policies;

         o        guarantees;

                                       62

         o        the establishment of one or more reserve funds; or

         o        any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

         Any form of credit  support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

         The  coverage  provided by any credit  support will be described in the prospectus  supplement.  Generally,  that coverage  will not provide  protection against  all  risks  of loss  and will not  guarantee  repayment  of the  entire
Security  Balance of the Notes or Certificates,  as applicable,  and interest on the  Security  Balance.  If losses or  shortfalls  occur that  exceed the amount
covered  by  credit  support  or  that  are  not  covered  by  credit   support,
securityholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of Notes or Certificates,  as applicable,  (each, a "Covered Trust"),  securityholders evidencing interests in any of those Covered  Trusts will be subject to the risk that the credit support will be  exhausted  by the claims of other  Covered  Trusts  before that Covered
Trust receiving any of its intended share of that coverage.

         If credit  support  is  provided  for one or more  classes  of Notes or
Certificates,  as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

                  (a)      the nature and amount of  coverage  under that credit
                           support,

                  (b)      any   conditions  to  payment  under  the  prospectus
                           supplement   not   otherwise    described   in   this
                           prospectus,

                  (c)      the  conditions  (if any)  under  which the amount of
                           coverage under that credit support may be reduced and
                           under which that credit  support may be terminated or
                           replaced and

                  (d)      the  material  provisions  relating  to  that  credit
                           support.

         Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy,  letter of credit, guarantee or similar instrument of credit support, including

                  (1)      a  brief   description  of  its  principal   business
                           activities,

                  (2)      its   principal   place   of   business,   place   of
                           incorporation and the jurisdiction  under which it is
                           chartered or licensed to do business,

                  (3)      if  applicable,  the identity of regulatory  agencies
                           that exercise primary  jurisdiction  over the conduct
                           of its business and

                  (4)      its   total   assets,   and  its   stockholders'   or
                           policyholders' surplus, if applicable, as of the date
                           specified in the prospectus supplement.

SUBORDINATE SECURITIES

         One or more  classes  of Notes or  Certificates,  as  applicable,  of a series may be Subordinate Notes or Subordinate  Certificates,  as applicable, if specified in the prospectus supplement. The rights of the holders of Subordinate
Notes or Subordinate  Certificates,  as applicable,  to receive distributions of principal and interest from the Collection Account on any Distribution Date will be

                                       63

subordinated  to  those  rights  of  the  holders  of  Senior  Notes  or  Senior
Certificates,  as applicable. The subordination of a class may apply only in the event of (or may be limited to) particular  types of losses or  shortfalls.  The prospectus  supplement  will set  forth  information  concerning  the  amount of subordination  of a  class  or  classes  of  Subordinate  Notes  or  Subordinate
Certificates,  as  applicable,  in a series,  the  circumstances  in which  that subordination  will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the Assets for a series  are  divided  into  separate  groups,  each supporting a separate class or classes of Notes or Certificates,  as applicable, of a  series,  credit  support  may  be  provided  by  cross-support  provisions requiring that distributions be made on Senior Notes or Senior Certificates,  as
applicable,   evidencing  interests  in  one  group  of  mortgage  loans  before distributions on Subordinate Notes or Subordinate  Certificates,  as applicable, evidencing  interests  in a different  group of mortgage  loans within the trust fund.  The  prospectus  supplement  for a series that  includes a  cross-support provision will describe the manner and conditions for applying those provisions.

LIMITED GUARANTEE

         If  specified  in the  prospectus  supplement  for a series of Notes or
Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

         Credit  enhancement may be provided in the form of a financial guaranty insurance  policy or a surety bond  issued by an insurer  named in the policy or surety bond, if specified in the prospectus supplement.

LETTER OF CREDIT

         Alternative  credit support for a series of Notes or  Certificates,  as applicable, may be provided by the issuance of a letter of credit by the bank or financial  institution  specified in the  prospectus  supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates,  as applicable,  will be set forth in the prospectus supplement relating to that series.

POOL INSURANCE POLICIES

         If specified in the prospectus supplement relating to a series of Notes or Certificates,  as applicable,  a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus  supplement) by reason of default to the extent a related  mortgage  loan is not  covered by any primary mortgage  insurance  policy.  The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

         A special hazard  insurance policy may also be obtained for the related trust fund, if specified in the prospectus  supplement,  in the amount set forth in the prospectus supplement.  The special hazard insurance policy will, subject to the limitations described in the prospectus supplement,  protect against loss by reason of  damage to  Mortgaged  Properties  caused by  hazards

                                       64

not insured against under the standard form of hazard  insurance  policy for the respective states, in which the Mortgaged Properties are located. The amount and principal  terms of any special hazard  insurance  coverage will be set forth in the prospectus supplement.

BORROWER BANKRUPTCY BOND

         Losses  resulting from a bankruptcy  proceeding  relating to a borrower affecting  the  mortgage  loans  in a  trust  fund  for a  series  of  Notes  or
Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower  bankruptcy bond (or any other instrument that will not result  in a  downgrading  of  the  rating  of the  Notes  or  Certificates,  as applicable, of a series by the rating agency or agencies that rate that series).
Any borrower  bankruptcy bond or any other  instrument will provide for coverage in an amount  meeting the criteria of the rating  agency or agencies  rating the
Notes or Certificates,  as applicable,  of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

RESERVE FUNDS

         If so provided in the  prospectus  supplement  for a series of Notes or
Certificates, as applicable,  deficiencies in amounts otherwise payable on those
Notes  or  Certificates,   as  applicable,  or  specific  classes  of  Notes  or
Certificates,  as  applicable,  will be covered by one or more reserve  funds in which  cash,  a letter of  credit,  Permitted  Investments,  a demand  note or a combination  of these will be  deposited,  in the  amounts so  specified  in the prospectus  supplement.  The reserve  funds for a series may also be funded over time by  depositing  a  specified  amount of the  distributions  received on the related Assets as specified in the prospectus supplement.

         Amounts on deposit in any reserve fund for a series,  together with the reinvestment  income on these amounts, if any, will be applied for the purposes, in the manner,  and to the extent  specified  in the  prospectus  supplement.  A reserve fund may be provided to increase the likelihood of timely  distributions of principal of and interest on the Notes or  Certificates,  as  applicable.  If specified in the  prospectus  supplement,  reserve funds may be  established  to provide  limited  protection  against only some types of losses and  shortfalls.
Following  each  Distribution  Date  amounts in a reserve  fund in excess of any amount  required to be  maintained  in the reserve fund may be released from the reserve fund under the conditions and to the extent  specified in the prospectus supplement  and will not be available  for further  application  to the Notes or
Certificates, as applicable.

         Money  deposited  in any reserve  funds will be  invested in  Permitted
Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus  supplement,  any reinvestment  income or other gain from those  investments  will be credited to the related  reserve  fund for that series,  and any loss  resulting from those  investments  will be charged to the reserve  fund.  However,  that income may be payable to any related  servicer or another  service  provider  or other  entity.  To the  extent  specified  in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

         Additional information concerning any reserve fund will be set forth in the prospectus  supplement,  including the initial  balance of the reserve fund, the balance  required to be maintained in the reserve fund,  the manner in which the required  balance will decrease over time, the manner of funding the reserve fund,  the  purposes  for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

                                       65

OVERCOLLATERALIZATION

         If specified in the prospectus supplement,  subordination provisions of a trust fund may be used to accelerate to a limited extent the  amortization  of one or more classes of Notes or  Certificates,  as  applicable,  relative to the amortization of the related Assets. The accelerated  amortization is achieved by the  application  of excess  interest to the payment of principal of one or more classes of Notes or  Certificates,  as  applicable.  This  acceleration  feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total  principal  balance  of the  related  Assets,  or a group of related  Assets,  over the principal  balance of the related class or classes of
Notes or  Certificates,  as applicable.  This  acceleration may continue for the life  of the  related  Security,  or may be  limited.  In the  case  of  limited acceleration,  once the required level of  overcollateralization is reached, and subject to the provisions  specified in the prospectus  supplement,  the limited acceleration  feature may cease, unless necessary to maintain the required level of overcollateralization.

PRIMARY MORTGAGE INSURANCE POLICIES

         The servicer will  maintain or cause to be  maintained  with respect to each mortgage loan, a primary  mortgage  insurance policy in accordance with the underwriting standards described in the related prospectus supplement.  Although the terms and conditions of primary mortgage  insurance  policies  differ,  each primary  mortgage  insurance  policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

         As  conditions  to the  filing or  payment  of a claim  under a primary mortgage insurance policy, the insured will typically be required,  in the event of default by the borrower, to:

         advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer,  real estate taxes,  property protection and preservation expenses and foreclosure and related costs,

         in the event of any physical loss or damage to the mortgaged  property, have the mortgaged  property restored to at least its condition at the effective date of the primary mortgage insurance policy,  ordinary wear and tear excepted,
and

         tender to the insurer good and  merchantable  title to, and  possession of, the mortgaged property.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The  following  discussion  contains  summaries,  which are  general in nature,  of legal  aspects of loans  secured by  single-family  or  multi-family residential  properties.  Because these legal aspects are governed  primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular  state,  nor to encompass the laws of all states in which the security for the mortgage loans is situated.  The  summaries  are  qualified in their  entirety by reference to the applicable  federal and state laws governing the mortgage loans. In this regard, the following  discussion  does not fully reflect  federal  regulations  for FHA loans and VA  loans.  See  "Description  of The  Trust  Funds--FHA  Loans and VA
Loans,"  "Description  of the  Agreements--Material  Terms  of the  Pooling  and
Servicing Agreements and Underlying Servicing  Agreements--FHA  Insurance and VA
Guarantees" and "Description of the Trust Funds--Assets."

                                       66

GENERAL

         All of the mortgage  loans are  evidenced by a note or bond and secured by  instruments  granting  a security  interest  in real  property  which may be mortgages,  deeds of trust, security deeds or deeds to secure debt, depending on the prevailing  practice and law in the state in which the Mortgaged Property is located.  Mortgages,  deeds  of  trust  and  deeds  to  secure  debt are in this prospectus  collectively  referred to as "mortgages." Any of the foregoing types of mortgages  will create a lien upon, or grant a title interest in, the subject property,  the  priority  of which  will  depend on the terms of the  particular security instrument,  as well as separate,  recorded,  contractual  arrangements with others holding  interests in the mortgaged  property,  the knowledge of the parties to that instrument as well as the order of recordation of the instrument in  the  appropriate  public  recording  office.  However,  recording  does  not generally  establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -a borrower  (usually the owner of the subject property)  and a  mortgagee  (the  lender).  In  contrast,  a deed of trust is a three-party  instrument,  among a trustor  (the  equivalent  of a  borrower),  a trustee to whom the  mortgaged  property is  conveyed,  and a  beneficiary  (the lender) for whose benefit the  conveyance  is made. As used in this  prospectus, unless the context otherwise  requires,  "borrower" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

         Under a deed of trust,  the borrower  grants the property,  irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness  evidenced by the related note. A deed to secure debt typically has two parties.  By executing a deed to secure debt, the grantor  conveys title to, as opposed  to merely  creating a lien upon,  the  subject  property  to the grantee until the underlying  debt is repaid,  generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

         In case the borrower  under a mortgage is a land trust,  there would be an  additional  party  because  legal  title to the  property  is held by a land trustee  under a land  trust  agreement  for the  benefit  of the  borrower.  At origination of a mortgage loan involving a land trust,  the borrower  executes a separate  undertaking  to make payments on the mortgage  note.  The  mortgagee's authority  under a mortgage,  the trustee's  authority under a deed of trust and the grantee's  authority under a deed to secure debt are governed by the express provisions of the  mortgage,  the law of the state in which the real property is located,  some federal laws (including the  Servicemembers'  Civil Relief Act of
2003) and, in some cases, in deed of trust  transactions,  the directions of the beneficiary.

         The  mortgages  that  encumber  multifamily  properties  may contain an assignment  of rents and leases,  pursuant to which the borrower  assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults,  the license terminates  and the  lender is  entitled  to collect  the  rents.  Local law may require  that  the  lender  take  possession  of the  property  and/or  obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage,  deed of trust,  security deed or deed to secure  debt is most often the fee  estate in land and  improvements.
However, that instrument may

                                       67

encumber other interests in real property such as a tenant's interest in a lease of land or  improvements,  or both,  and the  leasehold  estate  created by that lease.  An instrument  covering an interest in real property  other than the fee estate requires special  provisions in the instrument  creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage,  deed of trust,  security deed or deed to secure debt is paid. The  depositor,  the Asset
Seller  or  other  entity  specified  in the  prospectus  supplement  will  make
representations   and  warranties  in  the  Agreement  or  representations   and
warranties  will be assigned to the trustee for any mortgage loans secured by an interest  in  a  leasehold  estate.  Those  representation  and  warranties,  if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

         If specified in the prospectus supplement,  the mortgage loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security
interests  in  shares   issued  by  a   cooperative   housing   corporation   (a
"Cooperative")  and in the related  proprietary  leases or occupancy  agreements granting exclusive rights to occupy specific dwelling units in the cooperatives'
buildings.  The  security  agreement  will create a lien upon,  or grant a title interest in, the property  that it covers,  the priority of which will depend on the  terms  of the  particular  security  agreement  as  well  as the  order  of recordation of the agreement in the appropriate  recording office.  That lien or title  interest is not prior to the lien for real estate  taxes and  assessments and other charges imposed under governmental police powers.

         Each  Cooperative  owns in fee or has a  leasehold  interest in all the real  property and owns in fee or leases the building and all separate  dwelling units in the building.  The  Cooperative  is directly  responsible  for property management and, in most cases,  payment of real estate taxes, other governmental impositions and hazard and liability  insurance.  If there is a blanket mortgage or mortgages on the  cooperative  apartment  building or underlying  land, as is generally the case,  or an underlying  lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the  Cooperative.  The  interest of the  occupant  under  proprietary leases or occupancy  agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

         If the  Cooperative  is  unable  to meet the  payment  obligations  (1)
arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate  proprietary leases and occupancy  agreements  or (2) arising  under its land  lease,  the holder of the landlord's  interest under the land lease could terminate it and all subordinate proprietary  leases and  occupancy  agreements.  Also,  a blanket  mortgage on a cooperative may provide  financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the  Cooperative  to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee.  Similarly,  a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative,  to purchase the land could lead to  termination  of the  Cooperative's  interest in the  property and termination of all proprietary leases and occupancy agreement.  In either event, a  foreclosure  by the holder of a blanket  mortgage or the  termination  of the underlying  lease could  eliminate  or  significantly  diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of  cooperative  shares or, in the case of the mortgage  loans,  the collateral securing the Cooperative Loans.

                                       68

         The Cooperative is owned by tenant-stockholders  who, through ownership of stock or shares in the corporation,  receive  proprietary  lease or occupancy agreements that confer exclusive rights to occupy specific units.  Generally,  a tenant-stockholder  of  a  Cooperative  must  make  a  monthly  payment  to  the
Cooperative  representing  that  tenant-stockholder's  pro  rata  share  of  the
Cooperative's   payments  for  its  blanket   mortgage,   real  property  taxes,
maintenance  expenses  and other  capital or  ordinary  expenses.  An  ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative  Loan evidenced by a promissory  note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related  Cooperative shares. The lender generally takes possession of the share  certificate and a counterpart of the proprietary  lease or occupancy  agreement and a financing statement covering the proprietary lease or occupancy  agreement and the  cooperative  shares is filed in the appropriate state and local  offices to perfect the  lender's  interest  in its  collateral.
Subject   to   the   limitations   discussed   below,   upon   default   of  the
tenant-stockholder,  the lender may sue for  judgment  on the  promissory  note, dispose of the  collateral  at a public or  private  sale or  otherwise  proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See  "--Foreclosure--Cooperative
Loans" below.

LAND SALE CONTRACTS

         Under an installment  land sale contract for the sale of real estate (a
"land sale  contract")  the  contract  seller  (hereinafter  referred  to as the
"contract  lender")  retains  legal  title to the  property  and enters  into an agreement with the contract purchaser  (hereinafter referred to as the "contract borrower") for the payment of the purchase price,  plus interest,  over the term of the land sale  contract.  Only after full  performance by the borrower of the contract is the contract lender  obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale  contract,  the  contract  borrower is  responsible  for maintaining  the property in good  condition  and for paying real estate  taxes, assessments and hazard insurance premiums associated with the property.

         The method of  enforcing  the rights of the  contract  lender  under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing,  or able pursuant to state  statute,  to enforce the contract  strictly  according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's  equitable  interest in the property is forfeited.  The contract lender in that  situation  does not have to  foreclose  to  obtain  title to the property,  although  in some  cases a quiet  title  action  is in  order  if the contract  borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

         In a few states,  particularly  in cases of contract  borrower  default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the  property.  However, most state  legislatures  have  enacted  provisions  by analogy to mortgage  law protecting  borrowers  under land sale contracts from the harsh  consequences of forfeiture. Under those statues, a judicial contract may be reinstated upon full payment of the  default  amount  and the  borrower  may have a  post-foreclosure statutory  redemption  right.  In other  states,  courts in equity  may permit a contract borrower with significant  investment in the property under a land sale contract  for the sale of real  estate  to  share  the  proceeds  of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture  clause.  Nevertheless,  generally  speaking,  the contract  lender's procedures  for obtaining  possession and clear title under a land sale contract for the sale of real  estate in a  particular  state are  simpler  and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

                                       69

FORECLOSURE

         GENERAL

         Foreclosure  is a legal  procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings  to sell the  mortgaged  property  at public  auction to satisfy the indebtedness.

         Foreclosure  procedures  for the  enforcement  of a mortgage  vary from state to state.  Two primary  methods of  foreclosing  a mortgage  are  judicial foreclosure and non-judicial  foreclosure pursuant to a power of sale granted in
the  mortgage  instrument.   There  are  several  other  foreclosure  procedures
available in some states that are either  infrequently used or available only in some limited circumstances, such as strict foreclosure.

         JUDICIAL FORECLOSURE

         A  judicial  foreclosure  proceeding  is  conducted  in a court  having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal  pleadings upon all parties having an interest of record in the real  property.  Delays in completion of the  foreclosure  may  occasionally result from  difficulties  in locating  defendants.  When the lender's  right to foreclose  is  contested,  the legal  proceedings  can be  time-consuming.  Upon successful completion of a judicial foreclosure proceeding,  the court generally issues a judgment  of  foreclosure  and  appoints a referee or other  officer to conduct a public sale of the mortgaged property,  the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

         EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United  States  courts have  traditionally  imposed  general  equitable principles  to limit the remedies  available to a mortgagee in  connection  with foreclosure.  These equitable  principles are generally  designed to relieve the borrower  from the legal  effect of  mortgage  defaults,  to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the  specific  terms of a loan to the  extent it  considers  necessary  to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's  default and the likelihood  that the borrower will be able to reinstate the loan.

         In some cases,  courts have substituted their judgment for the lender's and have required that lenders  reinstate  loans or recast payment  schedules to accommodate  borrowers who are suffering from a temporary financial  disability.
In other cases,  courts have limited the right of the lender to foreclose if the default  under the  mortgage  is not  monetary,  e.g.,  the  borrower  failed to maintain the mortgaged  property  adequately  or the borrower  executed a junior mortgage  on the  mortgaged  property.  The  exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it.
Finally,  some courts have been faced with the issue of whether federal or state constitutional  provisions  reflecting due process  concerns for adequate notice require  that a borrower  receive  notice in addition to  statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the  notice  provisions  or have  found  that a  public  sale  under a  mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                                       70

         NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure  of  a  deed  of  trust  is  generally  accomplished  by  a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically  granted in a deed of trust.  It may also be contained  in any other type of  mortgage  instrument.  A power of sale allows a non-judicial  public sale to be conducted generally following a request from the beneficiary/lender  to the trustee to sell the property  upon any default by the borrower  under the terms of the mortgage  note or the mortgage  instrument  and after  notice  of sale is given in  accordance  with the  terms of the  mortgage instrument, as well as applicable state law.

         In some states, before the sale, the trustee under a deed of trust must record a notice of default  and  notice of sale and send a copy to the  borrower and to any other  party  who has  recorded  a request  for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party  having an  interest  of record in the real  property, including junior lienholders.  A notice of sale must be posted in a public place and, in most  states,  published  for a specified  period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement  period required in some states, to cure the default by paying the entire  actual  amount  in  arrears  (without  acceleration)  plus the  expenses incurred in  enforcing  the  obligation.  In other  states,  the borrower or the junior  lienholder is not provided a period to reinstate the loan,  but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure  for public sale,  the parties  entitled to notice,  the method of giving notice and the applicable time periods are governed by state law and vary among  the  states.  Foreclosure  of a deed to  secure  debt  is also  generally accomplished by a non-judicial sale similar to that required by a deed of trust, except  that the  lender or its  agent,  rather  than a  trustee,  is  typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

         PUBLIC SALE

         A third party may be  unwilling  to purchase a mortgaged  property at a public sale because of the difficulty in determining  the value of that property at the time of sale,  due to,  among other  things,  redemption  rights that may exist and the possibility of physical  deterioration  of the property during the foreclosure  proceedings.  For these  reasons,  it is common  for the  lender to purchase  the  mortgaged  property  for an  amount  equal  to or less  than  the
underlying   debt  and  accrued  and  unpaid   interest  plus  the  expenses  of
foreclosure.  Generally,  state law controls the amount of foreclosure costs and expenses  that  may  be  recovered  by a  lender.  Thereafter,  subject  to  the borrower's  right in some  states to remain in  possession  during a  redemption period, if applicable, the lender will become the owner of the property and have both the  benefits  and burdens of  ownership  of the  mortgaged  property.  For example,  the  lender  will  become  obligated  to pay  taxes,  obtain  casualty insurance  and to make those  repairs at its own  expense  as are  necessary  to render the  property  suitable  for sale.  The lender will  commonly  obtain the services of a real estate  broker and pay the broker's  commission in connection with the sale of the  property.  Depending  on market  conditions,  the ultimate proceeds of the sale of the property may not equal the  lender's  investment  in the property.  Moreover,  a lender  commonly incurs  substantial  legal fees and court costs in  acquiring a mortgaged  property  through  contested  foreclosure and/or  bankruptcy  proceedings.  Generally,  state law  controls  the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior  mortgagee  may not  foreclose  on the  property  securing the junior mortgage unless it forecloses  subject to senior  mortgages and any other prior  liens,  in which case it may be obliged  to make  payments  on the senior mortgages to avoid their  foreclosure.  In  addition,  if the  foreclosure  of a junior mortgage triggers the enforcement of a "due-on-sale"  clause contained in a senior  mortgage,  the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans,  if any,  that are junior

                                       71

mortgage loans, if the lender  purchases the property the lender's title will be subject to all senior mortgages, prior liens and specific governmental liens.

         The  proceeds  received  by the  referee or  trustee  from the sale are applied first to the costs,  fees and expenses of sale and then in  satisfaction of the indebtedness  secured by the mortgage under which the sale was conducted.
Any proceeds  remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior  mortgages  and other liens and claims in order of their  priority,  whether or not the borrower is in default.  Any  additional proceeds are generally  payable to the borrower.  The payment of the proceeds to the  holders  of junior  mortgages  may occur in the  foreclosure  action of the senior  mortgage  or a  subsequent  ancillary  proceeding  or  may  require  the institution of separate legal proceedings by those holders.

         RIGHTS OF REDEMPTION

         The  purposes of a  foreclosure  action are to enable the  mortgagee to realize upon its security and to bar the  borrower,  and all persons who have an interest in the property that is subordinate  to the mortgage being  foreclosed, from  exercise  of their  "equity  of  redemption."  The  doctrine  of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted  foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of  redemption  and may redeem the  property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming  party must pay some of the costs of that action.  Those having an equity  of  redemption  must  generally  be  made  parties  and  joined  in  the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of  redemption  is a common-law  (non-statutory)  right that exists before  completion of the  foreclosure,  is not waivable by the borrower, must be exercised before  foreclosure sale and should be distinguished  from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory  period in which to redeem the  property  from the foreclosure  sale.  In some  states,  statutory  redemption  may occur only upon payment of the  foreclosure  sale  price.  In other  states,  redemption  may be authorized  if the  former  borrower  pays only a portion  of the sums due.  The effect of a statutory  right of  redemption  is to  diminish  the ability of the lender to sell the  foreclosed  property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure  sale or sale under a deed of trust.

         Consequently,  the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership  until the redemption  period has expired.  In some states, a post-sale  statutory right of redemption  may exist  following  a judicial  foreclosure,  but not  following a trustee's sale under a deed of trust.

         Under the REMIC Provisions  currently in effect,  property  acquired by foreclosure  generally must not be held for more than three years from the close of the calendar year of its acquisition.  For a series of Notes or Certificates, as applicable, for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit  foreclosed  property to be held for more than such three year  period if the  Internal  Revenue  Service grants an extension  of time within  which to sell the  property or  independent counsel  renders an opinion to the effect  that  holding the  property  for that additional period is permissible under the REMIC Provisions.

         COOPERATIVE LOANS

         The Cooperative shares owned by the  tenant-stockholder  and pledged to the lender are, in almost all cases,  subject to restrictions on transfer as set forth in the  Cooperative's  certificate of incorporation and bylaws, as well as the  proprietary  lease  or  occupancy  agreement,  and may be

                                       72

canceled by the Cooperative for failure by the tenant-stockholder to pay rent or
other  obligations  or  charges  owed  by  that  tenant-stockholder,   including
mechanics'  liens against the cooperative  apartment  building  incurred by that tenant-stockholder.  The  proprietary  lease or  occupancy  agreement  generally permit  the  Cooperative  to  terminate  the lease or  agreement  in the event a borrower  fails to make  payments or defaults in the  performance  of  covenants required under the  proprietary  lease or occupancy  agreement.  Typically,  the lender and the Cooperative  enter into a recognition  agreement that establishes the  rights  and  obligations  of both  parties in the event of a default by the tenant-stockholder  under the  proprietary  lease or  occupancy  agreement  will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The   recognition   agreement   generally   provides   that,   if   the
tenant-stockholder  has  defaulted  under  the  proprietary  lease or  occupancy agreement,  the  Cooperative  will  take no action to  terminate  that  lease or agreement  until the lender has been  provided with an  opportunity  to cure the default.  The recognition  agreement  typically provides that if the proprietary lease or occupancy  agreement is terminated,  the Cooperative will recognize the lender's  lien  against  proceeds  from the sale of the  Cooperative  apartment, subject,  however, to the Cooperative's right to sums due under that proprietary lease or occupancy  agreement.  The total amount owed to the  Cooperative by the tenant-stockholder,  which the lender  generally  cannot  restrict  and does not monitor,  could  reduce  the  value  of the  collateral  below  the  outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the
Cooperative Loan.

         Recognition  agreements also provide that in the event of a foreclosure on a  Cooperative  Loan,  the lender must obtain the  approval or consent of the
Cooperative  as  required  by the  proprietary  lease  before  transferring  the
Cooperative shares or assigning the proprietary lease. Generally,  the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states,  foreclosure on the Cooperative  shares is accomplished by a sale in  accordance  with the  provisions  of  Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness,  a court will look to the notice given the debtor and the method,  manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC  provides  that the  proceeds  of the sale will be applied  first to pay the costs and expenses of the sale and then to satisfy the
indebtedness  secured  by  the  lender's  security  interest.   The  recognition
agreement,  however, generally provides that the lender's right to reimbursement is  subject  to the  right of the  Cooperatives  to  receive  sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining,  the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the  tenant-stockholder is generally responsible for the deficiency.

         In the case of  foreclosure  on a building  that was  converted  from a rental building to a building owned by a Cooperative under a non-eviction  plan, some states  require  that a purchaser at a  foreclosure  sale take the property subject to rent  control and rent  stabilization  laws that apply to tenants who elected to remain in a building so converted.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by junior  mortgages or deeds of trust,  that are  subordinate to first or other senior  mortgages or deeds of trust  held by other  lenders.  The  rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior  mortgage or deed of trust,  including  the

                                       73

prior rights of the senior  mortgagee or beneficiary to receive and apply hazard insurance and condemnation  proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior  beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" above.

         Furthermore,  because the terms of the junior mortgage or deed of trust are  subordinate  to the terms of the first  mortgage  or deed of trust,  in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust  will  generally  govern.  Upon a failure  of the  borrower  or trustor to perform any of its obligations, the senior mortgagee or beneficiary,  subject to the terms of the senior mortgage or deed of trust, may have the right to perform the  obligation  itself.  Generally,  all sums so expended by the  mortgagee  or beneficiary  become part of the indebtedness  secured by the mortgage or deed of trust.  To the extent a first  mortgagee  expends  these  sums,  these sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Statutes in some states limit the right of a  beneficiary  under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower  following  foreclosure or sale under a deed of trust. A deficiency judgment would be a personal  judgment  against the former borrower equal to the difference  between  the net amount  realized  upon the public  sale of the real property and the amount due to the lender.

         Some states require the lender to exhaust the security afforded under a mortgage-by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In some other states,  the lender has the option of bringing a personal  action  against the  borrower on the debt without first exhausting that security;  however,  in some of these states,  the lender, following  judgment  on the  personal  action,  may be deemed to have  elected a remedy  and may be  precluded  from  exercising  remedies  with  respect  to the security.  In some  cases,  a  lender  will be  precluded  from  exercising  any additional  rights  under  the  note  or  mortgage  if it has  taken  any  prior
enforcement  action.   Consequently,   the  practical  effect  of  the  election
requirement,  in those states  permitting  that  election,  is that lenders will usually  proceed  against the  security  first  rather than  bringing a personal action  against the borrower.  Finally,  other  statutory  provisions  limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to anti-deficiency and related legislation,  numerous other federal and state statutory  provisions,  including the federal  bankruptcy laws and state laws  affording  relief to debtors,  may interfere  with or affect the ability of a secured mortgage lender to realize upon its security.  For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C.
Sections 101 et seq. (the "Bankruptcy  Code"),  may interfere with or affect the ability of the secured  mortgage lender to obtain payment of a mortgage loan, to realize upon  collateral  and/or  enforce a deficiency  judgment.  Under federal bankruptcy  law,  virtually  all  actions  (including  foreclosure  actions  and deficiency judgment  proceedings) are automatically  stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy  proceeding.  In a case under the Bankruptcy  Code, the secured party is precluded from foreclosing  without  authorization from the bankruptcy court. In addition, a court with federal bankruptcy  jurisdiction may permit a debtor  through  his or her  Chapter  11 or  Chapter  13 plan to cure a monetary  default in respect of a mortgage  loan by paying  arrearages  within a reasonable  time period and  reinstating  the  original  mortgage  loan  payment schedule even though the lender

                                       74

accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor's petition.  Some courts with federal bankruptcy jurisdiction have approved  plans,  based on the particular  facts of the case,  that affected the curing of a mortgage loan default by paying arrearages over a number of years.

         If a mortgage loan is secured by property not consisting  solely of the debtor's  principal  residence,  the Bankruptcy  Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security  interest to the value of the property,  thus leaving  the  lender in the  position  of a general  unsecured-creditor  for the difference between the value of the property and the outstanding  balance of the mortgage loan. Some courts have permitted these  modifications when the mortgage loan is  secured  both  by the  debtor's  principal  residence  and by  personal property.

         In  the  case  of  income-producing  multifamily  properties,   federal
bankruptcy  law may also have the effect of  interfering  with or affecting  the ability of the secured lender to enforce the borrower's  assignment of rents and leases  related to the mortgaged  property.  Under Section 362 of the Bankruptcy
Code,  the lender will be stayed from  enforcing the  assignment,  and the legal proceedings  necessary  to  resolve  the  issue  could be  time-consuming,  with resulting delays in the lender's receipt of the rents.

         Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition,  substantive
requirements   are  imposed  upon  mortgage   lenders  in  connection  with  the
origination  and the  servicing of mortgage  loans by numerous  federal and some state consumer protection laws. These laws include the federal  Truth-in-Lending
Act, Real Estate Settlement  Procedures Act, Equal Credit  Opportunity Act, Fair
Credit  Billing  Act,  Fair Credit  Reporting  Act and related  statutes.  These federal laws impose specific  statutory  liabilities  upon lenders who originate mortgage  loans and who fail to comply with the  provisions  of the law. In some cases this liability may affect assignees of the mortgage loans.

         Generally,  Article 9 of the UCC  governs  foreclosure  on  Cooperative shares and the related  proprietary  lease or occupancy  agreement.  Some courts have interpreted  Section 9-504 of the UCC to prohibit a deficiency award unless the creditor  establishes that the sale of the collateral (which, in the case of a  Cooperative  Loan,  would be the shares of the  Cooperative  and the  related proprietary  lease or  occupancy  agreement)  was  conducted  in a  commercially reasonable manner.

ENVIRONMENTAL CONSIDERATIONS

         A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal  property.  Property subject to a security interest  may be  subject to  federal,  state,  and local  laws and  regulations relating  to  environmental  protection.  These laws may  regulate,  among other things:  emissions of air  pollutants;  discharges of wastewater or storm water;
generation,  transport,  storage or disposal  of  hazardous  waste or  hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos containing  materials;  and/or management of electrical or other equipment  containing  polychlorinated  biphenyls ("PCBs").  Failure to comply  with these laws and  regulations  may result in  significant  penalties, including civil and criminal fines. Under the laws of some states, environmental contamination  on a property  may give rise to a lien on the  property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some  states,  even prior  recorded  liens are  subordinated  to these  liens
("Superliens").  In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

                                       75

         Under the federal Comprehensive  Environmental  Response,  Compensation
and Liability Act, as amended ("CERCLA"),  and under state law in some states, a secured  party that takes a deed in lieu of  foreclosure,  purchases a mortgaged property at a  foreclosure  sale,  operates a mortgaged  property or  undertakes particular  types of activities that may constitute  management of the mortgaged property  may  become  liable in some  circumstances  for the  cleanup  costs of remedial action if hazardous  wastes or hazardous  substances have been released or disposed of on the property.  These cleanup costs may be substantial.  CERCLA imposes  strict,  as well as joint  and  several,  liability  for  environmental remediation  and/or damage costs on several classes of "potentially  responsible parties," including current "owners and/or operators" of property,  irrespective of whether those owners or operators caused or contributed to the  contamination on the property.  In addition,  owners and operators of properties that generate hazardous  substances that are disposed of at other "off-site"  locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA.  Liability  under CERCLA or under  similar state law could exceed the value of the property itself as well as the total assets of the property owner.

         Although some provisions of the Asset  Conservation  Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take  remedial  actions,  could be imposed on a secured  lender,  such as the trust  fund.  Under the laws of some  states and under  CERCLA,  a lender may be liable as an "owner or operator" for costs of addressing  releases or threatened releases of hazardous  substances on a mortgaged  property if that lender or its agents or employees have  "participated  in the management" of the operations of the  borrower,  even though the  environmental  damage or threat was caused by a prior owner or current  owner or operator or other third  party.  Excluded  from
CERCLA's   definition   of  "owner  or   operator"  is  a  person  "who  without
participating  in the  management  of  ...  [the]  facility,  holds  indicia  of ownership  primarily to protect his security  interest"  (the  "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender  applies  only to the extent that a lender  seeks to protect its security interest  in  the  contaminated  facility  or  property.  Thus,  if  a  lender's activities  begin to  encroach  on the actual  management  of that  facility  or property,  the lender faces potential  liability as an "owner or operator" under
CERCLA.  Similarly,  when a lender  forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an  investment  (including  leasing the facility or property to a third  party), fails to market the  property in a timely  fashion or fails to properly  address environmental conditions at the property or facility.

         The  Resource  Conservation  and  Recovery  Act,  as amended  ("RCRA"), contains  a similar  secured-creditor  exemption  for those  lenders  who hold a security  interest in a petroleum  underground  storage  tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property  on which a UST is  located.  As under  CERCLA,  a lender  may lose its secured-creditor  exemption  and be held  liable  under  RCRA as a UST  owner or operator if that lender or its employees or agents participate in the management of the UST. In addition,  if the lender takes title to or  possession of the UST
or  the  real  estate   containing  the  UST,  under  some   circumstances   the
secured-creditor exemption may be deemed to be unavailable.

         A decision  in May 1990 of the United  States  Court of Appeals for the
Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed
CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved  itself in the  day-to-day  operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA;
rather,  liability  could  attach  to a  lender  if  its  involvement  with  the management of the facility  were broad enough to support the inference  that the lender had the  capacity to  influence  the  borrower's  treatment  of hazardous waste.  The court added that a lender's  capacity to influence  these  decisions could be inferred from the extent of its involvement in the facility's financial management.  A subsequent decision by the United States Court of Appeals for the
Ninth

                                       76

Circuit  in re  Bergsoe  Metal  Corp.,  apparently  disagreeing  with,  but  not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual  management of the facility" on the part of the lender.

         Court   decisions  have  taken  varying  views  of  the  scope  of  the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA  liability.  Until  recently,  these  efforts have failed to provide substantial guidance.

         On September 28, 1996, however,  Congress enacted, and on September 30,
1996, the President signed into law the Asset Conservation  Lender Liability and
Deposit  Insurance  Protection Act of 1996 (the "Asset  Conservation  Act"). The
Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of  "participation in management" that would trigger liability under CERCLA and specified  activities that would not constitute  "participation in  management"  or  otherwise  result in a forfeiture  of the  secured-creditor exemption before  foreclosure or during a workout period. The Asset Conservation
Act also clarified the extent of protection  against  liability  under CERCLA in the event of foreclosure and authorized  specific  regulatory  clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA.  However,  since the courts have not yet had the  opportunity  to interpret  the new statutory  provisions,  the scope of the additional  protections  offered  by the  Asset  Conservation  Act is not  fully defined.  It also is important to note that the Asset  Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

         If a secured lender does become liable,  it may be entitled to bring an
action  for  contribution   against  the  owner  or  operator  who  created  the
environmental  contamination or against some other liable party, but that person or entity may be bankrupt or otherwise  judgment proof. It is therefore possible that cleanup or other environmental  liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to  securityholders  in some circumstances.  The new secured creditor amendments to CERCLA,  also, would not necessarily  affect the potential for liability in actions by either a state or a private party under other  federal or state laws that may impose  liability on "owners or operators" but do not incorporate the secured creditor exemption.

         Traditionally,  residential  mortgage  lenders  have not taken steps to evaluate  whether  hazardous  wastes or  hazardous  substances  are present with respect to any mortgaged property before the origination of the mortgage loan or before  foreclosure  or accepting a  deed-in-lieu  of  foreclosure.  Neither the depositor nor any servicer  makes any  representations  or warranties or assumes any  liability  with  respect  to:  environmental  conditions  of the  Mortgaged
Property;  the  absence,  presence or effect of  hazardous  wastes or  hazardous substances  on, near or emanating  from the  Mortgaged  Property;  the impact on securityholders  of any environmental  condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any  environmental  laws.  In  addition,  no agent,  person or entity  otherwise affiliated with the depositor is authorized or able to make any  representation, warranty or assumption of liability relative to any Mortgaged Property.

DUE-ON-SALE CLAUSES

         The  mortgage  loans may contain  due-on-sale  clauses.  These  clauses generally provide that the lender may accelerate the maturity of the loan if the borrower  sells,  transfers  or conveys  the  related  Mortgaged  Property.  The enforceability  of  due-on-sale  clauses has been the subject of  legislation or litigation  in many  states  and, in some  cases,  the  enforceability  of these clauses  was limited or denied.  However,  for some loans the  Garn-St.  Germain
Depository Institutions Act of 1982 (the "Garn-St.  Germain Act") preempts state constitutional,  statutory  and case  law  that

                                       77

prohibits the enforcement of due-on-sale  clauses and permits lenders to enforce these clauses in  accordance  with their terms,  subject to limited  exceptions.
Due-on-sale  clauses  contained in mortgage loans  originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States  Federal Home Loan Bank Board,  as succeeded by the Office of Thrift  Supervision,  which preempt state law  restrictions on the enforcement of those clauses. Similarly, "due-on-sale" clauses in mortgage loans made by  national  banks and  federal  credit  unions are now fully  enforceable pursuant to preemptive  regulations  of the  Comptroller of the Currency and the
National Credit Union Administration, respectively.

         The  Garn-St.  Germain Act also sets forth nine  specific  instances in which a mortgage  lender covered by the act (including  federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding  the fact that a transfer  of the  property  may have  occurred.
These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated  under the Gam-St.  Germain Act also  prohibit the  imposition  of a prepayment  penalty upon the  acceleration  of a loan  pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off,  which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES AND LATE FEES

         Some state laws restrict the imposition of prepayment  charges and late fees even when the loans expressly  provide for the collection of those charges.
Although the Alternative  Mortgage  Transaction  Parity Act of 1982 (the "Parity
Act"),  permits the collection of prepayment charges and late fees in connection
with  some  types  of  eligible   loans   preempting   any  contrary  state  law
prohibitions,  some states may not  recognize  the  preemptive  authority of the
Parity Act or have  formally  opted out of the Parity  Act.  As a result,  it is possible  that  prepayment  charges and late fees may not be  collected  even on loans that provide for the payment of those charges unless  otherwise  specified in the  accompanying  prospectus  supplement.  The  related  servicer or another entity identified in the accompanying  prospectus supplement will be entitled to all prepayment  charges and late payment charges received on the loans and those amounts will not be  available  for payment on the  certificates.  The Office of
Thrift  Supervision  ("OTS"),  the agency  that  administers  the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and
Chief Counsel Opinions that previously  authorized  lenders to charge prepayment charges and late fees in certain  circumstances  notwithstanding  contrary state law,  effective  with  respect  to loans  originated  on or after  July 1, 2003.
However,  the OTS's ruling does not retroactively affect loans originated before
July 1, 2003.

SUBORDINATE FINANCING

         Where a borrower  encumbers  mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

         o        The borrower may have difficulty  repaying  multiple loans. In addition,  if the junior loan permits recourse to the borrower
                  (as junior  loans  often do) and the  senior  loan does not, a borrower  may be more  likely to repay  sums due on the junior loan than those on the senior loan.

         o        Acts of the senior lender that  prejudice the junior lender or impair  the  junior  lender's  security  may create a superior equity in favor of the  junior  lender.  For  example,  if the borrower  and the senior  lender  agree to an  increase in the principal amount of or the interest rate payable on the senior loan,  the senior  lender may

                                       78

                  lose its priority to the extent any existing  junior lender is harmed or the borrower is additionally burdened.

         o        If the borrower  defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior  lenders can impair the  security  available  to the senior  lender and can  interfere  with or delay the taking of action by the senior  lender.  Moreover,  the  bankruptcy of a junior  lender  may  operate  to stay  foreclosure  or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title  V of  the  Depository  Institutions  Deregulation  and  Monetary
Control Act of 1980,  enacted in March 1980  ("Title  V"),  provides  that state usury  limitations  will not apply to some types of  residential  first mortgage loans  originated by lenders after March 31, 1980. A similar federal statute was in effect for  mortgage  loans made during the first three  months of 1980.  The
Office of Thrift Supervision is authorized to issue rules and regulations and to publish  interpretations  governing  implementation  of  Title  V.  The  statute authorized any state to reimpose interest rate limits by adopting,  before April
1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition,  even where Title V is not so rejected,  any state is authorized by the law to adopt a provision  limiting discount points or other charges on mortgage  loans  covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The  depositor  believes that a court  interpreting  Title V would hold that residential first mortgage loans that are originated on or after January 1,
1980,  are  subject to federal  preemption.  Therefore,  in a state that has not taken  the  requisite  action  to  reject  application  of Title V or to adopt a provision  limiting discount points or other charges before origination of those mortgage loans,  any limitation  under that state's usury law would not apply to those mortgage loans.

         In any  state  in  which  application  of  Title V has  been  expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage  loan  originated  after the date of that state action will be eligible for  inclusion  in a trust fund unless (1) the  mortgage  loan  provides for the interest rate, discount points and charges as are permitted in that state or (2)
the mortgage loan  provides that its terms will be construed in accordance  with the laws of another  state under which the interest  rate,  discount  points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

         Statutes  differ  in  their  provisions  as to  the  consequences  of a usurious loan. One group of statutes requires the lender to forfeit the interest due above  the  applicable  limit or  impose a  specified  penalty.  Under  this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful  interest,  and the lender may  foreclose,  but only for the debt plus  lawful  interest.  A second  group of  statutes  is more severe. A violation of this type of usury law results in the invalidation of the transaction,  thus  permitting  the borrower to cancel the recorded  mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative  mortgage  instruments,  including adjustable rate mortgage loans and early ownership mortgage loans,  originated by non-federally chartered lenders  have  historically  been  subject to a variety of  restrictions.  Those restrictions  differed  from  state  to  state,  resulting  in  difficulties  in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated  substantially as a result of the enactment of Title VIII of the
Garn-St.  Germain Act ("Title VIII"). Title

                                       79

VIII   provides   that,   notwithstanding   any  state  law  to  the   contrary,
state-chartered   banks  may  originate   alternative  mortgage  instruments  in
accordance with regulations  promulgated by the Comptroller of the Currency with respect to origination of alternative  mortgage  instruments by national  banks;
state-chartered  credit unions may originate alternative mortgage instruments in
accordance   with   regulations   promulgated  by  the  National   Credit  Union
Administration with respect to origination of alternative  mortgage  instruments by  federal  credit  unions;  and  all  other  non-federally  chartered  housing
creditors,    including   state-chartered   savings   and   loan   associations,
state-chartered  savings  banks and mutual  savings  banks and  mortgage-banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board,  predecessor to the
Office of  Thrift  Supervision,  with  respect  to  origination  of  alternative mortgage  instruments  by  federal  savings  and loan  associations.  Title VIII provides that any state may reject applicability of the provisions of Title VIII by  adopting,  before  October  15,  1985,  a law  or  constitutional  provision expressly  rejecting the  applicability  of those  provisions.  Some states have taken that action.

SERVICEMEMBERS' CIVIL RELIEF ACT OF 2003

         Under the terms of the  Servicemembers'  Civil  Relief Act of 2003,  as
amended (the "Relief  Act"),  a borrower who enters  military  service after the origination  of the  borrower's  mortgage loan  (including a borrower who was in reserve  status and is called to active duty after  origination  of the mortgage loan) may not be charged  interest  (including fees and charges) above an annual rate of 6% during the period of the  borrower's  active  duty  status,  unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard,
Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the  military.  Because the Relief Act applies to borrowers  who enter military  service  (including  reservists  who are called to active  duty) after origination of the related  mortgage loan, no information  can be provided as to the number of loans that may be affected by the Relief Act.

         Application  of  the  Relief  Act  would  adversely   affect,   for  an
indeterminate  period of time,  the  ability of the  servicer  to  collect  full amounts of interest on some of the mortgage  loans.  Any  shortfalls in interest collections  resulting from the  application of the Relief Act would result in a reduction of the amounts  distributable  to the holders of the related series of
Notes or  Certificates,  as  applicable,  and would not be covered by  advances.
These  shortfalls  will be covered by the credit support  provided in connection with the Notes or  Certificates,  as applicable,  only to the extent provided in the prospectus supplement.  In addition, the Relief Act imposes limitations that would impair the ability of the  servicer to  foreclose on an affected  mortgage loan  during  the  borrower's  period of active  duty  status,  and,  under some circumstances,  during an additional three month period thereafter.  Thus, if an affected  mortgage  loan goes into  default,  there  may be  delays  and  losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal  law  provides  that  property  owned by persons  convicted  of drug-related  crimes or of criminal  violations of the Racketeer  Influenced and
Corrupt  Organizations  ("RICO")  statute can be seized by the government if the property was used in, or purchased  with the  proceeds of, those  crimes.  Under procedures  contained in the Comprehensive Crime Control Act of 1984 (the "Crime
Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture  proceeding and may give notice to all parties "known to have an alleged  interest in the  property,"  including the holders of mortgage loans.

         A lender may avoid  forfeiture  of its  interest in the  property if it establishes  that: (1) its mortgage was executed and recorded before  commission of the crime upon which the  forfeiture is based,  or (2) the lender was, at the time of execution of the  mortgage,  "reasonably  without cause

                                       80

to believe"  that the property  was used in, or purchased  with the proceeds of, illegal drug or RICO activities.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

         The  following  discussion  contains  summaries,  which are  general in nature, of certain legal matters relating to the contracts.  Because these legal aspects are governed  primarily by applicable  state law,  which laws may differ substantially,  the  summaries  do not purport to be complete nor to reflect the laws of any particular  state,  nor to encompass the laws of all states in which the security for the contracts is situated. The summaries are qualified in their entirety by reference to the  appropriate  laws of the states in which contracts may be originated.

GENERAL

         As a result of the  assignment  of the  contracts to the  trustee,  the trustee will succeed  collectively  to all of the rights  including the right to receive  payment on the  contracts,  of the obligee  under the  contracts.  Each contract evidences both

                  (a)      the  obligation  of the  borrower  to repay  the loan
         evidenced thereby, and

                  (b)      the grant of a security  interest in the manufactured
         home to secure  repayment of the loan.  Aspects of both features of the contracts are described more fully below.

         The contracts  generally  are "chattel  paper" as defined in the UCC in effect in the states in which the manufactured  homes initially were registered.
Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security  interest in chattel paper.  Under the  agreement,  the servicer will transfer physical  possession of the contracts to the trustee.  In addition,  the servicer  will make an  appropriate  filing of a UCC-1  financing statement in the appropriate states to give notice of the trustee's ownership of the  contracts.  The  contracts  will be stamped or marked  otherwise to reflect their  assignment  from the  depositor  to the  trustee  only if provided in the prospectus supplement.  Therefore, if, through negligence, fraud or otherwise, a subsequent  purchaser  were able to take  physical  possession  of the contracts without notice of the assignment,  the trustee's  interest in contracts could be defeated.

Security Interests in the Manufactured Homes

         The manufactured  homes securing the contracts may be located in all 50 states,  Security  interests in  manufactured  homes may be perfected  either by notation of the secured  party's lien on the certificate of title or by delivery of the  required  documents  and  payment  of a fee to the state  motor  vehicle authority,  depending on state law. In some nontitle states, perfection pursuant to the  provisions  of the UCC is  required.  The asset  seller may effect  that notation or delivery of the required  documents and fees, and obtain  possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered.  In the event the asset seller fails,  due to clerical  error, to effect that notation or delivery, or files the security interest under the wrong law, the asset  seller may not have a first  priority  security  interest in the manufactured home securing a contract.  As manufactured homes have become larger and often have been  attached to their sites  without any apparent  intention to move them, courts in many states have held that manufactured  homes,  under some circumstances,  may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the  interests  of other  parties  claiming  an  interest  in the home  under applicable state real estate law.

                                       81

         To perfect a security interest in a manufactured home under real estate laws,  the holder of the  security  interest  must file either a fixture  filing under the provisions of the UCC or a real estate  mortgage under the real estate laws of the state where the home is located.  These  filings must be made in the
real  estate   records   office  of  the  county  where  the  home  is  located.
Substantially all of the contracts contain  provisions  prohibiting the borrower from  permanently  attaching the  manufactured  home to its site. So long as the
borrower  does  not  violate  this  agreement,   a  security   interest  in  the
manufactured  home will be governed by the certificate of title laws or the UCC, and the notation of the  security  interest on the  certificate  of title or the filing of a UCC financing  statement  will be effective to maintain the priority of the security interest in the manufactured  home. If, however,  a manufactured home is permanently attached to its site, other parties could obtain an interest in the  manufactured  home  that is prior to the  security  interest  originally retained by the asset seller and  transferred to the depositor.  For a series of securities and if so described in the prospectus supplement, the servicer may be required  to  perfect  a  security  interest  in  the  manufactured  home  under applicable real estate laws. The warranting  party will represent that as of the date of the sale to the  depositor  it has obtained a perfected  first  priority security  interest by proper notation or delivery of the required  documents and fees for substantially all of the manufactured homes securing the contracts.

         The  depositor  will cause the security  interests in the  manufactured homes to be  assigned  to the  trustee  on  behalf of the  securityholders.  The depositor or the trustee  will amend the  certificates  of title,  or file UCC-3 statements,  to identify the trustee as the new secured party,  and will deliver the  certificates  of title to the trustee or note  thereon the  interest of the trustee only if specified in the prospectus supplement.  Accordingly,  the asset seller,  or other originator of the contracts,  will continue to be named as the secured party on the certificates of title relating to the  manufactured  homes.
In some  states,  that  assignment  is an effective  conveyance  of the security interest without amendment of any lien noted on the related certificate of title and the new secured party  succeeds to servicer's  rights as the secured  party.
However,  in some states,  in the absence of an amendment to the  certificate of title and the new secured  party  succeeds to  servicer's  rights as the secured party.  However,  in  some  states,  in  the  absence  of an  amendment  to  the certificate of title, or the filing of a UCC-3 statement,  the assignment of the security  interest in the  manufactured  home may not be held  effective  or the security  interest in the  manufactured  home may not be held  effective  or the security  interests  may not be perfected and in the absence of that notation or delivery  to the  trustee,  the  assignment  of  the  security  interest  in the manufactured home may not be effective against creditors of the asset seller, or any other  originator of the contracts,  or a trustee in bankruptcy of the asset seller, or any other originator.

         In the  absence  of  fraud,  forgery  or  permanent  affixation  of the manufactured  home to its site by the manufactured home owner, or administrative error  by state  recording  officials,  the  notation  of the lien of the  asset seller,  or other  originator of the Contracts,  on the  certificate of title or delivery of the required  documents  and fees will be  sufficient to protect the securityholders  against the rights or subsequent  purchasers of a  manufactured home or  subsequent  lenders who take a security  interest  in the  manufactured home.  If there are any  manufactured  homes as to which the  security  interest assigned  to the  trustee is not  perfected,  that  security  interest  would be subordinate  to, among others,  subsequent  purchasers for value of manufactured homes and holders of perfected security  interests.  There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured  home moves it to a state other than the state in which the manufactured home initially is registered,  under the laws of most  states the  perfected  security  interest in the  manufactured  home would continue for four months after the relocation  and thereafter  only if and after the owner re-registers the manufactured home in that state. If the owner were to
relocate  a  manufactured   home  to  another  state  and  not  re-register  the
manufactured  home in that state,  and if steps are not taken to re-perfect  the trustee's  security  interest  in  that  state,  the

                                       82

security  interest  in the  manufactured  home would  cease to be  perfected.  A majority of states  generally  require  surrender of a  certificate  of title to re-register  a  manufactured  home;  accordingly,  the servicer  must  surrender possession if it holds the certificate of title to the manufactured  home or, in the case of manufactured homes registered in states that provide for notation of lien, the asset seller, or other  originator,  would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title.  Accordingly,  the trustee would have the  opportunity  to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate  of title for  registration  of a manufactured home,  re-registration  could  defeat  perfection.  In the  ordinary  course  of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection  upon receipt of notice of re-registration or information from the borrower as to relocation.

         Similarly,  when a borrower under a manufactured housing contract sells a manufactured  home, the servicer must surrender  possession of the certificate of title or, if it is noted as  lienholder  on the  certificate  of title,  will receive notice as a result of its lien noted thereon and  accordingly  will have an  opportunity  to require  satisfaction  of the related  manufactured  housing conditional sales contract before release of the lien. Under the Agreement,  the servicer is obligated to take those steps,  at the  servicer's  expense,  as are necessary  to maintain  perfection  of security  interests  in the  manufactured homes.

         Under  the  laws of most  states,  liens  for  repairs  performed  on a manufactured  home and liens for personal property taxes take priority even over a perfected  security  interest.  The  warranting  party will  represent  in the agreement  that it has no knowledge  of any of these liens for any  manufactured home securing payment on any contract.  However,  these liens could arise at any time  during the term of a  contract.  No notice will be given to the trustee or securityholders if a lien arises.

Enforcement of Security Interests in the Manufactured Homes

         The  servicer on behalf of the trustee,  to the extent  required by the related  agreement,  may take action to enforce the trustee's  security interest with  respect  to  contracts  in  default  by  repossession  and  resale  of the
manufactured  homes  securing  those  defaulted   contracts.   So  long  as  the
manufactured  home has not become subject to the real estate law, a creditor can repossess a  manufactured  home securing a contract by voluntary  surrender,  by
"self-help"  repossession  that is  "peaceful"  or, in the absence of  voluntary surrender and the ability to repossess  without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days  depending on that state,  before  beginning any repossession.  The UCC  and  consumer  protection  laws  in  most  states  place restrictions  on  repossession  sales,  including  requiring prior notice to the debtor and  commercial  reasonableness  in effecting  that sale. The law in most states also  requires  that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds  before the proceeds could be applied to the payment of the claims of  unsecured  creditors  or the  holders of  subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws  applicable  in most  states,  a creditor is entitled to obtain a deficiency  judgment from a debtor for any  deficiency on  repossession and resale of the manufactured  home securing the debtor's loan.  However,  some states impose prohibitions or limitations on deficiency  judgments,  and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions,  including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

                                       83

Servicemembers' Civil Relief Act of 2003

         The  terms of the  Relief  Act apply to a  borrower  on a  Contract  as described  for a borrower on a mortgage  loan under  "Certain  Legal  Aspects of
Mortgage Loans-- Servicemembers' Civil Relief Act of 2003."

Consumer Protection Laws

         The so-called Holder-in-Due-Course rule of the Federal Trade Commission is  intended  to defeat the  ability  of the  transferor  of a  consumer  credit contract  that is the seller of goods  which gave rise to the  transaction,  and some related  lenders and assignees,  to transfer the contract free of notice of claims by the  debtor  thereunder.  The  effect of this rule is to  subject  the assignee of the contract to all claims and defenses that the debtor could assert against  the  seller of goods.  Liability  under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off  remaining  amounts due as a defense  against a claim  brought by the trustee  against  the  borrower.  Numerous  other  federal  and  state  consumer protection  laws impose  requirements  applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade
Commission Act, the Fair Credit Billing Act, the Fair Credit  Reporting Act, the
Equal Credit  Opportunity  Act, the Fair Debt  Collection  Practices Act and the
Uniform  Consumer Credit Code. In the case of some of these laws, the failure to comply  with  their  provisions  may affect the  enforceability  of the  related contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

         The contracts, in general, prohibit the sale or transfer of the related
manufactured   homes  without  the  consent  of  the  servicer  and  permit  the acceleration  of the maturity of the  contracts by the servicer upon any sale or transfer that is not consented to.  Generally,  it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the  related  contracts.  In  some  cases,  the  transfer  may be  made  by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

         In the case of a  transfer  of a  manufactured  home  after  which  the servicer  desires to  accelerate  the  maturity  of the  related  contract,  the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes.  Consequently,  in some states the servicer may be prohibited  from enforcing a due-on-sale  clause in respect of some manufactured homes.

Applicability of Usury Laws

         Title  V of  the  Depository  Institutions  Deregulation  and  Monetary
Control  Act of 1980,  as  amended  (Title  V),  provides  that,  subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.

         The  contracts  would be covered if they  satisfy  certain  conditions, among other  things,  governing the terms of any  prepayments,  late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

         Title V authorized any state to re-impose limitations on interest rates and finance  charges by adopting  before April 1, 1983, a law or  constitutional provision that expressly rejects  application of the federal law. Fifteen states adopted a similar law before the April 1, 1983 deadline. In addition, even where
Title V was not so  rejected,  any  state  is  authorized  by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.
The related asset seller will  represent  that all of the contracts  comply with applicable usury law.

                                       84

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         The  following  is a general  discussion  of the  anticipated  material federal income tax  consequences  of the purchase,  ownership and disposition of the  certificates  and notes offered under this  prospectus.  This discussion is directed  solely to  securityholders  that hold the securities as capital assets within the meaning of Section  1221 of the  Internal  Revenue  Code of 1986,  as
amended  (the  "Code"),  and does not purport to discuss all federal  income tax consequences that may be applicable to particular categories of investors,  such as  banks,  insurance  companies  and  foreign  investors,  some of which may be subject to special rules. Further, the authorities on which this discussion, and the  opinions  referred to herein are based are  subject to change or  differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC, Grantor Trust Fund or other issuer, should be aware that under applicable Treasury  regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

         o        is given for events that have  occurred at the time the advice
                  is  rendered  and  is  not  given  for  the   consequences  of
                  contemplated actions, and

         o        is directly relevant to the determination of an entry on a tax return.

         Accordingly,  taxpayers  should  consult their own tax advisors and tax return  preparers  regarding the  preparation of any item on a tax return,  even where the  anticipated tax treatment has been discussed in this  prospectus.  In addition to the federal income tax  consequences  described in this  prospectus, potential  investors  should consider the state and local tax  consequences,  if any, of the purchase,  ownership and disposition of the  securities.  See "State and Other Tax  Consequences."  Securityholders  are advised to consult their own tax advisors  concerning the federal,  state, local or other tax consequences to them of the purchase,  ownership and  disposition  of the  certificates  offered under this prospectus.

         The following discussion addresses securities of three general types:

         o        REMIC certificates  representing interests in a trust that the
                  Trustee will elect to have treated as a "real estate  mortgage investment  conduit," or REMIC,  under  Sections  860A through
                  860G of the Code, or the REMIC Provisions,

         o        notes  representing  indebtedness  of the issuer  for  federal income tax purposes, and

         o        grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

         The prospectus  supplement for each series of securities  will indicate which of the foregoing  treatments will apply to that series.  In addition,  any
FASIT structure will be described in the related prospectus supplement.

REMICs

         The following  discussion  addresses  REMIC  certificates  representing interests  in a trust,  or a portion  thereof,  which  the  master  servicer  or certificate administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G, or REMIC  Provisions,  of the Code.
The prospectus  supplement for each series of certificates will indicate whether a REMIC  election or elections  will be made for the related  trust and, if that election is to be made,  will  identify all "regular  interests"  and  "residual interests" in the REMIC.  If a REMIC election will not be made for a trust,  the federal income  consequences  of the purchase,  ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes  of this

                                       85

tax  discussion,  references to a  "certificateholder"  or a "holder" are to the beneficial owner of a certificate.

         The  following  discussion  is based in part upon the  rules  governing original  issue discount that are set forth in Sections 1271 through 1273 of the
Code and in the Treasury regulations issued thereunder,  or the OID regulations, and in part  upon the  REMIC  Provisions  and the  Treasury  regulations  issued thereunder, or the REMIC regulations.  The OID regulations,  which are effective with  respect  to debt  instruments  issued on or after  April 4,  1994,  do not adequately  address some issues relevant to, and in some instances  provide that they are not applicable to, securities like the certificates.

CLASSIFICATION OF REMICS

         Upon  the  issuance  of each  series  of  REMIC  certificates,  Thacher
Proffitt & Wood LLP, counsel to the depositor, will deliver their opinion to the effect that,  assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates  offered with respect thereto will be  considered  to  evidence  ownership  of "regular  interests,"  or REMIC regular certificates or "residual  interests," or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the  ongoing  requirements  of the Code for that  status  during  any taxable  year,  the Code provides that the entity will not be treated as a REMIC for that year and  thereafter.  In that  event,  the  entity may be taxable as a
separate  corporation  under  Treasury   regulations,   and  the  related  REMIC
certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material  Federal Income Tax  Consequences".  Although
the Code  authorizes  the Treasury  Department  to issue  regulations  providing relief  in  the  event  of  an  inadvertent  termination  of  REMIC  status,  no regulations  have been  issued.  Any relief,  moreover,  may be  accompanied  by sanctions,  including  the  imposition of a corporate tax on all or a portion of the trust's income for the period in which the  requirements for that status are not  satisfied.  The pooling and servicing  agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC  Provisions.  It is not anticipated  that the status of any trust as a
REMIC will be terminated.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         In general,  the REMIC certificates will be "real estate assets" within the meaning of Section  856(c)(4)(A) of the Code and assets described in Section
7701(a)(19)(C)  of the Code in the same  proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC  qualify for any of the  foregoing  treatments  at all times
during  a  calendar   year,  the  REMIC   certificates   will  qualify  for  the
corresponding  status  in their  entirety  for  that  calendar  year.  Interest, including original issue discount,  on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section  856(c)(3)(B) of the Code to the extent that those  certificates  are treated as "real estate  assets" within the meaning of Section  856(c)(4)(A)  of the  Code.  In  addition,  the REMIC  regular  certificates  will be  "qualified
mortgages"  within  the  meaning  of  Section   860G(a)(3)(C)  of  the  Code  if
transferred  to another  REMIC on its  startup  day in  exchange  for regular or residual  interests in that REMIC. The determination as to the percentage of the
REMIC's assets that constitute assets described in the foregoing sections of the
Code will be made with  respect to each  calendar  quarter  based on the average adjusted  basis of each  category  of the assets  held by the REMIC  during that calendar  quarter.  The master  servicer  will report  those  determinations  to certificateholders  in the  manner  and  at the  times  required  by  applicable
Treasury regulations.

                                       86

         The assets of the REMIC will  include,  in addition to mortgage  loans, payments on mortgage loans held pending  distribution on the REMIC  certificates and property  acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve  accounts  would be considered to be part of the  mortgage  loans,  or whether  those  assets,  to the extent not invested in assets  described in the foregoing  sections,  otherwise  would receive the same treatment as the mortgage  loans for purposes of all of the foregoing  sections.
In addition,  in some instances mortgage loans,  including additional collateral loans or pledged asset  mortgage  loans,  may not be treated  entirely as assets described in the foregoing sections. If the assets of a REMIC include additional collateral  loans  or  pledged  asset  mortgage  loans,  the  non-real  property collateral,  while  itself not an asset of the REMIC,  could cause the  mortgage loans not to  qualify  for one or more of those  characterizations.  If so,  the related  prospectus  supplement  will  describe  the mortgage  loans,  including additional  collateral loans or pledged asset mortgage loans, that may not be so treated.  The REMIC regulations do provide,  however,  that payments on mortgage loans held pending  distribution  are considered  part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore,  foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

TIERED REMIC STRUCTURES

         For some series of REMIC  certificates,  two or more separate elections may be made to treat  designated  portions  of the related  trust as REMICs,  or tiered REMICs,  for federal income tax purposes.  Upon the issuance of this type of  series  of REMIC  certificates,  Thacher  Proffitt  & Wood,  counsel  to the depositor,  will deliver their opinion to the effect that,  assuming  compliance with all provisions of the related pooling and servicing  agreement,  the tiered
REMICs  will each  qualify as a REMIC and the REMIC  certificates  issued by the tiered REMICs,  respectively,  will be considered to evidence ownership of REMIC regular certificates or REMIC residual  certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining  whether the REMIC certificates will be "real estate assets" within the meaning of Section  856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C)
of the Code, and whether the income on the certificates is interest described in
Section  856(c)(3)(B)  of the Code,  the  tiered  REMICs  will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL

         Except  as  otherwise   stated  in  this   discussion,   REMIC  regular
certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as  ownership  interests in the REMIC or its assets.
Moreover,  holders of REMIC regular  certificates  that otherwise  report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT

         Some REMIC  regular  certificates  may be issued with  "original  issue discount"  within the  meaning of Section  1273(a) of the Code.  Any  holders of
REMIC regular certificates issued with original issue discount generally will be required  to  include  original  issue  discount  in  income as it  accrues,  in accordance  with the method  described  below,  in advance of the receipt of the cash  attributable to that income. In addition,  Section  1272(a)(6) of the Code provides  special rules  applicable to REMIC  regular  certificates  and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

                                       87

         The Internal Revenue Code requires that a prepayment assumption be used with  respect to  mortgage  loans held by a REMIC in  computing  the  accrual of original issue discount on REMIC regular  certificates issued by that REMIC, and that  adjustments  be made in the amount and rate of accrual of the  discount to reflect  differences  between  the  actual  prepayment  rate and the  prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The conference  committee  report  accompanying  the Tax Reform Act of 1986 (the
"Committee  Report")  indicates  that  the  regulations  will  provide  that the prepayment  assumption used with respect to a REMIC regular  certificate must be the same as that used in  pricing  the  initial  offering  of the REMIC  regular certificate. The prepayment assumption used by the master servicer or securities administrator,  as  applicable,  in reporting  original  issue discount for each series of REMIC regular  certificates  will be consistent with this standard and will be disclosed in the related  prospectus  supplement.  However,  neither the depositor,  the master servicer nor the certificate  administrator will make any representation  that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original  issue  discount,  if any, on a REMIC regular  certificate will be the excess of its stated  redemption  price at  maturity  over its issue price. The issue price of a particular class of REMIC regular  certificates will be the  first  cash  price  at  which a  substantial  amount  of  REMIC  regular certificates of that class is sold, excluding sales to bond houses,  brokers and underwriters.  If less than a substantial  amount of a particular class of REMIC regular  certificates  is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the  fair  market  value  of the  class  on the  closing  date.  Under  the  OID regulations, the stated redemption price of a REMIC regular certificate is equal to the  total  of all  payments  to be  made  on  that  certificate  other  than
"qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of  a  variable  rate  debt  instrument,  at a  "qualified  floating  rate,"  an
"objective  rate,"  a  combination  of a  single  fixed  rate  and  one or  more
"qualified  floating  rates"  or one  "qualified  inverse  floating  rate," or a combination of "qualified  floating  rates" that generally does not operate in a manner  that  accelerates  or  defers  interest  payments  on  a  REMIC  regular certificate.

         In the case of REMIC regular  certificates  bearing adjustable interest rates, the  determination of the total amount of original issue discount and the timing of the inclusion of the original  issue  discount will vary  according to the  characteristics  of the REMIC regular  certificates.  If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the master servicer or certificate administrator,  as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue
Service, or IRS.

         Some  classes of the REMIC  regular  certificates  may  provide for the first interest  payment with respect to their  certificates to be made more than one  month  after  the date of  issuance,  a period  which  is  longer  than the subsequent  monthly intervals between interest  payments.  Assuming the "accrual period"  for  original  issue  discount  is each  monthly  period that ends on a distribution  date, in some cases,  as a consequence of this "long first accrual period,"  some or all  interest  payments  may be required to be included in the stated  redemption  price of the REMIC regular  certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight  difference  in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In  addition,  if  the  accrued  interest  to  be  paid  on  the  first distribution  date is computed with respect to a period that begins prior to the closing  date,  a  portion  of the  purchase  price  paid  for a  REMIC  regular certificate  will  reflect the accrued  interest.  In these  cases,  information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price

                                       88

paid for the interest  accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate  asset the cost of which is  recovered  entirely  out of  interest received on the next distribution date, and that portion of the interest paid on the first  distribution  date in excess of interest accrued for a number of days corresponding  to the  number  of  days  from  the  closing  date  to the  first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued  interest may be treated as a separate asset the cost of which is recovered  entirely out of interest paid on the first  distribution  date. It is unclear  how an election  to do so would be made under the OID  regulations  and whether that election could be made unilaterally by a certificateholder.

         Notwithstanding  the general  definition  of original  issue  discount, original issue discount on a REMIC regular  certificate will be considered to be de minimis if it is less than 0.25% of the stated  redemption price of the REMIC regular  certificate  multiplied  by its  weighted  average  maturity.  For this purpose,  the weighted  average  maturity of the REMIC  regular  certificate  is computed as the sum of the amounts  determined,  as to each payment  included in the stated redemption price of the REMIC regular certificate, by multiplying (i)
the number of complete  years,  rounding down for partial years,  from the issue date until the payment is expected to be made,  presumably  taking into  account the  prepayment  assumption,  by (ii) a fraction,  the numerator of which is the amount of the payment,  and the  denominator  of which is the stated  redemption price at maturity of the REMIC regular  certificate.  Under the OID regulations, original  issue  discount  of only a de  minimis  amount,  other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest  holiday,  will be included in income as each payment of stated
principal is made,  based on the product of the total remaining amount of the de minimis  original issue  discount and a fraction,  the numerator of which is the amount of the principal  payment and the denominator of which is the outstanding stated  principal amount of the REMIC regular  certificate.  The OID regulations also would  permit a  certificateholder  to elect to accrue de minimis  original issue  discount into income  currently  based on a constant  yield  method.  See
"Taxation  of  Owners  or REMIC  Regular  Certificates--Market  Discount"  for a
description of that election under the OID regulations.

         If original issue discount on a REMIC regular  certificate is in excess of a de minimis amount,  the holder of the certificate  must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day  during its  taxable  year on which it held the REMIC  regular  certificate, including the purchase date but excluding the  disposition  date. In the case of an  original  holder  of a REMIC  regular  certificate,  the daily  portions  of original issue discount will be determined as follows.

         As to each "accrual  period," that is, unless  otherwise  stated in the related prospectus supplement,  each period that ends on a date that corresponds to a  distribution  date and begins on the first day following  the  immediately preceding accrual period, or in the case of the first accrual period,  begins on the closing  date,  a  calculation  will be made of the portion of the  original issue discount that accrued during that accrual period.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions  remaining to be made on the REMIC regular certificate, if any, in future  periods and (B) the  distributions  made on the REMIC regular certificate  during  the  accrual  period  of  amounts  included  in the  stated
redemption  price,  over (ii) the  adjusted  issue  price of the  REMIC  regular certificate  at the  beginning of the accrual  period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated
(1)  assuming  that  distributions  on the  REMIC  regular  certificate  will be received in future  periods based on the mortgage  loans being prepaid at a rate equal to the  prepayment  assumption  and (2) using a discount rate equal to the original yield to maturity of the certificate.  For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that  distributions  on the certificate will be made in all accrual periods  based  on the

                                       89

mortgage loans being prepaid at a rate equal to the prepayment  assumption.  The adjusted  issue price of a REMIC  regular  certificate  at the  beginning of any accrual period will equal the issue price of the  certificate,  increased by the aggregate  amount of original  issue  discount that accrued with respect to that certificate  in  prior  accrual  periods,  and  reduced  by  the  amount  of any distributions made on that REMIC regular certificate in prior accrual periods of amounts  included in its stated  redemption  price.  The original issue discount accruing  during any  accrual  period,  computed  as  described  above,  will be allocated  ratably to each day during the accrual  period to determine the daily portion of original issue discount for that day.

         The OID  regulations  suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership  interests will be issued  simultaneously  to the same buyer and which may be required  under the related  pooling and servicing  agreement to be transferred together,  should be computed on an aggregate method. In the absence of further  guidance  from the IRS,  original  issue  discount  with  respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall  constant  yield and the prepayment  assumption stated in the related prospectus supplement, treating all uncertificated regular interests as a single debt  instrument as set forth in the OID  regulations,  so long as the pooling and servicing  agreement  requires  that the  uncertificated regular interests be transferred together.

         A subsequent  purchaser of a REMIC regular  certificate  that purchases the  certificate at a cost,  excluding any portion of that cost  attributable to accrued  qualified  stated interest,  less than its remaining stated  redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that  certificate.  However,  each daily portion will be reduced, if the cost is in excess of its "adjusted issue price,"
in  proportion to the ratio that excess bears to the  aggregate  original  issue discount remaining to be accrued on the REMIC regular certificate.  The adjusted issue  price of a REMIC  regular  certificate  on any given day  equals  (i) the adjusted  issue  price or, in the case of the first  accrual  period,  the issue price,  of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily  portions of original  issue discount for all days during the accrual  period prior to that day minus (iii) any payments other than qualified  stated interest made during the accrual period prior to that day with respect to the certificate.

         MARKET DISCOUNT

         A  certificateholder  that  purchases a REMIC regular  certificate at a market  discount,  that is, in the case of a REMIC  regular  certificate  issued without  original  issue  discount,  at a purchase price less than its remaining stated principal  amount, or in the case of a REMIC regular  certificate  issued with original issue  discount,  at a purchase price less than its adjusted issue price will  recognize  income  upon  receipt of each  distribution  representing stated  redemption  price. In particular,  under Section 1276 of the Code such a certificateholder  generally  will be required  to allocate  the portion of each distribution  representing  stated  redemption  price  first to  accrued  market discount not previously  included in income, and to recognize ordinary income to that extent.

         A  certificateholder  may elect to include  market  discount  in income currently  as it  accrues  rather  than  including  it on a  deferred  basis  in accordance  with the  foregoing.  If made, the election will apply to all market discount  bonds acquired by the  certificateholder  on or after the first day of the first  taxable year to which the  election  applies.  In  addition,  the OID regulations  permit  a  certificateholder  to  elect  to  accrue  all  interest, discount, including de minimis market or original issue discount, and premium in income as interest,  based on a constant yield method. If the election were made
with  respect  to  a  REMIC  regular  certificate  with  market  discount,   the
certificateholder  would be deemed to have made an election to include currently market  discount in income  with  respect to all other debt  instruments  having market discount that the

                                       90

certificateholder   acquires   during  the  taxable  year  of  the  election  or
thereafter.  Similarly,  a  certificateholder  that  made  this  election  for a certificate  that is  acquired  at a  premium  would be  deemed  to have made an election to amortize  bond premium with respect to all debt  instruments  having amortizable  bond  premium  that the  certificateholder  owns or  acquires.  See
"TAXATION  OF  OWNERS  OF REMIC  REGULAR  CERTIFICATES--PREMIUM."  Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

         However,  market  discount with respect to a REMIC regular  certificate will be  considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated  redemption price of the REMIC regular  certificate  multiplied by the number of complete years to maturity  remaining  after the date of its purchase.  In  interpreting a similar rule  with  respect  to  original  issue  discount  on  obligations  payable  in installments,  the OID  regulations  refer to the weighted  average  maturity of obligations, and it is likely that the same rule will be applied with respect to market discount,  presumably taking into account the prepayment  assumption.  If market  discount is treated as de minimis  under this rule,  it appears that the actual  discount would be treated in a manner similar to original issue discount
of  a  de  minimis   amount.   See   "TAXATION   OF  OWNERS  OF  REMIC   REGULAR
CERTIFICATES--ORIGINAL  ISSUE  DISCOUNT."  This treatment may result in discount being  included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section  1276(b)(3) of the Code  specifically  authorizes  the Treasury
Department to issue  regulations  providing  for the method for accruing  market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury  Department,  certain rules described in the Committee  Report apply.  The Committee  Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

         o        on the basis of a constant yield method,

         o        in the  case of a REMIC  regular  certificate  issued  without original  issue  discount,  in an amount  that  bears the same ratio to the total  remaining  market  discount  as the stated
                  interest paid in the accrual  period bears to the total amount of stated  interest  remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

         o        in  the  case  of a  REMIC  regular  certificate  issued  with original  issue  discount,  in an amount  that  bears the same ratio to the total  remaining  market discount as the original issue  discount  accrued in the  accrual  period  bears to the total original  issue discount  remaining on the REMIC regular certificate at the beginning of the accrual period.

         Moreover,  the prepayment assumption used in calculating the accrual of original  issue  discount  is to be used in  calculating  the  accrual of market discount.  Because the  regulations  referred to in this paragraph have not been issued,  it is not possible to predict what effect those  regulations might have on the tax treatment of a REMIC regular  certificate  purchased at a discount in the secondary market.

         To the extent that REMIC  regular  certificates  provide for monthly or other periodic  distributions  throughout  their term, the effect of these rules may be to require  market  discount to be includible in income at a rate that is not significantly  slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate  generally  will be  required  to treat a portion of any gain on the sale or exchange  of that  certificate  as ordinary  income to the extent of the market  discount  accrued to the date of

                                       91

disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         In  addition,  under  Section  1277 of the  Code,  a holder  of a REMIC regular  certificate  may be  required  to  defer  a  portion  of  its  interest deductions for the taxable year  attributable  to any  indebtedness  incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred  interest  expense  would not exceed the market  discount  that accrues during that  taxable year and is, in general,  allowed as a deduction  not later than the year in which the market  discount  is  includible  in  income.  If the holder elects to include  market  discount in income  currently as it accrues on all market discount  instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM

         A REMIC regular certificate  purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining  stated  redemption  price will be  considered  to be  purchased  at a premium.  The holder of a REMIC regular  certificate may elect under Section 171 of the Code to amortize  that premium  under the constant  yield method over the life  of the  certificate.  If  made,  this  election  will  apply  to all  debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the  related  REMIC  regular  certificate,  rather  than as a separate  interest deduction.  The OID  regulations  also  permit  certificateholders  to  elect to include all interest,  discount and premium in income based on a constant  yield method,  further treating the  certificateholder  as having made the election to
amortize   premium   generally.   See  "Taxation  of  Owners  of  REMIC  Regular
Certificates--Market  Discount." The conference committee report states that the same rules that apply to accrual of market  discount,  which rules will  require use of a prepayment assumption in accruing market discount with respect to REMIC regular  certificates without regard to whether those certificates have original issue discount,  will also apply in amortizing bond premium under Section 171 of the Code.  It is possible that the use of the  assumption  that there will be no prepayments may be required in calculating the amortization of premium.

         REALIZED LOSSES

         Under  Section  166 of the Code,  both  corporate  holders of the REMIC regular  certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct,  as ordinary  losses,  any losses  sustained during a taxable year in which their  certificates  become  wholly or partially  worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate  holder that does not acquire a REMIC regular certificate in connection  with a trade or business will not be entitled to deduct a loss under
Section  166  of  the  Code  until  the  holder's   certificate  becomes  wholly
worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC regular  certificate  will be required to accrue interest and original issue discount with respect to that  certificate,  without giving effect to any  reductions in  distributions  attributable  to defaults or delinquencies on the mortgage loans or the underlying  certificates until it can be  established  that any reduction  ultimately  will not be  recoverable.  As a result,  the amount of taxable income  reported in any period by the holder of a
REMIC regular  certificate  could exceed the amount of economic  income actually realized by the holder in that period.  Although  the holder of a REMIC  regular certificate eventually will recognize a loss or reduction in income attributable to  previously  accrued and included  income  that,  as the result of a

                                       92

realized loss, ultimately will not be realized,  the law is unclear with respect to the timing and character of the loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL

         As residual interests,  the REMIC residual certificates will be subject to tax rules that differ  significantly from those that would apply if the REMIC residual  certificates  were  treated for federal  income tax purposes as direct ownership  interests in the mortgage loans or as debt instruments  issued by the
REMIC.

         A holder of a REMIC residual certificate  generally will be required to report  its daily  portion of the  taxable  income  or, in  accordance  with the limitations  noted in this  discussion,  the net loss of the  REMIC for each day during a calendar quarter that the holder owned the REMIC residual  certificate.
For this purpose,  the taxable income or net loss of the REMIC will be allocated to each day in the calendar  quarter  ratably using a "30 days per month/90 days per quarter/360  days per year"  convention  unless  otherwise  disclosed in the related  prospectus  supplement.  The daily amounts will then be allocated among
the  REMIC  residual   certificateholders  in  proportion  to  their  respective
ownership  interests  on that day.  Any amount  included in the gross  income or allowed  as a loss of any  REMIC  residual  certificateholder  by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the
REMIC  will be  determined  under  the rules  described  in this  prospectus  in
"--Taxable  Income of the  REMIC"  and will be  taxable  to the  REMIC  residual certificateholders  without regard to the timing or amount of cash distributions by the REMIC.  Ordinary income derived from REMIC residual  certificates will be
"portfolio  income" for purposes of the taxation of taxpayers in accordance with limitations  under  Section  469 of the Code on the  deductibility  of  "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that  certificate  also will be required to report on its federal income tax return amounts  representing its daily portion of the taxable income or net loss of the  REMIC  for each day that it holds the REMIC  residual certificate.  These daily  portions  generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise,  to reduce,  or increase,  the income or loss of a REMIC  residual certificateholder  that  purchased the REMIC residual  certificate  from a prior holder of such  certificate  at a price greater than, or less than, the adjusted basis, as defined below,  that REMIC residual  certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

         Any  payments  received  by  a  REMIC  residual   certificateholder  in
connection with the acquisition of that REMIC residual certificate will be taken into  account in  determining  the income of the holder for  federal  income tax purposes.  Although it appears  likely that any payment  would be  includible in income  immediately  upon its  receipt,  the IRS might  assert  that the payment should be included in income over time according to an amortization  schedule or according  to some other  method.  Because  of the  uncertainty  concerning  the treatment  of these  payments,  holders of REMIC  residual  certificates  should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC residual certificateholders will be required to report,  or the tax  liability  associated  with that income,  may exceed the amount of cash  distributions  received  from the  REMIC  for the  corresponding period.  Consequently,  REMIC  residual  certificateholders  should  have  other sources of funds  sufficient to pay any federal  income taxes due as a result of their ownership of REMIC residual  certificates or unrelated  deductions against which income may

                                       93

be  offset,   subject  to  the  rules  relating  to  "excess   inclusions"   and
"noneconomic"  residual  interests  discussed  below.  The  fact  that  the  tax
liability   associated   with   the   income   allocated   to   REMIC   residual
certificateholders  may  exceed  the cash  distributions  received  by the REMIC residual  certificateholders  for the  corresponding  period  may  significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

TAXABLE INCOME OF THE REMIC

         The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest,  including original issue discount and reduced by the  amortization  of any premium  received on  issuance,  on the
REMIC  regular   certificates,   and  any  other  class  of  REMIC  certificates
constituting  "regular interests" in the REMIC not offered hereby,  amortization of any premium on the mortgage  loans,  bad debt  deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income,  the REMIC will have an initial  aggregate  basis  in its  assets  equal  to  their  fair  market  value immediately  after their  transfer to the REMIC.  For this  purpose,  the master servicer  intends to treat the fair market value of the mortgage  loans as being equal to the aggregate issue prices of the REMIC regular  certificates and REMIC residual certificates.  The aggregate basis will be allocated among the mortgage loans  collectively  and the other  assets of the REMIC in  proportion  to their respective fair market values. The issue price of any REMIC certificates offered by this  prospectus  will be  determined  in the manner  described  above  under
"--Taxation of Owners of REMIC Regular  Certificates--Original  Issue Discount."
Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold,  the master  servicer  may be  required  to estimate  the fair market value of those  interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original  issue discount  income and market  discount income with respect to mortgage  loans that it holds will be  equivalent  to the
method  of  accruing   original   issue   discount   income  for  REMIC  regular
certificateholders--under  the  constant  yield  method  taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must  include the  discount in income  currently,  as it accrues,  on a constant interest basis. See "--Taxation of Owners of REMIC Regular  Certificates" above, which  describes a method of accruing  discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage  loan will be deemed to have been  acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan, determined as described in the  preceding  paragraph,  is less than or greater than its stated
redemption  price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method  similar to the method  described  above for  accruing  original  issue discount on the REMIC regular  certificates.  It is anticipated  that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans.  Premium  on any  mortgage  loan to which  the  election  applies  may be amortized  under a constant  yield  method,  presumably  taking  into  account a prepayment assumption.

         A REMIC will be allowed  deductions  for interest,  including  original issue discount, on the REMIC regular certificates,  including any other class of
REMIC certificates  constituting "regular interests" in the REMIC not offered by this  prospectus,  equal to the  deductions  that  would be allowed if the REMIC
regular   certificates,   including  any  other  class  of  REMIC   certificates
constituting  "regular  interests" in the REMIC not offered by this  prospectus, were  indebtedness  of

                                       94

the REMIC. Original issue discount will be considered to accrue for this purpose
as   described   above   under   "--Taxation   of   Owners   of  REMIC   Regular
Certificates--Original  Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates,  including any other class of certificates  constituting  "regular  interests" in the REMIC not offered by this prospectus, described therein will not apply.

         If a class of REMIC regular certificates is issued at an issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with  respect  to the REMIC  regular  certificates  of that  class  will be reduced  by an  amount  equal  to the  portion  of the  issue  premium  that  is considered  to be amortized  or repaid in that year.  Although the matter is not entirely  certain,  it is likely that issue premium  would be amortized  under a constant yield method in a manner  analogous to the method of accruing  original issue  discount  described  above under  "--Taxation  of Owners of REMIC Regular
Certificates--Original Issue Discount."

         As a general rule,  the taxable  income of the REMIC will be determined in the same manner as if the REMIC were an  individual  having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See  "--Prohibited  Transactions  and Other  Possible REMIC
Taxes" below.  Further,  the  limitation on  miscellaneous  itemized  deductions imposed on individuals by Section 67 of the Code,  which allows those deductions only to the extent they exceed in the  aggregate  two percent of the  taxpayer's adjusted gross income,  will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing,  administrative and other non-interest expenses  in  determining  its taxable  income.  All of these  expenses  will be allocated  as a separate  item to the  holders of REMIC  residual  certificates,
subject  to  the  limitation  of  Section  67  of  the  Code.  See   "--Possible
Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS

         The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual  certificate,  increased by amounts included in the income of the  related  certificateholder  and  decreased,  but not below zero,  by  distributions  made,  and by net  losses  allocated,  to the  related certificateholder.

         A REMIC residual  certificateholder is not allowed to take into account any net loss for any  calendar  quarter to the extent the net loss  exceeds  the
REMIC  residual   certificateholder's  adjusted  basis  in  its  REMIC  residual certificate as of the close of that calendar quarter,  determined without regard to the net loss.  Any loss that is not  currently  deductible  by reason of this limitation may be carried forward  indefinitely to future calendar quarters and, in accordance with the same  limitation,  may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional  limitations  under the Code, as to which the certificateholders should consult their tax advisors.

         Any  distribution on a REMIC residual  certificate will be treated as a non-taxable  return of capital  to the  extent it does not  exceed the  holder's adjusted basis in the REMIC residual  certificate.  To the extent a distribution on a REMIC residual  certificate  exceeds the adjusted basis, it will be treated as gain from the sale of the  REMIC  residual  certificate.  A holder of a REMIC residual  certificates may be entitled to distributions early in the term of the related  REMIC  under  circumstances  in which its  basis in the REMIC  residual certificate will not be sufficiently large that distributions will be treated as
nontaxable   returns  of  capital.  A  holder's  basis  in  the  REMIC  residual certificate  will  initially  equal  the  amount  paid  for the  REMIC  residual certificate  and will be increased by its allocable  shares of taxable income of the trust.  However,  a holder's basis  increases may not occur until the end of the calendar  quarter,  or perhaps the end of the calendar

                                       95

year,  with respect to which the REMIC taxable  income is allocated to the REMIC residual certificateholder. To the extent the REMIC residual certificateholder's
initial   basis  is  less  than  the   distributions   to  the  REMIC   residual
certificateholder,  and  increases  in the  initial  bases  either  occur  after distributions or, together with their initial bases, are less than the amount of
the   distributions,   gain   will  be   recognized   to  the   REMIC   residual
certificateholder  on those  distributions  and will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a certificateholder  may not amortize its  basis in a REMIC  residual  certificate,  but may only  recover  its  basis through  distributions,  through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC  residual  certificate.  See "--Sales of
REMIC  Certificates." For a discussion of possible  modifications of these rules that  may  require  adjustments  to  income  of a  holder  of a  REMIC  residual certificate  other than an original  holder in order to reflect  any  difference between  the  cost of the  REMIC  residual  certificate  to its  holder  and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "Taxation of REMIC Regular Certificates--General."

         EXCESS INCLUSIONS

         Any "excess  inclusions"  with respect to a REMIC residual  certificate will be subject to federal  income tax in all events.  In  general,  the "excess inclusions"  with  respect  to a REMIC  residual  certificate  for any  calendar quarter  will be the  excess,  if any,  of (i) the sum of the daily  portions of
REMIC taxable income  allocable to the REMIC residual  certificate over (ii) the sum of the "daily accruals",  as defined below, for each day during that quarter
that  the  REMIC   residual   certificate   was  held  by  the  REMIC   residual
certificateholder. The daily accruals of a REMIC residual certificateholder will be determined  by  allocating to each day during a calendar  quarter its ratable portion  of the  product of the  "adjusted  issue  price" of the REMIC  residual certificate at the beginning of the calendar  quarter and 120% of the "long-term
Federal  rate" in effect on the closing  date.  For this  purpose,  the adjusted issue price of a REMIC residual  certificate as of the beginning of any calendar quarter  will be equal to the  issue  price of the REMIC  residual  certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate  before the  beginning of that  quarter.  The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses,  brokers and  underwriters,  at which a substantial  amount of the REMIC residual  certificates  were  sold.  If  less  than a  substantial  amount  of a particular class of REMIC residual  certificates is sold for cash on or prior to the  closing  date,  the issue  price of that  class will be treated as the fair market value of that class on the closing date. The "long-term  Federal rate" is an average of current  yields on Treasury  securities  with a remaining  term of greater than nine years, computed and published monthly by the IRS.

         For REMIC residual certificateholders, an excess inclusion:

         o        will not be  permitted to be offset by  deductions,  losses or loss carryovers from other activities,

         o        will be treated as "unrelated  business  taxable income" to an otherwise tax-exempt organization and

         o        will not be eligible for any rate reduction or exemption under any  applicable  tax  treaty  with  respect  to the 30% United
                  States  withholding  tax  imposed  on  distributions  to REMIC residual certificateholders that are foreign investors.

         See, however, "--Foreign Investors in REMIC Certificates" below.

                                       96

         Furthermore,  for purposes of the  alternative  minimum tax, (i) excess inclusions  will  not be  permitted  to be  offset  by the  alternative  tax net operating loss deduction and (ii) alternative  minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii),  alternative minimum taxable income is determined without regard to the special  rule that taxable  income  cannot be less than excess  inclusions.  The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC  residual  certificates  held by a real estate investment  trust,  the aggregate  excess  inclusions  with respect to the REMIC residual  certificates,  reduced,  but  not  below  zero,  by  the  real  estate investment trust taxable income,  within the meaning of Section 857(b)(2) of the
Code,  excluding any net capital gain, will be allocated among the  shareholders of the trust in proportion to the dividends  received by the  shareholders  from the trust,  and any amount so allocated  will be treated as an excess  inclusion with  respect  to a  REMIC  residual  certificate  as if  held  directly  by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment  companies,  common trust funds and some cooperatives;  the
REMIC regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES

         Under the REMIC regulations,  transfers of "noneconomic" REMIC residual certificates  will be  disregarded  for all  federal  income tax  purposes if "a significant  purpose of the transfer was to enable the  transferor to impede the assessment or collection of tax." If the transfer is disregarded,  the purported transferor  will continue to remain liable for any taxes due with respect to the income on the "noneconomic"  REMIC residual  certificate.  The REMIC regulations provide that a REMIC residual  certificate is noneconomic  unless,  based on the prepayment  assumption  and on any  required  or  permitted  clean up calls,  or required  qualified  liquidation  provided  for  in the  REMIC's  organizational
documents,   (1)  the  present  value  of  the  expected  future   distributions
(discounted using the "applicable  Federal rate" for obligations whose term ends on the close of the last  quarter in which  excess  inclusions  are  expected to accrue with respect to the REMIC  residual  certificate,  which rate is computed and published  monthly by the IRS, on the REMIC residual  certificate  equals at least  the  present  value  of  the  expected  tax  on  the  anticipated  excess inclusions,  and (2) the transferor  reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes  accrue on the  anticipated  excess  inclusions  in an amount sufficient  to satisfy the accrued  taxes.  Accordingly,  all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to  restrictions  under the terms of the related  pooling and  servicing agreement  that are intended to reduce the  possibility  of any  transfer  being disregarded.  The restrictions  will require each party to a transfer to provide an  affidavit  that no purpose of the  transfer is to impede the  assessment  or collection of tax, including  representations  as to the financial  condition of the prospective transferee,  as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and  ability to  continue to pay its debts as they come due in the future.
Prior to purchasing a REMIC residual certificate,  prospective purchasers should consider  the  possibility  that a  purported  transfer  of the  REMIC  residual certificate by such a purchaser to another  purchaser at some future date may be disregarded in accordance with the  above-described  rules which would result in the retention of tax liability by that purchaser.

         The IRS has issued final REMIC  regulations  that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected.  The additional conditions require that in order to qualify as a safe harbor transfer of a residual,  the transferee  represent that it will not cause the income "to be attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the transferee be no less on a  present  value  basis  than  the  present  value of the net tax detriment  attributable to holding the residual  interest reduced by the

                                       97

present value of the projected  payments to be received on the residual interest or (ii) the transfer is to a domestic  taxable  corporation with specified large amounts of gross and net assets and that meets certain other  requirements where agreement  is  made  that  all  future  transfers  will be to  taxable  domestic corporations in transactions that qualify for the same "safe harbor"  provision.
Eligibility for the safe harbor requires, among other things, that the facts and circumstances  known to the transferor at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer  specifically  mentioned as negating eligibility.

         The related  prospectus  supplement will disclose whether offered REMIC residual certificates may be considered  "noneconomic"  residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be  considered  "noneconomic"  will be  based  upon  some  assumptions,  and the depositor will make no representation that a REMIC residual certificate will not be  considered  "noneconomic"  for purposes of the  above-described  rules.  See
"--Foreign   Investors  in  REMIC  Certificates"  for  additional   restrictions
applicable  to  transfers  of certain  REMIC  residual  certificates  to foreign persons.

         MARK-TO-MARKET RULES

         The  mark-to-market  requirement  applies to all securities  owned by a dealer,  except to the  extent  that the dealer has  specifically  identified  a security as held for investment. The mark-to-market regulations provide that for purposes  of  this  mark-to-market  requirement,  a REMIC  residual  certificate acquired on or after  January 4, 1995 is not treated as a security  and thus may not be marked to market.  Prospective purchasers of a REMIC residual certificate should  consult  their tax advisors  regarding the possible  application  of the mark-to-market requirement to REMIC residual certificates.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

         Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust,  all or a portion of those fees and expenses  should be allocated to the holders of the  related  REMIC  regular  certificates.  Unless  otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual  certificates in their entirety and not to the holders of the related REMIC regular certificates.

         With  respect  to  REMIC   residual   certificates   or  REMIC  regular
certificates  the holders of which receive an allocation of fees and expenses in
accordance  with  the  preceding  discussion,   if  any  holder  thereof  is  an
individual,  estate or trust, or a "Pass-Through  Entity"  beneficially owned by one or  more  individuals,  estates  or  trusts,  (i)  an  amount  equal  to the individual's,  estate's or trust's  share of fees and expenses  will be added to the gross income of that holder and (ii) the  individual's,  estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance  with the  limitation  of Section 67 of the Code,  which permits  those  deductions  only to the extent they exceed in the  aggregate two percent of a taxpayer's  adjusted gross income.  In addition,  Section 68 of the
Code provides that the amount of itemized deductions  otherwise allowable for an individual  whose  adjusted  gross  income  exceeds a  specified  amount will be
reduced.   The  amount  of  additional   taxable  income   reportable  by  REMIC
certificateholders  that are covered by the  limitations of either Section 67 or
Section  68 of the Code may be  substantial.  Furthermore,  in  determining  the alternative  minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals,  estates or trusts, no deduction will be allowed for the  holder's  allocable  portion  of  servicing  fees and  other  miscellaneous itemized  deductions of the REMIC,  even though an amount equal to the amount of such fees and other  deductions  will be

                                       98

included in the holder's gross income.  Accordingly,  the REMIC certificates may
not  be  appropriate  investments  for  individuals,   estates,  or  trusts,  or
pass-through entities beneficially owned by one or more individuals,  estates or trusts.  Any prospective  investors should consult with their tax advisors prior to making an investment in these certificates.

         TAX AND  RESTRICTIONS  ON TRANSFERS OF REMIC RESIDUAL  CERTIFICATES  TO
         CERTAIN ORGANIZATIONS

         If a  REMIC  residual  certificate  is  transferred  to a  disqualified organization,  a tax would be imposed in an amount,  determined  under the REMIC regulations, equal to: the product of

         o        the present value,  discounted  using the "applicable  Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect  to  the  certificate,  which  rate  is  computed  and published monthly by the IRS, of the total anticipated  excess inclusions with respect to the REMIC residual  certificate for periods after the transfer; and

         o        the highest  marginal  federal  income tax rate  applicable to corporations.

         The  anticipated  excess  inclusions  must be determined as of the date that the REMIC residual  certificate is transferred  and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the
REMIC's  organizational  documents.  This tax generally  would be imposed on the transferor of the REMIC residual certificate,  except that where the transfer is through  an agent for a  disqualified  organization,  the tax would  instead  be imposed on that agent.  However,  a transferor of a REMIC  residual  certificate would in no event  be  liable  for the tax with  respect  to a  transfer  if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified  organization  and, as of the time of the transfer,  the transferor does not have actual knowledge that the affidavit is false.  Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o        residual  interests in the entity are not held by disqualified organizations; and

         o        information necessary for the application of the tax described herein will be made available.

         Restrictions on the transfer of REMIC residual  certificates  and other provisions  that are intended to meet this  requirement  will be included in the pooling and servicing agreement, including provisions:

         o        requiring any  transferee of a REMIC  residual  certificate to
                  provide   an   affidavit   representing   that  it  is  not  a
                  disqualified  organization  and is  not  acquiring  the  REMIC residual certificate on behalf of a disqualified organization, undertaking  to maintain  that status and agreeing to obtain a similar  affidavit  from any person to whom it shall  transfer the REMIC residual certificate;

         o        providing that any transfer of a REMIC residual certificate to a disqualified organization shall be null and void; and

         o        granting to the master  servicer the right,  without notice to the holder or any prior holder,  to sell to a purchaser of its choice any REMIC residual  certificate that shall become owned by a disqualified organization despite (1) and (2) above.

         In  addition,  if a  Pass-Through  Entity  includes  in  income  excess inclusions  with respect to a REMIC  residual  certificate,  and a  disqualified organization is the record holder of an interest in that

                                       99

entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A
Pass-Through Entity will not be subject to this tax for any period,  however, if each record holder of an interest in the  Pass-Through  Entity furnishes to that
Pass-Through  Entity (i) the  holder's  social  security  number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement  under penalties of perjury that the record holder is not a disqualified organization.  For taxable years beginning after December 31,
1997,  notwithstanding  the  preceding  two  sentences,  in the  case of a REMIC residual  certificate held by an "electing large  partnership," all interests in such partnership shall be treated as held by disqualified organizations, without regard to whether  the  record  holders of the  partnership  furnish  statements described in the preceding sentence, and the amount that is subject to tax under the  second  preceding  sentence  is  excluded  from  the  gross  income  of the partnership  allocated to the partners,  in lieu of allocating to the partners a deduction for the tax paid by the partners.

         SALES OF REMIC CERTIFICATES

         If a REMIC  certificate  is sold,  the selling  certificateholder  will recognize  gain or loss equal to the difference  between the amount  realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate  generally will equal the cost of that REMIC regular certificate  to that  certificateholder,  increased  by income  reported  by the certificateholder  with  respect to that REMIC  regular  certificate,  including original issue discount and market discount income,  and reduced,  but not below zero,  by  distributions  on  the  REMIC  regular  certificate  received  by the certificateholder  and by any amortized  premium.  The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC  Residual  Certificates--Basis  Rules,  Net Losses and  Distributions."
Except as described  below,  any gain or loss  generally will be capital gain or loss.

         Gain from the sale of a REMIC regular  certificate that might otherwise be capital  gain will be treated as ordinary  income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular  certificate had income accrued thereon at a rate equal to 110% of the "applicable  federal rate", which is generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate,  which rate is computed and published  monthly by the IRS,  determined as of the date of purchase of the
REMIC  regular  certificate,  over (ii) the amount of ordinary  income  actually includible  in  the  seller's  income  prior  to the  sale.  In  addition,  gain recognized on the sale of a REMIC regular  certificate by a seller who purchased the REMIC regular  certificate at a market  discount will be taxable as ordinary income to the extent of any accrued and previously  unrecognized market discount that accrued  during the period the  certificate  was held.  See  "--Taxation of
Owners of REMIC Regular Certificates--Market Discount."

         REMIC  certificates  will be  "evidences  of  indebtedness"  within the meaning of Section  582(c)(1) of the Code, so that gain or loss  recognized from the sale of a REMIC  certificate  by a bank or thrift  institution to which that section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might  otherwise be capital gain may be treated as ordinary income to the extent that the  certificate is held as part of a "conversion  transaction"  within the meaning of Section 1258 of the Code. A conversion  transaction  generally is one in which the taxpayer has taken two or more positions in certificates or similar property  that reduce or eliminate  market  risk,  if  substantially  all of the taxpayer's  return  is  attributable  to the time  value of the  taxpayer's  net investment  in the  transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the  taxpayer's net investment at

                                      100

120% of the appropriate  "applicable  federal rate",  which rate is computed and published  monthly  by the  IRS,  at the  time  the  taxpayer  enters  into  the conversion transaction,  subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally,  a  taxpayer  may  elect to have  net  capital  gain  taxed at ordinary  income rates  rather than capital  gains rates in order to include any net  capital  gain in total net  investment  income for the  taxable  year,  for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury  regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the certificate, any other residual  interest in a REMIC (and  possibly a "financial  asset  securitization investment trust", or FASIT,  within the meaning of Section 860L of the Code) or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i)
of the Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section  1091 of the Code.  In that event,  any loss realized  by the  REMIC  residual  certificateholders  on the  sale  will not be deductible,  but instead will be added to the REMIC residual  certificateholders adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

         The Internal Revenue Code imposes a prohibited  transactions tax, which is a tax on  REMICs  equal to 100% of the net  income  derived  from  prohibited
transactions.   In  general,   subject  to  specified  exceptions  a  prohibited
transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments,  the receipt of compensation for services, or gain from the disposition of an asset purchased with the  payments  on the  mortgage  loans  for  temporary  investment  pending distribution on the REMIC  certificates.  It is not  anticipated  that any REMIC will  engage  in any  prohibited  transactions  in which it  would  recognize  a material amount of net income. In addition,  some  contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions  tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions  designed to prevent the acceptance of any contributions that would be subject to the tax.

         REMICs also are subject to federal income tax at the highest  corporate rate on "net income from foreclosure  property,"  determined by reference to the rules applicable to real estate investment trusts.  "Net income from foreclosure property"  generally means gain from the sale of a foreclosure  property that is inventory  property  and gross  income  from  foreclosure  property  other  than qualifying rents and other qualifying income for a real estate investment trust.
Unless  otherwise  disclosed  in the related  prospectus  supplement,  it is not anticipated that any REMIC will recognize "net income from foreclosure property"
subject to federal income tax.

         Unless otherwise disclosed in the related prospectus supplement,  it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related  prospectus  supplement,  and to the extent permitted by then applicable laws, any prohibited  transactions  tax, contributions  tax,  tax on "net income from  foreclosure  property" or state or local income or franchise  tax that may be imposed on the REMIC will be borne by the related master  servicer or the trustee in either case out of its own funds, provided  that the  master  servicer  or the  trustee,  as the case may be,  has sufficient  assets to do so, and  provided  further that the tax arises out of a breach of the master  servicer's or the trustee's  obligations,  as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and  regulations.  Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

                                      101

         On May 11,  2004,  the IRS issued  final  regulations  relating  to the federal  income tax treatment of  "inducement  fees"  received by transferees of non-economic REMIC residual  interests.  The regulations  provide tax accounting rules for the inclusion of such fees in income over an appropriate  period,  and clarify that  inducement  fees  represent  income from sources within the United
States.  These rules apply to taxable  years ending on or after May 11, 2004. On the same date, the IRS issued administrative  guidance addressing the procedures by which  transferees  of such REMIC  residual  interests may obtain  consent to change the method of accounting  for REMIC  inducement  fee income to one of the methods  provided in the  regulations.  Prospective  purchasers  of the Residual
Certificates  should  consult  with their tax advisors  regarding  the effect of these regulations and the related administrative guidance.

         TERMINATION

         A  REMIC  will  terminate   immediately  after  the  distribution  date
following  receipt by the REMIC of the final payment from the mortgage  loans or upon a sale of the REMIC's assets  following the adoption by the REMIC of a plan of complete  liquidation.  The last distribution on a REMIC regular  certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual  certificate,  if the last  distribution  on the REMIC residual
certificate  is  less  than  the  certificateholder's   adjusted  basis  in  the
certificate,  the certificateholder  should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS

         Solely for purposes of the  administrative  provisions of the Code, the
REMIC will be treated as a  partnership  and REMIC  residual  certificateholders will be treated as partners.  Unless otherwise stated in the related  prospectus supplement,  the trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity  identified as the securities  administrator in the related  pooling and servicing  agreement or securities  administrator  will prepare the REMIC federal  income tax returns and will be designated as and will act as the "tax matters  person" for the REMIC in all  respects,  and may hold a nominal amount of REMIC residual certificates.

         As the tax matters person,  the securities  administrator will have the
authority   to  act  on   behalf   of  the   REMIC   and  the   REMIC   residual
certificateholders  in connection with the administrative and judicial review of items of income,  deduction,  gain or loss of the REMIC,  as well as the REMIC's classification. REMIC residual certificateholders will be required to report the
REMIC items  consistently with their treatment on the related REMIC's tax return and may in some  circumstances  be bound by a settlement  agreement  between the securities  administrator,  as tax matters  person,  and the IRS  concerning any
REMIC item.

         Adjustments  made to the REMIC tax return may require a REMIC  residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return,  or the  adjustments  resulting from an audit,  could result  in an  audit  of  the  certificateholder's  return.  No  REMIC  will  be registered  as a tax shelter  pursuant to Section 6111 of the Code because it is not  anticipated  that any REMIC  will have a net loss for any of the first five taxable  years  of its  existence.  Any  person  that  holds  a  REMIC  residual certificate  as a nominee for  another  person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations,  the name and address of that person and other information.

         Reporting of interest  income,  including any original issue  discount, with respect to REMIC  regular  certificates  is required  annually,  and may be required more frequently under Treasury  regulations.  These information reports are  generally  required  to be sent to  individual  holders  of  REMIC  regular
Interests  and  the  IRS;  holders  of  REMIC  regular   certificates  that  are
corporations,  trusts,  securities  dealers  and other  non-individuals  will be provided  interest  and  original  issue

                                      102

discount income information and the information in the following  paragraph upon request in accordance with the requirements of the applicable  regulations.  The information  must be  provided  by the  later  of 30 days  after  the end of the quarter for which the information was requested,  or two weeks after the receipt of the  request.  The REMIC  must  also  comply  with  rules  requiring  certain information  to be  reported  to the IRS.  Reporting  with  respect to the REMIC residual certificates,  including income, excess inclusions, investment expenses and relevant information  regarding  qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

         As applicable,  the REMIC regular certificate  information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition,  the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method requires  information  relating to the holder's purchase price that the REMIC  administrator  will not have, the regulations only require that information pertaining to the appropriate  proportionate method of accruing market  discount  be  provided.  See  "--Taxation  of  Owners  of REMIC  Regular
Certificates--Market Discount."

         The  responsibility  for complying with the foregoing  reporting  rules will be borne by the REMIC  administrator.  Certificateholders  may  request any information with respect to the returns  described in Section  1.6049-7(e)(2) of the Treasury regulations.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

         Payments of  interest  and  principal,  as well as payments of proceeds from the sale of REMIC  certificates,  may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information,  including their taxpayer identification numbers, or otherwise fail to establish an exemption  from the tax. Any amounts  deducted and withheld  from a  distribution  to a recipient  would be allowed as a credit against the  recipient's  federal  income  tax.  Furthermore,  penalties  may be imposed  by the IRS on a  recipient  of  payments  that is  required  to  supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES

         A REMIC  regular  certificateholder  that is not a United States person and is not  subject to federal  income tax as a result of any direct or indirect connection  to the United States in addition to its ownership of a REMIC regular certificate  will not be subject to United States  federal income or withholding tax on a distribution on a REMIC regular  certificate,  provided that the holder complies  to the extent  necessary  with  certain  identification  requirements, including  delivery  of a  statement,  signed  by  the  certificateholder  under penalties  of perjury,  certifying  that the  certificateholder  is not a United
States person and providing the name and address of that certificateholder. This statement  is  generally  made on IRS Form  W-8BEN and must be updated  whenever required  information  has  changed or within  three  calendar  years  after the statement is first delivered.  For these purposes,  United States person means a citizen or resident of the United States,  a  corporation,  partnership or other entity  treated as a  corporation  or  partnership,  created or organized in, or under the laws of, the United  States,  any state  thereof  or the  District  of
Columbia,  except,  in the case of a  partnership,  to the  extent  provided  in regulations,  provided  that,  for purposes  solely of the  restrictions  on the transfer of the residual interests,  no partnership or other entity treated as a partnership  for United States federal income tax purposes shall be treated as a
United States person, or U.S. person, unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United  States  federal  income tax purposes are required by the  applicable operative  agreement to be United States  persons,  or an estate whose income is subject to United States federal income tax regardless of its source, or a

                                      103

trust  if a  court  within  the  United  States  is  able  to  exercise  primary supervision over the  administration  of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent  prescribed in regulations by the Secretary of the Treasury,  a trust which was in existence on August 20, 1996,  other than a trust  treated as owned by the grantor  under  subpart E of part I of  subchapter  J of chapter 1 of the
Code,  and which was treated as a United States  person on August 19, 1996,  may elect to continue to be treated as a United  States person  notwithstanding  the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a
REMIC  residual  certificateholder  that owns  directly or  indirectly  a 10% or greater  interest  in the REMIC  residual  certificates.  If the holder does not qualify for exemption,  distributions  of interest,  including  distributions of accrued  original issue discount,  to the holder may be subject to a tax rate of
30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances  certifications  as to  foreign  status and other  matters  may be required to be provided by partners and beneficiaries thereof.

         In  addition,  the  foregoing  rules  will not apply to exempt a United
States  shareholder  of a controlled  foreign  corporation  from taxation on the
United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further,  it  appears  that a REMIC  regular  certificate  would not be included  in the  estate of a  non-resident  alien  individual  and would not be subject to United  States  estate  taxes.  However,  certificateholders  who are non-resident alien individuals should consult their tax advisors concerning this question.

         Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual  certificates  to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

         NOTES

         Upon the issuance of each series of notes, Thacher Proffitt & Wood LLP, as tax counsel to the  depositor,  will  deliver its  opinion  generally  to the effect that,  for federal  income tax  purposes,  assuming  compliance  with all provisions of the  indenture,  trust  agreement and related  documents,  (a) the notes will be treated as  indebtedness  to a noteholder  other than the owner of the owner trust  certificates and (b) the issuer, as created under the terms and conditions of the trust agreement,  will not be characterized as an association, or publicly traded  partnership within the meaning of Code section 7704, taxable as a  corporation  or as a taxable  mortgage  pool  within  the  meaning of Code section 7701(i).

         STATUS AS REAL PROPERTY LOANS

         Notes  held by a  domestic  building  and  loan  association  will  not constitute  "loans  ...  secured by an  interest  in real  property"  within the meaning  of Code  section  7701(a)(19)(C)(v);  and notes  held by a real  estate investment  trust will not constitute "real estate assets" within the meaning of
Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes  generally will be subject to the same rules of taxation as REMIC regular  certificates,  as described above, except that (i) income reportable on the notes is not  required to be reported

                                      104

under the accrual method unless the holder otherwise used the accrual method and
(ii) the  special  rule  treating a portion of the gain on sale or exchange of a
REMIC regular  certificate as ordinary income is inapplicable to the notes.  See
"REMICs--Taxation  of Owners of REMIC  Certificates" and "REMICs--Sales of REMIC
Certificates".  Except  as  otherwise  stated  in  the  accompanying  prospectus supplement,  the notes will not be issued with original issue discount since the principal  amount of the notes will not exceed  their issue price by more than a
de  minimis   amount.   See   "REMICs--Taxation   of  Owners  of  REMIC  Regular
Certificates--Original  Issue  Discount".  Also,  interest  paid  on a  note  to noteholder  that is not a United  States  person will  normally  qualify for the exception  from United  States  withholding  tax  described in  "REMICs--Foreign
Investors in REMIC Certificates"  except, in addition to the exceptions noted in that section,  where the recipient is a holder,  directly or by attribution,  of
10% or more of the capital or profits interest in the issuer.

         NEW WITHHOLDING REGULATIONS

         The Treasury  Department has issued new final  regulations which revise procedures for complying with, or obtaining  exemptions  under, the withholding, backup withholding and information reporting rules described above.  Prospective investors are urged to consult their tax advisors  regarding the  procedures for obtaining an exemption from withholding under the new regulations.

Grantor Trust Funds

         CLASSIFICATION OF GRANTOR TRUST FUNDS

         On or prior  to the  date of the  related  prospectus  supplement  with respect to the proposed  issuance of each series of Grantor Trust  certificates,
Thacher  Proffitt & Wood,  counsel to the  company,  will  deliver  its  opinion generally to the effect that,  assuming  compliance  with all  provisions of the related pooling and servicing agreement,  the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter
1 of  the  Code  and  not  as a  partnership  or  an  association  taxable  as a corporation.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

         In the case of Grantor Trust Fractional Interest  Certificates,  except as  disclosed in the related  prospectus  supplement,  Thacher  Proffitt & Wood, counsel to the company, will deliver an opinion that, in general,  Grantor Trust
Fractional  Interest  Certificates will represent  interests in (1) "loans . . .
secured  by an  interest  in  real  property"  within  the  meaning  of  Section
7701(a)(19)(C)(v)  of the Code; (2) "obligation[s]  (including any participation or certificate of beneficial  ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the
Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code.  In  addition,  counsel to the company  will  deliver an opinion  that interest on Grantor  Trust  Fractional  Interest  Certificates  will to the same extent be  considered  "interest  on  obligations  secured by  mortgages on real property  or on  interests  in real  property"  within  the  meaning  of Section
856(c)(3)(B) of the Code.

         GRANTOR TRUST STRIP CERTIFICATES

         Even if Grantor  Trust  Strip  Certificates  evidence  an interest in a
Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code,  and the  interest on which is  "interest  on  obligations  secured by mortgages on real property"  within the meaning of Section  856(c)(3)(B)  of the
Code, it is unclear

                                      105

whether the Grantor Trust Strip Certificates,  and the income therefrom, will be so characterized.  However,  the policies  underlying these sections (namely, to encourage or require  investments in mortgage loans by thrift  institutions  and real  estate  investment  trusts)  may  suggest  that this  characterization  is appropriate.  Counsel  to the  company  will not  deliver  any  opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor  Trust  Strip  Certificates  is  material  should  consult  their tax advisors regarding whether the Grantor Trust Strip Certificates,  and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s]  (including any  participation  or  certificate of beneficial  ownership  therein) which . .
..[are]  principally  secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

         Holders of a particular  series of Grantor  Trust  Fractional  Interest
Certificates  generally  will be required to report on their federal  income tax returns  their shares of the entire  income from the mortgage  loans  (including amounts used to pay reasonable  servicing  fees and other  expenses) and will be entitled to deduct their shares of any such reasonable  servicing fees and other expenses.  Because of stripped interests,  market or original issue discount, or premium,  the  amount  includible  in  income  on  account  of a  Grantor  Trust
Fractional  Interest  Certificate  may  differ  significantly  from  the  amount distributable thereon representing interest on the mortgage loans. Under Section
67 of the  Code,  an  individual,  estate  or  trust  holding  a  Grantor  Trust
Fractional Interest Certificate  directly or through some pass-through  entities will be allowed a deduction for the reasonable  servicing fees and expenses only to the  extent  that  the  aggregate  of  the  holder's  miscellaneous  itemized deductions  exceeds  two  percent of the  holder's  adjusted  gross  income.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise  allowable for an individual  whose  adjusted  gross income  exceeds a specified  amount  will be  reduced by the lesser of (1) 3% of the excess of the individual's  adjusted  gross income over the amount or (2) 80% of the amount of itemized  deductions  otherwise  allowable for the taxable  year.  The amount of additional  taxable  income  reportable by holders of Grantor  Trust  Fractional
Interest Certificates who are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial.  Further,  certificateholders  (other than  corporations)  subject  to the  alternative  minimum  tax may  not  deduct miscellaneous  itemized  deductions  in  determining  the  holder's  alternative minimum  taxable  income.  Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates  (including
Grantor Trust Strip  Certificates)  are issued,  the fees and expenses should be allocated  among the classes of Grantor Trust  certificates  using a method that recognizes  that each such class  benefits  from the  related  services.  In the absence of  statutory  or  administrative  clarification  as to the method to be used, it currently is intended to base information returns or reports to the IRS and  certificateholders on a method that allocates the expenses among classes of
Grantor   Trust   certificates   with  respect  to  each  period  based  on  the
distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust  Fractional  Interest
Certificates  of any  series  will  depend on  whether  they are  subject to the
"stripped  bond" rules of Section  1286 of the Code.  Grantor  Trust  Fractional
Interest  Certificates  may be subject to those  rules if (1) a class of Grantor
Trust Strip  Certificates  is issued as part of the same series of  certificates or(2) the company or any of its  affiliates  retains (for its own account or for purposes  of resale) a right to  receive a  specified  portion  of the  interest payable on the mortgage loans.  Further,  the IRS has ruled that an unreasonably high  servicing  fee  retained  by a seller or  servicer  will be  treated  as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes  reasonable  servicing fees for various types of mortgages the IRS has  established  "safe  harbors." The servicing fees paid  with  respect  to  the  mortgage  loans  for a  series  of  Grantor  Trust certificates  may be higher than the "safe  harbors" and,  accordingly,  may not constitute reasonable servicing compensation.  The related prospectus supplement will include

                                      106

information   regarding  servicing  fees  paid  to  the  master  servicer,   any
subservicer or their respective  affiliates  necessary to determine  whether the preceding "safe harbor" rules apply.

         IF STRIPPED BOND RULES APPLY

         If the  stripped  bond  rules  apply,  each  Grantor  Trust  Fractional
Interest  Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code,  subject,  however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the  discussion  regarding de minimis  market  discount.  See
"--Taxation of Owners of Grantor Trust Fractional Interest  Certificates--Market
Discount"  below.  Under the stripped bond rules,  the holder of a Grantor Trust
Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest
Certificate  for each month in an amount equal to the income that accrues on the certificate  in  that  month  calculated  under  a  constant  yield  method,  in accordance with the rules of the Code relating to original issue discount.

         The original  issue  discount on a Grantor  Trust  Fractional  Interest
Certificate will be the excess of the certificate's stated redemption price over its  issue  price.  The  issue  price of a  Grantor  Trust  Fractional  Interest
Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional  Interest  Certificate.  The stated  redemption price of a Grantor Trust Fractional Interest  Certificate will be the sum of all payments to be made on the certificate,  other than "qualified stated interest,"
if any, as well as the  certificate's  share of  reasonable  servicing  fees and other expenses.  See "--Taxation of Owners of Grantor Trust Fractional  Interest
Certificates--If  Stripped  Bond  Rules  Do  Not  Apply"  for  a  definition  of
"qualified stated  interest." In general,  the amount of the income that accrues in any month  would  equal the  product of the  holder's  adjusted  basis in the
Grantor Trust Fractional Interest Certificate at the beginning of the month (see
"Sales  of  Grantor  Trust  Certificates")  and the yield of the  Grantor  Trust
Fractional  Interest  Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between  distribution  dates)
that, if used to discount the holder's share of future  payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder  purchased  the  certificate.  In computing  yield under the stripped  bond  rules,  a  certificateholder's  share of future  payments on the mortgage  loans will not include any payments  made in respect of any  ownership interest in the mortgage loans retained by the company, the master servicer, any
subservicer   or   their   respective   affiliates,   but   will   include   the
certificateholder's share of any reasonable servicing fees and other expenses.

         To the  extent  the  Grantor  Trust  Fractional  Interest  Certificates
represent an interest in any pool of debt  instruments the yield on which may be affected by reason of prepayments,  Section  1272(a)(6) of the Code requires (1)
the  use of a  reasonable  prepayment  assumption  in  accruing  original  issue discount and (2)  adjustments  in the accrual of original  issue  discount  when prepayments do not conform to the prepayment  assumption.  It is unclear whether those provisions  would be applicable to the Grantor Trust  Fractional  Interest
Certificates  that do not represent an interest in any pool of debt  instruments the yield on which may be affected by reason of  prepayments or whether use of a reasonable  prepayment  assumption may be required or permitted without reliance on these  rules.  It is also  uncertain,  if a  prepayment  assumption  is used, whether the assumed  prepayment rate would be determined  based on conditions at the time of the first sale of the Grantor Trust Fractional Interest  Certificate or,  with  respect to any holder,  at the time of purchase of the Grantor  Trust
Fractional Interest Certificate by that holder.  Certificateholders  are advised to consult their own tax advisors  concerning  reporting original issue discount
with  respect  to  Grantor  Trust  Fractional  Interest   Certificates  and,  in
particular, whether a prepayment assumption should be used in reporting original issue discount.

                                      107

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal  amount of the mortgage loans allocable to the certificate,  the use of a prepayment  assumption  generally  would not have any significant effect on the yield used in calculating accruals of interest income.
In the  case,  however,  of a  Grantor  Trust  Fractional  Interest  Certificate
acquired at a discount or premium (that is, at a price less than or greater than the  principal  amount,  respectively),  the  use  of  a  reasonable  prepayment assumption  would  increase  or  decrease  the  yield,  and thus  accelerate  or decelerate, respectively, the reporting of income.

         If a  prepayment  assumption  is not used,  then when a  mortgage  loan prepays in full, the holder of a Grantor Trust Fractional  Interest  Certificate acquired at a discount or a premium generally will recognize  ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate  that is allocable to the  certificateholder's interest in the mortgage  loan.  If a prepayment  assumption is used, it appears that no separate item of income or loss should be recognized  upon a prepayment.
Instead,  a  prepayment  should be  treated  as a partial  payment of the stated
redemption  price of the  Grantor  Trust  Fractional  Interest  Certificate  and
accounted for under a method  similar to that  described  for taking  account of original issue discount on REMIC regular certificates.  See  "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect  differences  between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information  reports or returns to the
IRS and certificateholders in transactions subject to the stripped bond rules on a  prepayment  assumption  that  will be  disclosed  in the  related  prospectus supplement  and on a constant  yield  computed  using a  representative  initial offering price for each class of certificates. However, none of the company, the master  servicer or the trustee will make any  representation  that the mortgage loans will in fact prepay at a rate  conforming to the prepayment  assumption or any  other  rate and  certificateholders  should  bear in mind that the use of a representative  initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial  certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1,  some stripped bonds are to be treated as market  discount bonds and,  accordingly,  any purchaser of such a bond is to account for any discount on the bond as market  discount  rather than original issue discount.  This treatment only applies,  however,  if immediately after the most recent  disposition of the bond by a person stripping one or more coupons  from the bond and  disposing  of the  bond or  coupon  (1)  there is no original issue discount (or only a de minimis amount of original issue discount)
or (2) the annual  stated rate of interest  payable on the  original  bond is no more than one percentage point lower than the gross interest rate payable on the original  mortgage  loan (before  subtracting  any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest  Certificate is more than one percentage  point lower than the gross interest rate payable on the mortgage loans, the related  prospectus  supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust  Fractional
Interest Certificate determined under the stripped bond rules is less than 0.25%
of the stated  redemption  price  multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis.  Original issue discount or market discount of only a de minimis  amount will be included in income in the same manner as de minimis original issue and market discount described in  "CHARACTERISTICS OF INVESTMENTS
IN GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES DO NOT APPLY" and"--MARKET
DISCOUNT" below.

                                      108

         IF STRIPPED BOND RULES DO NOT APPLY

         Subject to the  discussion  below on original  issue  discount,  if the stripped  bond  rules  do not  apply  to a  Grantor  Trust  Fractional  Interest
Certificate,  the certificateholder  will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of  accounting.  The original issue discount rules will apply to a
Grantor  Trust  Fractional  Interest  Certificate  to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue  discount,  if any, on the mortgage loans will equal the  difference  between the stated  redemption  price of the mortgage loans and their issue price.  Under the OID  regulations,  the stated  redemption price is equal to the total of all  payments to be made on the  mortgage  loan other than
"qualified  stated  interest."  "Qualified  stated interest" is interest that is unconditionally  payable  at least  annually  at a single  fixed  rate,  or at a
"qualified  floating rate," an "objective rate," a combination of a single fixed rate  and one or more  "qualified  floating  rates"  or one  "qualified  inverse floating  rate," or a combination  of "qualified  floating  rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage  loan,  less any
"points" paid by the  borrower,  and the stated  redemption  price of a mortgage loan will equal its principal  amount,  unless the mortgage loan provides for an initial  below-market  rate of interest or the  acceleration  or the deferral of interest payments.  The determination as to whether original issue discount will be considered to be de minimis will be calculated  using the same test described
in  the  REMIC   discussion.   See   "--TAXATION  OF  OWNERS  OF  REMIC  REGULAR
CERTIFICATES--ORIGINAL ISSUE DISCOUNT" above.

         In the case of mortgage loans bearing  adjustable or variable  interest rates, the related  prospectus  supplement will describe the manner in which the rules  will be  applied  with  respect  to those  mortgage  loans by the  master
servicer   or   the   trustee   in   preparing   information   returns   to  the
certificateholders and the IRS.

         If original  issue  discount is in excess of a de minimis  amount,  all original  issue  discount with respect to a mortgage loan will be required to be accrued and reported in income each month,  based on a constant  yield.  Section
1272(a)(6)  of the  Code  requires  that a  prepayment  assumption  be  made  in computing yield with respect to any pool of debt  instruments the yield on which may be affected by reason of prepayments.  Accordingly,  for certificates backed by these pools,  it is intended to base  information  reports and returns to the
IRS and  certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment  assumption.  However,  in the case of certificates  not backed by these pools or with respect to taxable years beginning prior to August
5, 1997, it currently is not intended to base the reports and returns on the use of a prepayment assumption.  Certificateholders are advised to consult their own tax  advisors  concerning  whether  a  prepayment  assumption  should be used in reporting  original  issue  discount  with respect to Grantor  Trust  Fractional
Interest Certificates. Certificateholders should refer to the related prospectus supplement  with respect to each series to determine  whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust  Fractional  Interest  Certificate  that purchases the Grantor Trust Fractional Interest  Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross  income the  certificate's  daily  portions of any  original issue  discount  with respect to the mortgage  loans.  However,  each such daily portion will be reduced,  if the cost of the Grantor Trust  Fractional  Interest
Certificate to the purchaser is in excess of the certificate's allocable portion of the  aggregate  "adjusted  issue  prices" of the  mortgage  loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the  certificate's  allocable  portion of the aggregate  original issue discount remaining to be accrued on

                                      109

the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the  adjusted  issue  price (or,  in the case of the first accrual  period,  the issue price) of the mortgage  loan at the beginning of the accrual  period  that  includes  the day and (2) the daily  portions of original issue  discount  for all days during the accrual  period  prior to the day.  The adjusted  issue price of a mortgage loan at the beginning of any accrual  period will equal the issue price of the  mortgage  loan,  increased  by the  aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods,  and reduced by the amount of any payments made on the mortgage  loan in prior  accrual  periods  of  amounts  included  in its  stated
redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related  prospectus  supplement,  will  provide to any holder of a Grantor Trust  Fractional  Interest  Certificate such information as the holder may  reasonably  request  from time to time with  respect to original issue discount accruing on Grantor Trust Fractional Interest  Certificates.  See
"Grantor Trust Reporting" below.

         MARKET DISCOUNT

         If the stripped bond rules do not apply to the Grantor Trust Fractional
Interest Certificate,  a certificateholder may be subject to the market discount rules of Sections  1276  through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market  discount," that is, in the case of a mortgage loan issued without original issue discount,  at a purchase  price less than its  remaining  stated  redemption  price (as  defined above),  or in the case of a mortgage loan issued with original issue  discount, at a purchase  price less than its adjusted issue price (as defined  above).  If market  discount is in excess of a de minimis amount (as described  below),  the holder  generally will be required to include in income in each month the amount of the  discount  that  has  accrued  (under  the  rules  described  in the next paragraph)  through the month that has not  previously  been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage  loan, to the payment of stated  redemption  price on the mortgage loan that is received by (or, in the case of accrual  basis  certificateholders,  due
to) the trust  fund in that  month.  A  certificateholder  may elect to  include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance  with the foregoing  under rules similar to those described  in  "--TAXATION  OF  OWNERS  OF  REMIC  REGULAR  CERTIFICATES--MARKET
DISCOUNT" above.

         Section  1276(b)(3) of the Code  authorized the Treasury  Department to issue regulations  providing for the method for accruing market discount on debt instruments,  the  principal  of which is payable in more than one  installment.
Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual
period  market   discount  on  the  mortgage   loans  should   accrue,   at  the
certificateholder's  option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total  remaining  market discount as the stated
interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or(3)
in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue  discount  accrued in the accrual period bears to the total original issue discount  remaining  at the  beginning  of the accrual  period.  The  prepayment assumption,  if any, used in calculating  the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment  assumption  could be to  accelerate  the reporting of the discount income.  Because the  regulations  referred to in this  paragraph  have not been issued,  it is not possible to predict what effect the regulations might have on the tax  treatment of a mortgage  loan  purchased at a discount in the secondary market.

                                      110

         Because the mortgage loans will provide for periodic payments of stated
redemption  price,  the market discount may be required to be included in income at a rate that is not  significantly  slower than the rate at which the discount would be included in income if it were original issue discount.

         Market  discount with respect to mortgage loans may be considered to be de minimis  and,  if so, will be  includible  in income  under de minimis  rules similar  to those  described  above in  "--REMICS--TAXATION  OF  OWNERS OF REMIC
REGULAR  CERTIFICATES--ORIGINAL  ISSUE  DISCOUNT"  with the exception that it is less  likely that a  prepayment  assumption  will be used for  purposes of these rules with respect to the mortgage loans.

         Further,  under the rules described in "--REMICs--Taxation of Owners of
REMIC Regular  Certificates--Market  Discount,"  above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense  deductions  attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies  without  regard to the  origination dates of the mortgage loans.

         PREMIUM

         If a certificateholder  is treated as acquiring the underlying mortgage loans at a  premium,  that is, at a price in excess  of their  remaining  stated
redemption price, the  certificateholder may elect under Section 171 of the Code to amortize using a constant  yield method the portion of the premium  allocable to mortgage loans  originated after September 27, 1985.  Amortizable  premium is treated as an offset to interest income on the related debt  instrument,  rather than as a separate interest  deduction.  However,  premium allocable to mortgage loans  originated  before  September 28, 1985 or to mortgage  loans for which an amortization  election is not made,  should be  allocated  among the payments of stated  redemption  price on the mortgage  loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is  unclear  whether  a  prepayment  assumption  should  be  used in computing  amortization  of premium  allowable under Section 171 of the Code. If premium is not  subject to  amortization  using a  prepayment  assumption  and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest
Certificate  acquired  at a  premium  should  recognize  a  loss,  equal  to the difference  between the portion of the prepaid  principal amount of the mortgage loan that is allocable to the  certificate and the portion of the adjusted basis of the  certificate  that is  allocable to the  mortgage  loan.  If a prepayment assumption  is used to amortize  premium,  it appears  that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust
Fractional Interest Certificate and accounted for under a method similar to that described  for taking  account  of  original  issue  discount  on REMIC  regular
certificates.    See    "REMICS--TAXATION    OF   OWNERS   OF   REMIC    REGULAR
CERTIFICATES--ORIGINAL   ISSUE  DISCOUNT."  It  is  unclear  whether  any  other
adjustments  would be required  to reflect  differences  between the  prepayment assumption used, and the actual rate of prepayments.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

         The  "stripped  coupon" rules of Section 1286 of the Code will apply to
the  Grantor   Trust  Strip   Certificates.   Except  as   described   above  in
"Characterization of Investments in Grantor Trust Certificates--If Stripped Bond
Rules Apply," no regulations or published rulings under Section 1286 of the Code have been  issued  and some  uncertainty  exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of
Grantor  Trust  Strip

                                      111

Certificates  should consult their own tax advisors  concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID regulations do not apply to "stripped  coupons,"  although they provide general  guidance as to how the original issue discount  sections of the
Code will be  applied.  In  addition,  the  discussion  below is  subject to the discussion  under  "--Possible  Application  of  Contingent  Payment  Rules" and
assumes that the holder of a Grantor  Trust Strip  Certificate  will not own any
Grantor Trust Fractional Interest Certificates.

         Under the  stripped  coupon  rules,  it  appears  that  original  issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust  Strip  Certificates  would  include as  interest  income in each month an amount equal to the product of the holder's  adjusted basis in the Grantor Trust
Strip  Certificate  at the  beginning of that month and the yield of the Grantor
Trust Strip  Certificate to the holder.  The yield would be calculated  based on the price paid for that Grantor  Trust Strip  Certificate  by its holder and the payments  remaining  to be made  thereon  at the time of the  purchase,  plus an allocable  portion of the servicing fees and expenses to be paid with respect to the mortgage  loans.  See  "Characterization  of  Investments  in Grantor  Trust
Certificates--If Stripped Bond Rules Apply" above.

         As  noted  above,  Section  1272(a)(6)  of  the  Code  requires  that a prepayment  assumption  be used in  computing  the  accrual  of  original  issue discount  with  respect  to  some  categories  of  debt  instruments,  and  that adjustments  be made in the  amount and rate of  accrual  of the  discount  when prepayments  do not  conform  to the  prepayment  assumption.  To the extent the
Grantor  Trust  Strip  Certificates  represent  an  interest in any pool of debt instruments the yield on which may be affected by reason of  prepayments,  those provisions will apply to the Grantor Trust Strip  Certificates for taxable years beginning after August 5, 1997. It is unclear whether those  provisions would be applicable  to the Grantor  Trust Strip  Certificates  that do not  represent an interest  in any such pool or for  taxable  years  beginning  prior to August 5,
1997, or whether use of a prepayment  assumption may be required or permitted in the  absence  of  these  provisions.  It  is  also  uncertain,  if a  prepayment assumption  is used,  whether the assumed  prepayment  rate would be  determined based on  conditions  at the time of the first sale of the  Grantor  Trust Strip
Certificate or, with respect to any subsequent  holder,  at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip  Certificates  will be significantly slower if a prepayment  assumption is permitted to be made than if yield is computed  assuming no  prepayments.  It  currently  is intended to base information  returns  or  reports  to  the  IRS  and  certificateholders  on the prepayment  Assumption  disclosed in the related prospectus  supplement and on a constant yield computed using a  representative  initial offering price for each class of certificates.  However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate  conforming  to the  prepayment  assumption  or at any other  rate and certificateholders  should bear in mind that the use of a representative initial offering  price  will mean that the  information  returns  or  reports,  even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the  initial  certificateholders  of each  series who  bought at that  price.
Prospective  purchasers of the Grantor Trust Strip  Certificates  should consult their own tax advisors regarding the use of the prepayment assumption.

         It is unclear  under what  circumstances,  if any, the  prepayment of a mortgage  loan will give rise to a loss to the holder of a Grantor  Trust  Strip
Certificate.  If a  Grantor  Trust  Strip  Certificate  is  treated  as a single instrument  (rather than an interest in discrete  mortgage loans) and the effect of  prepayments  is taken into  account in  computing  yield with respect to the
Grantor Trust Strip  Certificate,  it appears that no loss may be available as a result of any particular  prepayment  unless

                                      112

prepayments occur at a rate faster than the prepayment assumption. However, if a
Grantor Trust Strip  Certificate is treated as an interest in discrete  mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid,  the  holder of a Grantor  Trust  Strip  Certificate  should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor
Trust Strip Certificate that is allocable to the mortgage loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES

         The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser.  To the extent that payments on the Grantor Trust Strip  Certificates would cease if the mortgage  loans were prepaid in full,  the Grantor Trust Strip  Certificates could be considered to be debt  instruments  providing for contingent  payments.
Under the OID regulations,  debt instruments  providing for contingent  payments
are  not  subject  to  the  same  rules  as  debt   instruments   providing  for
noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"),  but it appears  that  Grantor  Trust Strip  Certificates,  to the extent  subject to
Section  1272(a)(6) of the Code, as described  above, or due to their similarity to other  mortgage-backed  securities(such  as REMIC regular  interests and debt instruments  subject  to  Section  1272(a)(6)  of the Code)  that are  expressly excepted from the application of the Contingent Payment Regulations,  are or may
be excepted from these  regulations.  Like the OID  regulations,  the Contingent
Payment Regulations do not specifically address securities,  such as the Grantor
Trust Strip Certificates, that are subject to the stripped bond rules of Section
1286 of the Code.

         If  the  contingent   payment  rules  under  the   Contingent   Payment
Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the  "noncontingent  bond method." Under the "noncontingent bond  method,"  the issuer of a Grantor  Trust Strip  Certificate  determines  a projected  payment  schedule on which  interest will accrue.  Holders of Grantor
Trust Strip  Certificates are bound by the issuer's  projected payment schedule.
The projected  payment  schedule  consists of all  noncontingent  payments and a projected  amount for each  contingent  payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected  payment schedule  reflects the projected yield.  The projected  amount of each payment must reasonably  reflect the relative  expected  values of the payments to be received by the holder of a
Grantor  Trust Strip  Certificate.  The projected  yield  referred to above is a reasonable  rate,  not less than the  "applicable  Federal rate" that, as of the issue  date,  reflects  general  market  conditions,  the credit  quality of the issuer,  and the terms and  conditions  of the mortgage  loans.  The holder of a
Grantor Trust Strip  Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming  that a prepayment  assumption  were used,  if the  Contingent
Payment  Regulations  or their  principles  were applied to Grantor  Trust Strip
Certificates,  the  amount of income  reported  with  respect  thereto  would be substantially  similar to that  described  under  "Taxation of Owners of Grantor
Trust Strip Certificates".  Certificateholders should consult their tax advisors concerning  the possible  application  of the  contingent  payment  rules to the
Grantor Trust Strip Certificates.

         SALES OF GRANTOR TRUST CERTIFICATES

         Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor  Trust  certificate  and its  adjusted  basis, recognized on the sale or exchange of a Grantor Trust certificate by an investor who holds the Grantor Trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market

                                      113

discount,  which will be treated as ordinary  income,  and (in the case of banks and other financial  institutions)except as provided under Section 582(c) of the
Code. The adjusted basis of a Grantor Trust certificate generally will equal its cost,  increased by any income reported by the seller (including  original issue discount  and market  discount  income) and reduced  (but not below zero) by any previously  reported losses, any amortized premium and by any distributions with respect to the Grantor Trust certificate.

         Gain or loss  from  the  sale of a  Grantor  Trust  certificate  may be partially  or  wholly  ordinary  and not  capital  in some  circumstances.  Gain attributable  to accrued and  unrecognized  market  discount  will be treated as ordinary  income,  as will gain or loss  recognized by banks and other financial institutions subject Section 582(c) of the Code.  Furthermore,  a portion of any gain that might  otherwise be capital gain may be treated as ordinary  income to the extent that the Grantor Trust  certificate  is held as part of a "conversion transaction"  within  the  meaning  of Section  1258 of the Code.  A  conversion transaction  generally  is one in  which  the  taxpayer  has  taken  two or more positions in the same or similar  property that reduce or eliminate market risk, if substantially  all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate  "applicable Federal rate" (which rate is computed and  published  monthly by the IRS) at the time the taxpayer  enters into the  conversion  transaction,  subject to  appropriate  reduction for prior inclusion of interest  and other  ordinary  income  items from the  transaction.
Finally,  a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than  capital  gains rates in order to include the net capital gain in total net  investment  income for that taxable year, for purposes of the rule that limits the  deduction of interest on  indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING

         The master  servicer  or the trustee  will  furnish to each holder of a
Grantor Trust Fractional Interest Certificate with each distribution a statement setting  forth the amount of the  distribution  allocable  to  principal  on the underlying  mortgage loans and to interest  thereon at the related  pass-through rate. In addition,  the master  servicer or the trustee will  furnish,  within a reasonable time after the end of each calendar year, to each holder of a Grantor
Trust  certificate  who was a holder at any time during  that year,  information regarding the amount of servicing  compensation  received by the master servicer and  subservicer  (if any) and any other  customary  factual  information as the master servicer or the trustee deems necessary or desirable to enable holders of
Grantor  Trust  certificates  to  prepare  their tax  returns  and will  furnish comparable  information to the IRS as and when required by law to do so. Because the rules for  accruing  discount  and  amortizing  premium  with respect to the
Grantor  Trust  certificates  are  uncertain  in various  respects,  there is no assurance the IRS will agree with the trust fund's information  reports of these items of income  and  expense.  Moreover,  these  information  reports,  even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to  the  initial  certificateholders  that  bought  their  certificates  at  the representative initial offering price used in preparing the reports.

         Except  as  disclosed  in  the  related  prospectus   supplement,   the
responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         BACKUP WITHHOLDING

         In general, the rules described in  "--REMICS--Backup  Withholding with
Respect to REMIC Certificates" will also apply to Grantor Trust certificates.

                                      114

         FOREIGN INVESTORS

         In general,  the discussion with respect to REMIC Regular  certificates in "REMICS--Foreign  Investors in REMIC  Certificates"  applies to Grantor Trust certificates except that Grantor Trust certificates will, except as disclosed in
the  related  prospectus  supplement,   be  eligible  for  exemption  from  U.S.
withholding tax, subject to the conditions described in the discussion,  only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that  interest on a Grantor  Trust  certificate  would be exempt  under  Sections  871(h)(1)  and  881(c) of the Code from  United  States withholding  tax, and the Grantor  Trust  certificate  is not held in connection with a  certificateholder's  trade or business in the United States, the Grantor
Trust  certificate  will not be subject  to United  States  estate  taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In  addition  to the  federal  income  tax  consequences  described  in
"Material Federal Income Tax Consequences,"  potential investors should consider the  state  and  local  tax  consequences  of the  acquisition,  ownership,  and disposition  of the  securities  offered  hereunder.  State  tax law may  differ substantially  from the corresponding  federal tax law, and the discussion above does not  purport to  describe  any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax  consequences  of  investments in the securities offered hereunder.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of the Employee  Retirement Income Security Act of
1974,  as  amended,  or  ERISA,  impose  fiduciary  and  prohibited  transaction restrictions  on employee  benefit  plans  subject to ERISA and on various other retirement plans and  arrangements,  including bank collective  investment funds and  insurance  company  general and separate  accounts in which those  employee benefit  plans and  arrangements  are  invested.  Section  4975 of the  Internal
Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in
Section 401 (a) of the Internal Revenue Code and individual  retirement accounts described in Section 408 of the Internal  Revenue Code.  These employee  benefit plans  subject  to ERISA  and  plans  subject  to  Section  4975 of the Code are collectively referred to as plans in this prospectus.

         Some employee benefit plans,  including  governmental plans, as defined in Section  3(32) of ERISA,  and,  if no  election  has been made under  Section
410(d) of the Internal  Revenue Code,  church plans, as defined in Section 3(33)
of  ERISA,  are  not  subject  to  the  ERISA  requirements  discussed  in  this prospectus.  Accordingly,  assets of these plans may be  invested in  Securities without  regard to the ERISA  considerations  described  below,  subject  to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under  Sections  401(a) and 501(a) of the Internal
Revenue Code, however, is subject to the prohibited transaction rules in Section
503(b) of the Internal Revenue Code.

         Section 404 of ERISA imposes general fiduciary requirements,  including those of investment  prudence and  diversification  and the  requirement  that a
Plan's  investment be made in accordance with the documents  governing the plan.
In addition,  Section 406 of ERISA and Section 4975 of the Internal Revenue Code
prohibit a broad range of  transactions  involving  assets of  employee  benefit plans and arrangements subject to ERISA and tax-favored plans subject to Section
4975 of the Code,  which are  collectively  referred  to in this  prospectus  as
"ERISA  plans,"  and  persons,  called  "parties  in  interest"  under  ERISA or
"disqualified  persons" under the Internal  Revenue Code, which are collectively referred to in this  prospectus  as "parties in  interest,"  who

                                      115

have  specified  relationships  to  the  ERISA  plans,  unless  some  statutory, regulatory or  administrative  exemption is available.  Some parties in interest that  participate  in a  prohibited  transaction  may be  subject  to  sanctions including a penalty,  equitable  relief or an excise tax,  imposed under Section
502(i) of ERISA or  Section  4975 of the  Internal  Revenue  Code,  unless  some
statutory,   regulatory  or  administrative   exemption  is  available  for  any
transaction of this sort.

Plan Asset Regulations

         An investment  of assets of an ERISA plan in  Securities  may cause the underlying  mortgage loans or other Assets held in a trust or other entity to be deemed ERISA plan assets of the ERISA plan.  The U.S.  Department  of Labor,  or
DOL, has  promulgated  regulations at 29 C.F.R.  Section  2510.3-101  concerning whether or not an ERISA plan's  assets would be deemed to include an interest in the underlying assets of an entity,  including a trust, for purposes of applying the general  fiduciary  responsibility  provisions  of ERISA and the  prohibited transaction  provisions of ERISA and Section 4975 of the Internal  Revenue Code,
when an ERISA  plan  acquires  an  "equity  interest"  in that  entity.  The DOL regulations define the term "equity interest" as any interest in an entity other than an instrument  which is treated as indebtedness  under applicable local law and which has no "substantial equity features."

         Exceptions  contained  in the DOL  regulations  provide  that an  ERISA plan's  assets,  called plan assets,  will not include an undivided  interest in each asset of an entity in which it makes an equity investment if-

         o        the entity is an operating company;

         o        the  equity  investment  made by the  ERISA  plan is  either a
                  "publicly-offered  security"  that is "widely  held,"  both as defined in the DOL  regulations,  or a  security  issued by an investment company registered under the Investment Company Act of 1940, as amended; or

         o        "benefit  plan  investors"  do not own 25% or more in value of any class of equity interests  issued by the entity.  For this purpose, "benefit plan investors" include ERISA plans, as well as any "employee  benefit plan," as defined in Section 3(3) of
                  ERISA,  that  is not  subject  to  Title I of  ERISA,  such as governmental  plans,  as defined  in  Section  3(32) of ERISA, church plans, as defined in Section 3(33) of ERISA,  that have not made an  election  under  Section  410(d) of the  Internal
                  Revenue Code,  foreign  plans and any entity whose  underlying assets  include ERISA plan assets by reason of an ERISA plan's investment in the entity.

         Some of the rules  contained in the DOL  regulations  provide that plan assets  may be deemed to  include  an  undivided  interest  in each  asset of an entity, such as a trust, in which an ERISA plan makes an equity investment.  The depositor can give no assurance that any of the exceptions will apply. Under the
DOL regulations,  the prohibited  transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any servicer, any subservicer,  the trustee, the obligor under any credit  enhancement  mechanism or affiliates of those entities to be  considered or become  parties in interest for an investing  ERISA plan if the  underlying  assets of the entity are  treated  as plan  assets.  If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code,  unless some statutory,  regulatory or administrative exemption is available.  Securities acquired by an ERISA plan would be assets of that ERISA plan.  Under the DOL  regulations,  a trust,  including  the mortgage loans or other Assets held in the trust, may also be deemed to be assets of each
ERISA  plan that  acquires  Certificates  or Notes  deemed to have  "substantial equity features."

                                      116

         Any person who has  discretionary  authority or control with respect to the management or disposition of ERISA plan assets,  and any person who provides investment advice with respect to the ERISA plan assets for a fee is a fiduciary of the investing  ERISA plan. If the mortgage  loans or other Assets held in the trust fund were to  constitute  ERISA  plan  assets,  then any party  exercising management or discretionary  control with respect to those ERISA plan assets may be  deemed  to be a  "fiduciary,"  and thus  subject  to the  general  fiduciary requirements  of ERISA and the  prohibited  transaction  provisions of ERISA and
Section 4975 of the Internal  Revenue  Code,  for any ERISA  investing  plan. In addition,  if the mortgage  loans or other Assets held in the trust fund were to constitute ERISA plan assets,  then the acquisition or holding of securities by, or on  behalf  of an  ERISA  plan  or with  ERISA  plan  assets,  as well as the operation of the trust,  may  constitute  or result in a prohibited  transaction under ERISA and Section 4975 of the Internal Revenue Code.

Underwriter Exemption

         The DOL has granted to  Deutsche  Banc Alex.  Brown Inc. an  individual exemption,  Prohibited  Transaction  Exemption  94-84,  and to  Deutsche  Morgan
Grenfell/C.J.  Lawrence  Inc.,  similar  approval (FAN 97-03E),  which were both amended  by  Prohibited  Transaction  Exemption  97-34,  Prohibited  Transaction
Exemption  2000-58  and  Prohibited  Transaction  2002-41   (collectively,   the
"Exemption").   The  Exemption  is  applicable  to  Securities  which  meet  its requirements  whenever the underwriter or its affiliate is the sole underwriter, manager  or  co-manager  of an  underwriting  syndicate  or is  the  selling  or placement agent. The Exemption  generally exempts certain  transactions from the application of certain of the prohibited transaction provisions of ERISA and the
Code provided  that the  conditions  set forth in the  Exemption are  satisfied.
Securities which may be covered by the exemption include  Certificates and Notes issued by a grantor  or owner  trust or a REMIC or a FASIT.  These  transactions include the servicing, managing and operation of trusts holding fixed (generally non-revolving  pools) of enumerated  categories of assets which include:  single and multi-family  residential  mortgage loans,  home equity loans or receivables
(including cooperative housing loans), manufactured housing loans and guaranteed government  mortgage pool  certificates  and the  purchase,  sale and holding of securities which represent  beneficial ownership interests in the assets of such trusts.

         The  Exemption  sets  forth  eight  general  conditions  which  must be satisfied  for a  transaction  involving  the  purchase,  sale  and  holding  of securities to be eligible for exemptive relief under the Exemption.

         o        First,  the acquisition of Securities by an ERISA plan or with plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's length transaction with an unrelated party.

         o        Second,  the Exemption  only applies to Securities  evidencing rights and interests that are not  subordinated  to the rights and  interests  evidenced by the other  Securities of the same trust,  unless none of the mortgage  loans or other assets has an LTV ratio that  exceeds 100% at the date of issuance of the
                  Securities  and the  Securities  are  issued in a  "designated transaction".  A designated  transaction  is generally  one in which  the  assets  consist  of  specified  types  of  assets, including  obligations  that are secured by residential,  home equity, or manufactured housing.

         o        Third,  at the time of  acquisition  by an ERISA  plan or with plan assets,  the Securities  must be rated in one of the four highest  generic  rating  categories  (three  highest  generic rating  categories in the case of a transaction which is not a
                  "designated   transaction")   by  Standard  &  Poor's  Ratings
                  Services,  a division  of The  McGraw  Hill  Companies,  Inc.,
                  Moody's Investors  Service,  Inc. or Fitch Ratings,  which are collectively  referred to as the exemption rating agencies. If the LTV ratio of any one- to  four-family  residential or home equity loan  receivables in a designated

                                      117

                  transaction held in the trust exceeds 100% but does not exceed
                  125% at the date of issuance of the  Securities,  the Security must  be  rated  in one  of the  two  highest  generic  rating categories. However, in that case the Exemption will not apply to any subordinate securities.

         o        Fourth, the trustee cannot be an affiliate of any other member of the  restricted  group  other  than  the  underwriter.  The
                  restricted   group  consists  of  the  trustee,   underwriter,
                  depositor, master servicer, any servicer, any subservicer, the swap counterparty  under any eligible swap arrangement and any borrower with respect to assets of a trust  constituting  more than 5% of the aggregate  unamortized principal balance of the assets in the related trust as of the date of initial issuance of the Securities.

         o        Fifth,  the sum of all  payments  made to and  retained by the
                  underwriters   must   represent   not  more  than   reasonable
                  compensation for  underwriting the securities;  the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related  trust must  represent not more than the fair market value of those obligations;  and the sum of all  payments  made to and  retained  by the master servicer,  any servicer and any subservicer must represent not more than reasonable  compensation for that person's  services under the related pooling and servicing or trust agreement and
                  reimbursement   of  that  person's   reasonable   expenses  in
                  connection therewith.

         o        Sixth, the investing ERISA plan or plan asset investor must be an  accredited  investor  as  defined  in  Rule  501(a)(1)  of
                  Regulation D of the Securities and Exchange  Commission  under the Securities Act of 1933, as amended.

         o        Seventh,  for  issuers  other  than  common  law  trusts,  the
                  documents   establishing   the   issuer  and   governing   the
                  transaction must contain  provisions as described in Exemption that are  intended  to protect  the assets of the issuer  from creditors of the depositor.

         o        Eighth,  in  the  case  of  notes,  customary  bankruptcy  law opinions  must  be  provided  to the  trustee  and  the  trust
                  agreement  must  include  specified   bankruptcy  law  related
                  protections for the noteholders.

         The  Exemption  also  requires  that  each  trust  meet  the  following requirements:

         o        the trust must consist  solely of assets of the type that have been included in other investment pools;

         o        securities  evidencing  interests  in those  other  investment pools  must  have  been  rated  in  one of  the  four  highest categories  of one of the  exemption  rating  agencies  for at least one year prior to the acquisition of securities by or on behalf  of a plan or  with  plan  assets  in  reliance  on the
                  Exemption; and

         o        securities  in the  other  investment  pools  must  have  been purchased by investors  other than plans for at least one year prior to any  acquisition  of  securities by or on behalf of a plan or with plan assets in reliance on the Exemption.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption  from the  application  of the  prohibited  transaction provisions  of Sections  406(a) and 407(a) of ERISA and  Sections  4975(c)(1)(A)
through (D) of the  Internal  Revenue  Code,  in  connection  with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition
or

                                      118

disposition in the secondary market of Securities by a plan or with plan assets.
However, no exemption is provided from the restrictions of Sections 406(a)(1)(E)
and  406(a)(2)  of ERISA for the  acquisition  or holding  of a  Security  by an excluded  plan or with plan  assets of an  excluded  plan by any  person who has discretionary authority or renders investment advice with respect to plan assets of the excluded plan. For purposes of the  securities,  an "excluded  plan" is a plan sponsored by any member of the restricted group.

         The Exemption permits interest-rate swaps, interest rate caps and yield supplement  agreements  to be assets of a trust fund if certain  conditions  are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate  cap contract  (collectively,  a "swap" or "swap  agreement") is a permitted  trust  fund asset if it:  (a) is an  "eligible  swap;" (b) is with an
"eligible  counterparty;"  (c) is purchased by a "qualified  plan investor;" (d)
meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust  to  make  termination  payments  to the  swap  counterparty  (other  than currently  scheduled  payments)  solely from excess spread or amounts  otherwise payable to the servicer, depositor or seller.

         An "eligible  swap" is one which:  (a) is denominated in U.S.  dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly  available  index (e.g.,  LIBOR or the U.S.  Federal  Reserve's Cost of
Funds  Index  (COFI)),  with the trust  receiving  such  payments  on at least a quarterly basis and obligated to make separate  payments no more frequently than the  counterparty,  with all  simultaneous  payments  being  netted  ("allowable interest rate");  (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates,  or (ii)
the portion of the principal  balance of such class  represented  by obligations
("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable  notional amount, the day count fractions,  the fixed or floating rates  permitted  above,  and  the  difference  between  the  products  thereof, calculated  on a one-to-one  ratio and not on a multiplier  of such  difference)
("leveraged");  (e) has a final  termination  date that is either the earlier of the date on which the issuer  terminates or the related class of securities  are fully  repaid and (f) does not  incorporate  any  provision  which could cause a unilateral alteration in the requirements described in (a) through (d) above.

         An "eligible  counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest  long-term credit rating  categories or one of the two highest short-term credit rating  categories,  utilized by at least one of the exemption rating  agencies  rating the  securities;  provided that, if a  counterparty  is relying  on its  short-term  rating to  establish  eligibility  hereunder,  such counterparty  must either have a  long-term  rating in one of the three  highest long-term  rating  categories or not have a long-term rating from the applicable exemption rating agency.

         A  "qualified  plan  investor" is a plan where the decision to buy such class of  securities is made on behalf of the plan by an  independent  fiduciary qualified to understand the swap  transaction and the effect the swap would have on the rating of the  securities  and such  fiduciary is either (a) a "qualified professional  asset manager"  ("QPAM") under PTCE 84-14,  (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the  securities  are acquired by the plan.

         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and  conditions of the swap),  the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any  exemption  rating agency below a level  specified by the  exemption  rating agency,  the servicer must,  within the period  specified  under the Pooling and

                                      119

Servicing  Agreement:  (a) obtain a replacement  swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are  substantially  the same as the current swap  agreement (at which time the earlier swap agreement must terminate);  or (b) cause the swap  counterparty to establish any  collateralization  or other  arrangement  satisfactory  to the exemption  rating  agency  such that the then  current  rating by the  exemption rating agency of the  particular  class of  securities  will not be withdrawn or reduced  (and the terms of the swap  agreement  must  specifically  obligate the counterparty  to perform these duties for any class of securities with a term of more  than one  year).  In the  event  that  the  servicer  fails to meet  these obligations,  holders of the securities that are employee benefit plans or other retirement  arrangements must be notified in the immediately  following periodic report which is provided to the holders of the  securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report,  the exemptive  relief provided under the
Exemption will  prospectively  cease to be applicable to any class of securities held by an employee benefit plan or other retirement  arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not  depend on the terms and  conditions  of the swap) are  subject  to the following  conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level  permitted  above,  the servicer  will,  within a specified  period  after  such  rating  withdrawal  or  reduction:  (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially  the same as the current swap agreement (at which time the earlier swap agreement must  terminate);  (b) cause the  counterparty to post collateral with the trust in an amount equal to all payments  owed by the  counterparty  if the swap  transaction  were  terminated;  or (c) terminate the swap agreement in accordance with its terms.

         An  "eligible  yield  supplement  agreement"  is any  yield  supplement agreement or similar  arrangement or (if purchased by or on behalf of the trust)
an interest rate cap contract to supplement the interest rates otherwise payable on obligations  held by the trust fund ("EYS  Agreement").  If the EYS Agreement has a notional principal amount and/or is written on an International  Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the  trust  fund if it meets  the  following  conditions:  (a) it is denominated in U.S. dollars;  (b) it pays an allowable  interest rate; (c) it is not leveraged;  (d) it does not allow any of these three preceding  requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible  counterparty and (f) it has an allowable notional amount.

Pre-Funding Accounts

         The  Exemption   extends  exemptive  relief  to  Securities  issued  in
transactions using pre-funding accounts, called a Pre-Funding Account, whereby a portion of the loans backing the  securities  are  transferred to the trust fund within a specified period following the closing date, called the DOL Pre-Funding
Period.

         o        First,  the ratio of the amount  allocated to the  Pre-Funding
                  Account to the total principal  amount of the Securities being offered  ("Pre-Funding  Limit")  must not  exceed  twenty-five percent (25%).

         o        Second, all loans transferred after the closing date (referred to here as  "additional  loans")  must meet the same terms and conditions  for  eligibility  as the  original  loans  used to create the trust fund,  which terms and  conditions  have been approved by the exemption rating agency.

                                      120

         o        Third, the transfer of such additional loans to the trust fund during  the DOL  Pre-Funding  Period  must not  result  in the
                  Securities  receiving a lower credit rating from the exemption rating agency upon  termination of the DOL Pre-Funding  Period than the rating  that was  obtained at the time of the initial issuance of the securities by the trust.

         o        Fourth, solely as a result of the use of the pre-funding,  the weighted average annual percentage interest rate (the "average interest  rate") for all of the loans in the trust fund at the end of the DOL  Pre-Funding  Period  must not be more than 100 basis  points  lower than the  average  interest  rate for the loans which were  transferred to the trust fund on the closing date.

         o        Fifth, either: (i) the characteristics of the additional loans must be  monitored  by an  insurer  or  other  credit  support provider which is  independent  of the  depositor;  or (ii) an independent  accountant retained by the depositor must provide the  depositor  with a letter  (with  copies  provided  to the exemption  rating  agency,  the  underwriter  and the trustee)
                  stating whether or not the  characteristics  of the additional
                  loans  conform  to  the   characteristics   described  in  the
                  prospectus or related prospectus supplement or agreement.

         o        Sixth, the DOL Pre-Funding  Period must generally end no later than three months or 90 days after the closing date.

         o        Seventh,  amounts  transferred to any Pre-Funding Account used in  connection  with the  pre-funding  may be invested only in investments which are permitted by the exemption rating agency and  (i) are  direct  obligations  of,  or  obligations  fully guaranteed as to timely  payment of principal and interest by, the  United  States or any agency or  instrumentality  thereof
                  (provided that such  obligations  are backed by the full faith and credit of the United States);  or (ii) have been rated (or the  obligor  has  been  rated)  in one of the  three  highest generic rating categories by the exemption rating agency.

         o        Eighth, certain disclosure requirements must be met.

         If specific  conditions of Exemption are also satisfied,  the Exemption may provide an exemption  from the  application  of the  prohibited  transaction provisions of Sections  406(b)(1) and (b)(2) of ERISA and Section  4975(c)(1)(E)
of the Internal Revenue Code, in connection with:

         o        the  direct  or  indirect   sale,   exchange  or  transfer  of
                  Securities in the initial  issuance of securities  between the depositor or an underwriter  and an ERISA plan when the person who has discretionary  authority or renders  investment advice with  respect to the  investment  of the  relevant  ERISA plan assets in the certificates is:

         o        a borrower with respect to 5% or less of the fair market value of the  assets  of a trust  or an  affiliate  of that  person, provided  that, the ERISA plan is not an excluded plan and, if the Securities  are acquired in connection  with their initial issuance,  the  quantitative  restrictions  described  in  the
                  Exemption are met;

         o        the  direct or  indirect  acquisition  or  disposition  in the secondary market of securities by an ERISA plan or by a person investing plan assets if certain conditions are met; and

         o        the holding of Securities by a plan or with plan assets.

                                      121

         Additionally,  if specific  conditions of the Exemption are  satisfied, the Exemption may provide an exemption,  from the  application of the prohibited transaction  provisions  of  Sections  406(a),  406(b)  and  407(a) of ERISA and
Section 4975 of the Internal  Revenue Code, for  transactions in connection with the servicing, management and operation of the mortgage pools or contract pools.
The  Exemption  also  may  provide  an  exemption  from the  application  of the prohibited  transaction  provisions  of Sections  406(a) and 407(a) of ERISA and
Sections  4975(c)(1)(A)  through  (D) of the  Internal  Revenue  Code,  if those restrictions  are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding  interests in the  investing  entity  holding plan assets,  by virtue of providing  services  to  the  ERISA  plan  or  by  virtue  of  having  specified relationships to such a person, solely as a result of the ERISA plan's ownership of securities.

         Before  purchasing a Security,  a fiduciary  or other  investor of plan
assets  should  itself  confirm  that  the   Certificates  or  Notes  constitute
"securities"  for  purposes of the  Exemption  and that the specific and general conditions  and the  other  requirements  described  in the  Exemption  would be satisfied. In addition to making its own determination as to the availability of the  exemptive  relief  provided in the  Exemption,  the fiduciary or other plan asset investor should consider its general fiduciary  obligations under ERISA in determining whether to purchase any securities with plan assets.

Other Exemptions

         Any  fiduciary  or other  ERISA plan asset  investor  that  proposes to purchase  securities  on behalf  of an ERISA  plan or with  plan  assets  should consult  with its  counsel  on the  potential  applicability  of  ERISA  and the
Internal  Revenue Code to that investment and the  availability of the Exemption or any DOL  prohibited  transaction  class  exemption,  or PTCE,  in  connection therewith.  In  particular,  in  connection  with  a  contemplated  purchase  of
Certificates   representing  a  beneficial  ownership  interest  in  a  pool  of single-family  residential  mortgage,  the  fiduciary  or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various  transactions involving mortgage pool investment trusts.  However,  PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include  mortgage loans secured by third or more junior liens,  revolving credit loans, loans on unimproved land,  contracts,  cooperative loans,  multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap or a  pre-funding  arrangement.  In addition,  the  fiduciary or other plan asset  investor  should  consider  the  availability  of other class  exemptions granted  by the  DOL,  which  provide  relief  from  certain  of the  prohibited transaction provisions of ERISA and the related excise tax provisions of Section
4975 of the Internal Revenue Code,  including  Sections I and III of PTCE 95-60, regarding  transactions by insurance company general accounts.  Other exemptions include,  but are not limited to,  Prohibited  Transaction  Class Exemption 90-1
(regarding   investments  by  insurance   company  pooled  separate   accounts),
Prohibited  Transaction  Class  Exemption 91-38  (regarding  investments by bank collective  investments funds), PTCE 84-14 (regarding  transactions  effected by
"qualified  professional asset managers"),  PTCE 95-60 (regarding investments by insurance  company  general  accounts)  and PTCE 96-23  (regarding  transactions effected by "in-house asset managers").  The accompanying  prospectus supplement may contain additional  information  regarding the application of the Exemption,
PTCE 83-1, PTCE 95-60 or other DOL class  exemptions for the Securities  offered thereby.  There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other plan asset investor's investment in the  Securities  or,  even if an  exemption  were  deemed to apply,  that any exemption  would  apply  to  all  prohibited  transactions  that  may  occur  in connection with this form of investment.

                                      122

Purchase of Notes

         There can be no  assurance  given  that Notes are or will be treated as debt and not "equity  interests" under the DOL regulations.  Moreover,  the debt treatment  of the Notes for ERISA  purposes  could  change  subsequent  to their issuance;  that is, they could be treated as equity interests,  if, for example, the ratings of the Notes change. Because of the factual nature of certain of the above-described  provisions of ERISA,  the Code and the DOL  regulations,  ERISA plans or persons investing plan assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any plan fiduciary which proposes to cause an ERISA plan to acquire any  of  the  Notes  should  consult  with  its  counsel  with  respect  to  the applicability of the Exemption to the Notes and the potential consequences under
ERISA and the Code of the Plan's acquisition and ownership of such Notes.

         In addition, ERISA and the Code prohibit certain transactions involving plan assets and parties in interest.  Accordingly, even if the Notes are treated as indebtedness under the DOL regulations,  prior to making an investment in the
Notes,   investing  ERISA  plans  should  determine  whether  the  issuer,   any
underwriter,  the  trustee,  the  servicer,  any other  servicer or any of their affiliates  is a party in interest  with  respect to such ERISA plan and, if so, whether such  transaction  is subject to one or more  statutory,  regulatory  or administrative exemptions.

         Unless  otherwise  stated  in the  related  prospectus  supplement,  by acquiring a Note,  each purchaser will be deemed to represent that either (1) it is not  acquiring  the Note with plan  assets;  or (2) (A) the  acquisition  and holding  of the Note will not give rise to a  nonexempt  prohibited  transaction under  Section  406 of ERISA  or  Section  4975 of the  Code as a result  of the issuer,  the depositor any  underwriter,  the trustee,  the servicer,  any other servicer or any of their  affiliates  being a party in interest  with respect to such  purchaser  that is an ERISA  plan and (B) the Notes  are rated  investment grade or better and such person believes that the Notes are properly  treated as indebtedness  without  substantial  equity  features  for  purposes  of the  DOL regulations, and agrees to so treat the Notes. Alternatively,  regardless of the rating of the Notes,  such person may  provide  the  trustee  with an opinion of counsel,  which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the servicer or any successor servicer which opines that the  purchase,  holding  and  transfer  of such  Note  or  interest  therein  is permissible  under applicable law, will not constitute or result in a non exempt prohibited  transaction  under  ERISA or  Section  4975 of the Code and will not subject the issuer,  the depositor,  the trustee,  the servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

         EACH  PROSPECTUS   SUPPLEMENT  WILL  CONTAIN   INFORMATION   CONCERNING
CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED
SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, PTCE 83-1
OR ANY OTHER EXEMPTION,  A FIDUCIARY OF AN ERISA PLAN SHOULD ITSELF CONFIRM THAT
REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY ERISA PLAN  INVESTOR  WHO  PROPOSES TO USE PLAN ASSETS OF ANY ERISA
PLAN TO  PURCHASE  SECURITIES  OF ANY SERIES OR CLASS  SHOULD  CONSULT  WITH ITS
COUNSEL WITH RESPECT TO THE POTENTIAL  CONSEQUENCES UNDER ERISA AND SECTION 4975
OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section  4975,  although  they may elect to be qualified  under
Section 401 (a) of the Code and exempt from  taxation  under  Section 501 (a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition,  governmental  plans may be subject to federal,  state and local  laws which are to a  material  extent  similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a  governmental  plan should  make its own  determination  as to the  propriety  of an  investment  in
Securities under applicable fiduciary or

                                      123

other  investment  standards and the need for the  availability of any exemptive relief under any law similar to ERISA or section 4975 of the Code.

                                LEGAL INVESTMENT

         The  prospectus  supplement  will specify which classes of the Notes or
Certificates,   as  applicable,   if  any,  will  constitute  "mortgage  related
securities"  for purposes of the Secondary  Mortgage  Market  Enhancement Act of
1984, as amended ("SMMEA").  Generally, only classes of Offered Notes or Offered
Certificates, as applicable, that (1) are rated in one of the two highest rating categories  by one or  more  rating  agencies  and  (2)  are  part  of a  series representing  interests  in, or  secured  by, a trust fund  consisting  of loans secured by first liens on real property and  originated  by particular  types of originators  specified  in SMMEA,  will be  "mortgage  related  securities"  for purposes of SMMEA.

         Those classes of Offered Notes or Offered Certificates,  as applicable, qualifying as "mortgage  related  securities" will constitute legal  investments for persons, trusts, corporations,  partnerships,  associations, business trusts and business  entities  (including,  but not limited to, state chartered savings banks,  commercial banks, savings and loan associations and insurance companies, as well as trustees and state government  employee  retirement  systems) created pursuant  to or  existing  under the laws of the  United  States or of any state
(including   the  District  of  Columbia  and  Puerto  Rico)  whose   authorized
investments  are  subject to state  regulation  to the same extent  that,  under applicable law, obligations issued by or guaranteed as to principal and interest by the United  States or any  agency or  instrumentality  of the  United  States constitute legal investments for those entities.  Pursuant to SMMEA, a number of states enacted  legislation,  on or before the October 3, 1991 cut-off for those enactments,  limiting  to  varying  extents  the  ability of some  entities  (in particular,  insurance  companies)  to invest  in  mortgage  related  securities
secured  by  liens  on  residential,   or  mixed   residential  and  commercial,
properties,  in most cases by requiring  the  affected  investors to rely solely upon existing state law, and not SMMEA.

         SMMEA   also    amended    the   legal    investment    authority    of
federally-chartered depository institutions as follows: federal savings and loan associations  and federal savings banks may invest in, sell or otherwise deal in
"mortgage related  securities"  without limitation as to the percentage of their
assets  represented   thereby,   federal  credit  unions  may  invest  in  these
securities,  and national  banks may  purchase  these  securities  for their own account  without regard to the  limitations  generally  applicable to investment securities  set  forth in 12 U.S.C.  ss.24  (Seventh),  subject  in each case to regulations that the applicable federal regulatory  authority may prescribe.  In this  connection,  the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R.  Part 1 to authorize  national  banks to purchase and sell for their own account,  without  limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards concerning "safety and soundness" and retention of credit  information in 12 C.F.R.  ss.1.5),  some
"Type  IV  securities,"   defined  in  12  C.F.R.   ss.1.2(l)  to  include  some
"residential   mortgage  related   securities."  As  so  defined,   "residential
mortgage-related  security" means, in relevant part, "mortgage related security"
within the meaning of SMMEA. The National Credit Union  Administration  ("NCUA")
has adopted rules,  codified at 12 C.F.R.  Part 703, which permit federal credit
unions  to  invest  in  "mortgage   related   securities"   under  some  limited
circumstances,   other  than  stripped  mortgage  related  securities,  residual interests  in mortgage  related  securities,  and  commercial  mortgage  related securities,  unless the credit union has obtained written approval from the NCUA to  participate  in  the  "investment  pilot  program"  described  in 12  C.F.R.
ss.703.140.  Thrift  institutions  that are subject to the  jurisdiction  of the
Office of  Thrift  Supervision  (the  "OTS")  should  consider  the OTS'  Thrift
Bulletin 13a (December 1, 1998),  "Management of Interest Rate Risk,  Investment
Securities,  and Derivatives Activities," before investing in any of the Offered
Notes or Offered Certificates, as applicable.

                                      124

         All   depository   institutions   considering   an  investment  in  the
Certificates  should  review the  "Supervisory  Policy  Statement on  Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors  of the Federal  Reserve  System,  the Federal
Deposit Insurance Corporation,  the OCC and the OTS, effective May 26, 1998, and by the NCUA,  effective  October 1, 1998.  The 1998 Policy  Statement sets forth general  guidelines which depository  institutions must follow in managing risks
(including  market,  credit,  liquidity,  operational  (transaction),  and legal risks) applicable to all securities (including mortgage pass-through  securities and mortgage-derivative products) used for investment purposes.

         If specified in the  prospectus  supplement,  other  classes of Offered
Notes  or  Offered  Certificates,  as  applicable,   offered  pursuant  to  this
prospectus will not constitute  "mortgage  related  securities" under SMMEA. The appropriate  characterization  of those classes  under various legal  investment restrictions, and thus the ability of investors subject to these restrictions to purchase  these Offered Notes or Offered  Certificates,  as  applicable,  may be subject to significant interpretive uncertainties.

         Institutions  whose investment  activities are subject to regulation by federal or state  authorities  should  review  rules,  policies  and  guidelines adopted from time to time by those  authorities  before  purchasing  any Offered
Notes or Offered Certificates,  as applicable, as some classes or subclasses may be deemed unsuitable  investments,  or may otherwise be restricted,  under those rules, policies or guidelines (in some instances irrespective of SMMEA).

         The foregoing does not take into  consideration  the  applicability  of
statutes,  rules,  regulations,   orders,  guidelines  or  agreements  generally
governing investments made by a particular investor,  including, but not limited to, "prudent investor" provisions,  percentage-of-assets  limits provisions that may  restrict  or  prohibit  investment  in  securities  that are not  "interest bearing" or "income  paying,"  and with  regard to any Offered  Notes or Offered
Certificates,  as applicable,  issued in book-entry  form,  provisions  that may restrict or prohibit  investments  in  securities  that are issued in book-entry form.

         Except as to the status of some  classes  of  Offered  Notes or Offered
Certificates, as applicable, as "mortgage related securities," no representation is made as to the  proper  characterization  of the  Offered  Notes  or  Offered
Certificates,  as  applicable,  for  legal  investment,   financial  institution
regulatory,  or other purposes,  or as to the ability of particular investors to purchase  any  Offered  Notes or  Offered  Certificates,  as  applicable,  under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future  determinations  concerning legal investment or financial
institution   regulatory   characteristics  of  the  Offered  Notes  or  Offered
Certificates,  as applicable,) may adversely affect the liquidity of the Offered
Notes or Offered Certificates, as applicable.

         Accordingly,  all investors whose investment  activities are subject to legal investment laws and regulations, regulatory capital requirements or review by  regulatory  authorities  should  consult  with their own legal  advisors  in
determining   whether  and  to  what   extent  the  Offered   Notes  or  Offered
Certificates,  as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

         The Notes or  Certificates,  as applicable,  offered by this prospectus and by the  supplements  to this  prospectus  will be  offered  in  series.  The distribution of the Notes or Certificates,  as applicable,  may be effected from time to time in one or more transactions,  including negotiated transactions, at a fixed public  offering price or at varying prices to be determined at the time of

                                      125

sale or at the time of  commitment  therefor.  If  specified  in the  prospectus supplement, the Notes or Certificates,  as applicable,  will be distributed in a firm  commitment  underwriting,  subject  to the  terms  and  conditions  of the underwriting  agreement,  by Deutsche Bank  Securities  Inc.  ("DBS")  acting as
underwriter  with  other  underwriters,   if  any,  named  in  the  underwriting
agreement.  In that event,  the prospectus  supplement may also specify that the underwriters  will not be  obligated  to pay for any Notes or  Certificates,  as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable  to the  depositor.  In  connection  with  the  sale of the  Notes or
Certificates,  as applicable,  underwriters  may receive  compensation  from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts,  concessions or commissions.  The prospectus  supplement will describe any compensation paid by the depositor.

         Alternatively,  the prospectus supplement may specify that the Notes or
Certificates,  as  applicable,  will be distributed by DBS acting as agent or in some cases as principal  with respect to Notes or  Certificates,  as applicable, that it has previously purchased or agreed to purchase.  If DBS acts as agent in the sale of Notes or  Certificates,  as  applicable,  DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market  conditions,  expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series  of  Notes or  Certificates,  as  applicable,  will be  disclosed  in the prospectus  supplement.  To the  extent  that DBS  elects to  purchase  Notes or
Certificates,  as  applicable,  as principal,  DBS may realize losses or profits based upon the difference  between its purchase  price and the sales price.  The prospectus  supplement  for any series  offered other than through  underwriters will  contain  information  regarding  the  nature  of  that  offering  and  any agreements to be entered into between the  depositor and  purchasers of Notes or
Certificates, as applicable, of that series.

         The  depositor  will  indemnify  DBS  and  any   underwriters   against
particular civil liabilities,  including liabilities under the Securities Act of
1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

         In the ordinary course of business, DBS and the depositor may engage in various securities and financing  transactions,  including repurchase agreements to provide interim financing of the depositor's  mortgage loans pending the sale of those  mortgage  loans or interests in those  mortgage  loans,  including the
Notes or Certificates,  as applicable.  DBS performs management services for the depositor.

         The  depositor   anticipates  that  the  Notes  or   Certificates,   as
applicable,  will be sold primarily to  institutional  investors.  Purchasers of
Notes or Certificates,  as applicable,  including dealers, may, depending on the facts and  circumstances  of those  purchases,  be  deemed to be  "underwriters"
within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates,  as applicable.  Securityholders  should consult with their legal  advisors in this regard  before any reoffer or sale of
Notes or Certificates, as applicable.

         As to each series of Notes or Certificates,  as applicable,  only those classes rated in one of the four highest rating  categories by any rating agency will be  offered by this  prospectus.  Any lower  rated or unrated  class may be initially  retained by the  depositor,  and may be sold by the  depositor at any time to one or more institutional investors.

                             ADDITIONAL INFORMATION

         The Depositor has filed with the Commission a registration statement on
Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable, (the "Registration Statement"). This prospectus, which forms a part of the Registration Statement,  omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission.  The Registration Statement and the exhibits to the Registration

                                      126

Statement  can be  inspected  and  copied  at the  public  reference  facilities maintained by the Commission at 450 Fifth Street, N.W., Washington,  D.C. 20549,
and at Regional Offices in the following locations:

         o        Chicago Regional  Office,  175 West Jackson  Boulevard,  Suite
                  900, Chicago, Illinois 60604; and

         o        New York Regional  Office,  233 Broadway,  New York,  New York
                  10279.

         Copies  of  these  materials  can  also be  obtained  from  the  Public
Reference Section of the Commission,  450 Fifth Street, N.W.,  Washington,  D.C.
20549, at prescribed rates.

         The  Commission  also  maintains  a  site  on  the  world  wide  web at
"http://www.sec.gov"  at which  users can view and  download  copies of reports, proxy and  information  statements and other  information  filed  electronically through the Electronic Data Gathering,  Analysis and Retrieval ("EDGAR") system.
The Depositor has filed the  Registration  Statement,  including all exhibits to the  Registration  Statement,  through  the EDGAR  system  and  therefore  these materials  should be available by logging onto the  Commission's  web site.  The
Commission  maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

         Copies  of the  most  recent  Fannie  Mae  prospectus  for  Fannie  Mae certificates and Fannie Mae's annual report and quarterly  financial  statements as well as other  financial  information  are  available  from the  Director  of
Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington,  D.C.
20016  (202-752-7115).  The Depositor did not  participate in the preparation of
Fannie Mae's  prospectus or its annual or quarterly  reports or other  financial information  and,  accordingly,  makes no  representation  as to the accuracy or completeness of the information in those documents.

         Copies  of  the  most  recent   Offering   Circular   for  Freddie  Mac
certificates  as well as Freddie  Mac's most recent  Information  Statement  and
Information  Statement  supplement  and any quarterly  report made  available by
Freddie  Mac  may be  obtained  by  writing  or  calling  the  Investor  Inquiry
Department of Freddie Mac at 8200 Jones Branch  Drive,  McLean,  Virginia  22102
(outside  Washington,  D.C.  metropolitan area, telephone  800-336-3672;  within
Washington,  D.C. metropolitan area, telephone 703-759-8160).  The Depositor did
not  participate  in  the  preparation  of  Freddie  Mac's  Offering   Circular,
Information  Statement or any  supplement  to the  Information  Statement or any quarterly  report  of the  Information  Statement  and,  accordingly,  makes  no representation  as to the accuracy or  completeness  of the information in those documents.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All  documents  subsequently  filed by or on behalf  of the trust  fund referred to in the prospectus supplement with the Commission pursuant to Section
13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the  termination of any offering of the Notes or  Certificates,  as applicable,  issued by that  trust  fund will be  deemed to be  incorporated  by reference in this  prospectus and to be a part of this  prospectus from the date of the  filing  of  those  documents.  Any  statement  contained  in a  document incorporated  or deemed to be  incorporated by reference in this prospectus will be deemed to be modified or  superseded  for all purposes of this  prospectus to the extent that a statement  contained in this  prospectus (or in the prospectus supplement)  or in any  other  subsequently  filed  document  that also is or is deemed to be incorporated by reference modifies or replaces that statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                      127

         The Trustee on behalf of any trust fund will provide  without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents  referred to above that have been or may be incorporated by reference in this prospectus (not including  exhibits to the information that is incorporated by reference unless the exhibits are  specifically  incorporated by reference into the information that this prospectus incorporates).  Requests for information  should be directed  to the  corporate  trust  office of the Trustee specified in the prospectus supplement.

                                  LEGAL MATTERS

         Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by Thacher Proffitt & Wood LLP.

                              FINANCIAL INFORMATION

         A  new  trust  fund  will  be  formed  for  each  series  of  Notes  or
Certificates,  as  applicable,  and no trust  fund will  engage in any  business activities or have any assets or obligations  before the issuance of the related
series  of  Notes  or  Certificates,  as  applicable.   Accordingly,   financial
statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

                                     RATING

         As a condition to the issuance of any class of Offered Notes or Offered
Certificates, as applicable, they must not be rated lower than investment grade;
that is, they must be rated in one of the four highest rating  categories,  by a rating agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying  mortgage  loans.  These ratings  address the  structural,  legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor,  if any. Ratings on mortgage  pass-through  certificates,  mortgage-backed notes and other asset backed  securities do not represent any assessment of the likelihood of principal  prepayments  by  borrowers  or of the degree by which  prepayments might differ from those  originally  anticipated.  As a result,  securityholders might  suffer a lower than  anticipated  yield,  and,  in  addition,  holders of stripped  interest  certificates  in extreme  cases  might fail to recoup  their initial investments.

         A  security  rating  is not a  recommendation  to  buy,  sell  or  hold securities  and may be  subject to  revision  or  withdrawal  at any time by the
assigning  rating  organization.   Each  security  rating  should  be  evaluated
independently of any other security rating.

                                      128

                             INDEX OF DEFINED TERMS

1998 Policy Statement.............................126
Accrual Period.....................................17
Accrual Securities.................................24
Adjustable Rate Assets..............................1
Agency Securities...................................1
Agreement..........................................40
ARM Loans...........................................5
Asset Conservation Act.............................78
Asset Group........................................24
Asset Seller........................................1
Assets..............................................1
Balloon Payment Assets..............................2
Bankruptcy Code....................................75
Beneficial Owner...................................33
Bi-weekly Assets....................................2
Book-Entry Securities..............................24
Buy Down Assets.....................................1
Buydown Mortgage Loans.............................20
Buydown Period.....................................20
Capitalized Interest Account.......................15
Cash Flow Agreement................................16
CERCLA.............................................77
Certificates.......................................23
Charter Act........................................10
CI.................................................34
Clearstream Luxembourg.............................33
Clearstream, Luxembourg............................34
Clearstream, Luxembourg Participants...............34
Code...............................................86
Collection Account.................................44
Commission..........................................5
Committee Report...................................89
Contingent Payment Regulations....................114
Convertible Assets..................................2
Cooperative........................................69
Cooperative Corporation............................35
Cooperative Loans..................................69
Cooperatives........................................3
Covered Trust......................................64
CPR................................................19
Crime Control Act..................................81
Cut-off Date........................................4
DBC................................................34
DBS...............................................127
Definitive Securities..............................24
Determination Date.................................25
Distribution Date..................................17
DTC................................................33
EDGAR.............................................128
Euroclear..........................................33
Euroclear Operator.................................35
European Depositaries..............................36
Exchange Act.......................................34
Exemption.........................................118
EYS Agreement.....................................121
Fannie Mae..........................................1
FDIC...............................................44
FFIEC.............................................126
FHA.................................................4
Financial Intermediary.............................36
Freddie Mac.........................................1
Freddie Mac Act....................................11
Freddie Mac Certificate Group......................12
Garn-St. Germain Act...............................79
GEM Assets..........................................2
Ginnie Mae..........................................1
GPM Assets..........................................2
Home Equity Loans...................................3
Housing Act.........................................9
HUD................................................52
Increasing Payment Asset............................2
Increasing Payment Assets...........................2
Indirect Participants..............................34
Insurance Proceeds.................................25
Interest Rate......................................26
Interest Reduction Assets...........................2
Land Sale Contracts.................................3
Level Payment Assets................................1
Liquidation Proceeds...............................25
Lock-out Date.......................................6
Mortgage Securities.................................1
Mortgaged Properties................................3
Mortgages...........................................4
Multi Family Property...............................3
NCUA..............................................126
New CI.............................................34
Nonrecoverable Advance.............................29
Notes..............................................23
OCC...............................................126
Offered Certificates...............................24
Offered Notes......................................24
Offered Securities.................................24
OTS...........................................79, 126
Parity Act.........................................79
Participants.......................................33
PCBs...............................................76
Permitted Investments..............................44
Pre-Funded Amount..................................15
Pre-Funding Account................................15
Pre-Funding Limit.................................122
Pre-Funding Period.................................15
Prepayment Premium..................................6

                                      129

Purchase Price.....................................41
QPAM..............................................121
RCRA...............................................77
Record Date........................................24
Registration Statement............................128
Related Proceeds...................................29
Relevant Depositary................................36
Relief Act.........................................81
REMIC Securities...................................39
REO Property").....................................30
Revolving Credit Line Loans.........................6
RICO...............................................81
Rules..............................................36
Sales of Grantor Trust Certificates...............108
Securities.........................................23
Senior Certificates................................23
Senior Notes.......................................23
Senior Securities..................................23
Servicemen's Readjustment Act......................14
Servicing Standard.................................48
Single Family Property..............................3
SMMEA.............................................125
SPA................................................19
Special servicer...................................57
Step-up Rate Assets.................................2
Strip Securities...................................24
Stripped Agency Securities.........................13
Subordinate Securities.............................23
Subsequent Assets..................................15
Superliens.........................................76
Terms and Conditions...............................35
Title V............................................80
Title VIII.........................................81
UCC................................................34
UST................................................77
VA..................................................4
VA Guaranty Policy.................................53
Value...............................................4
Warranting Party...................................42

                                      130